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                              AMENDED AND RESTATED
                  REVOLVING CREDIT LOAN AND TERM LOAN AGREEMENT

                              executed by and among

            DRS TECHNOLOGIES, INC., DRS TECHNOLOGIES CANADA COMPANY,
                   DRS TECHNOLOGIES CANADA, INC., DRS EO, INC.
                               AND DRS FPA, L.P.,
                              as the Co-Borrowers,

                                       and

                               MELLON BANK, N.A.,
                          as the Agent and as a Lender

                                       and

                               MELLON BANK CANADA,
                                   as a Lender

                                       and

                             OTHER LENDERS HEREAFTER
                                SIGNATORY HERETO,

                                   as a Lender

                             Dated: October 20, 1998

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                               TABLE OF CONTENTS

PREAMBLE AND RECITALS.......................................................  1

                                    ARTICLE I

                              DEFINITIONS; RULES OF
                        INTERPRETATION AND CONSTRUCTION;
                            AND ACCOUNTING PRINCIPLES

Section 1.01 Definitions....................................................  11
Section 1.02  Rules of Interpretation and Construction......................  47
Section 1.03  Accounting Principles.........................................  48

                                   ARTICLE II

                            AMOUNTS AND TERMS OF THE
                                 LOAN FACILITIES

Section 2.01  Revolving Credit Loan Facility................................  50
Section 2.02  Term Loan Facility #1.........................................  59
Section 2.03  Term Loan Facility #2.........................................  61
Section 2.04  Interest on the Loan Facilities...............................  62
Section 2.04A Canadian Bankers Acceptances..................................  67
Section 2.05  Fees..........................................................  72
Section 2.06  Prepayments...................................................  74
Section 2.07  Payments; Collection of Accounts..............................  78
Section 2.08  Special Provisions Governing Eurodollar Rate Loans............  80
Section 2.09  Increased Capital.............................................  84
Section 2.10  Authorized Officers of the Co-Borrowers.......................  84
Section 2.11  Taxes.........................................................  84
Section 2.12  Security for the Loan Facilities..............................  87
Section 2.13  Currency Fluctuations.........................................  87
Section 2.14  Joint and Several Liability...................................  89

                                   ARTICLE III

                        CONDITIONS TO THE LOAN FACILITIES

Section 3.01  Conditions Precedent to the Effectiveness of this Loan
                Agreement...................................................  90
Section 3.02  Conditions Precedent to All Loans and Letters of Credit.......  93


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                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

Section 4.01  Representations and Warranties on the Closing Date............. 95
Section 4.02  Subsequent Funding Representations and Warranties..............105

                                    ARTICLE V

                               REPORTING COVENANTS

Section 5.01  Statement of Accounting........................................106
Section 5.02  Reporting and Information Requirements.........................106
Section 5.03  Environmental Notices..........................................111
Section 5.04  Notice of Name Changes and Location Changes....................111

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

Section 6.01  Corporate Existence, etc.......................................112
Section 6.02  Corporate Powers, etc..........................................112
Section 6.03  Compliance with Laws, etc......................................112
Section 6.04  Payment of Taxes and Claims....................................112
Section 6.05  Maintenance of Properties; Insurance...........................112
Section 6.06  Inspection of Property; Books and Records; Discussions.........113
Section 6.07  Litigation, Claims, etc........................................113
Section 6.08  Labor Disputes.................................................114
Section 6.09  Maintenance of Licenses, Permits, etc..........................114
Section 6.10  Use of Proceeds................................................114
Section 6.11  Continuation of or Change in Business..........................114
Section 6.12  Additional Corporate Guarantors and/or Partnership
                Guarantors...................................................114
Section 6.13  Minimum Asset Coverage.........................................114
Section 6.14  Minimum Required Interest Rate Hedge Protection................114
Section 6.15  Year 2000......................................................115
Section 6.16  Year 2000 Compliance...........................................115

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                                  ARTICLE VII

                               NEGATIVE COVENANTS

Section 7.01  Consolidated Debt..............................................116
Section 7.02  Sales of Assets; Liens.........................................116
Section 7.03  Loans, Advances and Investments................................117
Section 7.04  Restricted Junior Payments.....................................118
Section 7.05  Restriction on Fundamental Changes.............................118
Section 7.06  ERISA..........................................................119
Section 7.07  Amendment of Articles of Incorporation or By-Laws..............119
Section 7.08  Margin Regulations.............................................119
Section 7.09  Cancellation of Consolidated Debt; Prepayments.................119
Section 7.10  Environmental Liabilities......................................120
Section 7.11  Guaranties.....................................................120
Section 7.12  No Negative Pledges to Other Person............................120

                                  ARTICLE VIII

                               FINANCIAL COVENANTS

Section 8.01  Minimum Consolidated Net Worth.................................121
Section 8.02  Maximum Consolidated Senior Debt Leverage Ratio................121
Section 8.03  Maximum Consolidated Funded Debt Leverage Ratio................122
Section 8.04  Minimum Consolidated Fixed Charge Coverage Ratio...............123

                                   ARTICLE IX

                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

Section 9.01  Events of Default..............................................125
Section 9.02  Rights and Remedies............................................127
Section 9.03  Application of Proceeds........................................128
Section 9.04  No Notices.....................................................128
Section 9.05  Agreement to Pay Attorneys' Fees and Expenses..................128
Section 9.06  No Additional Waiver Implied by One Waiver.....................129
Section 9.07  Failure to Exercise Rights.....................................129
Section 9.08  Waiver Of Jury Trial...........................................129
Section 9.09  Remedies Cumulative............................................129

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                                   ARTICLE X

                                    THE AGENT

Section 10.01  Appointment...................................................131
Section 10.02  General Nature of the Agent's Duties..........................131
Section 10.03  Exercise of Powers............................................132
Section 10.04  General Exculpatory Provisions................................132
Section 10.05  Administration by the Agent...................................133
Section 10.06  Each Lender Not Relying on Agent or Other Lenders.............134
Section 10.07  Indemnification...............................................134
Section 10.08  Agent in its Individual Capacity..............................134
Section 10.09  Holders of Notes..............................................135
Section 10.10  Successor Agent...............................................135
Section 10.11  Additional Agents.............................................135
Section 10.12  Calculations..................................................136

                                   ARTICLE XI

                                  MISCELLANEOUS

Section 11.01  Concerning the Collateral and the Collateral Documents........137
Section 11.02  Assignments and Participations................................137
Section 11.03  Expenses......................................................140
Section 11.04  Indemnity.....................................................141
Section 11.05  Ratable Sharing...............................................142
Section 11.06  Amendments and Waivers........................................142
Section 11.07  Independence of Covenants.....................................144
Section 11.08  Notices.......................................................144
Section 11.09  Survival of Warranties and Agreements.........................144
Section 11.10  Marshalling; Recourse to Security; Payments Set Aside.........144
Section 11.11  Severability..................................................144
Section 11.12  Governing Law.................................................144
Section 11.13  Successors and Assigns........................................144
Section 11.14  Consent to Jurisdiction and Service of Process................145
Section 11.15  Counterparts; Effectiveness; Inconsistencies..................145
Section 11.16  Construction..................................................146
Section 11.17  Entire Agreement..............................................146
Section 11.18  Process Agent.................................................146
Section 11.19  Judgment Currency.............................................146

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


                             EXHIBITS AND SCHEDULES

                                    EXHIBITS

Exhibit "A"           Form of Assignment and Acceptance Agreement
Exhibit "B"           Form of Letters of Credit Reimbursement Agreement
Exhibit "C"           Form of Borrowing Base Certificate
Exhibit "D"           Form of Notice of Borrowing and Form of Canadian
                        Bankers  Acceptance Notice
Exhibit "E"           Form of Notice of Conversion/Continuation
Exhibit "F"           Form of Officer's Certificate
Exhibit "G"           Form of Amended and Restated Revolving Credit Loan
                        Note and Form of Amended and Restated Canadian Revolving Credit Loan Note
Exhibit "H"           Form of Swap Agreement
Exhibit "I"           Form of Term Loan #1 Note and Form of Canadian Term Loan
                        Note
Exhibit "J"           Form of Term Loan #2 Note
Exhibit "K"           Form of Opinion Letter

                                    SCHEDULES

Schedule 1.01-A       List of Leased Properties
Schedule 1.01-B       Customary Permitted Liens
Schedule 1.01-C       Eurodollar Affiliates
Schedule 1.01-D       Permitted Encumbrances
Schedule 2.01         List of Subsidiaries and/or Affiliates who may Borrow
                        and/or Have Letters of Credit Issued for their Account
Schedule 2.01 (vi)    Schedule of Existing Letters of Credit
Schedule 2.05 (ii)    Letter of Credit Fees
Schedule 4.01 (iii)   Ownership of Capital Stock
Schedule 4.01 (vii)   Pending or Threatened Litigation
Schedule 4.01 (xv)    Environmental Matters
Schedule 4.01 (xvi)   ERISA
Schedule 4.01 (xx)    Joint Venture/Partnership
Schedule 4.01 (xxi)   Insurance Policies, Programs and Claims
Schedule 4.01 (xxv)   List of Undisclosed Liabilities
Schedule 4.01 (xxvii) Labor Matters
Schedule 4.01 (xxix)  Locations of Books and Records
Schedule 4.01 (xxx)   Business Names
Schedule 4.01 (xxxi)  Location of Collateral
Schedule 6.05         Schedule of Insurance Policies and Programs
Schedule 7.01(iii)    Permitted Existing Debt
Schedule 7.03         Existing Loans, Advances, Investments
Schedule 7.11(i)      Existing Guaranties

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


                 AMENDED AND RESTATED REVOLVING CREDIT LOAN AND
                               TERM LOAN AGREEMENT

     THIS AMENDED AND RESTATED REVOLVING CREDIT LOAN AND TERM LOAN AGREEMENT (hereinafter as it may be from time to time amended, modified, extended, refinanced, renewed and/or supplemented referred to as this "Loan Agreement"), is made this 20th day of October, 1998, by and among

     DRS TECHNOLOGIES, INC., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 5 Sylvan Way, Parsippany, New Jersey 07054 (hereinafter referred to as "DRS"),

     AND

     DRS TECHNOLOGIES CANADA, INC., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 5 Sylvan Way, Parsippany, New Jersey 07054 (hereinafter referred to as "DRS Canada Inc."),

     AND

     DRS TECHNOLOGIES CANADA COMPANY, a Nova Scotia company, having its principal office and chief executive office located at 365 March Road, Kanata, Ontario K2K 1X3 (hereinafter referred to as "DRS Flight Safety"),

     AND

     DRS EO, INC., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 2000 East El Segundo Blvd., El Segundo, California 90245 (hereinafter referred to as "DRS EO"),

     AND

     DRS FPA, L.P., a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 13588 North Central Expressway, Dallas, Texas 75243 (hereinafter referred to as "DRS FPA, L.P." and hereinafter DRS, DRS Canada Inc., DRS Flight Safety, DRS EO and DRS FPA L.P. shall be collectively referred to as the "Co-Borrowers" and sometimes individually referred to as a "Borrower"),

     AND

     MELLON BANK, N.A., a national banking association duly organized and validly existing under the laws of the United States of America, having an office located at Mellon Bank Center, 1735 Market Street, Philadelphia, Pennsylvania 19101, in its capacity as a lender

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hereunder (hereinafter sometimes referred to individually as "Mellon US" and/or as a "Lender"),

     AND

     MELLON BANK CANADA, one of the chartered banks of Canada, duly organized and validly existing under the laws of Canada, having an office located at Royal Trust Tower, 32nd Floor, Toronto Dominion Center, Toronto, Ontario M5K 1K2, in its capacity as a lender hereunder as well as a holder of certain security provided for herein (hereinafter sometimes referred to as "Mellon Canada" and/or as a "Lender"),

     AND

     OTHER FINANCIAL INSTITUTIONS, that are either signatories to this Loan Agreement or who from time to time may hereafter become a lender under the Loan Agreement pursuant to Section 11.8 hereof (hereinafter together with Mellon US and Mellon Canada, collectively referred to as the "Lenders" and individually referred to as a "Lender"),

     AND

     MELLON BANK, N.A., a national banking association duly organized and validly existing under the laws of the United States of America, having an office located at Mellon Bank Center, 1735 Market Street, Philadelphia, Pennsylvania 19101, in its capacity as the agent for the Lenders hereunder (hereinafter referred to as the "Agent", as said definition is more fully described in Section 1.01 hereof).

                              W I T N E S S E T H:

     WHEREAS, the Co-Borrowers are engaged in the business of designing, manufacturing and marketing high technology products for military and commercial customers in the United States, Canada and overseas; and

     WHEREAS, on October 29, 1997, pursuant to a certain Revolving Credit
Loan and Term Loan Agreement dated October 29, 1997 (hereinafter as it may be from time to time amended, modified, extended, renewed, refinanced and/or supplemented referred to as the "Original Loan Agreement"), executed by and between DRS, DRS Canada Inc. and DRS Flight Safety, collectively as the co-borrowers (hereinafter referred to as the "Original Co-Borrowers"), and Mellon US and Mellon Canada, collectively as the lenders (hereinafter referred to as the "Original Lenders") agreed to make to the Original Co-Borrowers a secured recourse revolving credit loan in the aggregate principal amount of up to Forty Million and 00/100 (US$40,000,000.00) Dollars for the purposes of financing (i) a portion of the Original Co-Borrowers' general corporate requirements, including, without limitation, (a) working capital, (b) commercial/documentary and standby letters of credit and (ii) the acquisition by DRS Canada Inc. of 100% of the stock of Spar Aerospace (U.K.) Limited, a company incorporated under the laws of England and Wales (hereinafter referred to as "Spar (UK)"), as such acquisition is more fully described in the Loan Agreement (hereinafter referred to as the "Original Revolving Credit

Loan Facility"), subject to the terms and conditions of the Original Loan Agreement; and

     WHEREAS, on October 29, 1997, pursuant to the terms and conditions of the Original Loan Agreement, the Original Lenders agreed to make to the Original Co-Borrowers a secured recourse term loan in "Canadian Dollars" (as such term is defined in the Original Loan Agreement), having a "Dollar Equivalent" (as such term is defined in the Original Loan Agreement), in the aggregate principal amount of Twenty Million and 00/100 (US$20,000,000.00) Dollars for the purpose of financing the acquisition by DRS Flight Safety of certain assets and properties of Spar Aerospace Limited, a corporation existing under the laws of Canada, as such acquisition is more fully described in the Original Loan Agreement (hereinafter referred to as the "Original Term Loan Facility"), also subject to the terms and conditions of the Original Loan Agreement; and

     WHEREAS, for the purposes of this Loan Agreement, the Original Revolving Credit Loan Facility and the Original Term Loan Facility, as they may from time to time be hereinafter amended, modified, extended, refinanced and/or otherwise supplemented, shall be collectively referred to as the "Original Loan Facilities"; and

     WHEREAS, on October 29, 1997, pursuant to a certain Agreement of Guaranty dated October 29, 1997 (hereinafter as it may be from time to time amended, modified, extended, renewed, refinanced and/or supplemented referred to as the "Original Agreement of Guaranty"), executed by the "Corporate Guarantors" and the "Partnership Guarantor" (as such terms are defined in the Original Loan Agreement and the Original Agreement of Guaranty), on a joint and several basis, in favor of the Agent, on behalf of the Original Lenders, the Corporate Guarantors and the Partnership Guarantor (hereinafter collectively referred to as the "Original Guarantors"), unconditionally agreed to guaranty the "Liability of the Co-Borrowers" and the "Liabilities of the Co-Borrowers" (as such terms are defined in the Original Agreement of Guaranty); and

     WHEREAS, on October 29, 1997, pursuant to a certain Security Agreement #1 dated October 29, 1997 (hereinafter referred to as the "Original Security Agreement #1"), executed by and among DRS, DRS Canada Inc. and the Agent, on behalf of the Original Lenders, DRS and DRS Canada Inc. granted to the Agent, on behalf of the Original Lenders, a security interest in all of the "Collateral" (as such term is defined in the Original Security Agreement #1), as security for all of the "Obligations" (as such term is defined in the Original Security Agreement #1) of the Original Co-Borrowers; and

     WHEREAS, on October 29, 1997, pursuant to a certain Security Agreement #2 dated October 29, 1997 (hereinafter referred to as the "Original Security Agreement #2"), executed by and among the Original Guarantors and the Agent, on behalf of the Original Lenders, the Original Guarantors granted to the Agent, on behalf of the Original Lenders, a security interest in all of the "Collateral" (as such term is defined in the Original Security Agreement #2), as security for all of the "Obligations" (as such term is defined in the Original Security Agreement #2) of the Original Co-Borrowers; and

     WHEREAS, on October 29, 1997, pursuant to the Bank Act Security and a certain

Security Agreement #3 dated October 29, 1997 (hereinafter referred to as the "Original Security Agreement #3" and hereinafter the Original Security Agreement #1, the Original Security Agreement #2, the Original Security Agreement #3 and the Bank Act Security shall be collectively referred to as the "Original Security Agreements"), executed by DRS Flight Safety in favor of (i) the Agent, on behalf of the Original Lenders, under the Original Security Agreement #3 and
(ii) Mellon Canada, the security provided for in the Bank Act Security, DRS thereby granted to and in favor of the Agent and Mellon Canada, inter alia, a security interest in all of the "Collateral" (as such term is defined in the Original Security Agreement #3), as security for all of the "Obligations" (as such term is defined in the Original Security Agreement #3) of the Original Co-Borrowers; and

     WHEREAS, on October 29, 1997, the Original Co-Borrowers, as the makers, executed and delivered to Mellon US, as the payee, a certain Revolving Credit Note dated October 29, 1997 (hereinafter referred to as the "Original Mellon US Revolving Credit Note"), in the original aggregate principal amount of Forty Million and 00/100 (US$40,000,000.00) Dollars, which Original Mellon US Revolving Credit Loan Note evidenced the maximum amount of the Original Revolving Credit Loan Facility; and

     WHEREAS, on October 29, 1997, the Original Co-Borrowers, as the makers, executed and delivered to Mellon Canada, as the payee, a certain Revolving Credit Note dated October 29, 1997 (hereinafter referred to as the "Original Mellon Canada Revolving Credit Note"), in the original aggregate principal amount of Twenty Million and 00/100 (US$20,000,000.00) Dollars, which Original Mellon Canada Revolving Credit Loan Note evidenced the "Revolving Credit Commitment" (as such term is defined in the Original Loan Agreement) of Mellon Canada; and

     WHEREAS, on October 29, 1997, the Original Co-Borrowers, as the makers, executed and delivered to Mellon Canada, as the payee, a certain Term Loan Note dated October 29, 1997 (hereinafter referred to as the "Original Mellon Canada Term Loan Note"), in the original aggregate principal amount of Twenty Million and 00/100 (US$20,000,000.00) Dollars; and

     WHEREAS, on November 4, 1997, pursuant to a certain Assignment and Acceptance Agreement dated as of November 4, 1997 (hereinafter referred to as the "Toronto-Dominion NY Agreement"), executed by and between Toronto Dominion (New York), Inc., a state banking institution organized and existing under the laws of the State of New York, having an office located at 31 West 55th Street, New York, New York 10019-6101 (hereinafter referred to as "Toronto-Dominion NY"), as the assignee, and Mellon US, as the assignor, Mellon US assigned a portion of its outstanding "Revolving Credit Loans", "Letter of Credit Obligations" and "Revolving Credit Commitments" (as such terms are defined in the Original Loan Agreement) to Toronto-Dominion NY; and

     WHEREAS, on November 4, 1997, pursuant to a certain Assignment and Acceptance Agreement dated as of November 4, 1997 (hereinafter referred to as the "Toronto-Dominion Agreement"), executed by and between The Toronto-Dominion Bank, one of the chartered banks of Canada, duly organized and validly existing under the laws of Canada, having an office located at TD Tower, 9th Floor, 55 King Street West, Toronto, Ontario, Canada M5K 1A2

(hereinafter referred to as "Toronto-Dominion"), as the assignee, and Mellon Canada, as the assignor, Mellon Canada assigned a portion of its outstanding "Revolving Credit Loans", "Term Loan", "Letter of Credit Obligations", "Revolving Credit Commitments" and "Term Loan Commitments" (as such terms are defined in the Original Loan Agreement) to Toronto-Dominion; and

     WHEREAS, the Original Co-Borrowers, as the makers, executed and delivered to Mellon US, as the payee, a certain Revolving Credit Note dated November 7, 1997 (hereinafter referred to as the "Original Mellon US Revolving Credit Note #2"), in the original aggregate principal amount of Twenty-Six Million Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six and 66/100 (US$26,666,666.66) Dollars, which Original Mellon US Revolving Credit Note #2 evidenced the Revolving Credit Commitment of Mellon US after giving effect to the Toronto-Dominion NY Agreement; and

     WHEREAS, the Original Co-Borrowers, as the makers, executed and delivered to Mellon Canada, as the payee, a certain Revolving Credit Note dated November 7, 1997 (hereinafter referred to as the "Original Mellon Canada Revolving Credit Note #2"), in the original aggregate principal amount of Thirteen Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three and 34/100 (US$13,333,333.34) Dollars, which Original Mellon Canada Revolving Credit Note #2 evidenced the Revolving Credit Commitment of Mellon Canada after giving effect to the Toronto-Dominion Agreement; and

     WHEREAS, the Original Co-Borrowers, as the makers, executed and delivered to Toronto-Dominion NY, as the payee, a certain Revolving Credit Note dated November 7, 1997 (hereinafter referred to as the "Original Toronto-Dominion NY Revolving Credit Note"), in the original aggregate principal amount of Thirteen Million Three Hundred Thirty-Three Thousand Three Hundred Thirty Three and 34/100 (US$13,333,333.34) Dollars, which Original Toronto-Dominion NY Revolving Credit Note evidenced the Revolving Credit Commitment of Toronto-Dominion NY after giving effect to the Toronto-Dominion NY Agreement; and

     WHEREAS, the Original Co-Borrowers, as the makers, executed and delivered to Toronto-Dominion, as the payee, a certain Revolving Credit Note dated November 7, 1997 (hereinafter referred to as the "Original Toronto-Dominion Revolving Credit Note"), in the original aggregate principal amount of Six Million Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six and 66/100 (US$6,666,666.66) Dollars, which Original Toronto-Dominion Revolving Credit Note evidenced the Revolving Credit Commitment of Toronto-Dominion after giving effect to the Toronto-Dominion Agreement; and

     WHEREAS, the Original Co-Borrowers, as the makers, executed and delivered to Mellon Canada, as the payee, a certain Term Loan Note dated November 7, 1997 (hereinafter referred to as the "Original Mellon Canada Term Loan Note #2"), in the original aggregate principal amount of Thirteen Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three and 34/100 (US$13,333,333.34) Dollars, which Original Mellon Canada Term Loan Note #2 evidenced the Term Loan Commitment of Mellon Canada after giving effect to the Toronto-Dominion Agreement; and

     WHEREAS, the Original Co-Borrowers, as the makers, executed and delivered to Toronto-Dominion, as the payee, a certain Term Loan Note dated November 7, 1997 (hereinafter referred to as the "Original Toronto-Dominion Term Loan Note"), in the original aggregate principal amount of Six Million Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six and 66/100 (US$6,666,666.66) Dollars, which Original Toronto-Dominion Term Loan Note evidenced the Term Loan Commitment of Toronto-Dominion after giving effect to the Toronto-Dominion Agreement; and

     WHEREAS, the Original Mellon US Revolving Credit Note, the Original Mellon Canada Revolving Credit Note and the Original Mellon Canada Term Loan Note were cancelled and replaced by the Original Mellon US Revolving Credit Note #2, the Original Mellon Canada Revolving Credit Note #2, the Original Toronto-Dominion NY Revolving Credit Note, the Original Toronto-Dominion Revolving Credit Note, the Original Mellon Canada Term Loan Note #2 and the Original Toronto-Dominion Term Loan Note; and

     WHEREAS, on January 29, 1998, pursuant to a certain Assignment and Acceptance Agreement dated as of January 29, 1998 (hereinafter referred to as the "NBC US Agreement"), executed by and between National Bank of Canada, one of the chartered banks of Canada, duly organized and validly existing under the laws of Canada, having notice addresses located at both (i) Post Office Plaza, 50 Division Street, Suite 201, Somerville, New Jersey 08876 and (ii) Suite 305, 350 Burnhamthorpe Road, Mississaugua, Ontario, Canada L5B 3J1 (hereinafter referred to as "NBC"), as the assignee, and Mellon US, as the assignor, Mellon US assigned a portion of its outstanding "Revolving Credit Loans", "Letter of Credit Obligations" and "Revolving Credit Commitments" (as such terms are defined in the Original Loan Agreement) to NBC; and

     WHEREAS, on January 29, 1998, pursuant to a certain Assignment and Acceptance Agreement dated as of January 29, 1998 (hereinafter referred to as the "NBC Canada Agreement"), executed by and between Mellon Canada, as the assignee, and NBC, as the assignor, Mellon Canada assigned a portion of its outstanding "Revolving Credit Loans", "Term Loan", "Letter of Credit Obligations", "Revolving Credit Commitments" and "Term Loan Commitments" (as such terms are defined in the Original Loan Agreement) to NBC; and

     WHEREAS, the Original Co-Borrowers, as the makers, executed and delivered to Mellon US, as the payee, a certain Revolving Credit Note dated January 29, 1998 (hereinafter referred to as the "Original Mellon US Revolving Credit Note #3"), in the original aggregate principal amount of Sixteen- Million Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six and 66/100 (US$16,666,666.66) Dollars, which Original Mellon US Revolving Credit Note #3 evidenced the Revolving Credit Commitment of Mellon US after giving effect to the NBC US Agreement; and

        WHEREAS, the Original Co-Borrowers, as the makers, executed and delivered to Mellon Canada, as the payee, a certain Revolving Credit Note dated January 29, 1998 (hereinafter referred to as the "Original Mellon Canada Revolving Credit Note #3"), in the original aggregate principal amount of Eight Million Three Hundred Thirty-Three Thousand

Three Hundred Thirty-Three and 34/100 (US$8,333,333.34) Dollars, which Original Mellon Canada Revolving Credit Note #3 evidenced the Revolving Credit Commitment of Mellon Canada after giving effect to the NBC Canada Agreement; and

     WHEREAS, the Original Co-Borrowers, as the makers, executed and delivered to NBC, as the payee, a certain Revolving Credit Note dated January 29, 1998 (hereinafter referred to as the "Original NBC US Revolving Credit Note"), in the original aggregate principal amount of Ten Million and 00/100 (US$10,000,000.00) Dollars, which Original NBC US Revolving Credit Note evidenced the Revolving Credit Commitment of NBC after giving effect to the NBC US Agreement; and

     WHEREAS, the Original Co-Borrowers, as the makers, executed and delivered to NBC, as the payee, a certain Revolving Credit Note dated January 29, 1998 (hereinafter referred to as the "Original NBC Canada Revolving Credit Note"), in the original aggregate principal amount of Five Million and 00/100 (US$5,000,000.00) Dollars, which Original NBC Canada Revolving Credit Note evidenced the Revolving Credit Commitment of NBC after giving effect to the NBC Canada Agreement; and

     WHEREAS, the Original Co-Borrowers, as the makers, executed and delivered to Mellon Canada, as the payee, a certain Term Loan Note dated January 29, 1998 (hereinafter referred to as the "Original Mellon Canada Term Loan Note #3"), in the original aggregate principal amount of Eight Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three and 34/100 (US$8,333,333.34) Dollars, which Original Mellon Canada Term Loan Note #3 evidenced the Term Loan Commitment of Mellon Canada after giving effect to the NBC Canada Agreement; and

     WHEREAS, the Original Co-Borrowers, as the makers, executed and delivered to NBC, as the payee, a certain Term Loan Note dated January 29, 1998 (hereinafter referred to as the "Original NBC Term Loan Note"), in the original aggregate principal amount of Five Million and 00/100 (US$5,000,000.00) Dollars, which Original NBC Term Loan Note evidenced the Term Loan Commitment of NBC after giving effect to the NBC Canada Agreement; and

     WHEREAS, the Original Mellon US Revolving Credit Note #2, the Original Mellon Canada Revolving Credit Note #2, and the Original Mellon Canada Term Loan Note #2 were cancelled and replaced by the Original Mellon US Revolving Credit Note #3, the Original Mellon Canada Revolving Credit Note #3, the Original NBC US Revolving Credit Note, the Original NBC Canada Revolving Credit Note, the Original Mellon Canada Term Loan Note #3 and the Original NBC Term Loan Note; and

        WHEREAS, on the date hereof, pursuant to a certain Assignment and Acceptance Agreement dated the date hereof (hereinafter referred to as the "Mellon US Agreement #1"), executed by and between Mellon US, as the assignee, and Toronto-Dominion NY, as the assignor, Toronto-Dominion NY assigned all of its outstanding "Revolving Credit Loans", "Letter of Credit Obligations" and "Revolving Credit Commitments" (as such terms are defined in the Original Loan Agreement) to Mellon US; and

     WHEREAS, on the date hereof, pursuant to a certain Assignment and Acceptance Agreement dated the date hereof (hereinafter referred to as the "Mellon Canada Agreement #1"), executed by and between Mellon Canada, as the assignee, and Toronto-Dominion, as the assignor, Toronto-Dominion assigned all of its outstanding "Revolving Credit Loans", "Term Loan", " Letter of Credit Obligations", "Revolving Credit Commitments" and "Term Loan Commitments" (as such terms are defined in the Original Loan Agreement) to Mellon Canada; and

     WHEREAS, on the date hereof, pursuant to a certain Assignment and Acceptance Agreement dated the date hereof (hereinafter referred to as the "Mellon US Agreement #2"), executed by and between Mellon US, as the assignee, and NBC, as the assignor, NBC assigned all of its outstanding "Revolving Credit Loans", " Letter of Credit Obligations" and "Revolving Credit Commitments" (as such terms are defined in the Original Loan Agreement) to Mellon US; and

     WHEREAS, on the date hereof, pursuant to a certain Assignment and Acceptance Agreement dated the date hereof (hereinafter referred to as the "Mellon Canada Agreement #2"), executed by and between Mellon Canada, as the assignee, and NBC, as the assignor, NBC assigned all of its outstanding "Revolving Credit Loans", "Term Loan", " Letter of Credit Obligations", "Revolving Credit Commitments" and "Term Loan Commitments" (as such terms are defined in the Original Loan Agreement) to Mellon Canada; and

     WHEREAS, on the date hereof, the Original Co-Borrowers, as the makers, executed and delivered to Mellon US, as the payee, a certain Substituted and Replacement Revolving Credit Loan Note #1 dated the date hereof (hereinafter referred to as the "Original Mellon US Revolving Credit Note #4"), in the aggregate principal amount of Forty Million and 00/100 (US$40,000,000.00) Dollars, which Original Mellon US Revolving Credit Note #4 evidences the Revolving Credit Commitment of Mellon US after giving effect to the Mellon US Agreement #1 and the Mellon US Agreement #2; and

     WHEREAS, on the date hereof, the Original Co-Borrowers, as the makers, executed and delivered to Mellon Canada, as the payee, a certain Substituted and Replacement Revolving Credit Loan Note #2 dated the date hereof (hereinafter referred to as the "Original Mellon Canada Revolving Credit Note #4"), in the aggregate principal amount of Twenty Million and 00/100 (US$20,000,000.00) Dollars, which Original Mellon Canada Revolving Credit Note #4 evidences the Revolving Credit Commitment of Mellon Canada after giving effect to the Mellon Canada Agreement #1 and the Mellon Canada Agreement #2; and

     WHEREAS, on the date hereof, the Original Co-Borrowers, as the makers, executed and delivered to Mellon Canada, as the payee, a certain Substituted and Replacement Term Loan Note dated the date hereof (hereinafter referred to as the "Original Mellon Canada Term Loan Note #4"), in the aggregate principal amount of Twenty Million and 00/100 (US$20,000,000.00) Dollars, which Original Mellon Canada Term Loan Note evidences the Term Loan Commitment of Mellon Canada after giving effect to the Mellon Canada Agreement #1 and the Mellon Canada Agreement #2; and

     WHEREAS, the Original Mellon US Revolving Credit Note #3, the Original Mellon Canada Revolving Credit Note #3, the Original Mellon Canada Term Loan Note #3, the Original NBC US Revolving Credit Note, the Original NBC Canada Revolving Credit Note, the Original NBC Term Loan Note, the Original Toronto-Dominion NY Revolving Credit Note, the Original Toronto-Dominion Revolving Credit Note and the Original Toronto-Dominion Term Loan Note were cancelled and replaced by the Original Mellon US Revolving Credit Note #4, the Original Mellon Canada Revolving Credit Note #4 and the Original Mellon Canada Term Loan Note #4; and

     WHEREAS, all of the Co-Borrowers have now requested that the Lenders amend and restate the Original Loan Agreement and all of the documentation associated therewith for the purpose of amending, modifying, extending and restating the terms, conditions and provisions thereof in order to provide for, inter alia,
(i) an amended and restated secured recourse revolving credit loan in the increased aggregate principal amount of up to Seventy Million and 00/100 (US$70,000,000.00) Dollars for the purposes of financing (a) the purchase of the scanning and staring infrared detector business and electro-optical business of Raytheon TI Systems, Inc., Raytheon Company and Raytheon Systems Georgia, Inc.,
(b) the refinance of existing indebtedness, (c) working capital (including, without limitation, the issuance of trade / commercial and standby letters of credit) and (d) general corporate purposes (hereinafter referred to as the "Revolving Credit Loan Facility"), (ii) an amended and restated secured recourse term loan in the increased aggregate principal amount of Thirty Million and 00/100 (US$30,000,000.00) Dollars for the purposes of financing (a) the purchase of the scanning and staring infrared detector business and electro-optical business of Raytheon TI Systems, Inc., Raytheon Company and Raytheon Systems Georgia, Inc., (b) the refinance of existing indebtedness, (c) working capital and (d) general corporate purposes (hereinafter referred to as the "Term Loan Facility #1") and (iii) an additional secured recourse term loan in the aggregate principal amount of Fifty Million and 00/100 (US$50,000,000.00) Dollars for the purposes of financing (a) the purchase of the scanning and staring infrared detector business and electro-optical business of Raytheon TI Systems, Inc., Raytheon Company and Raytheon Systems Georgia, Inc., (b) the refinance of existing indebtedness, (c) working capital and (d) general corporate purposes (hereinafter referred to as the "Term Loan Facility #2"); and

     WHEREAS, for the purposes of this Loan Agreement, the Revolving Credit Loan Facility, the Term Loan Facility #1 and the Term Loan Facility #2, as they may from time to time be hereafter amended, modified, extended, refinanced and/or otherwise supplemented, shall be collectively referred to as the "Loan Facilities"; and

     WHEREAS, the Lenders have agreed to make the Loan Facilities available to the Co-Borrowers, subject to the terms, conditions and provisions hereinafter set forth; and

     WHEREAS, all of the Co-Borrowers, the Agent and the Lenders anticipate and contemplate that the Lenders may sell, assign and transfer at times after the date hereof, a portion of their respective interests in the Loan Facilities to other financial institutions described in the definition of "Eligible Assignee" set forth in Section 1.01 of this Loan Agreement, and said additional lenders shall hereinafter be a part of and constitute a member of the Lenders; and

     WHEREAS, the Lenders have requested that the Agent act as administrative and collateral agent for the Lenders in connection with the Loan Facilities, and the Agent has agreed to accept such responsibilities and duties, subject to the terms, conditions and provisions hereinafter set forth.

     NOW, THEREFORE, in consideration of these premises and the mutual representations, covenants and agreements of all of the Co-Borrowers, the Lenders and the Agent, each party binding itself and its respective successors and assigns, hereby promises, covenants and agrees to amend, modify and restate the Original Loan Agreement with all of the terms, conditions and provisions set forth hereinbelow and all of the terms, conditions and provisions of the Original Loan Agreement are hereby deemed superseded, substituted and replaced by the following:

                                    ARTICLE I

                    DEFINITIONS; RULES OF INTERPRETATION AND
                     CONSTRUCTION; AND ACCOUNTING PRINCIPLES

     Section 1.01 Definitions. The following terms, as used in this Loan Agreement, shall have the following meanings, unless the context clearly indicates and requires otherwise:

     "Acceptance Fee" means the fee payable at the time of the acceptance of a Canadian Bankers Acceptance established by multiplying the face amount of such Canadian Bankers Acceptance by the BA Margin as of the date of issue and acceptance of such Canadian Bankers Acceptance and by multiplying the product so obtained by a fraction having a numerator equal to the number of days in the term of such Canadian Bankers Acceptance and a denominator of 365.

     "Accounts" or "Account Receivable" or "Accounts Receivable" shall mean
(i) any "account", as such term is defined in Section 9-106 of the Uniform Commercial Code of each State where applicable (or any successor section of the Uniform Commercial Code) and (ii) any "account" as such term is defined in subsection 1(1) of the Personal Property Security Act (Ontario), whether now owned or hereafter acquired by any one of the Co-Borrowers and/or their Subsidiaries and Affiliates, and in any event, includes, without limitation, all accounts, contracts, contract rights, chattel paper, general intangibles, notes, drafts, acceptances, chattel mortgages, conditional sale contracts, bailment leases, security agreements, contribution rights and other forms of obligations now or hereafter arising out of or acquired in the course of or in connection with any business of the Co-Borrowers', their Subsidiaries' or Affiliates' conduct, together with all liens, guaranties, securities, rights, remedies and privileges pertaining to any of the foregoing, whether now existing or hereafter created or arising, and all rights with respect to returned and repossessed items of inventory.

     "Accrued Unbilled Government Accounts Receivable" shall mean the aggregate face amount owing in respect of Accounts of the Co-Borrowers, their Subsidiaries and Affiliates, generated in connection with Contractual Obligations with any Governmental Authority for work performed for which payment to vendors or subcontractors has been made or accrued, if the Account (i) has not yet been invoiced to the relevant Governmental Authority as a result of the normal frequency of billing under the particular contract or governmental delays in the preparation of contract documents and (ii) will otherwise meet all requirements of Qualified Billed Government Accounts Receivable upon invoicing.

     "Advance Limit" shall mean the Dollar Equivalent of the amount of the Revolving Credit Facility which the Lenders may from time to time advance to the Co-Borrowers in the form of either direct Revolving Credit Loans or Letters of Credit or Canadian Bankers Acceptances, and which amount shall not in the aggregate at any time outstanding exceed the lesser of (i) US$70,000,000.00 or
(ii) the sum of (a) eighty percent (80%) of all Qualified Billed Accounts Receivable (including Qualified Billed Government Accounts Receivable), as of the date of determination, plus (b) fifty (50%) of all Accrued Unbilled Government Accounts Receivable, as of the date of determination plus (c) fifty percent (50%) of the Qualified Inventory (net of all progress billings and/or payments), as of the date of determination, provided, however, in no event shall the amount described in this clause (c) ever exceed the lesser of (1) US$17,500,000.00 or (2) thirty percent (30%) of the total Revolving Credit Loans outstanding, as of the date of determination plus (d) an amount of up to $5,000,000.00 in the aggregate at any time which the Agent, in its sole and absolute discretion, may agree to advance to the Co-Borrowers against Accounts which do not satisfy the test for Qualified Billed Accounts Receivable solely as a result of novation and administrative issues which cause the Account to remain unpaid for a period of more than ninety (90) days but less than one hundred and fifty (150) days from the invoice date.

     "Affiliate" of any Person shall mean any other Person which or who, directly or indirectly, controls or is controlled by, or is under common control with such Person; provided, however, natural persons and minority partners of any said Person shall not be deemed an Affiliate for purposes of this definition. For the purposes of the preceding sentence, "controls" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise, and in any case shall include direct or indirect ownership (beneficially or of record) of, or direct or indirect power to vote, fifty percent (50%) or more of the outstanding shares of any class of capital stock of such Person (or in the case of Person that is not a corporation, fifty percent (50%) or more of any class of equity interest).

     "Affiliate Canadian Lender" shall mean an Affiliate, branch or agency of a Lender that is resident in Canada for purposes of the Income Tax Act (Canada) and qualified as a bank under the Bank Act (Canada) or a trust or loan company under the applicable Laws of Canada.

     "Agent" shall have the meaning ascribed and assigned to such term as set forth in the preamble of this Loan Agreement; provided, however, pursuant to
Section 10.11, Agent hereby designates Mellon Bank Canada to act as a co-agent or agent with respect to the administration and funding of Canadian Bankers Acceptances and Canadian Loans and Canadian Letters of Credit to the extent appropriate, the establishment of the "Prime Rate" for relevant Canadian Loans and the administration of Lenders' rights with respect to any Collateral located in Canada (including, without limitation, under the Bank Act (Canada)).

     "Agent's Office" shall mean the Agent's principal office located at Mellon Bank Center, 1735 Market Street, Philadelphia, Pennsylvania 19101, or at such office or offices of the Agent or branch, subsidiary or affiliate thereof, as may be designated in writing from time to time by the Agent to the Co-Borrowers and the Lenders.

     "Agreement of Guaranty" shall mean that certain Amended and Restated Agreement of Guaranty executed by the Corporate Guarantors and the Partnership Guarantor, on a joint and several basis, and delivered to the Agent, for the benefit of the Lenders, dated the date of this Loan Agreement, pursuant to which the Corporate Guarantors and the Partnership Guarantor unconditionally guaranty the prompt and complete performance of all of the Co-Borrowers' duties, covenants and obligations under this Loan Agreement, the Revolving Credit Loan Notes, the Term

Loan Notes and the other Loan Documents. The term "Agreement of Guaranty" shall also be deemed to mean and refer to all amendments, modifications and supplements to said agreement made and/or entered into subsequent to the Closing Date, including, without limitation, all amendments which are consummated for the purposes of adding any new and/or additional Persons as guarantors, all as provided for in Section 6.12 of this Loan Agreement.

     "Agreements of Lease" shall mean a reference to those certain lease agreements between any one or more of the Co-Borrowers, as tenants, and various owners, as landlords (as more fully set forth on Schedule 1.01-A hereto), pursuant to which such Co-Borrowers have agreed to lease certain real property from their respective landlords.

     "Applicable Margin" shall have the meaning set forth in Section 2.04(i)(d) of this Loan Agreement.

     "Assignment and Acceptance Agreement" shall mean an Assignment and Acceptance Agreement in the form of Exhibit "A" attached hereto and made a part hereof (with blanks appropriately filled in) delivered to the Agent in connection with an assignment to an Eligible Assignee of a Lender's interest under this Loan Agreement pursuant to Section 11.02 hereof.

     "Authorized Officer" shall mean those officers/general partners of the Co-Borrowers, the Corporate Guarantors, the Partnership Guarantor and any Affiliates, whose signatures and incumbency shall have been certified to the Agent pursuant to an Officer's Certificate delivered on the Closing Date or any other form of resolution or certification delivered to and approved by the Agent after the Closing Date.

     "BA Margin" shall mean the applicable percentage set forth in the Leverage Matrix under the heading "BA Margin".

     "Bank Act Security" shall mean a collective reference to (i) the Notice of Intention to Give Security under the Bank Act (Canada) dated October 28, 1997,
(ii) the Application for Credit and Promise to Give Security dated October 28, 1997, (iii) the Agreement as to Loans and Advances dated October 29, 1997 and
(iv) the Security under Section 427 of the Bank Act (Canada) dated October 29, 1997 by DRS Flight Safety in favor of Mellon Canada.

     "Bankruptcy Act" shall mean the Bankruptcy and Insolvency Act (Canada) as amended from time to time, or any successor statute.

     "Bankruptcy Code" shall mean Title 11 of the United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), as amended from time to time, or any successor statute.

     "Benefit Plan" shall mean a defined benefit plan as defined in Section 3
(35) of ERISA (other than a Multiemployer Plan) in respect of which any of the Co-Borrowers or an ERISA Affiliate is, or within the immediately preceding six
(6) years was, an "employer" as defined in Section 3(5) of ERISA.

     "Big Five Accounting Firm" shall mean any of Arthur Andersen & Co., KPMG Peat Marwick, Ernst & Young LLP, Deloitte & Touche and Pricewaterhouse Coopers or any of their respective successors.

     "Borrower" shall have the meaning ascribed and assigned to such term as set forth in the preamble of this Loan Agreement.

     "Borrowing" and/or "Borrowings" shall mean, except as otherwise provided in
Section 2.07(v)(b) hereof, a borrowing consisting of either Revolving Credit Loans of the same type made on the same day by all or some of the Lenders, as applicable, and/or the Term Loan.

     "Borrowing Base Certificate" shall mean a certificate duly executed by an Authorized Officer of the Co-Borrowers in the form of Exhibit "C" attached hereto and made a apart hereof, setting forth the Co-Borrowers' calculations of the Advance Limit for purposes of determining the availability of a Borrowing under the Revolving Credit Facility.

     "Borrowing Date" shall mean, with respect to (i) any Revolving Credit Loan, any Business Day specified in any Notice of Borrowing delivered to the Agent by the Co-Borrowers in accordance with the provisions of Section 2.01(ii) of this Loan Agreement, as the date upon which the Co-Borrowers request the Lenders to make a Revolving Credit Loan hereunder (including a conversion or rollover of credit) and upon which such Revolving Credit Loan is made, (ii) the portion of the Original Term Loan Facility presently evidenced by the Term Loan Note #2, as specified in a Notice of Borrowing delivered to the Agent by the Co-Borrowers on October 29, 1997 in accordance with the provisions of Section 2.02(i)(c) of this Loan Agreement, being the date upon which DRS Flight Safety requested that Mellon Canada fund the Original Term Loan Facility and upon which the Original Term Loan Facility was funded and (iii) the Term Loan Facility #2, the Closing Date as specified in a Notice of Borrowing delivered to the Agent by the Co-Borrowers in accordance with the provisions of Section 2.03(i)(c) of this Loan Agreement, as the date upon which DRS EO and/or DRS FPA, L.P. request that Mellon US fund the Term Loan Facility #2 hereunder and upon which the Term Loan Facility #2 is funded.

     "Business Day" shall mean (i) for all purposes (other than as covered by clause (ii) below), any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the Commonwealth of Pennsylvania and/or the laws of the Province of Ontario (Canada) or is a day upon which banking institutions located in such state or province are required or authorized by law or other governmental action to close, (ii) with respect to all notices, determination, fundings and payments in connection with the Eurodollar Rate, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in the London interbank eurodollar market and (iii) when such term is used in respect of a day on which a Canadian Loan is to be made or an interest rate with respect thereto is to be set, a payment is to be made in respect of a Canadian Loan, an Exchange Rate is to be set in respect of Canadian Dollars or any other dealing in Canadian Dollars is to be carried out pursuant to this Agreement, such term shall mean a day on which banks in Toronto, Ontario are open for general banking business, other than a Saturday, Sunday or other day on which commercial banks in Pennsylvania are authorized or required by law to close.

     "Calculation Date" shall have the meaning ascribed and assigned to such term as set forth in Section 2.13(i) of this Loan Agreement.

     "Canadian Bankers Acceptance" and "Canadian Bankers Acceptances" shall mean a non-interest bearing bill of exchange denominated in Canadian Dollars, drawn and endorsed by or on behalf of the Canadian Borrower and accepted by a Canadian Lender pursuant to this Agreement, having a term of one month to six months, and maturing on a Business Day on or before the Revolving Credit Termination Date or the Term Loan #1 Maturity Date, as the case may be, which may be issued in the form of a "depository bill" and deposited with a "clearing house" as each such term is defined in the Depository Bills and Notes Act (Canada) and in respect of which each Canadian Lender purchasing any such bill of exchange shall make the net proceeds available to the Canadian Borrower as a Canadian Loan after deducting the Acceptance Fee and the amount resulting from the application of the Discount Rate.

     "Canadian Bankers Acceptance Notice" shall have the meaning ascribed and assigned to such term as set forth in Section 2.04A(i) of this Loan Agreement.

     "Canadian Borrower" shall mean DRS Flight Safety.

     "Canadian Dollar", "Canadian Dollars" and the symbol "C$" shall mean lawful money of Canada.

     "Canadian Dollar Equivalent" shall mean with respect to an amount of U.S. Dollars on any date, the amount of Canadian Dollars that may be purchased with such amount of U.S. Dollars at the Exchange Rate with respect to U.S. Dollars on such date.

     "Canadian Lender" shall mean Mellon Canada and any other Lender in its capacity as a maker of Canadian Loans or issuer of or participant in Canadian Letters of Credit.

     "Canadian Letters of Credit" shall mean those Letters of Credit issued by Mellon Canada that are denominated in Canadian Dollars and for the account of the Canadian Borrower.

     "Canadian Letter of Credit Obligations" shall mean, at any time, the sum of
(i) Reimbursement Obligations at such time for Canadian Letters of Credit and
(ii) the Dollar Equivalent of the aggregate maximum amount then available for drawing under the outstanding Canadian Letters of Credit.

     "Canadian Loan" means a Loan denominated in Canadian Dollars that is to, or is to be made for the account of, the Canadian Borrower (and which shall include the Canadian Revolving Credit Loans and the Canadian Term Loan).

     "Canadian Revolving Credit Commitment" or "Canadian Revolving Credit Commitments" shall mean, with respect to each Canadian Lender, as of any date of determination, such Canadian Lender's Pro Rata Share of the amount of the Canadian Revolving

Credit Loans, as of such date, which percentage and amount shall be set forth on the signature pages to this Loan Agreement and/or in any Assignment and Acceptance Agreement.

     "Canadian Revolving Credit Exposure" shall have the meaning ascribed and assigned to such term as set forth in Section 11.02(i)(g) of this Loan Agreement.

     "Canadian Revolving Credit Loans" shall mean those Revolving Credit Loans that also constitute Canadian Loans, and which shall include, Canadian Bankers Acceptances.

     "Canadian Revolving Credit Note" and "Canadian Revolving Credit Notes" shall have the meaning ascribed and assigned to such terms as set forth in
Section 2.01(i)(a) of this Loan Agreement.

     "Canadian Revolving Credit Sublimit" shall have the meaning ascribed and assigned to such term as set forth in Section 2.01(i)(a) of this Loan Agreement.

     "Canadian Term Loan" or "Canadian Term Loans" shall mean that portion of the Term Loan Facility #1 which is evidenced by a Canadian Term Loan #1 Note and is denominated in U.S. Dollars or in Canadian Dollars with a Dollar Equivalent, as selected in writing by the Canadian Borrower, in the aggregate principal amount of US$17,500,000.00 made to the Canadian Borrower by the Canadian Lenders under Section 2.02 of this Loan Agreement.

     "Canadian Term Loan Commitment" or "Canadian Term Loan Commitments" shall mean, with respect to each Canadian Lender, as of any date of determination, such Canadian Lender's Pro Rata Share of the amount of the Canadian Term Loans, as of such date, which percentage and amount shall be set forth on the signature pages to this Loan Agreement and/or in any Assignment and Acceptance Agreement.

     "Canadian Term Loan Note" and "Canadian Term Loan Notes" shall have the meaning ascribed and assigned to such terms as set forth in Section 2.02(i)(a) of this Loan Agreement.

     "Canadian Term Loan Sublimit" shall have the meaning ascribed and assigned to such term as set forth in Section 2.02(i)(a) of this Loan Agreement.

     "Capital Expenditures" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities during such period) of any one or more of the Co-Borrowers, their Subsidiaries and Affiliates, which would be properly classified as capital expenditures in accordance with Generally Accepted Accounting Principles (including, without limitation, expenditures for maintenance and repairs which are capitalized, and Capitalized Leases to the extent an asset is recorded in connection therewith in accordance with Generally Accepted Accounting Principles).

     "Capitalized Lease" and "Capitalized Leases" shall mean at any time any lease which is, or is required under Generally Accepted Accounting Principles to be, capitalized on the balance sheet of the lessee at such time.

     "Capitalized Lease Obligation" and "Capitalized Lease Obligations" shall mean all monetary obligations of any Person under any leasing or similar arrangement which, in accordance with Generally Accepted Accounting Principles, are or would be classified as Capitalized Leases.

     "CDIC" shall mean the Canada Deposit Insurance Corporation.

     "CERCLIS" shall mean the Comprehensive Environmental Response, Compensation and Liability Information System List, as the same may be amended from time to time.

     "Claim" shall mean any claim or demand, by any Person, of whatsoever kind or nature for any alleged Liabilities and Costs, based in dispute whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, permit, ordinance or regulation, common law or otherwise, the consequences of which disputes are reasonably likely to result in a Material Adverse Effect.

     "Closing Date" shall mean the date upon which this Loan Agreement is executed by the Lenders, the Co-Borrowers and the Agent, and the conditions set forth in Section 3.01 of this Loan Agreement have been completed and fulfilled to the satisfaction of the Agent.

     "Co-Borrowers" shall have the meaning ascribed and assigned to such term as set forth in the preamble of this Loan Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended, any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

     "Collateral" shall mean all property, assets, contracts, interests and/or rights on or in which a Lien is granted to the Agent on behalf of the Lenders pursuant to this Loan Agreement, the Pledge of Stock Agreements, the Security Agreements and/or any other Collateral Documents provided for herein or therein or delivered or to be delivered hereunder or thereunder, as any such Collateral Documents may be amended, supplemented, restated or otherwise modified from time to time in accordance with the provisions hereof or thereof.

     "Collateral Documents" shall mean the collective reference to the Security Agreements, the Bank Act Security and any other security agreements, mortgages, deeds of trust, collateral assignments, instruments, documents, certificates or agreements executed and delivered by, or on behalf of, the Co-Borrowers, the Corporate Guarantors, the Partnership Guarantor and any other Person, to the Agent, on behalf of the Lenders, at any time pursuant to or in connection with the Loan Facilities to create, continue or evidence Liens to secure the Obligations (which, however, in the case of any Swap Obligation owed to Mellon Bank, N.A. or any other Lender, all said Liens shall be subordinated to the senior and superior interests of the Agent and the Lenders in the Collateral securing their non-Swap Obligations).

     "Commitment Percentage" of a Lender at any time shall mean the percentages for such Lender set forth below its name on the signature pages to this Loan Agreement with respect to its Pro Rata Share of the Loan Facilities, adjusted from time to time to give effect to any transfer by a Lender to another Lender (as an Eligible Assignee) of all or any portion of said Lender's Pro Rata Share, all as provided for in Section 11.02 of this Loan Agreement. A Lender may (but is not obligated to) have a Pro Rata Share of the Revolving Credit Loan Facility, the Term Loan Facility #1 and the Term Loan Facility #2.

     "Commitments" shall mean the aggregate of each Lender's Revolving Credit Commitment, Term Loan #1 Commitment and Term Loan #2 Commitment (if any).

     "Consolidated Cash and Cash Equivalents" shall mean all (i) cash and cash equivalents and (ii) any of the following: (a) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year after the date of acquisition thereof; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. and not listed in Credit Watch published by Standard & Poor's Corporation; (c) commercial paper of a corporation having a net worth of not less than US$1,000,000,000.00, other than commercial paper issued by the Co-Borrowers, their Subsidiaries or Affiliates, maturing no more than ninety
(90) days after the date of creation thereof and, at the time of acquisition, having a rating of at least A1 or P1 from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (d) domestic certificates of deposit or domestic time deposits or repurchase agreements maturing within one (1) year after the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having FDIC deposit insurance; (e) any funds deposited or invested by any of the Co-Borrowers, their Subsidiaries and/or Affiliates in accounts maintained with the Agent and/or any of the Lenders and/or with any other commercial bank organized under the laws of (1) Canada having insurance with CDIC or (2) the United States of America or any state thereof or the District of Columbia having FDIC insurance; and (f) money market funds having assets in excess of US$1,000,000,000.00.

     "Consolidated Debt" shall mean with respect to the Co-Borrowers, their Subsidiaries and Affiliates, the aggregate sum of the following items as such items may appear on a consolidated balance sheet of the Co-Borrowers, their Subsidiaries and Affiliates to any Person (other than each other) in accordance with Generally Accepted Accounting Principles: (i) the unpaid principal balance of all indebtedness or liability for money borrowed by the Co-Borrowers, their Subsidiaries and/or Affiliates to any Person (other than each other) from time to time (including any renewals, extensions and refundings thereof), whether or not the indebtedness was heretofore or hereafter created, issued, incurred, assumed or guaranteed; (ii) the unpaid principal balance of all indebtedness or liability for the deferred purchase price of property or services incurred (including trade obligations); (iii) all obligations as lessee under leases which have been or should be recorded as Capitalized Lease Obligations; (iv) all current Obligations in respect of any unfunded vested benefits under any Plan covered by Title IV of ERISA; (v) all obligations, contingent or otherwise relative to the face amount of all Letters of Credit issued for the Co-Borrowers', their Subsidiaries' and/or Affiliates' account, whether or not drawn; (vi) all obligations arising under bankers' acceptance facilities issued for the account of the Co-Borrowers, their Subsidiaries and/or Affiliates; (vii) all guaranties, endorsements and other contingent obligations to purchase, to provide funds for payments, to supply funds to invest in the Co-Borrowers, their Subsidiaries and/or Affiliates or otherwise to assure a creditor against loss (except endorsements of negotiable instruments for deposit or collection in the ordinary course of business shall not constitute Consolidated Debt); and (viii) all obligations secured by any mortgage, lien, pledge, or security interest or other charge or encumbrance on property, whether or not the obligations have been assumed.

     "Consolidated EBITDA" shall mean with respect to the Co-Borrowers, their Subsidiaries and Affiliates, as of any date of determination thereof, for the period of four (4) consecutive Fiscal Quarters immediately preceding said date of determination taken together as one accounting period, the amount equal to the sum of (i) Consolidated Net Income for such test period, plus (ii) all gross interest expense on Consolidated Debt of the Co-Borrowers, their Subsidiaries and Affiliates, for such test period, plus (iii) all charges against income of the Co-Borrowers, their Subsidiaries and Affiliates for foreign, federal, state and local taxes for such test period, plus (iv) all depreciation expense for such test period, plus (v) all amortization expense for such test period plus
(vi) all other net non-cash charges for such test period, after eliminating therefrom any, (a) extraordinary items, (b) gains and losses from the sale of assets in connection with any sale/leaseback transaction or arrangement and (c) results of discontinued operations, all as determined in accordance with Generally Accepted Accounting Principles.

     "Consolidated Fixed Charge Coverage Ratio" shall mean, as of any date of determination thereof, for the period of four (4) consecutive Fiscal Quarters immediately preceding said date of determination taken together as one accounting period, the ratio of (i) Consolidated EBITDA for such test period minus all Capital Expenditures paid or incurred during said test period divided by (ii) the sum of (a) all interest expenses on all Consolidated Debt incurred during such test period plus (b) all principal payments due and payable on all Consolidated Debt incurred during such test period plus (c) all charges against income of the Co-Borrowers, their Subsidiaries and Affiliates for foreign, federal, state and local taxes for such test period, plus (d) all dividends paid by the Co-Borrowers, their Subsidiaries and Affiliates as permitted under
Section 7.04 of this Loan Agreement to Persons other than the Co-Borrowers, their Subsidiaries and their Affiliates, all as calculated in accordance with Generally Accepted Accounting Principles.

     "Consolidated Funded Debt" shall mean, as of any date of determination thereof, all items which in accordance with Generally Accepted Accounting Principles would be Consolidated Debt, including, without limitation, all Consolidated Subordinated Debt, but exclusive of (i) those items described in clause (iv), (v) and (vii) of the definition of Consolidated Debt and (ii) trade obligations.

     "Consolidated Funded Debt Leverage Ratio" shall mean, as of any date of determination thereof, the ratio of Consolidated Funded Debt divided by Consolidated EBITDA.

     "Consolidated Net Income" shall mean, as of any date of determination for any test period, all amounts which, in accordance with Generally Accepted Accounting Principles, would be included under net income (after the provision for the payment of all federal and state income taxes) on a consolidated income statement of the Co-Borrowers, their Subsidiaries and Affiliates for such test period.

     "Consolidated Net Worth" shall mean, as at any date of determination, all items which, in accordance with Generally Accepted Accounting Principles, would be included under shareholders' equity on a consolidated balance sheet of the Co-Borrowers, their Subsidiaries and Affiliates at such date.

     "Consolidated Senior Debt" shall mean, as at any date of determination, all items which in accordance with Generally Accepted Accounting Principles would be included on a consolidated balance sheet of the Co-Borrowers, their Subsidiaries and Affiliates as Consolidated Funded Debt, excluding, however, Consolidated Subordinated Debt.

     "Consolidated Senior Debt Leverage Ratio" shall mean, as of any date of determination thereof, the ratio of Consolidated Senior Debt divided by Consolidated EBITDA.

     "Consolidated Subordinated Debt" shall mean, as at any date of determination, any Consolidated Debt of the Co-Borrowers, their Subsidiaries and/or Affiliates, which in accordance with the terms of the documentation evidencing said Consolidated Debt, is subordinated to the repayment of the Loan Facilities, including, without limitation, the then outstanding principal balance of an original US$25,000,000.00, 9% Senior Subordinated Convertible Debentures Due October 1, 2003, evidenced by that certain Indenture dated as of September 22, 1995, executed by and between DRS and The Trust Company of New Jersey.

     "Contractual Obligation" shall mean with respect to any Person, any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject (including, without limitation, any restrictive covenant affecting such Person or any of its properties).

     "Corporate Guarantors" shall mean the collective reference to (i) DRS Electronic Systems, Inc., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 200 Professional Drive, Gaithersburg, Maryland 20879; (ii) DRS Photronics Corp., a corporation duly organized, validly existing and in good standing under the laws of the State of New York, having its principal office located at 138 Bauer Drive, Oakland, New Jersey 07436; (iii) DRS Precision Echo, Inc., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 3105 Patrick Henry Drive, Santa Clara, California 95054; (iv) DRS Ahead Technology, Inc., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 6410 Via Del Oro, San Jose, California 95054; (v) DRS Optronics, Inc., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 2330 Commerce Park Drive, N.E., Second Floor, Palm Bay, Florida 32905; (vi) DRS Systems

Management Corporation, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 5 Sylvan Way, Parsippany, New Jersey 07054; (vii) DRS Technical Services, Inc., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 2535 Camino Del Rio, Suite 300, San Diego, California 92108;
(viii) DRS/MS, Inc., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 5 Sylvan Way, Parsippany, New Jersey 07054; (ix) DRS International, Inc., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 5 Sylvan Way, Parsippany, New Jersey 07054 ; (x) DRS Air, Inc., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 5 Sylvan Way, Parsippany, New Jersey 07054; (xi) DRS Hadland, Inc., a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, having its principal office located at 20480 Pacifica Drive, Suite D, Cupertino, California 95014; (xii) DRS Merger Sub, Inc., a corporation duly organized, validly existing and in good standing under the laws of the State of New York, having its principal office located at 5 Sylvan Way, Parsippany, New Jersey 07054; (xiii) DRS FPA, Inc., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 5 Sylvan Way, Parsippany, New Jersey 07054; and (xiv) any new or additional Subsidiaries of the Co-Borrowers which are purchased, acquired or created during the term of the Loan Facilities. Each of the Corporate Guarantors may sometimes be hereinafter referred to individually as a "Corporate Guarantor".

     "Customary Permitted Liens" shall mean:

          (i) Liens (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority or claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Generally Accepted Accounting Principles;

          (ii) statutory Liens of landlord and Liens of carriers, warehousemen, mechanics, materialmen and other Liens (other than any Lien imposed under ERISA) imposed by Law, including, without limitation, Liens in favor of any Governmental Authority securing progress payments made under government contracts created in the ordinary course of business and for amounts not yet due or which are being contested in good faith by appropriate proceedings which are sufficient to prevent imminent foreclosure of such Liens, are promptly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provision are being maintained in accordance with Generally Accepted Accounting Principles;

          (iii) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits which have accrued but are not yet payable or due to be remitted or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Debt), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

          (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded) affecting the use of real property or impair the use thereof;

          (v) Liens arising as a result of filing of any financing statement under the Uniform Commercial Code of a particular State, the Personal Property Security Act (Ontario) or any comparable Law of any jurisdiction covering consigned or leased goods which do not constitute assets of any of the Co-Borrowers and/or their Subsidiaries or Affiliates and which consignment and/or lease is not intended as security;

          (vi) Liens arising out of and with respect to customer deposits made in the ordinary course of the Co-Borrowers', their Subsidiaries and/or Affiliates businesses;

          (vii) Liens, security interests and other encumbrances as listed on
     Schedule 1.01B; and

          (viii) extensions, renewals or replacements of any Lien referred to in paragraphs (i) through (vii) above, provided (a) that, in the case of subparagraphs (i), (ii), (iii), (v) and (vi) above, the principal amount of the obligation secured thereby is not increased and (b) that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

     "Default Rate" shall mean a rate of interest equal to the sum of (i) the Prime Rate in effect at all times after the occurrence of an Event of Default plus (ii) two hundred basis points (2.0%).

     "Discount" shall mean, with respect to any issue of Canadian Bankers Acceptances, the amount by which the face value of such Canadian Bankers Acceptances exceeds the Discounted Proceeds of such Canadian Bankers Acceptances.

     "Discounted Proceeds" shall mean, with respect to any Canadian Bankers Acceptance to be purchased by a Canadian Lender, an amount (rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up) calculated on the day of such purchase by multiplying (i) the face amount of such Canadian Bankers Acceptance times (ii) the quotient equal to (such quotient being rounded up or down to the nearest fifth decimal place and
 .000005 being rounded up) (a) one divided by (b) the sum of (1) one plus (2) the product of (A) the Discount Rate (expressed as a decimal) applicable to such Canadian Bankers Acceptance times (B) the quotient equal to (x) the term to maturity of such Canadian Bankers Acceptance divided by (y) the number of days in the calendar year in which such Canadian Bankers Acceptance is to mature.

     "Discount Rate" as applicable to a Canadian Bankers Acceptance being purchased by any Canadian Lender on any day, the percentage discount rate (expressed to two decimal places and rounded upward, if necessary, to the nearest 1/100th of 1%) quoted by Mellon Bank Canada as the percentage discount rate at which Mellon Bank Canada would, in accordance with normal practice, at or about 9:30 a.m. Toronto time, on such day, be prepared to purchase Canadian Bankers Acceptances accepted by such Canadian Lender in an amount and having a maturity date comparable to the amount and maturity date of such Canadian Bankers Acceptance.

     "DOL" shall mean the United States Department of Labor and any successor department or agency.

     "Dollar Equivalent" means, with respect to (i) the amount of any Canadian Dollars on any date, the equivalent amount in U.S. Dollars that may be purchased with such amount of Canadian Dollars, as determined by the Agent using the Exchange Rate and (ii) any amount in U.S. Dollars, such amount.

     "Domestic Letters of Credit" shall mean those Letters of Credit denominated in U.S. Dollars for the joint and several account of the Co-Borrowers.

     "Eligible Assignee" shall mean any Person(s), each of whom must be acceptable to the Agent and the Co-Borrowers; provided, however, in each such instance, said bank or other institutional lender must then be in compliance with all then applicable Laws regarding regulatory capital requirements after giving effect to any "phase-in" provisions thereof; provided, further, that such Person shall have an Affiliate Canadian Lender which shall purchase and assume a Pro Rata Share of the Canadian Revolving Credit Sublimit and the Canadian Term Loan, and the term Eligible Assignee as used herein shall include such Person and its Affiliate Canadian Lender as the context requires.

     "Environment" shall mean all air, surface water, water, vapor, groundwater, drinking water supply or land, including land surface or subsurface, and includes all fish, wildlife, biota and all other natural resources, whether located in the United States, Canada or elsewhere.

     "Environmental Affiliate" shall mean, with respect to any Person, any other Person whose liability (contingent or otherwise) for any Environmental Claim such first mentioned Person has retained, assumed or otherwise is liable for (by Law, agreement or otherwise).

     "Environmental Approval" shall mean any Governmental Action pursuant to or required under any Environmental Law.

     "Environmental Claim" shall mean, with respect to any Person, any action, suit, proceeding, investigation, notice, claim, complaint or demand, made by any other Person (including but not limited to, any Governmental Authority, citizens' group or present or former employee of such first Person) alleging, asserting or claiming any actual or potential (i) violation of any Environmental Law, (ii) liability under any Environmental Law or (iii) liability for investigatory costs, cleanup costs, governmental response costs, damages to the Environment, property damages, personal injuries, fines or penalties arising out of, based on or resulting from the presence, or release into the Environment, of any Environmental Concern Materials at any location, whether or not owned by such Person; provided, however, in no event shall any voluntary action, proceeding or investigation made or brought by the Co-Borrowers, their Subsidiaries and/or Affiliates from time to time in connection with their own activities or inactivities be included in this definition.

     "Environmental Cleanup Site" shall mean any location whether located in the United States, Canada or elsewhere which is listed or proposed for listing on the National Priorities List, on CERCLIS or on any similar state list of sites or identified by any Canadian Governmental Authority requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Law.

     "Environmental Concern Materials" shall mean (i) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollution, contaminate or any related material, raw material, substance, product or by-product of any substance specified in or regulated or otherwise affected by any Environmental Law (including but not limited to any "hazardous substance" as defined in any Environmental Law), (ii) any toxic chemical or other substance from or related to industrial, commercial or institutional activities, and (iii) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls, radon and urea-formaldehyde.

     "Environmental Law" and "Environmental Laws" shall mean any Law, whether now existing or subsequently enacted or amended, relating to (i) pollution or protection of the Environment, (ii) exposure of Persons, including but not limited to employees, to Environmental Concern Materials, (iii) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of Environmental Concern Materials or (iv) regulation of the manufacture, generation, use or introduction into commerce of Environmental Concern Materials including their manufacture, formulation, packaging, labeling, distribution, treatment, transportation, handling, storage or disposal. Without limitation, "Environmental Law" shall include (a) any Environmental Approval and the terms and conditions thereof; (b) any and all federal, state and local Laws including, without limitation, the following statutes: the Clean Air Act (42 U.S.C.A. sec.7401 et seq.); the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. sec.9601 et seq.); the Federal Water Pollution Control Act (33 U.S.C. sec.1251 et seq.), the Hazardous Material Transportation Act (49 U.S.C. sec.1801 et seq.); the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. sec.136), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. sec.6901 et seq.) (including the Hazardous and Solid Waste Amendments of 1984), the Toxic Substance Control Act (15 U.S.C. sec.2601 et seq.), the Federal Occupational Safety & Health Act of 1970 (29 U.S.C. sec.651 et seq.) (including sec.3101 of the Omnibus Reconciliation Act of 1990); the New Jersey Spill Compensation and Control Act (N.J.S.A. 58:10-23.11 et seq.); the New Jersey Industrial Site Recovery Act formerly known as the New Jersey Environmental Cleanup Responsibility Act (N.J.S.A. 13:lK-6 et seq.); and the New Jersey Leaking Underground Storage Tank Act (N.J.S.A. 58:l0A-21 et seq.), and all regulations promulgated thereunder and all as amended from time to time; (c) the Environmental Protection Act (Ontario), the Water Resources Act (Ontario), the Canadian Environmental Protection Act and The Transportation of Dangerous Goods Act (Canada) and (d) any common law doctrine (including, without limitation, injunctive relief and tort, such as negligence, nuisance, trespass and strict liability) that may impose obligations or liabilities for personal injury or property damage due to, or threatened as a result of, the presence of or exposure to Environmental Concern Materials.

     "Environmental Lien" shall mean a Lien in favor of any Governmental Authority for (i) any liability currently due and payable under any Environmental Laws or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of any Environmental Concern Material into the Environment.

     "Equipment" of any Person, shall mean and include all of said Person's now owned and hereafter acquired (i) machinery, (ii) manufacturing, distribution, selling, data processing and office equipment and (iii) furniture, furnishings, appliances, fixtures and trade fixtures, tools, toolings, molds, dies, vehicles, vessels, aircraft and all other goods of every type and description (other than Inventory).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations promulgated thereunder by the United States Treasury Department, the Department of Labor and/or the PBGC.

     "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with all or any of the Co-Borrowers would be deemed to be a "single employer" within the meaning of Section 4001 of ERISA.

     "Eurodollar Affiliate" shall mean with respect to each Lender, the Affiliate of such Lender, if any, including, without limitation, those Affiliates set forth on Schedule 1.01C attached to this Loan Agreement.

     "Eurodollar Interest Payment Date" shall mean, with respect to any Eurodollar Rate Loan, the last day of each Eurodollar Interest Period applicable to such Eurodollar Rate Loan.

     "Eurodollar Interest Period" shall mean one or more periods of time during which the Co-Borrowers may select, convert to or continue a Eurodollar Rate Loan, such funding period to be either a fourteen (14) day or a one (1), two
(2), three (3) or six (6) month period subject to availability, all as more fully subject to the provisions of Section 2.08 of this Loan Agreement.

     "Eurodollar Interest Rate Determination Date" shall mean the date on which the Agent determines the Eurodollar Rate applicable to (i) a Borrowing of a Eurodollar Rate Loan or (ii) the continuation or conversion of Eurodollar Rate Loans. The Eurodollar Interest Rate Determination Date shall be the second Business Day prior to the first day of the Eurodollar Interest Period applicable to such Borrowing, continuation or conversion.

     "Eurodollar Portion" of any Revolving Credit Loan or any Term Loan shall mean at any time the portion, including the whole, of such Revolving Credit Loan or such Term Loan which is bearing interest at any time under the Eurodollar Rate.

     "Eurodollar Rate" shall mean, with respect to any Eurodollar Interest Period applicable to a Borrowing of Eurodollar Rate Loans, an interest rate per annum determined by the Agent obtained by dividing (i) the rate of interest determined by the Agent in good faith in accordance with its usual procedure (which determination shall be conclusive, if made in good faith, absent manifest error) to be the average (rounded upward to the nearest whole multiple of one onethousandth of one percent (1/1000 of 1%) per annum if such average is not such a multiple) of the rates per annum at which deposits in U.S. Dollars and/or Canadian Dollars are offered by the Agent to major money center banks in the London interbank eurodollar market at approximately 11:00 A.M. (London time) on the Eurodollar Interest Rate Determination Date for a period equal to such Eurodollar Interest Period and in an amount substantially equal to the amount of the Eurodollar Rate Loan to be made by the Lenders and to be outstanding during such Eurodollar Interest Period, by (ii) a percentage equal to 100% minus the Eurodollar Reserve Percentage. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage. The "Eurodollar Rate" may also be expressed by the following formula:

                      [average of the rates offered by the Agent to
                       major money center banks in the
                       London interbank Eurodollar market
Eurodollar Rate   =    determined by the Agent             ]
                      -------------------------------------
                      [1.00-Eurodollar Reserve Percentage ]

     Finally, the "Eurodollar Rate" shall in all circumstances mean the rate of interest which is customarily referred to as the "London Interbank Offered Rate".

     "Eurodollar Rate Loans" shall mean those Revolving Credit Loans and those Term Loans outstanding which bear interest at a rate determined by reference to the Eurodollar Rate as provided for in Section 2.04(i) of this Loan Agreement.

     "Eurodollar Rate Option" shall mean one of the interest rates available to the Co-Borrowers as provided for and described in Section 2.04(i) of this Loan Agreement.

     "Eurodollar Rate Taxes" shall have the meaning ascribed and assigned to such term as set forth in Section 2.08(vii) (a) of this Loan Agreement.

     "Eurodollar Reserve Percentage" shall mean for any date that percentage, if any, (expressed as a decimal, rounded upward to the nearest 1/100 of 1%), as determined in good faith by the Agent (which determination shall be conclusive, if made in good faith, absent manifest error) which is in effect on such date, as prescribed by the Federal Reserve Board, for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve

System in respect of "eurocurrency liabilities" having a term equal to the applicable Eurodollar Interest Period (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents).

     "Event of Default" or "Events of Default" shall mean any of the events of default as defined and described in Section 9.01 of this Loan Agreement.

     "Excess Cash Flow" shall mean as of any date of determination thereof for the period of four (4) consecutive Fiscal Quarters immediately preceding said date of determination, taken together as one accounting period, Consolidated EBITDA minus the sum of, without duplication (i) interest expense on all Consolidated Debt of the Co-Borrowers for such test period, plus (ii) principal amortization payments due and payable on all Consolidated Debt during such test period, plus (iii) Capital Expenditures during such test period, plus (iv) Restricted Junior Payments paid during such test period (which are permitted under Section 7.04 of this Loan Agreement), plus (v) voluntary prepayments of principal made on all Consolidated Senior Debt during such test period and plus
(vi) all charges against income of the Co-Borrowers for federal, state and local taxes accrued for such test period, all as calculated in accordance with Generally Accepted Accounting Principles.

     "Exchange Rate" shall mean, on any day, (i) with respect to Canadian Dollars in relation to U.S. Dollars, the spot rate as quoted by Mellon Bank Canada as its noon spot rate at which U.S. Dollars are offered on such day for Canadian Dollars and (ii) with respect to U.S. Dollars in relation to Canadian Dollars, the spot rate as quoted by Mellon Bank Canada as its noon spot rate at which Canadian Dollars are offered on such day for U.S. Dollars.

     "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

     "Federal Funds Effective Rate" for any day shall mean the rate per annum (rounded upward to the nearest 1/100 of 1%) determined by the Agent (which determination shall be conclusive, if made in good faith, absent manifest error) to be the rate per annum announced by the Federal Reserve Bank of Philadelphia or the Federal Reserve Bank of Cleveland, as selected by the Agent (or any successor) on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

     "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System or any governmental authority succeeding to its functions.

     "Fiscal Quarter" shall mean the following three month periods of each Fiscal Year:

               April 1       -       June 30
               July 1        -       September 30
               October 1     -       December 31
               January 1     -       March 31

     "Fiscal Year" shall mean that period commencing on April 1 and ending on March 31 of each succeeding year or such other period as the Co-Borrowers may designate and the Agent may approve in writing.

     "Funding Segment" shall mean with respect to an Eurodollar Rate Loan, the entire principal amount of such Eurodollar Portion to which, at the time in question, there is applicable a particular Eurodollar Interest Period beginning on a particular day and ending on a particular day. (By definition, each such Eurodollar Portion is at all times composed of an integral number of discrete Funding Segments and the sum of the principal amounts of all Funding Segments of any such Portion at any time equals the principal amount of such Portion at such time.)

     "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles in the United States of America, as in effect from time to time, as developed, modified and set forth in the opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, or in such other statements by such other Person as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination, subject to the terms of Section 1.03 of this Loan Agreement.

     "Governmental Action" or "Governmental Approvals" shall mean any approval, order, consent, authorization, certificate, license, permit or validation of, or exemption or other action by, or filing, recording or registration with or notice to, any Governmental Authority.

     "Governmental Acts" shall have the meaning ascribed and assigned to such term as set forth in Section 2.01(vii)(a) of this Loan Agreement.

     "Governmental Authority" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

     "Indemnified Matters" shall have the meaning ascribed and assigned to such term as set forth in Section 11.04 of this Loan Agreement

     "Indemnified Party" and "Indemnified Parties" shall mean the Agent, each Lender and the directors, officers, trustees, employees, agents, attorneys and controlling shareholders of the Agent and each Lender.

     "Independent Certified Public Accountant" shall mean KPMG Peat Marwick, and its successors and any other independent certified public accounting firm selected by the Co-Borrowers, their Subsidiaries and Affiliates, which accounting firm is reasonably satisfactory to the Agent and the Requisite Lenders including, without limitation, any one of the Big Five Accounting Firms.

     "Inventory" shall mean all "inventory", as such term is defined in (i) the Uniform Commercial Code for each State in the United States in which the Co-Borrowers, their Subsidiaries and Affiliates may now or hereafter have such inventory located and (ii) the Personal Property Security Act for each Province in Canada in which the Co-Borrowers, their Subsidiaries and Affiliates may now or hereafter have such inventory located, whether now owned and hereafter acquired by the Co-Borrowers, and shall also mean and include all inventory, wherever located (whether in possession of the Co-Borrowers or of a bailee or other Person), now owned or hereafter acquired by the Co-Borrowers or in which the Co-Borrowers has or hereafter may acquire any rights, title or interests including, without limitation, all goods, materials, supplies, merchandise and other personal property furnished under any contract of service or intended for sale or lease, including, without limitation, all raw materials, work in process, finished goods and materials, parts and supplies of any kind, nature or description which are used or consumed in such Person's business, all returned or repossessed goods now, or at any time or times hereafter, in the possession or under the control of such Person, and all documents of title or documents representing the same, but excluding all goods not owned by such Person which have been sold on consignment by such Person to the extent included in the foregoing; together with all proceeds and products thereof.

     "IRS" shall mean the Internal Revenue Service and any Person succeeding to the functions thereof.

     "Issuing Bank" and "Issuing Banks" shall mean (individually or collectively, as the context requires) any one or more of Mellon Bank, N.A. or an Affiliate of Mellon Bank N.A., including, without limitation, Mellon Bank Canada (with respect to Canadian Letters of Credit), which has agreed to act as the issuer hereunder for purposes of issuing Letters of Credit.

     "Law" or "Laws" shall mean any law (including common law), constitution, statute, treaty, convention, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

     "Lender" and "Lenders" shall mean Mellon Bank, N.A., Mellon Bank Canada, and each financial or banking institution that has purchased and/or acquired, by way of assignment or participation, a portion of Mellon Bank, N.A.'s, Mellon Bank Canada's or any other Lender's rights and interests under this Loan Agreement, subject to the terms and conditions of Section 11.02 of this Loan Agreement. For purposes of this agreement, "Lender" includes each Canadian Lender unless the context otherwise requires.

     "Letter of Credit" or "Letters of Credit" shall mean any sight commercial/documentary or standby letter of credit issued by the Issuing Bank for the account of the Co-Borrowers pursuant to Section 2.01(vi) of this Loan Agreement (and shall include Canadian Letters of Credit).

     "Letter of Credit Obligations" shall mean, at any time, the sum of (i) Reimbursement Obligations at such time for Letters of Credit and (ii) the Dollar Equivalent of the aggregate maximum amount then available for drawing under the outstanding Letters of Credit.

     "Letters of Credit Reimbursement Agreement" shall mean, with respect to any Letter of Credit, such form of application therefor and form of continuing Letters of Credit Reimbursement Agreement therefor (in the form of a single document), as Issuing Bank may employ in the ordinary course of business for its own account, all as more fully set forth in Exhibit "B" attached hereto and made a part hereof.

     "Letter of Credit Sublimit" shall mean the lesser of (i) the applicable Advance Limit or (ii) US$20,000,000.00 minus the outstanding principal amount of all Revolving Credit Loans in excess of US$50,000,000.00.

     "Leverage Matrix" shall mean the following matrix, upon which (i) interest rates described in Section 2.04 hereof and (ii) certain fees described in
Section 2.05 hereof are determined on the basis of the Consolidated Funded Debt Leverage Ratio:


      Consolidated                                             Unused
      Funded Debt        Eurodollar     Prime Rate    BA       Commitment        Letter of Credit
      Leverage Ratio     Spread         Spread        Margin   Fee Rate          Annual Fee
      --------------     ----------     -----------   -------  -----------      -----------------
I     less than 2.5      1.50%          0.00%         1.50%      0.20%           1.00%

II    equal to or
      greater than
      2.5 but less
      than 3.0           1.75%          0.25%         1.75%      0.25%           1.375%

III   equal to or
      greater than
      3.0 but less
      than 3.5           2.00%          0.50%         2.00%      0.25%           1.875%

IV    equal to or
      greater than
      3.5 but less
      than 4.0           2.25%          0.75%         2.25%      0.375%          2.25%

V     equal to or
      greater than
      4.0 but less
      than 4.5           2.50%          1.00%         2.50%      0.50%           2.50%


VI    equal to or
      greater than
      4.5 but less
      than 5.0           2.75%          1.25%         2.75%      0.50%           2.75%

VII   equal to or
      greater
      than 5.0           3.00%          1.50%         3.00%      0.50%           3.00%


     "Liabilities and Costs" shall mean all liabilities, obligations, responsibilities, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, attorneys', experts and consulting fees and costs of investigation and feasibility studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future, arising out of or relating to any actions, suit, proceeding or resolution or settlement thereof.

     "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or preference, priority, security interest, or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

     "Loan Account" shall have the meaning ascribed and assigned to such term as set forth in Section 2.07(v) of this Loan Agreement.

     "Loan Agreement" shall have the meaning ascribed and assigned to such term as set forth in the preamble of this Loan Agreement.

     "Loan Documents" shall mean any and all agreements, documents, certificates and instruments executed by any one or more of the Co-Borrowers, the Corporate Guarantors, the Partnership Guarantor and/or any other Person and delivered by them to either or both the Lenders or the Agent pursuant to and in connection with the Loan Facilities, including, without limitation, this Loan Agreement, the Notes, the Collateral Documents and the Swap Agreement(s) in each case as amended, supplemented, restated or otherwise modified from time to time in accordance with the provisions thereof.

     "Loan Facilities" shall have the meaning ascribed and assigned to such term as set forth in the thirty-ninth recital of this Loan Agreement.

     "Loans" shall mean a collective reference to all Revolving Credit Loans, all Term Loans #1 and all Term Loans #2 outstanding from time to time.

     "Margin Stock" shall have the meaning ascribed and assigned to such term in Regulation U.

     "Marketable Securities" shall mean any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness commonly known as "securities", secured or unsecured, convertible, subordinated or otherwise, and in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing which can readily be bought and sold on any nationally recognized securities exchange and would properly be classified as marketable securities on the consolidated balance sheet of the Co-Borrowers and its Subsidiaries in accordance with Generally Accepted Accounting Principles.

     "Material Adverse Effect" shall mean (i) a material adverse effect upon the business, financial condition, financial performance, properties or operations of any one or more of the Co-Borrowers, their Subsidiaries and/or Affiliates taken as a whole or (ii) a material adverse effect upon the ability of the Co-Borrowers, their Subsidiaries and/or Affiliates to perform their Obligations under the Loan Documents.

     "Maximum Amount of Revolving Credit Loans" shall mean, as of any date of determination, the available Advance Limit (as determined by the calculations set forth in a current Borrowing Base Certificate) minus the amount of the Letter of Credit Obligations as of any date of determination.

     "Maximum Canadian Exposure" shall have the meaning ascribed and assigned to such term as set forth in Section 2.13(iii) of this Loan Agreement.

     "Mellon Canada Agreement #1" shall have the meaning ascribed and assigned to such term as set forth in the thirty-first recital of this Loan Agreement.

     "Mellon Canada Agreement #2" shall have the meaning ascribed and assigned to such term as set forth in the thirty-third recital of this Loan Agreement.

     "Mellon US Agreement #1" shall have the meaning ascribed and assigned to such term as set forth in the thirtieth recital of this Loan Agreement.

     "Mellon US Agreement #2" shall have the meaning ascribed and assigned to such term as set forth in the thirty-second recital of this Loan Agreement.

     "Multiemployer Plan" shall mean an employee benefit plan defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by the Co-Borrowers, their Subsidiaries, their Affiliates or an ERISA Affiliate.

     "NBC" shall have the meaning ascribed and assigned to such term as set forth in the twenty-first recital of this Loan Agreement.

     "NBC Canada Agreement" shall have the meaning ascribed and assigned to such term as set forth in the twenty-second recital of this Loan Agreement.

     "NBC US Agreement" shall have the meaning ascribed and assigned to such term as set forth in the twenty-first recital of this Loan Agreement.

     "Note" or "Notes" shall mean the reference to (i) the Revolving Credit Loan Note(s), (ii) the Term Loan #1 Note(s) and (iii) the Term Loan #2 Note(s), together with any and all amendments, modifications, extensions, renewals, refinancings or refundings of any thereof, in whole or in part.

     "Notice of Borrowing" shall mean with respect to a proposed Borrowing pursuant to Section 2.01(ii), Section 2.02(i)(c) or Section 2.03(i)(c) hereof, a written loan authorization and certificate duly executed by an Authorized Officer of the Co-Borrowers and delivered to the Agent in the form of Exhibit "D" attached hereto.

     "Notice of Conversion/Continuation" shall mean, with respect to a proposed conversion or continuation of a Revolving Credit Loan or the Term Loan as a Eurodollar Rate Loan or a Prime Rate Loan, pursuant to Section 2.04(iii) hereof, a notice in the form of Exhibit "E" attached hereto.

     "Obligations" shall mean all present and future indebtedness and other liabilities of each of the Co-Borrowers owing to the Agent, any Lender, or any Person entitled to indemnification pursuant to Section 11.04 hereof, or any of their respective permitted successors, transferees or assigns, of every type and description, arising under or in connection with this Loan Agreement or any other Loan Document, whether or not for the payment of money, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all Reimbursement Obligations, Swap Obligations, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to the Co-Borrowers under this Loan Agreement or any other Loan Document.

     "Office" when used in connection with the Agent, shall mean its principal office located at 1735 Market Street, Philadelphia, Pennsylvania 19101, or at such office or offices of the Agent or branch, subsidiary or affiliate thereof as may be designated in writing from time to time by the Agent to the Co-Borrowers and the Lenders.

     "Officer's Certificate" shall mean a certificate for the Co-Borrowers executed by any Authorized Officers of the Co-Borrowers, including, without limitation, the president, any vice-president, the chief financial officer, the controller and the treasurer, in the form of Exhibit "F".

     "OECD" shall mean the Organization for Economic Cooperation and Development.

     "Operating Lease" shall mean, as applied to any Person, any lease of any property

(whether real, personal or mixed) by that Person as lessee which is not a Capitalized Lease.

     "Original Agreement of Guaranty" shall have the meaning ascribed and assigned to such term as set forth in the fifth recital of this Loan Agreement.

     "Original Co-Borrowers" shall have the meaning ascribed and assigned to such term as set forth in the second recital of this Loan Agreement.

     "Original Guarantors" shall have the meaning ascribed and assigned to such term as set forth in the fifth recital of this Loan Agreement.

     "Original Lenders" shall have the meaning ascribed and assigned to such term as set forth in the second recital of this Loan Agreement.

     "Original Loan Agreement" shall have the meaning ascribed and assigned to such term as set forth in the second recital of this Loan Agreement.

     "Original Loan Facilities" shall have the meaning ascribed and assigned to such term as set forth in the fourth recital of this Loan Agreement.

     "Original Mellon Canada Revolving Credit Note" shall have the meaning ascribed and assigned to such term as set forth in the tenth recital of this Loan Agreement.

     "Original Mellon Canada Revolving Credit Note #2" shall have the meaning ascribed and assigned to such term as set forth in the fifteenth recital of this Loan Agreement.

     "Original Mellon Canada Revolving Credit Note #3" shall have the meaning ascribed and assigned to such term as set forth in the twenty-fourth recital of this Loan Agreement.

     "Original Mellon Canada Revolving Credit Note #4" shall have the meaning ascribed and assigned to such term as set forth in the thirty-fifth recital of this Loan Agreement.

     "Original Mellon Canada Term Loan Note" shall have the meaning ascribed and assigned to such term as set forth in the eleventh recital of this Loan Agreement.

     "Original Mellon Canada Term Loan Note #2" shall have the meaning ascribed and assigned to such term as set forth in the eighteenth recital of this Loan Agreement.

     "Original Mellon Canada Term Loan Note #3" shall have the meaning ascribed and assigned to such term as set forth in the twenty-seventh recital of this Loan Agreement.

     "Original Mellon Canada Term Loan Note #4" shall have the meaning ascribed and assigned to such term as set forth in the thirty-sixth recital of this Loan Agreement.

     "Original Mellon US Revolving Credit Note" shall have the meaning ascribed and assigned to such term as set forth in the ninth recital of this Loan Agreement.

     "Original Mellon US Revolving Credit Note #2" shall have the meaning ascribed and assigned to such term as set forth in the fourteenth recital of this Loan Agreement.

     "Original Mellon US Revolving Credit Note #3" shall have the meaning ascribed and assigned to such term as set forth in the twenty-third recital of this Loan Agreement.

     "Original Mellon US Revolving Credit Note #4" shall have the meaning ascribed and assigned to such term as set forth in the thirty-fourth recital of this Loan Agreement.

     "Original NBC Canada Revolving Credit Note" shall have the meaning ascribed and assigned to such term as set forth in the twenty-sixth recital of this Loan Agreement.

     "Original NBC Term Loan Note" shall have the meaning ascribed and assigned to such term as set forth in the twenty-eighth recital of this Loan Agreement.

     "Original NBC US Revolving Credit Note" shall have the meaning ascribed and assigned to such term as set forth in the twenty-fifth recital of this Loan Agreement.

     "Original Revolving Credit Loan Facility" shall have the meaning ascribed and assigned to such term as set forth in the second recital of this Loan Agreement.

     "Original Security Agreement #1" shall have the meaning ascribed and assigned to such term as set forth in the sixth recital of this Loan Agreement.

     "Original Security Agreement #2" shall have the meaning ascribed and assigned to such term as set forth in the seventh recital of this Loan Agreement.

     "Original Security Agreement #3" shall have the meaning ascribed and assigned to such term as set forth in the eighth recital of this Loan Agreement.

     "Original Security Agreements" shall have the meaning ascribed and assigned to such term as set forth in the eighth recital of this Loan Agreement.

     "Original Term Loan Facility" shall have the meaning ascribed and assigned to such term as set forth in the third recital of this Loan Agreement.

     "Original Toronto-Dominion NY Revolving Credit Note" shall have the meaning ascribed and assigned to such term as set forth in the sixteenth recital of this Loan Agreement.

     "Original Toronto-Dominion Revolving Credit Note" shall have the meaning ascribed and assigned to such term as set forth in the seventeenth recital of this Loan Agreement.

     "Original Toronto-Dominion Term Loan Note" shall have the meaning ascribed and assigned to such term as set forth in the nineteenth recital of this Loan Agreement.

     "Partnership Guarantor" shall mean (i) Laurel Technologies Partnership t/a DRS Laurel Technologies, a general partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 423 Walters Avenue, Johnstown, Pennsylvania 15904 and (ii) any new or additional non-corporate Affiliates of the Co-Borrowers in which any of the Co-Borrowers acquires an ownership interest of more than fifty percent (50%).

     "PBGC" shall mean the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions and duties under ERISA.

     "Pension Plan" shall mean any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) covered by Title IV of ERISA by reason of Section 4021 of ERISA, of which the Co-Borrowers or any ERISA Affiliate are or have been within the preceding five years a "contributing sponsor" within the meaning of Section 4001(a)(13) of ERISA, or which are or have been within the preceding five years maintained for employees of the Co-Borrowers or any ERISA Affiliate.

     "Permits" shall mean any permit, approval, authorization, license, variance, or permission required from a Governmental Authority under an applicable Requirement of Law.

     "Permitted Encumbrances" shall mean a collective reference to (i) any Customary Permitted Liens, (ii) any Liens created or contemplated by the Loan Documents and (iii) any Liens existing on the Closing Date, as described on
Schedule 1.01-D attached hereto and made a part hereto which Liens are reasonably acceptable to the Lender.

     "Person" or "Persons" shall mean any natural person, employee, general or limited partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company, trust, bank or other organization, whether or not a legal entity or any other non-governmental entity, or any Governmental Authority.

     "Plan" shall mean any employee benefit plan within the meaning of
Section 3(3) of ERISA (other than a Multiemployer Plan) of which the Co-Borrowers or any ERISA Affiliate are, or within the preceding five years were, an "employer" as that term is defined in Section 3(5) of ERISA.

     "Pledge of Stock Agreements" shall mean a collective reference to (i) that certain Amended and Restated Pledge of Stock Agreement #1, dated October 20, 1998, executed by DRS Canada Inc., as pledgor, pledging 100% of the authorized, issued and outstanding voting capital stock of DRS Flight Safety, as hereafter amended, modified, extended, renewed, refinanced and/or supplemented; (ii) that Amended and Restated certain Pledge of Stock Agreement #2, dated October 20, 1998, executed by DRS, as pledgor, pledging 100% of the authorized, issued and outstanding voting capital stock of (a) DRS International, (b) DRS Canada Inc.,
(c) DRS Systems Management, (d) DRS/MS, (e) DRS Air, (f) DRS Electronic Systems,
(g)

DRS Photronics and (h) DRS Precision Echo, (i) DRS EO, (j) DRS FPA, Inc. and (k) DRS Merger Sub, Inc., as hereafter amended, modified, extended, renewed, refinanced and/or supplemented; (iii) that certain Amended and Restated Pledge of Stock Agreement #3, dated October 20, 1998, executed by DRS Electronic Systems, Inc., as pledgor, pledging 100% of the authorized, issued and outstanding voting capital stock of DRS Technical Services, Inc., as hereafter amended, modified, extended, renewed, refinanced and/or supplemented; (iv) that certain Amended and Restated Pledge of Stock Agreement #4, dated October 20, 1998, executed by DRS Precision Echo, Inc., as pledgor, pledging 100% of the authorized, issued and outstanding voting capital stock of DRS Ahead Technology, Inc., as hereafter amended, modified, extended, renewed, refinanced and/or supplemented; (v) that certain Amended and Restated Pledge of Stock Agreement #5, dated October 20, 1998, executed by DRS Photronics, Inc., as pledgor, pledging 100% of the authorized, issued and outstanding voting capital stock of DRS Optronics, Inc., as hereafter amended, modified, extended, renewed, refinanced and/or supplemented; (vi) that certain Amended and Restated Pledge of Stock Agreement #6, dated October 20, 1998, executed by DRS Canada Inc., as pledgor, pledging no more than 65% of the authorized, issued and outstanding voting capital stock of Spar (UK), as hereafter amended, modified, extended, renewed, refinanced and/or supplemented; (vii) that certain Pledge of Stock Agreement #1, dated October 20, 1998, executed by DRS Ahead Technologies, Inc., as pledgor, pledging no more than 65% of the authorized, issued and outstanding voting capital stock of DRS Ahead Technology, Inc. (Bulgaria) JSC, as hereafter amended, modified, extended, renewed, refinanced and/or supplemented; (viii) that certain Pledge of Stock Agreement #2, dated October 20, 1998, executed by DRS International, Inc., as pledgor, pledging no more than 65% of the authorized, issued and outstanding voting capital stock of Diagnostic/Retrieval Systems (DRS) Technologies Parsippany B.V., as hereafter amended, modified, extended, renewed, refinanced and/or supplemented; (ix) that certain Pledge of Stock Agreement #3, dated October 20, 1998, executed by DRS Hadland Ltd., as pledgor, pledging (a) 100% of the authorized, issued and outstanding voting capital stock of DRS Hadland, Inc. and (b) no more than 65% of the authorized, issued and outstanding voting capital stock of DRS Hadland Photonics GmbH; and
(x) that certain Pledge of Stock Agreement #4, dated October 20, 1998, executed by DRS Technologies (Europe) Ltd., as pledgor, pledging no more than 65% of the authorized, issued and outstanding voting capital stock of DRS Hadland Ltd., as hereafter amended, modified, extended, renewed, refinanced and/or supplemented.

     "Potential Event of Default" shall mean an event, condition or situation which, with the giving of any required notice and/or the passage of any required grace or cure periods, or any combination of the foregoing, would constitute an Event of Default.

     "Prime Rate" or "Prime Lending Rate" shall mean the fluctuating interest rate per annum publicly announced by the Agent from time to time as its "prime rate" or "prime lending rate", which interest rate may not necessarily be the rate actually charged by the Agent to its most creditworthy customers.

     "Prime Rate Loans" shall mean all Revolving Credit Loans and the Term Loan outstanding which bear interest at a rate determined by reference to the Prime Rate as provided for in Section 2.04(i) of this Loan Agreement.

     "Prime Rate Option" shall mean one of the two interest rates available to the Co-Borrowers as provided for and described in Section 2.04(i)(a) and Section 2.04(i)(b) of this Loan Agreement.

     "Prime Rate Portion" of any Borrowing or Borrowings shall mean at any time the portion, including the whole, of such Borrowing or Borrowings bearing interest at such time under the Prime Rate Option. If no Borrowing or Borrowings is specified, "Prime Rate Portion" shall refer to the Prime Rate Portion of all Borrowings outstanding at such time.

     "Process Agent" shall have the meaning ascribed and assigned to such term as set forth in Section 11.18 of this Loan Agreement.

     "Property" shall mean any real or personal property, plant, building, facility, structure, underground storage tank, machinery and Equipment, Inventory, Accounts or other assets now or hereafter owned, leased or operated by the Co-Borrowers.

     "Pro Rata Share" for any Lender shall mean with respect to (i) the Revolving Credit Facility, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Lender's Revolving Credit Commitment and the denominator of which shall be the aggregate amount of all of the Lenders' Revolving Credit Commitments, as adjusted from time to time to give effect to any applicable Assignment and Acceptance Agreement and any reduction of the Revolving Credit Facility under Section 2.01(v) of this Loan Agreement, (ii) the Term Loan Facility #1, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Lender's Term Loan #1 Commitment and the denominator of which shall be the aggregate amount of all of the Lenders' Term Loan #1 Commitments, as adjusted from time to time to give effect to any applicable Assignment and Acceptance Agreement and (iii) the Term Loan Facility #2, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Lender's Term Loan #2 Commitment and the denominator of which shall be the aggregate amount of all of the Lenders' Term Loan #2 Commitments, as adjusted from time to time to give effect to any applicable Assignment and Acceptance Agreement. A Lender may have a Pro Rata Share of all of the Loan Facilities or any individual Loan Facility.

     "Purchase Agreement" shall mean that certain agreement dated as of July 28, 1998 executed by and among the Sellers, as the sellers, and DRS Technologies, Inc., as the purchaser, pursuant to which the Sellers have agreed to sell to DRS Technologies, Inc. certain of the assets of the scanning and staring infrared detector business and electro-optical business of the Sellers, as amended and modified up through and including the Closing Date and, with the consent of the Agent, as amended and modified after the Closing Date.

     "Qualified Billed Accounts Receivable" shall mean an Account which has been identified by the Co-Borrowers, their Subsidiaries and Affiliates to the Agent in the Borrowing Base Certificate and is represented by the Co-Borrowers, the Corporate Guarantors and the Partnership Guarantor to the best of their knowledge (by their acceptance of Revolving Credit Loans hereunder) as meeting all of the following criteria on its origination date and thereafter until collected, and is in all other respects acceptable to the Agent based on its customary credit and collateral considerations regarding the value of the Account: (i) the Co-Borrowers, their Subsidiaries and Affiliates are the sole owners of the Account and have not sold, assigned or otherwise transferred it, and the Account is not subject to any claim or Lien (other than any Lien granted to the Agent in connection with the Loan Facilities); (ii) the Account is bona fide and legally enforceable and owing to the Co-Borrowers, their Subsidiaries and Affiliates for the sale of goods and performance of services in the United States, Canada and/or their respective territories and possessions, and in the ordinary course of business and the Account does not require any further act on the part of the Co-Borrowers, their Subsidiaries and Affiliates to make it owing by the Account debtor, and the Co-Borrowers, their Subsidiaries and Affiliates have delivered to the Agent if required by the Agent, invoices, billings, shipping documents and other documents evidencing the obligation to pay the Account; (iii) the Account does not represent a conditional sale, consignment or other sale on a basis other than that of absolute sale, is not evidenced by any note, instrument, chattel paper or like document; (iv) the Account is invoiced for payment promptly on or about the date Inventory or other goods represented thereby are shipped to the account debtor, and said Account has not remained unpaid for more than ninety (90) days after its invoice date; (v) the Account is not subject to any valid defense, offset, request for equitable adjustment, claim, counterclaim, credit, allowance or adjustment except usual and customary prompt payment discounts, nor has the account debtor returned the goods or indicated any dispute or complaint concerning them; provided, however, if the account debtor has returned any goods, or indicated a dispute or complaint with respect thereto or with respect to the Account, then the Account will be disqualified under this clause (v) only to the extent of the goods returned or the amount of the dispute or the complaint if the account debtor can reasonably be expected to pay the remainder of the Account; (vi) the Co-Borrowers, their Subsidiaries and Affiliates have not received any notice, nor have any knowledge, of any facts which materially adversely affect the creditworthiness of the applicable Account debtor, including, without limitation, the customer, is not the subject of any bankruptcy or other insolvency proceeding; (vii) the account debtor is not an Affiliate of the Co-Borrowers, their Subsidiaries or Affiliates nor a director or officer of the Co-Borrowers, their Subsidiaries or Affiliates or an Affiliate of any director or officer; (viii) the Account does not represent a contra account; (ix) the Agent holds a first priority perfected security interest lien on said Account, subject to any rights of any Governmental Authority under a Contractual Obligation; (x) the Account is not with a customer located in any state denying creditors access to said state's courts in the absence of a Notice of Business Activities Report or other similar filing, unless the Co-Borrowers, their Subsidiaries and Affiliates have either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year; and (xi) the Account is not due from an account debtor whose principal place of business is located outside the United States of America or Canada unless (a) such Account is backed by a letter of credit issued or confirmed by a bank that is organized under the laws of the United States of America or a State thereof and has capital and surplus in excess of US$1,000,000,000.00 (provided, however, that such letter of credit shall have been delivered to the Agent as additional Collateral under the Loan Documents) or such Account is covered by foreign credit insurance reasonably satisfactory to the Agent or (b) such account debtor is, in the reasonable commercial judgment of the Agent, creditworthy in relation to the Accounts owing by such customer to the Co-Borrowers, their Subsidiaries and Affiliates. The Agent shall have the right to request from the Co-Borrowers, their Subsidiaries and Affiliates, at any time, such information concerning an Account or Accounts as the Agent may reasonably require in order to ascertain that the criteria set forth above in clauses (i) through (xi) have been satisfied with respect to such Account or Accounts. In addition, if an Account or Accounts of an account debtor representing fifty (50%) percent or more of the total balance due on all Accounts of said account debtor fail(s) to satisfy the requirements described in clauses (i) through (xi) above, then all Accounts of said account debtor shall be ineligible and shall not be "Qualified Billed Accounts Receivable".

     Additionally, without limiting any other provision of this Loan Agreement, or the discretion of the Agent or Lenders to deem Accounts ineligible pursuant to any other provision of this Loan Agreement, it is expressly understood and agreed that if any of the Co-Borrowers, their Subsidiaries or Affiliates, (i) has been debarred or suspended by any Governmental Authority, or been issued a notice of proposed debarment or notice of proposed suspension by any Governmental Authority; (ii) is the subject of an investigation by any Governmental Authority (other than a normal and customary review) involving or possibly involving fraud, willful misconduct or any other wrongdoing, and which could result in criminal liability, civil liability or expense in excess of One Million and 00/100 (US$1,000,000.00) Dollars, suspension, debarment or any other adverse administrative action; (iii) is a party to any Contractual Obligation with any Governmental Authority which has been actually terminated due to such Co-Borrower's, Subsidiary's or Affiliate's alleged fraud, willful misconduct or any other wrongdoing; (iv) is a party to any Contractual Obligation with any Governmental Authority which has been actually terminated for any other reason whatsoever, which could result in liability or expense in excess of One Million and 00/100 (US$1,000,000.00) Dollars, and (v) has been issued a cure notice or show cause notice under any Contractual Obligation with any Governmental Authority involving amounts in excess of One Million and 00/100 (US$1,000,000.00) Dollars and has failed to cure the default giving rise to such cure notice or failed to resolve the matter set forth in the show cause notice
(a) within the time period available to such Co-Borrower, Subsidiary or Affiliate, pursuant to such Contractual Obligation with any Governmental Authority and/or such notice or (b) before the date on which the Contractual Obligation as a consequence of such default or matter set forth in the show cause notice, then in any such event, any and all Accounts of such Co-Borrower, Subsidiary or Affiliate, may, in the sole but reasonable discretion of the Agent, be deemed and treated by the Agent as ineligible Accounts and shall not be "Qualified Billed Accounts Receivable."

     "Qualified Billed Government Accounts Receivable" shall mean all Accounts arising from a Contractual Obligation with any Governmental Authority which (i) represents amounts due and owing to the Co-Borrowers, their Subsidiaries or Affiliates pursuant to a Contractual Obligation with any Governmental Authority,
(ii) have been properly billed, (iii) arise in the ordinary course of Co-Borrowers', their Subsidiaries' or Affiliates' businesses, (iv) are due, owing and not subject to any defense, set-off or counterclaim and (v) are otherwise in all cases a Qualified Billed Accounts Receivable.

     "Qualified Inventory" shall mean the Inventory of each of the Co-Borrowers, their Subsidiaries and Affiliates in the sole possession or control of such Co-Borrowers, their Subsidiaries and Affiliates, stored in a location or locations and in a manner acceptable to the Agent, valued at the lower of cost or market value, which Inventory is, and at all times continues to be, acceptable to the Agent, and in which the Agent has an enforceable perfected security interest under the applicable Uniform Commercial Code or the Personal Property Security Act which is prior to all Liens, except Liens for taxes not yet due and payable to the extent given priority by statute and prior to any rights of suppliers in Canada to repossess thirty (30) day goods pursuant to the Bankruptcy Act.

     "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. sec.6901 et. seq., and any successor statute, and regulations promulgated thereunder.

     "Refunding Bankers Acceptance" shall have the meaning ascribed and assigned to such term as set forth in Section 2.04A(ii) in this Loan Agreement.

     "Regulation D" shall mean Regulation D of the Federal Reserve Board, or any successor statute or regulation thereto, as in effect from time to time.

     "Regulation T" shall mean Regulation T of the Federal Reserve Board, or any successor statute or regulation thereto, as in effect from time to time.

     "Regulation U" shall mean Regulation U of the Federal Reserve Board, or any successor statute or regulation thereto, as in effect from time to time.

     "Regulation X" shall mean Regulation X of the Federal Reserve Board, or any successor statute or regulation thereto, as in effect from time to time.

     "Reimbursement Obligations" shall mean the Dollar Equivalent of the unpaid reimbursement or repayment obligations of the Co-Borrowers to either or both Issuing Banks pursuant to the Letter(s) of Credit Reimbursement Agreement for amounts paid out under Letters of Credit.

     "Release" shall mean release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of Environmental Concern Materials in violation of Environmental Laws into the indoor or outdoor Environment or into or out of any Property, including the movement of Environmental Concern Materials through or in the air, soil, surface water, groundwater or Property.

     "Remedial Action" shall mean actions required to (i) clean up, remove, treat or in any other way address Environmental Concern Materials in the indoor or outdoor Environment; (ii) prevent the Release or threat of Release or minimize the further Release of Environmental Concern Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor Environment; or (iii) perform preremedial studies and investigations and postremedial monitoring and care.

     "Reportable Event" shall mean any event described as such in Section 4043 of ERISA or regulations promulgated thereunder.

     "Requirements of Law" shall mean, as to any Person, the charter and by-laws or other organization or governing documents of such Person, and any law, rule or regulation, Permit, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, the Securities Act, the Securities Exchange Act, Regulations U and X, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or occupational safety or health law, rule or regulation.

     "Requisite Lenders" shall mean, as of any date of determination, (i) if the Commitments are then in effect, Lenders having Pro Rata Shares which are, in the aggregate, fifty-one percent (51%) or more of the then aggregate amount of the Commitments then in effect and (ii) if the Commitments are not then in effect but there are Obligations outstanding, Lenders holding, in the aggregate, fifty-one percent (51%) or more of the outstanding Obligations.

     "Reset Date" shall have the meaning ascribed and assigned to such term as set forth in Section 2.13(i) of this Loan Agreement.

     "Restricted Junior Payments" shall mean (i) any dividend or other distribution to the shareholders of DRS (whether direct or indirect and whether in cash, property, Securities or otherwise) on account of any shares of any class of capital stock (or equivalent partnership interest) of DRS now or hereafter outstanding, (ii) any scheduled payment or prepayment of principal of, premium, if any, or interest on, or fees in respect of, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to any Consolidated Subordinated Debt after the occurrence of an Event of Default and (iii) any prepayment in advance of anticipated and scheduled payment dates of principal of, premium, if any, or interest on, or fees in respect of, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to any Consolidated Subordinated Debt (except for (a) prepayments in connection with the refinance of such Consolidated Subordinated Debt in amounts and on terms and conditions equal to or better than the existing terms and conditions and (b) prepayments of up to US$1,000,000.00 in the aggregate of outstanding principal on any said Consolidated Subordinated Debt).

     "Revolving Credit Accommodations" shall mean, at any time, the sum of (i) all Revolving Credit Loans outstanding at such time and (ii) all Letter of Credit Obligations outstanding at such time.

     "Revolving Credit Commitment" shall mean, with respect to each Lender, as of any date of determination, such Lender's Pro Rata Share of the amount of the Revolving Credit Loan Facility as of such date which percentage and amount shall be set forth on the signature pages to this Loan Agreement and/or in any Assignment and Acceptance Agreement.

     "Revolving Credit Commitments" shall mean, as of any date of determination, collectively, the aggregate amount of each Revolving Credit Commitment of all the Lenders as of such date, including, without limitation, the Canadian Revolving Credit Commitments of all Canadian Lenders.

     "Revolving Credit Loan Facility" shall have the meaning ascribed and assigned to such term as set forth in the thirty-eighth recital of this Loan Agreement.

     "Revolving Credit Loan" and "Revolving Credit Loans" shall have the meaning ascribed and assigned to such term in Section 2.01(i)(a) of this Loan Agreement.

     "Revolving Credit Loan Note" or "Revolving Credit Loan Notes" shall mean those Revolving Credit Notes in substantially the form attached hereto as Exhibit "G" with blanks appropriately filled, each such note payable to the order of a Lender, in a face amount equal to such Lender's Pro Rata Share of the Revolving Credit Commitments.

     "Revolving Credit Termination Date" shall mean the earlier of (i) October 20, 2003, (ii) the date of the permanent termination of the Revolving Credit Commitments pursuant to Section 2.01(v) of this Loan Agreement or (iii) the date of termination of the Revolving Credit Commitments pursuant to Section 9.02 of this Loan Agreement.

     "Securities" shall mean any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, and in general any instruments commonly known as "securities", or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the Obligations.

     "Securities Act" shall mean the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.

     "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended to the date hereof from time to time hereafter, and any successor statute.

     "Security Agreement" and "Security Agreements" shall mean those certain Amended and Restated Security Agreements dated the date of this Loan Agreement, whereby the Co-Borrowers, the Corporate Guarantors (excluding DRS Hadland, Inc.) and the Partnership Guarantor have collaterally assigned, hypothecated, pledged, conveyed, transferred, given and granted to the Agent, for the benefit of all of the Lenders, a continuing security interest in all of their respective rights, title and interests in and to certain assets and properties of the Co-Borrowers, the Corporate Guarantors and the Partnership Guarantor described therein (including, without limitation, Accounts, Inventory and Equipment), as such Security Agreements may be from time to time hereafter amended, modified, extended, renewed, refinanced and/or supplemented.

     "Sellers" shall mean a collective reference to (i) Raytheon Company, (ii) Raytheon Systems Georgia, Inc. and (iii) Raytheon TI Systems, Inc.

     "Senior Financial Officer" shall mean the chief financial officer of the Co-Borrowers designated by the Co-Borrowers in a written statement delivered to the Agent.

     "Single Employer Plan" shall mean any Plan which is not a Multiemployer Plan under ERISA.

     "Solvent" shall mean when used with respect to any Person, that at the time of determination:

          (i) the fair value of its assets (both at fair valuation and at present fair salable value) in excess of the total amount of its liabilities, including, without limitation, contingent liabilities; and

          (ii) is then able to pay its Consolidated Debts as they mature; and

          (iii) it owns property having a value (both at fair valuation and at present fair salable value) in excess of the total amount required to pay its Consolidated Debts.

     "Subsidiary" or "Subsidiaries" shall mean (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect a majority of directors is at the time, directly or indirectly, owned by any of the Co-Borrowers, by any of the Co-Borrowers and one or more Subsidiaries of any of the Co-Borrowers or by one or more Subsidiaries of any of the Co-Borrowers,
(ii) any other Person (other than a corporation) in which the Co-Borrowers and one or more Subsidiaries of the Co-Borrowers, directly or indirectly, at the date of determination thereof has at least majority ownership interest and/or
(iii) any entity whose net earnings (losses) or portions thereof would be properly included and consolidated with the net earnings of the Co-Borrowers in accordance with Generally Accepted Accounting Principles; provided, however, that the term Subsidiary shall not include any entity that is not reflected on the consolidated balance sheet of the Co-Borrowers due to inactivity and lack of material assets and liabilities.

     "Swap Agreement" shall mean one or more written agreements between any of the Co-Borrowers and one or more financial institutions providing for "swap", "cap", "collar" or other interest rate or currency exchange protection with respect to any of the Loan Facilities, including, without limitation, that certain Interest Rate and Currency Exchange Agreement in substantially the form attached hereto as Exhibit "H", as said Interest and Currency Rate Exchange Agreement may hereinafter be executed by the Co-Borrowers and delivered to the Agent, all as it may be amended, modified, supplemented, extended, renewed or otherwise renegotiated by and between the Agent and the Co-Borrowers.

     "Swap Obligation" shall mean the Co-Borrowers' obligations to any Person (that is or was a Lender or an Affiliate of a Lender at the time of entering into a Swap Agreement) arising from time to time under a Swap Agreement, including any and all payment or reimbursement obligations of whatever nature.

     "Taxes" shall have the meaning ascribed and assigned to such term as set forth in Section 2.10 of this Loan Agreement.

     "Termination Event" shall mean (i) any Reportable Event with respect to any Benefit Plan, (ii) the withdrawal of the Co-Borrowers, or an ERISA Affiliate from a Benefit Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the notification by either the Co-Borrowers or an ERISA Affiliate to affected parties of an intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA,
(iv) the institution by the PBGC of proceedings to terminate any Benefit Plan,
(v) any event or condition which constitutes grounds under Section 4042 of ERISA for the appointment of a trustee to administer a Benefit Plan or (vi) the partial or complete withdrawal of the Co-Borrowers or any ERISA Affiliate from a Multiemployer Plan.

     "Term Loan #1" and "Term Loans #1" shall have the meaning ascribed and assigned to such term as set forth in Section 2.02(i)(a) of this Loan Agreement.

     "Term Loan #1 Commitment" or "Term Loan #1 Commitments" shall mean, with respect to each Lender, as of any date of determination, such Lender's Pro Rata Share of the amount of the Term Loan Facility #1, as of such date, which percentage and amount shall be set forth on the signature pages to this Loan Agreement and/or in any Assignment and Acceptance Agreement, and which shall include, where applicable, each Canadian Lender's Pro Rata Share of the amount of each Canadian Term Loan.

     "Term Loan #1 Maturity Date" shall mean October 19, 2003.

     "Term Loan #1 Note" and "Term Loan #1 Notes" shall mean those Amended and Restated Term Loan #1 Notes in substantially the form attached hereto as Exhibit "I" with blanks appropriately filled in, each such note payable to the order of a Lender, in a face amount equal to such Lender's Pro Rata Share of the Term Loan #1 Commitments.

     "Term Loan #2" and "Term Loans #2" shall have the meaning ascribed and assigned to such term as set forth in Section 2.03(i)(a) of this Loan Agreement.

     "Term Loan #2 Commitment" or "Term Loan #2 Commitments" shall mean, with respect to each Lender (but not including a Canadian Lender), as of any date of determination, such Lender's Pro Rata Share of the amount of the Term Loan Facility #2, as of such date, which percentage and amount shall be set forth on the signature pages to this Loan Agreement and/or in any Assignment and Acceptance Agreement.

     "Term Loan #2 Maturity Date" shall mean October 19, 2005.

     "Term Loan #2 Note" and "Term Loan #2 Notes" shall mean those Term Loan #2 Notes in substantially the form attached hereto as Exhibit "J" with blanks appropriately filled in, each such note payable to the order of a Lender, in a face amount equal to such Lender's Pro Rata Share of the Term Loan #2 Commitments.

     "Term Loan Commitments" shall mean, as of any date of determination, collectively the aggregate amount of all Term Loan #1 Commitments and all Term Loan #2 Commitments of all of the Lenders as of such date.

     "Term Loan Facility #1" shall have the meaning ascribed and assigned to such term as set forth in the thirty-eighth recital of this Loan Agreement.

     "Term Loan Facility #2" shall have the meaning ascribed and assigned to such term as set forth in the thirty-eighth recital of this Loan Agreement.

     "Term Loan Facilities" shall mean the collective reference to the Term Loan Facility #1 and the Term Loan Facility #2.

     "Term Loan Notes" shall mean a collective reference to all of (i) the Term Loan #1 Notes and (ii) the Term Loan #2 Notes.

     "Toronto-Dominion" shall have the meaning ascribed and assigned to such term as set forth in the thirteenth recital of this Loan Agreement.

     "Toronto-Dominion Agreement" shall have the meaning ascribed and assigned to such term as set forth in the thirteenth recital of this Loan Agreement.

     "Toronto-Dominion NY" shall have the meaning ascribed and assigned to such term as set forth in the twelfth recital of this Loan Agreement.

     "Toronto-Dominion NY Agreement" shall have the meaning ascribed and assigned to such term as set forth in the twelfth recital of this Loan Agreement.

     "Uniform Customs" shall mean the Uniform Customs and Practice for Documentary Credits (1993 Revisions), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

     "Unused Commitment Fee Rate" shall mean, as of each date of determination during the term of the Loan Facilities, the applicable percentage set forth in the Leverage Matrix opposite the Consolidated Funded Debt Leverage Ratio (determined as of the last day of the prior Fiscal Quarter).

     "US Dollar", "US Dollars" and the symbol "US$" shall mean lawful money of the United States of America.

     "Year 2000 Compliant" means, with regard to any Person, that all software, embedded microchips, and other processing capabilities utilized by, and material to the business operations or financial condition of, such Person are able to interpret and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenario, including in relation to dates in and after the year 2000.

     "Year 2000 Problem" shall mean the risk that computer applications used by or for the benefit of the Co-Borrowers, their Subsidiaries and Affiliates may be unable to recognize or perform properly certain date sensitive functions involving certain dates prior to, and any date after, December 31, 1999.

     Section 1.02 Rules of Interpretation and Construction. In this Loan Agreement unless the context otherwise clearly requires:

          (i) Articles and Sections mentioned by number only are the respective Articles and Sections of this Loan Agreement as so numbered;

          (ii) Words importing a particular gender mean and include every other gender, and words importing the singular number mean and include the plural number and vice versa;

          (iii) Words importing persons mean and include firms, associations, partnerships (including limited partnerships), societies, trusts, corporations or other legal entities, including public or governmental bodies, as well as natural persons;

          (iv) Any headings preceding the texts of the several Articles and Sections of this Loan Agreement, and any table of contents or marginal notes appended to copies hereof, shall be solely for convenience of reference and shall not affect or control the meaning, construction or interpretation of this Loan Agreement;

          (v) If any clause, provision or section of this Loan Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any of the remaining provisions thereof, unless not invalidating or rendering unenforceable the remaining provisions shall be inequitable;

          (vi) The terms "herein", "hereunder", "hereby", "hereto", "hereof" and any similar terms as used in this Loan Agreement refer to this Loan Agreement as a whole and not to any particular provision of this Loan Agreement; the term "heretofore" means before the date of execution of this Loan Agreement; and the term "hereafter" means on or after the date of execution of this Loan Agreement;

          (vii) This Loan Agreement and all matters relating hereto shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania;

          (viii) If any clause, provision or section of this Loan Agreement shall be determined to be apparently contrary to or conflicting with any other clause, provision or section of this Loan Agreement, then the clause, provision or section containing the more specific provisions shall control and govern with respect to such apparent conflict;

          (ix) References in this Loan Agreement to "determination" (and similar terms) by the Agent or by any Lender include good faith estimates by the Agent or by any Lender (in the case of quantitative determinations) and good faith beliefs by the Agent or by any Lender (in the case of qualitative determinations); and

          (x) Any reference to "$" when used herein, shall be construed to mean and refer to dollars denominated in the currency of the United States, unless the context clearly indicates otherwise.

     Section 1.03 Accounting Principles.

          (i) As used in this Loan Agreement "Generally Accepted Accounting Principles" shall be established on the date a relevant computation or determination is to be made or the date of relevant financial statements, as the case may be.

          (ii) Except as otherwise provided in this Loan Agreement, all computations and determinations as to accounting or financial matters shall be made, and all financial statements to be delivered pursuant to this Loan Agreement shall be prepared, in accordance with Generally Accepted Accounting Principles (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by Generally Accepted Accounting Principles.

          (iii) If any change in Generally Accepted Accounting Principles after the date of this Loan Agreement is or shall be required to be applied to transactions then or thereafter in existence, and a violation of one or more provisions of this Loan Agreement shall have occurred or in the opinion of the Co-Borrowers would likely occur which would not have occurred or be likely to occur if no change in accounting principles had taken place, (a) the Co-Borrowers and the Agent agree that such violation shall not be considered to constitute an Event of Default or a Potential Event of Default for a period of thirty (30) days from the date the Co-Borrowers notify the Agent and the Lenders of the applicability of this
     Section 1.03 (iii); (b) the Co-Borrowers, the Agent and the Lenders agree in such event to negotiate in good faith an amendment of this Loan Agreement which shall approximate to the extent possible the economic effect of the original financial covenants after taking into account such change in Generally Accepted Accounting Principles; and (c) if the Co-Borrowers, the Agent and the Lenders are unable to negotiate such an amendment within the thirty (30) day period described above in clause (a), the Co-Borrowers shall have the option of (1) prepaying the Loans (pursuant to applicable provisions hereof) or (2) submitting the drafting of such an amendment to a firm of independent certified public accountants of nationally recognized standing acceptable to the Co-Borrowers, the Agent and the Lenders, which shall complete its draft of such amendment, which shall be binding upon the parties, within thirty (30) days of submission; if the Co-Borrowers, the Agent and the Lenders cannot agree, the firm shall be selected by binding arbitration in the City of Philadelphia, Pennsylvania in accordance with the rules then obtaining of the American Arbitration Association. If the Co-Borrowers do not exercise either such option within said period, then as used in this Loan Agreement, "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles in effect at the relevant date. The Co-Borrowers, the Agent and the Lenders agree that if the Co-Borrowers elect the option in clause (2) above, until such firm has been selected and completes drafting such amendment, no such violation shall constitute an Event of Default or a Potential Event of Default.

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



          (iv) If any change in Generally Accepted Accounting Principles after the date of this Loan Agreement is required to be applied to transactions or conditions then or thereafter in existence, and the Agent shall assert that the effect of such change is or shall likely be to distort materially the effect of any of the definitions of financial terms in Article I of this Loan Agreement or any of the covenants of the Co-Borrowers in Article VIII of this Loan Agreement (hereinafter referred to as the "Financial Provisions"), so that the intended economic effect of any of the Financial Provisions will not in fact be accomplished, then

               (a) the Agent shall notify the Co-Borrowers of such assertion, specifying the change in Generally Accepted Accounting Principles which is objected to, and until otherwise determined as provided below, the specified change in Generally Accepted Accounting Principles shall not be made by the Co-Borrowers in their financial statements for the purpose of applying the Financial Provisions; and

               (b) the Agent and the Co-Borrowers shall follow the procedures set forth in paragraph (iii)(b) and the first sentence of paragraph
          (c) of subsection (iii) of this Section 1.03. If the Agent, the Co-Borrowers and the Lenders are unable to agree on an amendment as provided in said paragraph (iii)(b) and if the Co-Borrowers does not exercise either option set forth in the first sentence of said paragraph (iii)(c) within the specified period, then as used in this Loan Agreement "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles in effect at the relevant date, except that the specified change in "Generally Accepted Accounting Principles" which is objected to by the Agent shall not be made in applying the Financial Provisions. The Agent, the Co-Borrowers and the Lenders agree that if the Co-Borrowers elect the option in clause (2) of this first sentence of said paragraph (iii)(c), until such independent accounting firm has been selected and completes drafting such amendment, the specified change in "Generally Accepted Accounting Principles" shall not be made in applying the Financial Provisions.

          (v) All expenses of compliance with this Section 1.03 shall be paid for by the Co-Borrowers, except the Co-Borrowers and the Lenders shall be responsible for their own costs and expenses associated with proceedings under Section 1.03(iii)(c) hereof other than the cost and expense payable to the American Arbitration Association and any such accounting firm which shall be divided equally between the Agent and Lenders on the one hand and the Co-Borrowers on the other.

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


                                   ARTICLE II

                    AMOUNTS AND TERMS FOR THE LOAN FACILITIES

     Section 2.01 Revolving Credit Loan Facility.

          (i) Availability. (a) Subject to the terms and conditions set forth in this Loan Agreement, and provided no Potential Event of Default or Event of Default shall have occurred and be continuing, each Lender (other than a Canadian Lender) holding a Revolving Credit Commitment hereby severally and not jointly agrees to make available to the Co-Borrowers (or to any other Person described on Schedule 2.01 attached hereto, as directed by the Co-Borrowers in writing), and each Canadian Lender holding a Canadian Revolving Credit Commitment hereby severally and not jointly agrees to make available to the Canadian Borrower, from time to time during the period from the Closing Date to the Business Day next preceding the Revolving Credit Termination Date, revolving credit loans (hereinafter each individually referred to as a "Revolving Credit Loan" and collectively referred to as the "Revolving Credit Loans"), in a principal amount which shall not exceed, in the aggregate at any time outstanding, such Lender's Pro Rata Share of the Revolving Credit Commitments in effect at such time; provided, however, that (1) at no time shall the aggregate principal amount of all Revolving Credit Loans outstanding at any time exceed the Maximum Amount of Revolving Credit Loans at such time, (2) the aggregate Dollar Equivalent of the outstanding principal amount of the Canadian Revolving Credit Loans and the Canadian Letter of Credit Obligations shall not exceed a maximum aggregate principal amount outstanding equal to US$10,000,000.00 (hereinafter referred to as the "Canadian Revolving Credit Sublimit") and
     (3) Canadian Revolving Credit Loans shall be (A) made solely to the Canadian Borrower, (B) made only by the Canadian Lenders and (C) denominated in U.S. Dollars or in Canadian Dollars with a Dollar Equivalent, as selected by the Canadian Borrower in writing. The Revolving Credit Loans may be made in U.S. Dollars or Canadian Dollars and from time to time be (x) in the case of Revolving Credit Loans denominated in U.S. Dollars, Eurodollar Rate Loans or Prime Rate Loans and (y) in the case of Revolving Credit Loans that are denominated in Canadian Dollars, Eurodollar Rate Loans, Prime Rate Loans or Canadian Bankers Acceptances. The Revolving Credit Loans shall be evidenced by the Revolving Credit Notes. Each Lender (including each Canadian Lender) is hereby authorized to record the date and amount of each Revolving Credit Loan (including Canadian Revolving Credit Loans) made by said Lender, the date and amount of each payment or prepayment of principal thereof either (1) on the Schedule "1" annexed to and constituting a part of said Lender's Revolving Credit Note or (2) by entering such information into said Lender's automated loan tracking system, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, the failure to make such notation(s) with respect to any Borrowing shall not limit or otherwise affect the obligation of the Co-Borrowers to the Lenders under this Loan Agreement or the Revolving Credit Notes. The Canadian Revolving Credit Loans shall be evidenced by separate promissory notes of the Canadian Borrower in substantially the form of Exhibit "G" hereto (hereinafter each referred to as a "Canadian Revolving Credit Note"), dated as of the Closing Date and completed with appropriate insertions. One Canadian Revolving Credit Note shall be payable to the order of each Canadian Lender in an amount equal to its Pro Rata Share of the Canadian Revolving Credit Sublimit.

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


     If the outstanding amount of the Revolving Credit Loans shall exceed the Maximum Amount of the Revolving Credit Loans at any time, such excess shall be immediately due and payable to the Lenders. The Co-Borrowers hereby acknowledge and agree that they are jointly and severally liable for all Revolving Credit Loans.

          (b) All Revolving Credit Loans under this Loan Agreement shall be made by the Lenders simultaneously and proportionately to their respective Pro Rata Share of the Revolving Credit Commitments. It shall be understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Revolving Credit Loan hereunder and that the Revolving Credit Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to make a Revolving Credit Loan.

          (c) Revolving Credit Loans may be voluntarily prepaid pursuant to
     Section 2.06(i) hereof and, subject to the provisions of this Loan Agreement, any amounts so prepaid may be reborrowed, up to the amount available under this Section 2.01(i) at the time of such Borrowing, until the Business Day next preceding the Revolving Credit Termination Date. Each Lender's Revolving Credit Commitment shall expire and each Revolving Credit Loan then outstanding shall be repaid by the Co-Borrowers no later than the Revolving Credit Termination Date. The final payment of all principal, unpaid accrued interest, fees and expenses, if any, owing to the Lenders on the Revolving Credit Loan Facility shall be due and payable on the Revolving Credit Termination Date.

     (ii) Notice of Borrowing. Whenever the Co-Borrowers (or in the case of a Canadian Revolving Credit Loan, the Canadian Borrower) desire to borrow under this Section 2.01, the Co-Borrowers (or in the case of a Canadian Revolving Credit Loan, the Canadian Borrower) shall deliver to the Agent a Notice of Borrowing no later than 10:00 A.M. (Philadelphia, Pennsylvania time) (a) at least one (1) Business Day in advance of the proposed Borrowing Date, in the case of a Borrowing as a Prime Rate Loan and (b) at least three (3) Business Days in advance of the proposed Borrowing Date in the case of a Borrowing as a Eurodollar Rate Loan; provided that the Co-Borrowers may deliver to the Agent a Notice of Borrowing no later than 10:00 A.M. (Philadelphia, Pennsylvania time) on the proposed Borrowing Date if in connection with such Borrowing the Agent would be required to comply with Section 2.01(iii)(a) hereof. The Notice of Borrowing shall specify (1) the Borrowing Date (which shall be a Business Day) in respect of the Revolving Credit Loan, (2) the amount of the proposed Borrowing which shall not be less than US$250,000.00 (or in the case of a Canadian Revolving Credit Loan, an amount in Canadian Dollars of which the Dollar Equivalent is at least US$250,000.00) (except in those situations where a Letter of Credit becomes a Reimbursement Obligation under Section 2.0l(vi)(d)(2) hereof), (3) the designation of whether the Borrowing shall be made available to the Co-Borrowers in U.S. Dollars or to the Canadian Borrower in Canadian Dollars (in which case the Borrowing shall be funded and booked by the Canadian Lenders), (4) the applicable interest rate option as described in Section 2.04(i) of this Loan Agreement and, if applicable, (5) the Eurodollar Interest Period. In lieu of delivering the above-described Notice of Borrowing, the Co-Borrowers may give the Agent telephonic notice of any proposed Borrowing by the time required under this Section 2.01(ii); provided, however, that such notice shall be confirmed in writing by delivery to the Agent promptly (but in no event later than the Borrowing Date of the requested Revolving Credit Loan) of a Notice of Borrowing. Any Notice of Borrowing (or telephonic notice in lieu thereof) pursuant to this Section 2.01(ii) shall be irrevocable.

     (iii) Making of Revolving Credit Loans. (a) Promptly after receipt of a Notice of Borrowing under Section 2.01(ii) hereof (or telephonic notice in lieu thereof), the Agent shall notify Mellon Bank, N.A. and its syndicate members and/or participants with a Revolving Credit Commitment or Mellon Bank Canada and its syndicate members and/or participants with a Canadian Revolving Credit Commitment, by telex or telecopy or other similar form of teletransmission, of the proposed Borrowing. Each such Lender shall make the amount of its Pro Rata Share of each Revolving Credit Loan available to the Agent in the requested currency (U.S. Dollars or Canadian Dollars, as applicable), and in immediately available funds, to such bank and account, in Philadelphia, Pennsylvania, or in Toronto, Ontario as the Agent may designate, not later than 10:00 A.M. (Philadelphia, Pennsylvania time) on the Borrowing Date. After the Agent's receipt of the proceeds of such Revolving Credit Loans, the Agent shall make the proceeds of such Revolving Credit Loan available to the Co-Borrowers in Philadelphia, Pennsylvania or to the Canadian Borrower in Toronto, Ontario on such Borrowing Date and shall disburse such funds in U.S. Dollars or Canadian Dollars, as applicable, and in immediately available funds to an account of the Co-Borrowers at the Agent (or to an account of the Canadian Borrower at Mellon Bank Canada in Toronto, Ontario) and thereafter to any substitute account, designated in writing by the Co-Borrowers (or the Canadian Borrower, as the case may be) in the Notice of Borrowing.

     (b) In connection with Revolving Credit Loans funded pursuant to Section 2.01(iii) (a) hereof, unless the Agent shall have been notified by any Lender prior to any Borrowing Date in respect of any Borrowing of Revolving Credit Loans that such Lender does not intend to make available to the Agent such Lender's Pro Rata Share of the requested Revolving Credit Loan on such Borrowing Date, the Agent may assume that such Lender has made such amount available to the Agent on such Borrowing Date and the Agent in its sole discretion may, but shall not be obligated to, make available to the Co-Borrowers a corresponding amount on such Borrowing Date. If such corresponding amount is not in fact made available to the Agent by such Lender on or prior to a Borrowing Date, such Lender agrees to pay (and, provided the Agent fund said amount, the Co-Borrowers agree to repay the Agent in accordance with the terms of the Loan Documents) such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Co-Borrowers until the date such amount is paid or repaid to the Agent, at (1) in the case of such non-performing Lender, the Federal Funds Effective Rate (or if a Canadian Lender, the corresponding rate for overnight funds) and (2) in the case of the Co-Borrowers (or the Canadian Borrower), the interest rate applicable at the time to a Borrowing of Prime Rate Loans made on such Borrowing Date. If such non-performing Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Pro Rata Share of the Revolving Credit Loan, and if both such Lender and the Co-Borrowers (or the Canadian Borrower) shall have paid and repaid, respectively, such corresponding amount, the Agent shall promptly return to the Co-

Borrowers (or the Canadian Borrower) such corresponding amount in same day funds. Nothing in this Section 2.01(iii) shall be deemed to relieve any Lender of its obligation hereunder to fund its Pro Rata Share of the Revolving Credit Loan on any Borrowing Date.

     (iv) Use of Proceeds of Revolving Credit Loans and Use of Letters of Credit. The proceeds of the Revolving Credit Loans shall be used by the Co-Borrowers for working capital in the ordinary course of their businesses and for other lawful and permitted corporate purposes to the extent not otherwise prohibited hereunder including, without limitation (a) refinancing Consolidated Debt, (b) working capital in the ordinary course of the Co-Borrowers', their Subsidiaries' and Affiliates' businesses, (c) Letters of Credit, subject to the Letter of Credit Sublimit and (d) for the acquisition by DRS, DRS EO and/or DRS FPA, L.P. of the scanning and staring infrared detector business and electro-optical business of the Sellers in accordance with the terms, conditions and provisions of the Purchase Agreement. Letters of Credit may be used in support of working capital in the ordinary course of business and for other lawful and permitted corporate purposes to the extent not otherwise prohibited hereunder.

     (v) Reduction of Revolving Credit Commitments; Revolving Credit Termination Date. (a) The Co-Borrowers shall have the right, at any time and from time to time, to terminate in whole or permanently reduce in part, without premium or fee, the Revolving Credit Commitments by an amount not to exceed the amount of
(1) the aggregate Revolving Credit Commitments in effect at such time minus (2) the aggregate principal amount of the Revolving Credit Accommodations then outstanding. The Co-Borrowers shall give not less than five (5) Business Days' prior express written notice to the Agent designating the date (which shall be a Business Day) of such termination or total permanent reduction and the amount of any partial permanent reduction. Promptly after receipt of a notice of such termination or reduction, the Agent shall notify each Lender of the proposed termination or reduction. Such termination or partial reduction of the Revolving Credit Commitments shall be effective on the date specified in the Co-Borrowers' notice and shall reduce the Revolving Credit Commitment of each Lender proportionately in accordance with its Pro Rata Share of all of the Revolving Credit Commitments (including each Canadian Lender's corresponding Pro Rata Share of the Canadian Revolving Credit Sublimit). Any such partial reduction of the Revolving Credit Commitments shall be in an aggregate minimum amount of US$5,000,000.00 and integral multiples of US$1,000,000.00 in excess of that amount.

     (b) Each Lender's Revolving Credit Commitment shall expire without further action on the part of the Lenders, and all then outstanding Revolving Credit Loans and Reimbursement Obligations shall be due and payable in full on the Revolving Credit Termination Date.

     (vi) Issuance of Letters of Credit. (a) Subject to the terms and conditions set forth in this Loan Agreement, the Issuing Banks agree to issue for the account of the Co-Borrowers one or more Letters of Credit up to an aggregate face amount at any one time outstanding equal to the Letter of Credit Sublimit, from time to time during the period commencing on the Closing Date and ending on a Business Day at least sixty (60) Business Days preceding the Revolving Credit Termination Date; provided, however, the Letters of Credit described on Schedule 2.01(vi) attached hereto shall also be considered Letters of Credit issued under this Loan Agreement. The Letter of Credit Obligations shall constitute financial accommodations under the Revolving Credit Loan Facility and shall reduce availability under the Revolving Credit Commitments by the stated amount of such Letter of Credit Obligations. Each Letter of Credit
(1) shall be denominated in U.S. Dollars or Canadian Dollars, (2) shall be in all instances either a standby letter of credit or a documentary/commercial letter of credit and (3) shall expire no later than thirty (30) days prior to the Revolving Credit Termination Date. Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the Laws of the Commonwealth of Pennsylvania if issued by Mellon Bank, N.A., or the Laws of the Province of Ontario if issued by Mellon Bank Canada.

     (b) In addition to being subject to the satisfaction of the conditions precedent contained in Section 3.02 hereof, the obligation of the Issuing Bank to issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

          (1) the Co-Borrowers shall have delivered to the Issuing Bank at such times and in such manner as the Issuing Bank may prescribe, a Letter of Credit Reimbursement Agreement and such other documents and materials as may be required pursuant to the terms thereof and the terms of the proposed Letter of Credit shall be reasonably satisfactory to the Issuing Bank thereof;

          (2) immediately after the issuance of such Letter of Credit, the aggregate principal amount of Letter of Credit Obligations then existing shall not exceed the Letter of Credit Sublimit; and

          (3) as of the date of issuance, no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain the Issuing Bank from issuing the Letter of Credit and no Law applicable to the Issuing Bank and no request or directive (whether or not having the force of Law and whether or not the failure to comply therewith would be unlawful) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit or request that the Issuing Bank refrain from the issuance of letters of credit generally or the issuance of such Letter of Credit.

     (c) To open a Letter of Credit, the Co-Borrowers shall give the Issuing Bank written notice at the following address: (1) if the Letter of Credit is to be denominated in U.S. Dollars, then Mellon Bank, N.A., 3 Mellon Bank Center, Room 2329, Pittsburgh, PA 15259 not later than 10:00 A.M. (Philadelphia, Pennsylvania time) on the requested issuance date thereof under this Loan Agreement and (2) if the Letter of Credit is to be denominated in Canadian Dollars, then Mellon Bank Canada, Royal Trust Tower, 32nd Floor, Toronto Dominion Center, Toronto, Ontario, M5K 1K2 not later than 10:00 A.M. (Toronto, Ontario time) on the requested issuance date thereof under this Loan Agreement. Such notice shall be irrevocable and shall specify (A) the stated amount of the Letter of Credit requested, (B) the effective date (which day shall be a Business Day) of issuance of such requested Letter of Credit, (C) the date on which such requested Letter of Credit is to expire (which date shall be a Business Day), (D) the Person

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


for whose benefit the requested Letter of Credit is to be issued, (E) the stated amount of then outstanding Letter of Credit Obligations and (F) the principal amount of then outstanding Revolving Credit Loans. A copy of such notice shall be delivered by facsimile to the Agent contemporaneously therewith at the Agent's Edison, New Jersey address.

     (d) Notwithstanding any provisions to the contrary in any Letter of Credit Reimbursement Agreement:

          (1) the Co-Borrowers shall unconditionally reimburse the Issuing Bank for drawings under such Letter of Credit no later than the time specified in such Letter of Credit Reimbursement Agreement irrespective of any claim, set-off, defense or other right which the Co-Borrowers may have at any time against the Agent, Issuing Bank and/or the Lenders, except with respect to the Agent's, the Issuing Bank's and/or the Lender's gross negligence or willful misconduct; and

          (2) in connection with a Letter of Credit issued by the Issuing Bank, to the extent any Reimbursement Obligation is not paid when due, such Reimbursement Obligation shall be deemed to be a Revolving Credit Loan payable to the Lenders in the amount of such Reimbursement Obligation made in accordance with Section 2.01(i) hereof;

          (3) any Reimbursement Obligation with respect to any Letter of Credit shall bear interest from the date of the relevant drawing under the pertinent Letter of Credit at the interest rate applicable to Prime Rate Loans described in Section 2.04(i)(a) hereof, until paid in full; and

          (4) With respect to all Letters of Credit which, on or before the Revolving Credit Termination Date, have not been presented for honor, notwithstanding the occurrence of the Revolving Credit Termination Date and the satisfaction of all other obligations under the Loan Documents, the Co-Borrowers' obligations under the Loan Documents shall continue until all amounts paid by the Issuing Bank under such Letters of Credit have been reimbursed (as well as all other Obligations under the Loan Documents have been satisfied) and the Liens granted under and pursuant to the Loan Documents shall continue to secure such Letter of Credit Obligations; provided, however, that the Agent may release the Liens under the Loan Documents (but not the other Obligations thereunder) upon (A) the deposit by the Co-Borrowers in an interestbearing cash collateral account opened by the Agent of an amount in Cash or Cash Equivalents equal to the aggregate amount of the Letter of Credit Obligations to collateralize the Reimbursement Obligations with respect to such Letters of Credit or (B) an indemnification agreement from a financial institution or "back-up" letters of credit issued by a financial institution all in form and substance reasonably satisfactory to the Agent. Notwithstanding, the payment of all other Obligations under the Loan Documents, the Reimbursement Obligations associated with such Letters of Credit shall accrue interest in accordance with Section 2.01(vi)(d)(3) until such Reimbursement Obligations have been satisfied in full.

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


          (5) With respect to any Reimbursement Obligation, such Reimbursement Obligation shall: (A) be payable by the Co-Borrowers upon demand, (B) be deemed to be a Revolving Credit Loan as described in Section 2.0l(vi)(d)(2) above, (C) bear interest from the date of payment by the Issuing Bank at the interest rate applicable to Prime Rate Loans described in Section 2.04(i)(a) hereof, until paid in full and (D) be subject to immediate reimbursement by the Lenders to the Issuing Bank, in an amount equal to each Lender's Pro Rata Credit Share of the Revolving Credit Commitments.

     (e) No action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit (except in connection with its gross negligence or willful misconduct) shall put the Issuing Bank under any resulting liability to the Co-Borrowers and/or any Lender or, subject to paragraph (b) above, relieve that Lender of its obligations hereunder to reimburse the Issuing Bank. In the event this Loan Agreement and any Letter of Credit Reimbursement Agreement are inconsistent, the terms of this Loan Agreement shall prevail. In determining whether to pay under any Letter of Credit, the Issuing Bank shall have no obligation to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear on their face to comply with the requirements of such Letter of Credit.

     (f) (1) Immediately upon issuance by the Issuing Bank of any Letter of Credit for the account of the Co-Borrowers in accordance with the procedures set forth in this Section 2.01(vi), each Lender for Domestic Letters of Credit and each Canadian Lender for Canadian Letters of Credit (other than the Issuing
Bank) shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank without recourse to or warranty from the Issuing Bank an undivided interest in such Letter of Credit in the amount of such Lender's Pro Rata Share (including, without limitation, all obligations of the Co-Borrowers with respect thereto other than amounts owing to the Issuing Bank under Section 2.04(ii) hereof) and any security therefor or guaranty pertaining thereto.

     (2) If the Issuing Bank makes any payment under any Letter of Credit (whether prior or subsequent to the Revolving Credit Termination Date) and the Co-Borrowers do not repay such amount to the Issuing Bank pursuant to Section 2.01(vi)(d)(1) above or effect a Borrowing as provided for in Section 2.01(vi)(d)(2) above, the Agent shall promptly notify each other Lender of such failure, and each such other Lender or its Affiliate Canadian Lender (other than the Issuing Bank) shall promptly and unconditionally pay to the Agent for the account of the Issuing Bank the amount of such Lender's Pro Rata Share of such payment, in U.S. Dollars or Canadian Dollars, as applicable, and in immediately available funds, and the Agent shall promptly pay such amount, and any other amounts received by the Agent for the Issuing Bank's account pursuant to this
Section 2.01(vi)(f), to the Issuing Bank. If the Agent so notifies a Lender prior to 10:00 A.M. (Philadelphia, Pennsylvania time) on any Business Day, such Lender or its Affiliate Canadian Lender shall make available to the Agent for the account of the

Issuing Bank, its Pro Rata Share of the amount of such payment on such Business Day in U.S. Dollars or Canadian Dollars, as applicable, and in immediately available funds in Pittsburgh, Pennsylvania. If and to the extent such Lender shall not have so made its Pro Rata Share of the amount of such payment available to the Agent for the account of the Issuing Bank, such Lender agrees to pay to the Agent for the account of the Issuing Bank forthwith on demand such amount together with interest thereon, for each day from the date such payment was first due until the date such amount is paid to the Agent for the account of the Issuing Bank, at the Federal Funds Effective Rate (or the corresponding Canadian overnight rate) for three (3) Business Days and then at the Prime Rate. The failure of any Lender (other than the Issuing Bank) to make available to the Agent for the account of the Issuing Bank its Pro Rata Share of any such payment shall not relieve any other Lender (other than the Issuing Bank) of its obligation hereunder to make available to the Agent for the account of the Issuing Bank its Pro Rata Share of any payment on the date such payment is to be made.

     (3) Whenever the Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, as to which the Agent has previously received payments from the Lenders (other than the Issuing Bank) for the account of the Issuing Bank pursuant to this Section 2.01(vi)(f), it shall promptly pay to the Agent and the Agent shall promptly pay to each Lender which has funded its participating interest therein, in Pittsburgh, Pennsylvania, in U.S. Dollars or Canadian Dollars, as applicable, and in the kind of funds so received, an amount equal to such Lender's Pro Rata Share thereof. Each such payment shall be made by the Issuing Bank or the Agent, as the case may be, on the Business Day on which such Person receives the funds paid to such Person pursuant to the preceding sentence, if received prior to 10:00 A.M. (Philadelphia, Pennsylvania time) on such Business Day, and otherwise on the next succeeding Business Day.

     (4) The obligations of a Lender (other than the Issuing Bank) to make payments to the Agent for the account of the Issuing Bank with respect to a Letter of Credit issued on behalf of the Co-Borrowers by such Issuing Bank shall be irrevocable, shall not be subject to any qualification or exception whatsoever and shall be honored in accordance with the terms and conditions of this Loan Agreement under all circumstances (subject to Section 2.01(vi)(b) above) including, without limitation any of the following circumstances (except in connection with the gross negligence or willful misconduct of the Issuing
Bank):

          (A) any lack of validity or enforceability of this Loan Agreement or any of the other Loan Documents;

          (B) the existence of any claim, setoff , defense or other right which the Co-Borrowers may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Bank any Lender, or any other Person, whether in connection with this Loan Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Co-Borrowers and the beneficiary named in any Letter of Credit);

          (C) any draft, certificate of any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

          (E) any failure by the Agent or the Issuing Bank to make any reports required pursuant to Section 2.07(v) below; or

          (F) the occurrence of any Event of Default or Potential Event of Default.

     (g) (1) The Co-Borrowers unconditionally agree to pay to the Issuing Bank the amount of all Reimbursement Obligations, interest and other amounts payable to the Issuing Bank under or in connection with any Letter of Credit issued on behalf of one or more of the Co-Borrowers immediately when due, irrespective of any claim, set-off, defense or other right which the Co-Borrowers may have at any time against the Issuing Bank or any other Person.

          (2) In the event any payment by the Co-Borrowers received by the Issuing Bank with respect to such Letter of Credit and distributed by the Agent to the Lenders on account of their participations is thereafter set aside, avoided or recovered from the Issuing Bank in connection with any receivership, liquidation or bankruptcy proceeding or otherwise, each Lender which received such distribution shall, upon demand by the Issuing Bank, contribute such Lender's Pro Rata Share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Issuing Bank upon the amount required to be repaid by it.

     (vii) Issuing Bank, Agent and Lenders Not Liable. (a) In addition to amounts payable as elsewhere provided in Section 2.01(vi), the Co-Borrowers hereby agree on a joint and several basis to protect, indemnify, pay and save the Agent, the Issuing Bank and each Lender harmless from and against any and all Liabilities and Costs which the Agent or the Issuing Bank or any Lender may incur or be subject to as a consequence, direct or indirect, of (1) the issuance of a Letter of Credit for the account of the Co-Borrowers other than, in the case of the Issuing Bank, as a result of its gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction or (2) the failure of the Issuing Bank to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions hereinafter referred to as the "Governmental Acts").

     (b) As between the Co-Borrowers, their Subsidiaries and Affiliates, the

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Lenders, the Agent and the Issuing Bank, subject to the second to the last sentence of this Section 2.01(vii)(b), the Co-Borrowers assume all risks of the acts and omissions of, or misuse of such Letter of Credit by the beneficiary of such Letter of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit Reimbursement Agreements, the Agent, the Issuing Bank and the Lenders shall not be responsible: (1) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by the Co-Borrowers or the beneficiary in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (2) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (3) for failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (4) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or other similar form of teletransmission or otherwise, whether or not they be in cipher; (5) for errors in interpretation of technical terms; (6) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (7) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (8) for any consequences arising from causes beyond the control of the Agent, the Issuing Bank and the Lenders including, without limitation, any Governmental Acts. None of the above shall affect, impair, or prevent the vesting of any of the rights or powers of the Issuing Bank under this subparagraph (b); provided, however, the Co-Borrowers may have a Claim against either the Agent, the Issuing Bank and/or the Lenders, to the extent of any direct, but not consequential, damages suffered by the Co-Borrowers that were caused by the Agent's, Issuing Bank's and/or Lenders' willful misconduct or gross negligence. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Bank under or in connection with Letters of Credit issued on behalf of the Co-Borrowers and/or the Persons described on Schedule 2.01 attached hereto in accordance with written directions of the Co-Borrowers, or any related certificates, if taken or omitted in good faith, shall not, in the absence of an express violation of the standards set forth in the Uniform Customs and subsequent revisions thereof, put the Issuing Bank, the Agent or any Lender under any resulting liability to the Co-Borrowers or relieve the Co-Borrowers of any of its obligations hereunder to any such Person.

Section 2.02 Term Loan Facility #1.

     (i) Availability. (a) Subject to the terms and conditions set forth in this Loan Agreement, each Lender (other than a Canadian Lender) holding a Term Loan #1 Commitment hereby severally and not jointly agrees to make available to the Co-Borrowers (or to any other Person described on Schedule 2.01 attached hereto, as directed by the Co-Borrowers in writing),

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


and each Canadian Lender holding a Canadian Term Loan Commitment hereby severally and not jointly agrees to make available to the Canadian Borrower on the Closing Date, a term loan (hereinafter each individually referred to as a "Term Loan #1" and collectively referred to as the "Term Loans #1") in the principal amount which shall not exceed in the aggregate at any time outstanding, such Lender's Pro Rata Share of the Term Loan #1 Commitments in effect at such time; provided, however, that (1) the aggregate Dollar Equivalent of the outstanding principal amount of the Canadian Term Loans shall not exceed a maximum aggregate principal amount outstanding equal to US$17,500,000.00 (hereinafter referred to as the "Canadian Term Loan Sublimit") and (2) Canadian Term Loans shall be (A) made solely to the Canadian Borrower, (B) made only by the Canadian Lenders and (C) denominated in U.S. Dollars or in Canadian Dollars with a Dollar Equivalent, as selected by the Canadian Borrower in writing. The Canadian Term Loans may be made in U.S. Dollars or Canadian Dollars and from time to time be in the case of Canadian Term Loans denominated in U.S. Dollars, Eurodollar Rate Loans or Prime Rate Loans. The Term Loans shall be evidenced by the Term Loan #1 Notes. The Co-Borrowers hereby acknowledge and agree that they are jointly and severally liable for the Term Loans made to the Co-Borrowers, including, without limitation, the Canadian Term Loans made to the Canadian Borrower.

     (b) The Co-Borrowers, including without limitation the Canadian Borrower, may not reborrow any principal amount repaid or prepaid on the Term Loan Facility #1.

     (c) The Co-Borrowers shall deliver to the Agent at least two (2) days prior to the Closing Date, a Notice of Borrowing which shall specify the appropriate interest rate selected by the Co-Borrowers and, in connection with a Canadian Term Loan, the designation of Mellon Bank Canada as the Lender.

     (ii) Use of Proceeds of the Term Loan Facility #1. The proceeds of the Term Loan Facility #1 shall be used by the Co-Borrowers for working capital in the ordinary course of their businesses and for other lawful and permitted corporate purposes to the extent not otherwise prohibited hereunder including, without limitation (a) refinancing Consolidated Debt, (b) working capital in the ordinary course of the Co-Borrowers', their Subsidiaries' and Affiliates' businesses and (c) for the acquisition by DRS, DRS EO and/or DRS FPA, L.P. of the scanning and staring infrared detector business and electro-optical business of the Sellers in accordance with the terms, conditions and provisions of the Purchase Agreement.

     (iii) Amortization of the Term Loan Facility #1. Subject to the provisions of Section 2.06 of this Loan Agreement, the Co-Borrowers shall repay to the Agent for the account of the Lenders having a Term Loan #1 Commitment, the outstanding principal balance of the Term Loan Facility #1 in consecutive quarterly installments commencing on June 30, 1999 and continuing thereafter on the last day of each succeeding calendar quarter, in an amount as set forth in the following schedule (with the final unpaid principal amount of the Term Loan Facility #1

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


together with all accrued and unpaid interest, fees and other charges being due and payable on the Term Loan #1 Maturity Date):

     During Fiscal Year                         Quarterly Principal Payments:
     ------------------                         -----------------------------
     Closing Date through March 31, 1999        US$0.00

     April 1, 1999 through March 31, 2000       US$1,000,000.00

     April 1, 2000 through March 31, 2001       US$1,250,000.00

     April 1, 2001 through March 31, 2002       US$1,750,000.00

     April 1, 2002 through March 31, 2003       US$2,250,000.00

     April 1, 2003 through October 19, 2003     US$1,666,666.67

     Section 2.03 Term Loan Facility #2.

     (i) Availability. (a) Subject to the terms and conditions set forth in this Loan Agreement, each of the Lenders (other than a Canadian Lender) holding a Term Loan #2 Commitment, hereby severally and not jointly agrees to make available to the Co-Borrowers on the Closing Date, a term loan (hereinafter each individually referred to as a "Term Loan #2" and collectively referred to as the "Term Loans #2") in the principal amount which shall not exceed in the aggregate at any time outstanding, such Lender's Pro Rata Share of the Term Loan #2 Commitments in effect at such time) in the principal amount which shall not exceed in the aggregate at any time outstanding, such Lender's Pro Rata Share of the Term Loan #2 Commitments in effect at such time. The Term Loans #2 shall be evidenced by the Term Loan #2 Notes. The Co-Borrowers hereby acknowledge and agree that they are jointly and severally liable for the Term Loans #2 made to the Co-Borrowers.

     (b) The Co-Borrowers may not reborrow any principal amount repaid or prepaid on the Term Loan Facility #2.

     (c) The Co-Borrowers shall deliver to the Agent at least two (2) days prior to the Closing Date, a Notice of Borrowing which shall specify the appropriate interest rate selected by the Co-Borrowers.

     (ii) Use of Proceeds of the Term Loan Facility #2. The proceeds of the Term Loan Facility #2 shall be used by the Co-Borrowers for working capital in the ordinary course of their businesses and for other lawful and permitted corporate purposes to the extent not otherwise prohibited hereunder including, without limitation (a) refinancing Consolidated Debt, (b) working capital in the ordinary course of the Co-Borrowers', their Subsidiaries' and Affiliates' businesses and (c) for the acquisition by DRS, DRS EO and/or DRS FPA, L.P. of the scanning and staring infrared detector business and electro-optical business of the Sellers in accordance with the terms, conditions and provisions of the Purchase Agreement.

     (iii) Amortization of the Term Loan Facility #2. Subject to the provisions of Section 2.06 of this Loan Agreement, the Co-Borrowers shall repay to the Agent for the account of the Lenders having a Term Loan #2 Commitment, the outstanding principal balance of the Term Loan Facility #2 in consecutive quarterly installments commencing on June 30, 1999 and continuing thereafter on the last day of each succeeding calendar quarter, in an amount as set forth in the following schedule (with the final unpaid principal amount of the Term Loan Facility #2 together with all accrued and unpaid interest, fees and other charges being due and payable on the Term Loan #2 Maturity Date):

 During Fiscal Year                         Quarterly Principal Payments:
 ------------------                         -----------------------------
 Closing Date through March 31, 1999        US$0.00

 April 1, 1999 through March 31, 2000       US$62,500.00

 April 1, 2000 through March 31, 2001       US$62,500.00

 April 1, 2001 through March 31, 2002       US$62,500.00

 April 1, 2002 through March 31, 2003       US$62,500.00

 April 1, 2003 through March 31, 2004       US$62,500.00

 April 1, 2004 through March 31, 2005       US$6,093,750.00

 April 1, 2005 through October 19, 2005     US$8,125,000.00

Section 2.04 Interest on the Loan Facilities.

     (i) Rates of Interest. (a) All Revolving Credit Loans (other than Canadian Bankers Acceptances which are described in Section 2.04A below) shall bear interest computed daily on the outstanding principal balance thereof from the date when made until paid in full at one or more of the interest rate options selected by the Co-Borrowers (or the Canadian Borrower for Canadian Revolving Credit Loans) from between the two (2) interest rate options set forth below. Subject to the provisions of this Loan Agreement, the Co-Borrowers (or the Canadian Borrower for Canadian Revolving Credit Loans) may select different options to apply simultaneously to different portions of the Revolving Credit Loans and may select different Funding Segments to apply simultaneously to different parts of the Eurodollar Rate Portion of the Revolving Credit Loans. Each selection of a rate option shall apply separately and without overlap to the Revolving Credit Loans as a class. The aggregate number of Funding Segments applicable to the Eurodollar Rate Portion of the Revolving Credit Loans at any time shall not exceed twenty (20).

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


     Interest Rate Options For Revolving Credit Loans:

          (1) Prime Rate Option: A fluctuating rate per annum for each day equal to the Prime Rate of the Agent, in effect from time to time (such interest rate to change immediately upon any change in the Prime Rate) plus the Applicable Margin for such day; or

          (2) Eurodollar Rate Option. A fixed rate per annum for each day during a Eurodollar Interest Period equal to the Eurodollar Rate plus the Applicable Margin for such day. The Agent shall give prompt notice to the Co-Borrowers and to the Lenders of the Eurodollar Rate determined or adjusted in accordance with the provisions hereof, which determination or adjustment shall be conclusive (absent manifest error) if made in good faith. The Eurodollar Rate shall be calculated in accordance with the Eurodollar Reserve Percentage, if the Agent is required to hold such reserves.

     (b) The Term Loans #1 shall bear interest computed daily on the outstanding principal balance thereof from the date made until paid in full at one or more of the interest rate options selected by the Co-Borrowers from between the two
(2) interest rate options set forth below. The aggregate number of Funding Segments applicable to the Eurodollar Rate Portion of the Term Loans #1 at any time shall not exceed five (5).

     Interest Rate Options For Term Loans #1:

          (1) Prime Rate Option: A fluctuating rate per annum for each day equal to the Prime Rate of the Agent, in effect from time to time (such interest rate to change immediately upon any change in the Prime Rate) plus the Applicable Margin for such day; or

          (2) Eurodollar Rate Option. A fixed rate per annum for each day during a Eurodollar Interest Period equal to the Eurodollar Rate plus the Applicable Margin for such day. The Agent shall give prompt notice to the Co-Borrowers and to the Lenders of the Eurodollar Rate determined or adjusted in accordance with the provisions hereof, which determination or adjustment shall be conclusive (absent manifest error) if made in good faith. The Eurodollar Rate shall be calculated in accordance with the Eurodollar Reserve Percentage, if the Agent is required to hold such reserves.

     (c) The Term Loans #2 shall bear interest computed daily on the outstanding principal balance thereof from the date made until paid in full at one or more of the interest rate options selected by the Co-Borrowers from between the two
(2) interest rate options set forth below. The aggregate number of Funding Segments applicable to the Eurodollar Rate Portion of the Term Loans #2 at any time shall not exceed five (5).

     Interest Rate Options For Term Loans #2:

          (1) Prime Rate Option: A fluctuating rate per annum for each day equal to the Prime Rate of the Agent, in effect from time to time (such interest rate to change

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


     immediately upon any change in the Prime Rate) plus two hundred seventy-five basis points (2.75%); or

          (2) Eurodollar Rate Option. A fixed rate per annum for each day during a Eurodollar Interest Period equal to the Eurodollar Rate plus four hundred twenty-five basis points (4.25%). The Agent shall give prompt notice to the Co-Borrowers and to the Lenders of the Eurodollar Rate determined or adjusted in accordance with the provisions hereof, which determination or adjustment shall be conclusive (absent manifest error) if made in good faith. The Eurodollar Rate shall be calculated in accordance with the Eurodollar Reserve Percentage, if the Agent is required to hold such reserves.

          (d) The Applicable Margin for Prime Rate Loans, Eurodollar Rate Loans and Canadian Bankers Acceptances with respect to the Revolving Credit Loan Facility and the Term Loan Facility #1 for any day shall be the applicable percentage set forth in the Leverage Matrix. For purposes of this Section 2.04(i)(d), the Co-Borrowers' Consolidated Funded Debt Leverage Ratio shall be tested at the end of the periods covered by the quarterly and annual consolidated financial statements which are to be provided to the Agent pursuant to Section 5.02 of the Loan Agreement. Any change in the Applicable Margin (both increases and decreases therein) shall be effective on the first (1st) day of the Fiscal Quarter following the Fiscal Quarter in which the Agent is entitled to receive said submitted financial statements all as provided for in Article V hereof. For example, for financial statements covering the first Fiscal Quarter of any Fiscal Year, the effective date of any increase or decrease in the Applicable Margin would be October 1st of said calendar year. For the period from the Closing Date up through and including the date upon which the Agent receives the March 31, 1999 Compliance Certificate attached to the Officer's Certificate set forth on Exhibit "F" attached hereto and made a part hereof, the Applicable Margin for Prime Rate Loans, Eurodollar Rate Loans and Canadian Bankers Acceptances shall be the percentage described at Level VII on the Leverage Matrix. Thereafter, the Applicable Margin for Prime Rate Loans, Eurodollar Rate Loans and Canadian Bankers Acceptances shall be set and established based upon the Co-Borrowers' Consolidated Funded Debt Leverage Ratio tested in accordance with the terms, conditions and provisions set forth in Section 8.03 hereof.

               (e) Notwithstanding subsections (a), (b), (c) and (d) above, interest in respect of any Loan shall not exceed the maximum rate permitted by applicable Law.

     (ii) Interest Payments. Subject to the terms, conditions and provisions of
Section 2.04(iv) below, (a) interest accrued on all Prime Rate Loans in any calendar quarter shall be payable by the Co-Borrowers in arrears (1) on the last day of each calendar quarter during the term of this Loan Agreement, commencing on the last such day following the making of each such Prime Rate Loan, (2) upon the prepayment thereof in full and (3) at maturity and (b) interest accrued on each Eurodollar Rate Loan shall be payable by the Co-Borrowers in arrears (1) on each Eurodollar Interest Payment Date applicable to that Loan, (2) upon prepayment thereof in full or (3) at maturity.

     (iii) Conversion or Continuation. (a) Subject to the terms, conditions and provisions of Section 2.08 and Section 2.09 hereof, the Co-Borrowers shall have the option (1) to convert at any time all or any part of outstanding Loans which, in the aggregate, equal

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


US$250,000.00 or an integral multiple of US$1,000.00 in excess of that amount from Prime Rate Loans to Eurodollar Rate Loans; or (2) to convert at any time all or any part of the outstanding Loans which, in the aggregate, equal US$250,000.00 or an integral multiple of US$1,000.00 in excess of that amount from Eurodollar Rate Loans to Prime Rate Loans on the expiration date of any Eurodollar Interest Period applicable thereto; or (3) upon the expiration of any Eurodollar Interest Period applicable to a Borrowing of Eurodollar Rate Loans, to continue all or any portion of such Loans equal to US$250,000.00 or an integral multiple of US$1,000.00 in excess of that amount as Eurodollar Rate Loans of the same type, and the succeeding Eurodollar Interest Period of such continued Loans shall commence on the expiration date of the Eurodollar Interest Period applicable thereto; provided, however, that no outstanding Loan may be continued as, or be converted into, a Eurodollar Rate Loan when any Event of Default or Potential Event of Default has occurred and is continuing. Without limiting the generality of the foregoing sentence, by giving a Notice of Conversion/Continuation, the Canadian Borrower may, subject again to the terms, conditions and provisions of Sections 2.08 and 2.09 hereof, elect from time to time (A) to convert such Canadian Borrower's Prime Rate Loans or Eurodollar Loans (on the maturity thereof) to Canadian Bankers Acceptances or (B) to convert such Canadian Borrower's Canadian Bankers Acceptances (on the maturity thereof) to Prime Rate Loans or Eurodollar Rate Loans; provided that a Canadian Bankers Acceptance may be converted only on the last day of its term. By giving a Notice of Continuation, the Canadian Borrower may renew any of such Canadian Borrower's outstanding Canadian Bankers Acceptances for an additional term.

     (b) In the event the Co-Borrowers shall elect to convert or continue a Loan under this Section 2.04(iii), the Co-Borrowers (or for a Canadian Loan, the Canadian Borrower) shall deliver a Notice of Conversion/Continuation to the Agent no later than 10:00 A.M. (Philadelphia, Pennsylvania time) (1) at least one (1) Business Day in advance of the proposed conversion date in the case of a conversion to a Prime Rate Loan, (2) at least two (2) Business Days in advance of a proposed conversion or continuation/rollover into or, of Canadian Bankers Acceptances and (3) at least three (3) Business Days in advance of the proposed conversion/continuation date in the case of a conversion to, or a continuation of a Eurodollar Rate Loan. A Notice of Conversion/Continuation shall specify (A) the proposed conversion/continuation date (which shall be a Business Day), (B) the amount of the Loan to be converted/continued, (C) the nature of the proposed conversion/continuation and (D) in the case of a conversion to, or continuation of, a Eurodollar Rate Loan, the requested Eurodollar Interest Period. In lieu of delivering the abovedescribed Notice of Conversion/Continuation, the Co-Borrowers may give the Agent telephonic notice of any proposed conversion/continuation by the time required under this Section 2.04(iii); provided, however, that such notice shall be confirmed in writing by delivery to the Agent promptly (but in no event later than the proposed conversion/continuation date) of a Notice of Conversion/Continuation. Promptly after receipt of a Notice of Conversion/ Continuation under this Section 2.04(iii) (or telephonic notice in lieu thereof), the Agent shall notify each Lender by telex, telecopy, telegram, telephone or other similar form of transmission, of the proposed conversion/continuation. In the event the Co-Borrowers fail to provide the Agent with the requisite Notice of Conversion/Continuation for a conversion to, or a continuation of, a Loan, said affected Loan shall automatically continue as, or convert to, a Prime Rate Loan.

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


     (c) Any Co-Borrower (other than the Canadian Borrower) may convert Revolving Credit Loans outstanding in U.S. Dollars to Revolving Credit Loans in Canadian Dollars and vice versa by repaying such Loans in the first currency and borrowing Loans in such different currency. If the Canadian Borrower shall fail to timely give a Notice of Conversion/Continuation in respect of outstanding and maturing Canadian Bankers Acceptances, such Canadian Borrower shall be deemed to have given a Notice of Conversion/Continuation such that it will be deemed to have requested a Prime Rate Loan to repay such maturing Canadian Bankers Acceptances.

     (d) Any Notice of Conversion/Continuation for conversion to, or continuation of, a Loan (or telephonic notice in lieu thereof) shall be irrevocable and the Co-Borrowers shall be bound to convert or continue in accordance therewith.

     (iv) Default Interest. Notwithstanding the rates of interest specified in
Section 2.04(i) hereof and the payment dates specified in Section 2.04(ii) hereof, effective immediately upon the occurrence of any Event of Default under
Section 9.01 of this Loan Agreement, for as long thereafter as any such Event of Default under Section 9.01 of this Loan Agreement shall be continuing and to the extent permitted by law, the aggregate principal balance of all Loans then outstanding and, to the extent permitted by applicable Law, any interest payments on the Loans not paid when due, shall bear interest payable upon demand at the Default Rate. The Co-Borrowers hereby acknowledge that: (a) such Default Rate is a material inducement to the Lenders to make the Loan Facilities available to the Co-Borrowers, (b) the Lenders would not have made the Loan Facilities available to the Co-Borrowers in the absence of the agreement of the Co-Borrowers to pay such Default Rate, (c) such Default Rate represents compensation for increased risk to the Lenders that the Loan Facilities will not be repaid and (d) such Default Rate is not a penalty and represents a reasonable estimate of (1) the cost to the Agent and to the Lenders in allocating their respective resources (both personnel and financial) to the on-going review, monitoring, administration and collection of the Loan Facilities and (2) compensation to the Lenders for losses that are difficult to ascertain.

     (v) Computation of Interest. Except as otherwise described in the last sentence of this Section 2.04(v), below, interest on Prime Rate Loans and Eurodollar Rate Loans shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. In computing interest on any Loan, the date of the making of the Loan or the first day of a Eurodollar Interest Period, as the case may be, shall be included and the date of payment or the expiration date of a Eurodollar Interest Period, as the case may be, shall be excluded; provided, however, that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan. For purposes of complying with the Interest Act (Canada) where any interest is calculated pursuant to this Loan Agreement at a rate based upon a 360 day period (the "first rate"), the yearly rate or percentage of interest to which the "first rate" is equivalent is the "first rate" multiplied by the actual number of days in the applicable calendar year divided by 360.

     (vi) Changes; Legal Restrictions. Except as provided in Section 2.08(iv) hereof with respect to certain determinations on Eurodollar Interest Rate Determination Dates, in

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


the event that after the date hereof (a) the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a court or Governmental Authority or any change in the interpretation or application thereof by a court or Governmental Authority or (b) compliance by any Lender with any request or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) from any central bank or other Governmental Authority or quasigovernmental authority:

          (1) does or may impose, modify, or hold applicable, in the determination of a Lender, any reserve, special deposit, compulsory loan, FDIC insurance, CDIC insurance, capital allocation or similar requirement against assets held by, or deposits or other liabilities (including those pertaining to Letters of Credit) in or for the account of advances or loans by, Commitments made, or other credit extended by, or any other acquisition of funds by, a Lender or any applicable lending office or Eurodollar Affiliate of such Lender (except, with respect to Prime Rate Loans, to the extent that the reserve and FDIC insurance or CDIC insurance requirements or requirements of the Office of the Superintendent of Financial Institutions (Canada) are reflected in the definition of "Prime Rate" and, with respect to a Eurodollar Rate Loan, to the extent that the reserve requirements are reflected in the definition of "Eurodollar Rate"); or

          (2) does impose on such Lender any other condition materially more burdensome in nature, extent or consequence than those in existence as of the Closing Date;

and the result of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining the Loans, its Revolving Credit Commitment, its Term Loan #1 Commitment and its Term Loan #2 Commitment (if any) to the Co-Borrowers or issuing for the account of any one or more of the Co-Borrowers any Letter of Credit or to reduce any amount receivable thereunder, then, in any such case, the Co-Borrowers shall pay to such Lender, within thirty (30) days following demand, and delivery to the Co-Borrowers and the Agent of the statement described in the next sentence, such amount or amounts (based upon an allocation thereof by such Lender to the financing transactions contemplated by this Loan Agreement and effected by this Section 2.04(vi)) as may be necessary to compensate that Lender for any such additional cost incurred or reduced amount received. Such Lender shall deliver to the Co-Borrowers a written statement of the costs or reductions claimed and the basis therefor, and the allocation made by such Lender of such costs and reductions shall be conclusive, absent manifest error if made in good faith. If a Lender subsequently recovers any amount previously paid by the Co-Borrowers pursuant to this Section 2.04
(vi), such Lender shall, within thirty (30) days after receipt of such recovery and to the extent permitted by applicable Law, pay to the Co-Borrowers the amount of any such recovery.

     Section 2.04A Canadian Bankers Acceptances.

     (i)(a) Acceptance and Purchase. Subject to the terms and conditions hereof, each Canadian Lender severally agrees to the extent of its respective Pro Rata Share of the Revolving Credit Commitments to accept and purchase Canadian Bankers Acceptances drawn upon it by the Canadian Borrower denominated in Canadian Dollars. The Canadian Borrower

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shall notify the Agent by irrevocable written notice (hereinafter each referred to as a "Canadian Bankers Acceptance Notice") by 10:00 a.m. (Toronto, Ontario
time) two (2) Business Days prior to the date of any Borrowing (including a conversion into or continuation/rollover of) by way of Canadian Bankers Acceptances. Each Borrowing by way of Canadian Bankers Acceptances shall be in a minimum aggregate face amount of C$500,000.00 and integral multiples of C$100,000.00 in excess thereof. Each Canadian Bankers Acceptance Notice shall be in the form of Exhibit "D", attached hereto and made a part hereof. In no event shall the Dollar Equivalent of the aggregate face amount (without discount) of all outstanding Canadian Bankers Acceptances exceed the Maximum Canadian Exposure minus the sum of the outstanding principal amount of all Canadian Loans (expressed in its Dollar Equivalent thereof), plus the Canadian Letter of Credit Obligations (expressed in its Dollar Equivalent thereof).

     (b) Term. Bankers Acceptances shall be issued and shall mature on a Business Day. Each Bankers Acceptance shall have a term of thirty (30), sixty
(60), ninety (90) or one-hundred eighty (180) days and shall mature no later than five (5) days prior to the Revolving Credit Termination Date, the Term Loan #1 Maturity Date or the Term Loan #2 Maturity Date, as the case may be, and shall be in form and substance reasonably satisfactory to the Canadian Lender which is accepting such Bankers Acceptance.

     (c) Canadian Bankers Acceptances in Blank. To facilitate the acceptance of Canadian Bankers Acceptances under this Loan Agreement, the Canadian Borrower shall, upon execution of this Loan Agreement and from time to time as required, provide to the Agent drafts, in form satisfactory to the Agent, duly executed and endorsed in blank by the Canadian Borrower in quantities sufficient for each Canadian Lender to fulfill its obligations hereunder. In addition, the Canadian Borrower hereby appoints each Canadian Lender as its attorney to complete the relevant parts of Canadian Bankers Acceptances (pursuant to the Canadian Bankers Acceptance Notice) with amount, term and other relevant details and to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Canadian Lender, blank forms of Canadian Bankers Acceptances. The Canadian Borrower recognizes and agrees that all Canadian Bankers Acceptances so completed, signed and/or endorsed on its behalf by a Canadian Lender shall bind the Canadian Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of the Canadian Borrower. Each Canadian Lender is hereby authorized to issue such Canadian Bankers Acceptances endorsed in blank in such face amounts as may be determined by such Canadian Lender provided that the aggregate amount thereof is equal to the aggregate amount of Canadian Bankers Acceptances required to be accepted by such Lender pursuant to Section 2.04A(i)(e) below. No Canadian Lender shall be responsible or liable for its failure to accept a Canadian Bankers Acceptance if the cause of such failure is, in whole or in part, due to the failure of the Canadian Borrower to provide duly executed and endorsed drafts to the Agent on a timely basis nor shall any Canadian Lender or the Agent be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except loss or improper use arising by reason of the gross negligence or willful misconduct of such Lender or the Agent, its officers, employees, agents or representatives. Each Canadian Lender shall maintain a record with respect to Canadian Bankers Acceptances (1) received by it from the Agent in blank hereunder, (2) voided by it for any reason, (3) accepted by it hereunder, (4) purchased by it hereunder and (5)

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canceled at their respective maturities. Each Canadian Lender further agrees to retain such records in the manner and for the statutory periods provided in the various Canadian provincial or federal statutes and regulations which apply to such Lender. The Agent and each Canadian Lender shall hold all Canadian Bankers Acceptances endorsed in blank and delivered to them in safekeeping in the same manner as they would hold their own property of a similar kind.

     (d) Execution of Bankers Acceptances. Drafts of the Canadian Borrowers to be accepted as Bankers Acceptances hereunder shall be duly executed by one or more duly authorized officers on behalf of the Canadian Borrower, subject to
Section 2.04A(i)(c) above. Notwithstanding that any Person whose signature appears on any Canadian Bankers Acceptance as a signatory for the Canadian Borrower may no longer be an authorized signatory for the Canadian Borrower at the date of issuance of a Canadian Bankers Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such Canadian Bankers Acceptance so signed shall be binding on the Canadian Borrower.

     (e) Issuance of Bankers Acceptances. Promptly following receipt of a Canadian Bankers Acceptance Notice, the Agent shall so advise the Canadian Lenders of the face amount of each Canadian Bankers Acceptance to be accepted by it and the term thereof. The aggregate face amount of Canadian Bankers Acceptances to be accepted by a Canadian Lender shall be determined by the Agent by reference to the respective Pro Rata Shares of the Canadian Revolving Credit Sublimit and the respective Term Loan #1 Commitments of the Canadian Lenders, except that, if the face amount of a Bankers Acceptance, which would otherwise be accepted by a Canadian Bank, would not be C$100,000.00 or an integral multiple thereof, such face amount shall be increased or reduced by the Agent in its sole and unfettered discretion to the nearest integral multiple of C$100,000.00.

     (f) Acceptances of Bankers Acceptances. Each Canadian Bankers Acceptance to be accepted by a Canadian Lender shall be accepted at such Lender's office as designated by said Canadian Lender from time to time.

     (g) Purchase of Canadian Bankers Acceptances. On the relevant date of borrowing, each Canadian Lender severally agrees to purchase from the Canadian Borrower, at the face amount thereof discounted by the Discount Rate, any Canadian Bankers Acceptance accepted by it and provide to the Agent, for the account of the Canadian Borrower, the Discounted Proceeds in respect thereof after deducting therefrom the amount of the Acceptance Fee payable by the Canadian Borrower to such Canadian Lender under Section 2.04A(iii) in respect of such Canadian Bankers Acceptance.

     (h) Sale of Bankers Acceptances. Each Canadian Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Canadian Bankers Acceptances accepted and purchased by it.

     (i) Waiver of Presentment and Other Conditions. The Canadian Borrower waives presentment for payment and any other defense to payment of any amounts due to a

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Canadian Lender in respect of a Canadian Bankers Acceptance accepted by such
Canadian Lender pursuant to this Agreement which might exist solely by reason of such Canadian Bankers Acceptance being held, at the maturity thereof, by such Canadian Lender in its own right. The Canadian Borrower shall not claim or require any days of grace or require the Agent or any Canadian Lender to claim or allow any days of grace for the payment of any Canadian Bankers Acceptance.

     (ii) Refunding Canadian Bankers Acceptances. With respect to each Canadian Bankers Acceptance, the Canadian Borrower, prior to the occurrence and continuation of an Event of Default, may give irrevocable telephone or written notice (or such other method of notification as may be agreed upon between the Agent and the Canadian Borrower) to the Agent at or before 2:00 P.M. (Toronto, Ontario time) two (2) Business Days prior to the maturity date of such Canadian Bankers Acceptance followed by written confirmation electronically transmitted to the Agent on the same day, of the Canadian Borrower's intention to issue one or more Canadian Bankers Acceptances on such maturity date (each a "Refunding Canadian Bankers Acceptance") to provide for the payment of such maturing Canadian Bankers Acceptance (it being understood that payments by the Canadian Borrower and fundings by the Canadian Lenders in respect of each maturing Canadian Bankers Acceptance and each related Refunding Canadian Bankers Acceptance shall be made on a net basis reflecting the difference between the face amount of such maturing Canadian Bankers Acceptance and the Discounted Proceeds (net of the applicable Acceptance Fee) of such Refunding Canadian Bankers Acceptance). Any deficiency or shortfall owing in respect of maturing Canadian Bankers Acceptances, after application of the Discounted Proceeds from the Refunding Canadian Bankers Acceptances shall be immediately due and payable by the Canadian Borrower to the relevant Canadian Lender. Any funding on account of any maturing Canadian Bankers Acceptance must be made at or before 12:00 NOON (Toronto, Ontario time) on the maturity date of such Canadian Bankers Acceptance. If the Canadian Borrower fails to give such notice, the Canadian Borrower shall be irrevocably deemed to have requested and to have been advanced a Canadian Prime Rate Loan in the face amount of such maturing Canadian Bankers Acceptance on the maturity date of such maturing Canadian Bankers Acceptance from the Canadian Lender which accepted such maturing Canadian Bankers Acceptance, which Canadian Prime Rate Loan shall thereafter bear interest as such in accordance with the provisions hereof and otherwise shall be subject to all provisions of this Agreement applicable to Canadian Prime Rate Loans until paid in full.

     (iii) Acceptance Fee. An Acceptance Fee shall be payable by the Canadian Borrower to each Canadian Lender and each Canadian Lender shall deduct the amount of such Acceptance Fee from the Discounted Proceeds (in the manner specified in Section 2.04A(i)(g) in respect of each Canadian Bankers Acceptance).

     (iv) Cash Collateral. Subject to the terms and conditions of Section 11.05 of this Loan Agreement, upon the occurrence and during the continuance of any Event of Default or Potential Event of Default, and in addition to any other rights or remedies of any Canadian Lender and the Agent hereunder (a) the Canadian Borrower shall, notwithstanding the maturity date of outstanding Canadian Bankers Acceptances, pay to the Agent upon demand therefor an amount equivalent to the amount required to pay in the aggregate the undiscounted face amount

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of all outstanding Canadian Bankers Acceptances which shall be deposited into a cash collateral account with the Agent as additional security for payment of the undiscounted face amount of such Canadian Bankers Acceptances upon maturity thereof, and (b) any Canadian Lender or the Agent as and by way of collateral security (or such alternate arrangement as may be agreed upon by the Canadian Borrower and such Canadian Lender or the Agent, as applicable) shall be entitled to deposit and retain in an account to be maintained by the Agent (bearing interest at the Agent's rates as may be applicable in respect of other deposits of similar amounts for similar terms) amounts which are received by such Canadian Lender or the Agent from the Canadian Borrower hereunder or as proceeds of the exercise of any rights or remedies of any Canadian Lender or the Agent hereunder against the Canadian Borrower, to the extent such amounts may be required to satisfy any contingent or unmatured obligations or liabilities of the Canadian Borrower to the Canadian Lenders or the Agent, or any of them hereunder, in respect of Canadian Bankers Acceptances.

     (v) Market Disruption for Canadian Bankers Acceptances. If any Canadian Lender determines in good faith and acting reasonably, which determination shall be final, conclusive and binding upon the Canadian Borrower, and notifies the Canadian Borrower that, by reason of circumstances or changes affecting the market for bankers acceptances it is no longer possible to establish the Discount Rate or that the market for bankers acceptances no longer exists, is too weak for its normal use by such Canadian Lender or is not capable, in the normal course of business, to absorb Canadian Bankers Acceptances accepted by such Canadian Lender pursuant to this Loan Agreement, then:

          (a) the right of the Canadian Borrower to request Canadian Loans in the form of Bankers Acceptances shall be suspended until such Canadian Lender determines that the circumstances causing such suspension no longer exist and such Canadian Lender so notifies the Canadian Borrower; and

          (b) any Notice of Borrowing for any Canadian Loans in the form of Canadian Bankers Acceptances which is outstanding shall be deemed to constitute a request for a Canadian Loan by way of a Prime Rate Loan.

     (vi) Notification of Suspension. The Canadian Lender shall promptly notify the Canadian Borrower of the suspension of the Canadian Borrower's right to request Canadian Loans in the form of Canadian Bankers Acceptances and of the termination of any such suspension.

     (vii) Depository Bills and Notes Act (Canada). Canadian Bankers Acceptances accepted or purchased by any Canadian Lender under this Loan Agreement after clearing services as provided for in the Depository Bills and Notes Act (Canada) acceptable to such Canadian Lender are available may, at the option of such Canadian Lender, be issued in the form of a "depository bill" and deposited with a "clearing house", as each such term is defined in the Depository Bills and Notes Act (Canada).

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     (viii) Authorization and Power of Attorney with respect to Canadian Bankers
Acceptances. To facilitate the extension of Canadian Loans by way of Canadian Bankers Acceptances, the Canadian Borrower hereby authorizes each Canadian
Lender and irrevocably appoints each Canadian Lender as the Canadian Borrower's attorney from time to time:

          (a) to complete and sign, either manually or by facsimile or mechanical signature, a draft or bill of exchange to create a Canadian Bankers Acceptance (with, in the Canadian Lender's sole discretion, the inscription "This is a depository bill subject to the Depository Bills and Notes Act");

          (b) after the acceptance thereof by such Canadian Lender, to endorse, either manually or by facsimile or mechanical signature, such Canadian Bankers Acceptance in favor of the applicable purchaser or endorsee thereof including, in such Canadian Lender's discretion, such Canadian Lender or a "clearing house" (within the meaning of the Depository Bills and Notes
     Act);

          (c) to deliver such Canadian Bankers Acceptance to such purchaser or to deposit such Canadian Bankers Acceptance with such clearing house; and

          (d) to comply with the procedures and requirements established from time to time by such Canadian lender or such clearing house in respect of the delivery, transfer and collection of bankers acceptances and depository bills in relation to each Canadian Bankers Acceptance accepted by the Canadian Lender under this Loan Agreement.

All Canadian Bankers Acceptances so completed, signed, endorsed, delivered or deposited by such Canadian Lender on behalf of the Canadian Borrower shall be binding on the Canadian Borrower as if completed, signed, endorsed, delivered or deposited by the Canadian Borrower. The records of such clearing house shall, in the absence of manifest error, be conclusively binding on the Canadian Borrower. No Canadian Lender shall be liable for any claim arising by reason of any loss or improper use of such drafts or Canadian Bankers Acceptances or any actions or omissions by any such clearing agency except for damages suffered by the Canadian Borrower caused by the intentional misconduct or gross negligence of such Canadian Lender. The Canadian Borrower shall, at the request of such Canadian Lender, promptly become a participant (as defined by the Depository Bills and Notes Act) for purposes of the issuance, acceptance, endorsement, delivery, deposit and transfer of Canadian Bankers Acceptances.

     Section 2.05 Fees.

     (i) Unused Commitment Fee. From and after the Closing Date until the Obligations are paid in full and the Revolving Credit Commitments are terminated, the Co-Borrowers shall pay to the Agent, for the ratable accounts of the applicable Lenders according to their Pro Rata Shares, an unused commitment fee accruing at a rate per annum equal to the Unused Commitment Fee Rate in effect from time to time multiplied by the average daily amount of the excess of the Revolving Credit Commitments over the Dollar Equivalent of all Revolving Credit Loans and Letter of Credit Obligations outstanding from time to time. All such

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commitment fees payable under this Section 2.02(i) shall be payable quarterly in arrears on the last day in each calendar quarter beginning after the Closing Date. For the period from the Closing Date up through and including March 31, 1999, the Unused Commitment Fee Rate shall be the percentage described at Level VII on the Leverage Matrix.

     (ii) Letter of Credit Fees. The Co-Borrowers shall pay to the Agent, for the account of the Issuing Bank in connection with the issuance, negotiation, termination, draw under, transfer of and any other related Letter of Credit activity, the customary fees as are established from time to time by the Issuing Bank in connection with Letters of Credit, including, without limitation, the fees for the issuance, administration, amendment, payment or cancellation of any Letter of Credit, all as more fully set forth on Schedule 2.05(ii) and all as more fully revised from time to time based upon the Leverage Matrix. For the period from the Closing Date up through and including March 31, 1999, the annual Letter of Credit fee shall be the percentage described at Level VII on the Leverage Matrix.

     (iii) Late Charge Fee. In the event that any payment, including, without limitation, interest or principal, required to be made by the Co-Borrowers under the Notes or under this Loan Agreement shall not be received by the Agent within fifteen (15) days of when due, the Agent, on behalf of the Lenders, may charge, and if so charged, the Co-Borrowers shall pay, a late charge of ($0.05) for each dollar ($1.00) of each delinquent payment for the purpose of defraying the expense incident to the handling of such delinquent payment. In no event shall said late charge fee be less than ten dollars ($10.00).

     (iv) Agent's Fee. The Co-Borrowers shall pay to the Agent, for the Agent's own account and not for the Lenders, an annual fee agreed upon by and between the Co-Borrowers and the Agent.

     (v) Payment of Fees. The fees described in this Section 2.05 represent compensation for services rendered and to be rendered separate and apart from the lending of money or the provision of credit and do not constitute compensation for the use, detention or forbearance of money, and the obligation of the Co-Borrowers to pay each fee described herein shall be in addition to, and not in lieu of, the obligation of the Co-Borrowers to pay interest, other fees and expenses otherwise described in this Loan Agreement. Fees shall be payable when due in Philadelphia, Pennsylvania in immediately available funds. All fees shall be nonrefundable when paid, except as may be otherwise expressly provided in this Loan Agreement. All fees and expenses specified or referred to in this Loan Agreement due and owing to the Agent or to a Lender, including, without limitation, those referred to in this Section 2.05 and in Section 11.3 hereof shall bear interest, if not paid when due, at the Default Rate (but not to exceed the maximum rate permitted by applicable Law), shall constitute Obligations and shall be secured by all of the Collateral. Except as described in the last sentence of this Section 2.05(v), all fees described in this Section
2.05 which are expressed as a per annum charge shall be calculated on the basis of the actual number of days elapsed in a 360day year. For purposes of complying with the Interest Act (Canada) where any interest is calculated pursuant to this Loan Agreement at a rate based upon a 360 day period (the "first rate"), the yearly rate or percentage of interest to which the "first rate" is equivalent is the "first rate" multiplied by the actual number of days in

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the applicable calendar year divided by 360.

     Section 2.06 Prepayments.

     (i) Voluntary Prepayments of the Revolving Credit Loans and the Term Loans #1. The Co-Borrowers may, upon not less than two (2) Business Days' prior written or telephonic notice confirmed promptly in writing to the Agent (which notice the Agent shall promptly transmit by telegram, telecopy or telephone to each Lender holding a Revolving Credit Commitment or a Term Loan #1 Commitment), at any time and from time to time, prepay any Revolving Credit Loan or Term Loan #1 which is being maintained as a Prime Rate Loan in whole or in part, without prepayment premium or fee, in an aggregate minimum amount of US$1,000,000.00 and integral multiples of US$1,000,000.00 in excess of that amount. The Co-Borrowers may, upon not less than five (5) Business Days' prior written or telephonic notice confirmed promptly in writing to the Agent (which notice the Agent shall promptly transmit by telegram, telecopy or telephone to each Lender), at any time and from time to time, prepay any Revolving Credit Loan or Term Loan #1 which is being maintained as a Eurodollar Rate Loans in whole or in part, without prepayment premium or fee, in an aggregate minimum amount of US$1,000,000.00 and integral multiples of US$1,000,000.00 in excess of that amount, on the expiration date of the Eurodollar Interest Period applicable thereto and otherwise only upon payment of the amounts described in Section 2.08(vi) hereof. Notwithstanding the foregoing, in the event that any prepayments are made in connection with the termination of this Loan Agreement, such prepayments shall be made only upon five (5) Business Days' prior written notice to the Agent. Any notice of prepayment given to the Agent under this
Section 2.06(i) shall specify the date of prepayment and the aggregate principal amount of the prepayment.

     (ii) Voluntary Prepayments of the Term Loans #2. (a) At all times prior to the repayment in full of the Term Loan Facility #1, the Co-Borrowers may, upon not less than five (5) Business Days' prior written or telephonic notice confirmed promptly in writing to the Agent (which notice the Agent shall promptly transmit by telegram, telecopy or telephone to each Lender holding a Term Loan #2 Commitment) prepay, in whole or in part, any one or all of the Term Loans #2 only with the prior express written consent of the Lender holding said Term Loan #2 Commitment. In the event the Co-Borrowers obtain such written consent, then the Co-Borrowers may (1) upon not less than two (2) additional Business Days' prior written or telephonic notice confirmed promptly in writing to the Agent (which notice the Agent shall promptly transmit by telegram, telecopy or telephone to each Lender holding a Term Loan #2 Commitment who has agreed to accept a Term Loan #2 prepayment), at any time and from time to time, prepay any Term Loan #2 which is being maintained as a Prime Rate Loan in whole or in part, in an aggregate minimum amount of US$1,000,000.00 and integral multiples of US$1,000,000.00 in excess of that amount and (2) upon not less than four (4) additional Business Days' prior written or telephonic notice confirmed promptly in writing to the Agent (which notice the Agent shall promptly transmit by telegram, telecopy or telephone to each Lender holding a Term Loan #2 Commitment who has agreed to accept a Term Loan #2 prepayment), at any time and from time to time, prepay any Term Loan #2 which is being maintained as a Eurodollar Rate Loans in whole or in part, in an aggregate minimum amount of US$1,000,000.00 and integral multiples of US$1,000,000.00 in excess of that amount, on the expiration date of the

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


Eurodollar Interest Period applicable thereto and otherwise only upon payment of the amounts described in Section 2.08(vi) below. Notwithstanding the foregoing, in the event that any prepayments are made in connection with the termination of this Loan Agreement, such prepayments shall be made only upon five (5) Business Days' prior written notice to the Agent. Any notice of prepayment given to the Agent under this Section 2.06(i) shall specify the date of prepayment and the aggregate principal amount of the prepayment.

     (b) At all times after the repayment in full of the Term Loan Facility #1, the Co-Borrowers may prepay, in whole or in part, the Term Loans #2 without the prior express written consent of any of the Lenders holding Term Loan #2 Commitments. The Co-Borrowers may (1) upon not less than two (2) Business Days' prior written or telephonic notice confirmed promptly in writing to the Agent (which notice the Agent shall promptly transmit by telegram, telecopy or telephone to each Lender), at any time and from time to time, prepay any Term Loan #2 which is being maintained as a Prime Rate Loan in whole or in part, in an aggregate minimum amount of US$1,000,000.00 and integral multiples of US$1,000,000.00 in excess of that amount and (2) upon not less than five (5) Business Days' prior written or telephonic notice confirmed promptly in writing to the Agent (which notice the Agent shall promptly transmit by telegram, telecopy or telephone to each Lender), at any time and from time to time, prepay any Term Loan #2 which is being maintained as a Eurodollar Rate Loans in whole or in part, in an aggregate minimum amount of US$1,000,000.00 and integral multiples of US$1,000,000.00 in excess of that amount, on the expiration date of the Eurodollar Interest Period applicable thereto and otherwise only upon payment of the amounts described in Section 2.08(vi) below. Notwithstanding the foregoing, in the event that any prepayments are made in connection with the termination of this Loan Agreement, such prepayments shall be made only upon five (5) Business Days' prior written notice to the Agent. Any notice of prepayment given to the Agent under this Section 2.06(i) shall specify the date of prepayment and the aggregate principal amount of the prepayment.

     (c) Any prepayments of the Term Loans #2 as provided for in Sections 2.06(ii)(a) and (b) above shall be subject to the Co-Borrowers paying to the Agent for the benefit of the Lenders holding Term Loan #2 Commitments a prepayment premium and fee (in addition to the amounts described in Section 2.08(vi) below) in an amount calculated as follows: any prepayment of outstanding principal of the Term Loans #2 on or prior to March 31, 2000 shall require the payment of a prepayment premium and fee of one hundred twenty-five basis points (1.25%) calculated on the amount of the prepayment. Any prepayment of outstanding principal of the Term Loans #2 after March 31, 2000 shall not require the payment of any prepayment premium or fee except for the amounts described in Section 2.08(vi) below).

     (d) All voluntary prepayments of the Term Loan Facility #1 shall be applied in the inverse order of maturity until the Term Loan Facility #1 has been repaid in full.

     (e) All voluntary prepayments of the Term Loan Facility #2 shall be applied in the inverse order of maturity until the Term Loan Facility #2 has been repaid in full.

     (f) All voluntary prepayments of the Term Loan Facilities shall be shared by

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

and among the holders of the Term Loan Facility #1 and the Term Loan Facility #2 in accordance with the following provisions:

          (1) the amount of each voluntary prepayment on the Term Loan Facilities in which a Lender holding a Term Loan #1 shall be entitled shall be in an amount equal to (A) the principal amount of said prepayment minus
     (B) the aggregate amount of said prepayment due and owing to the holders of Term Loans #2 who gave their consent to such prepayment multiplied by (C) said Lender's Term Loan #1 Commitment divided by (D) the total of all Term Loan #1 Commitments; and

          (2) the amount of each voluntary prepayment on the Term Loan Facilities in which a Lender holding a Term Loan #2 shall be entitled shall be in an amount equal (A) to the principal amount of said prepayment multiplied by (B) said Lender's Term Loan #2 Commitment divided by (C) the total of all Term Loan #2 Commitments.

     (g) In the event that the Agent requests the consent of a Lender holding a Term Loan #2 Commitment with respect to a voluntary prepayment of said Lender's Term Loan #2 and the Agent does not receive a written denial thereof within two
(2) Business Days after such Lender's receipt of such request, then such Lender shall be deemed to have given its consent to such voluntary prepayment.

     (iii) Mandatory Prepayment of the Loans. (a) The Co-Borrowers shall make, in addition to the required quarterly principal payments on the Term Loan Facility #1 described in Section 2.02(iii) hereof and the Term Loan Facility #2 described in Section 2.03(iii) hereof, a mandatory prepayment of the Term Loan Facilities on a pro rata basis (except as otherwise provided for in Section 2.06(iii)(b) below):

          (1) once each year, in an amount equal to fifty percent (50%) of the Excess Cash Flow for the prior Fiscal Year. The Excess Cash Flow shall be determined from the annual financial statements to be delivered to the Agent pursuant to Section 5.02 of this Loan Agreement. The mandatory prepayment of principal, if any, shall be made on or before August 15th of each Fiscal Year, with the first payment due and owing on August 15, 1999 for the prior 1999 Fiscal Year (which Fiscal Year ended on March 31, 1999);

          (2) from time to time as Properties are damaged, destroyed or condemned in an amount equal to the net insurance or condemnation proceeds / award (each to the extent that such net insurance or condemnation proceeds / award are not reinvested by the Co-Borrowers in similar Properties within twelve (12) months of the receipt of net proceeds from the damage, destruction or condemnation); and

          (3) from time to time in an amount equal to the net proceeds obtained by the Co-Borrowers from the issuance of additional Consolidated Debt and/or

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



     equity as permitted under the terms of Article VII of this Loan Agreement, excluding, however, (A) all net proceeds realized from the conversion of Consolidated Subordinated Debt into equity of the Co-Borrowers and (B) net proceeds obtained by the Co-Borrowers from the issuance of additional equity where such equity is used solely for acquisitions permitted under
     Section 7.05 of this Loan Agreement.

     (b) All mandatory prepayments of the Term Loan Facilities shall be applied in the inverse order of maturity until the Term Loan Facilities have been repaid in full; provided, however, any Lender holding a Term Loan #2 Commitment may, at its sole and absolute discretion, decline any prepayment on the outstanding principal balance of its Term Loan #2 Note until such time as the Term Loan Facility #1 is repaid in full. Upon the repayment in full of the Term Loan Facilities, all net proceeds obtained by the Co-Borrowers in the manner set forth in Section 2.06(iii)(a)(1), (2) and (3) above shall be applied towards the repayment of the outstanding principal balance of the Revolving Credit Loan Facility.

     (c) All mandatory prepayments of the Term Loan Facilities shall be shared by and among the holders of the Term Loan Facility #1 and the Term Loan Facility #2 in accordance with the following provisions:

          (1) the amount of each mandatory prepayment on the Term Loan Facilities in which a Lender holding a Term Loan #1 shall be entitled shall be in an amount equal to (A) the principal amount of said prepayment minus
     (B) the aggregate amount of said prepayment due and owing to the holders of Term Loans #2 who gave their consent to such prepayment multiplied by (C) said Lender's Term Loan #1 Commitment divided by (D) the total of all Term Loan #1 Commitments; and

          (2) the amount of each mandatory prepayment on the Term Loan Facilities in which a Lender holding a Term Loan #2 shall be entitled shall be in an amount equal (A) to the principal amount of said prepayment multiplied by (B) said Lender's Term Loan #2 Commitment divided by (C) the total of all Term Loan #2 Commitments.

     (d) To the extent of any remaining monies available under Section 2.06(iii)(a), (b) and (c) above, after repayment in full of the Term Loan Facilities and the Revolving Credit Loan Facility, all such monies shall be the sole property of the Co-Borrowers and the Agent and the Lenders shall have no rights or interests therein.

     (e) In the event that the Agent requests the consent of a Lender holding a Term Loan #2 Commitment with respect to a mandatory prepayment of said Lender's Term Loan #2 and the Agent does not receive a written denial thereof within two
(2) Business Days after such Lender's receipt of such request, then such Lender shall be deemed to have given its consent to such mandatory prepayment.

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     Section 2.07 Payments; Collection of Accounts.

     (i) Collection of Accounts (a) The Co-Borrowers are authorized to collect the Accounts and any other proceeds of Collateral on behalf of and in trust for the Agent and the Lenders, at the Co-Borrowers' expense, but such authority shall automatically terminate upon the occurrence of an Event of Default. The Agent may modify or terminate such authority at any time upon the occurrence of an Event of Default and directly collect the Accounts and other monetary obligations included in the Collateral. The Co-Borrowers shall, at the Co-Borrowers' expense and in the manner requested by the Agent from time to time, direct that remittances and all other proceeds of Accounts and other Collateral shall be delivered to the Agent pursuant to the terms of the Collateral Documents.

     (ii) Manner and Time of Payment. All payments of principal, interest, Reimbursement Obligations and fees hereunder or under any Letter of Credit payable to the Agent and/or the Lenders shall be made without condition or reservation or right, in the applicable currency and in immediately available funds, delivered to the Agent not later than 10:00 A.M. (Philadelphia, Pennsylvania time) on the date due, to such account of the Agent at the Agent's Office or Mellon Canada's principal office in Toronto, Ontario, as the Agent may designate, for the account of the Lenders. Funds received by the Agent after that time and date shall be deemed to have been paid on the next succeeding Business Day. The Agent shall send a monthly and/or quarterly invoice, as applicable, to the Co-Borrowers reflecting the accrued interest due and owing and all fees due and owing hereunder. The Co-Borrowers hereby agree that on the Business Day that any payment of principal, interest and fees are due, the Agent shall automatically charge a demand deposit account of the Co-Borrowers, which account shall be maintained with the Agent at all times throughout the term of the Loan Facilities. The Co-Borrowers' authorization of the Agent to charge such account having sufficient funds on deposit shall constitute payment of the amount so authorized notwithstanding the Agent's failure to charge said account. Any failure or delay by the Agent in submitting invoices for interest and fee payments shall not discharge or relieve the Co-Borrowers of the obligation to make such payments into the demand deposit account. All payments actually received by the Agent pursuant to the Loan Documents for the account of the Lenders shall be paid to them promptly after receipt thereof by the Agent.

     (iii) Apportionment of Payments. So long as there does not exist an Event of Default, all payments of principal and interest in respect of outstanding Loans, all payments of the fees described herein and all payments in respect of any other obligation (other than any fees payable by the Co-Borrowers solely to the Agent under any Swap Agreement) shall be allocated amongst the Agent and the Lenders as they may be entitled thereto as provided for herein. After the occurrence and during the continuance of an Event of Default, the Agent may, and shall upon the direction of the Requisite Lenders, after providing notice to the Co-Borrowers that payments and proceeds shall be so applied, apply all payments remitted to the Agent and all amounts and proceeds of Collateral received by the Agent, subject to the provisions of this Loan Agreement, (a) first, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Agent from the Co-Borrowers; (b) second, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to any Lender from the Co-Borrowers, (c) third, to pay interest due in respect of Loans and Reimbursement Obligations, (d) fourth, to pay or

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prepay principal of the Term Loan Facilities on a pro rata basis; (e) fifth, to pay or prepay principal of Revolving Credit Loans and Reimbursement Obligations, and to pay (or to the extent such Obligations are contingent, prepay or provide cash collateral in respect of) Letter of Credit Obligations; (f) sixth, to the ratable payment of all other non-Swap Obligations and (g) seventh, to pay Swap Obligations; provided, however, that if sufficient funds are not available to fund all payments to be made in respect of the Obligations owing by the Co-Borrowers described in any of the foregoing clauses (a) through (g), the available funds shall be allocated within the last particular clause to the payment of such Obligations ratably, based on the proportion of the Agent's and each Lender's interest in the aggregate outstanding Obligations described in such clause.

     The Agent shall promptly distribute to each Lender at its primary address set forth on the appropriate signature page hereof, or at such other address as a Lender may request in writing, such funds as it may be entitled to receive, provided that the Agent shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments or seek appropriate relief (including, without limitation, instructions from the Requisite Lenders or an action in the nature of an interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. The order of priority herein is set forth solely to determine the rights and priorities of the Lenders as among themselves and at any time or from time to time may be changed by the Lenders as they may elect, in writing in accordance with Section 11.08 hereof, without necessity of notice to or consent of or approval by the Co-Borrowers or any other Person.

     (iv) Payments on Non-Business Days. Whenever any payment to be made by the Co-Borrowers hereunder shall be stated to be due on a day which is not a Business Day, payments shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder (at the otherwise applicable rate) and of any of the fees specified in Section 2.05 hereof, as the case may be.

     (v) Agent's or Lender's Accounting. The Agent shall maintain a loan account (hereinafter referred to as the "Loan Account") on its books in which shall be recorded (a) the names and addresses of the Lenders and the Commitments of and principal amount of the Term Loan Facilities, the Revolving Credit Loan Facility and the Letter of Credit Obligations owing to, each Lender from time to time;
(b) all other appropriate debits and credits as provided in this Loan Agreement, including, without limitation, all interest, fees, expenses, charges and other Obligations; and (c) all payments of Obligations made by the Co-Borrowers, or for the Co-Borrowers' account. All entries in the Loan Account shall be made in accordance with the Agent's customary accounting practices as in effect from time to time. The Agent will render a statement of the Loan Account monthly to the Co-Borrowers and will deliver a copy thereof to each Lender. The Agent will notify each Lender monthly, if any Letter of Credit Obligations with respect to Letters of Credit issued by the Issuing Bank are outstanding on such date, and the principal amount of such Letter of Credit Obligation owing to each Lender on such date. Each and every such statement shall be deemed final, binding and conclusive upon the Co-Borrowers and the Lenders in all respects as to all matters reflected therein (if made in good faith, absent manifest error), unless the Co-Borrowers or any Lender, within twenty (20) days after the date

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such statement is rendered, delivers to the Agent written notice of any objection which the Co-Borrowers or such Lender may have to any such statement. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by the Co-Borrowers or the Lenders and all of the Agent's other entries in the Loan Account evidencing Loans, Letters of Credit and other financial accommodations made from time to time shall be final, binding and conclusive upon the Co-Borrowers and the Lenders (if made in good faith, absent manifest error) as to the existence and amount of the Obligations recorded in the Loan Account.

     Section 2.08 Special Provisions Governing Eurodollar Rate Loans. Notwithstanding other provisions of this Loan Agreement to the contrary, if any, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

          (i) Amount of Eurodollar Rate Loans. Each Eurodollar Rate Loan shall be for a minimum amount of US$100,000.00 and in integral multiples of US$1,000.00 in excess of that amount.

          (ii) Determination of Eurodollar Interest Period. By giving notice as set forth in Section 2.01(ii) and Section 2.04(iii) hereof (with respect to a conversion into or a continuation of Eurodollar Rate Loans), the Co-Borrowers shall have the option, subject to the other provision of this
     Section 2.08, to specify an Eurodollar Interest Period to apply to the Borrowing of Eurodollar Rate Loans described in such notice, subject to availability. The determination of Eurodollar Interest Periods shall be subject to the following provisions:

               (a) In the case of immediately successive Eurodollar Interest Periods applicable to a Borrowing of Eurodollar Rate Loans, each successive Eurodollar Interest Period shall commence on the day on which the next preceding Eurodollar Interest Period expires;

               (b) If any Eurodollar Interest Period would otherwise expire on a day which is not a Business Day, the Eurodollar Interest Period shall be extended to expire on the next succeeding Business Day; provided, however, that if any such Eurodollar Interest Period applicable to a Borrowing of Eurodollar Rate Loans would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in that month, that Eurodollar Interest Period Shall expire on the immediately preceding Business Day;

               (c) The Co-Borrowers may not select a Eurodollar Interest Period which terminates later than (1) October 19, 2003 with respect to any Revolving Credit Loan, (2) October 19, 2003 with respect to any Term Loan #1 and (3) October 19, 2005 with respect to any Term Loan #2.

               (d) The Co-Borrowers may not select a Eurodollar Interest Period with respect to any portion of principal of a Eurodollar Rate Loan which extends beyond a date on which the Co-Borrowers are required to make a scheduled payment of any portion of principal, it being understood and agreed that any Eurodollar Rate Loan whose Eurodollar Interest Period ends less than one month prior to such required principal payment date shall be deemed converted to a Prime Rate Loan as of the last day of such Eurodollar Interest Period for purposes of determining whether

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          any portion of principal of any Eurodollar Rate Loan is required in order to make a mandatory payment of principal; and

               (e) There shall be no more than thirty (30) Eurodollar Interest Periods under this Loan Agreement in effect at any one time.

          (iii) Determination of Interest Rate. As soon as practicable after 10:00 a.m. (Philadelphia, Pennsylvania time) on any Eurodollar Interest Rate Determination Date, the Agent shall determine (which determination shall, absent manifest error, be presumptively correct) the interest rate which shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Eurodollar Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Co-Borrowers and to each Lender.

          (iv) Interest Rate Unascertainable, Inadequate or Unfair. If, with respect to any Eurodollar Interest Period, the Agent or any Lender determines that (a) deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Eurodollar Interest Period;
     (b) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate; (c) a contingency has occurred which materially and adversely affects the London interbank Eurodollar market as a whole; or (d) the effective cost to such Lender of funding a proposed Funding Segment of the Eurodollar Portion from a corresponding source of funds in the London interbank eurodollar market shall exceed the Eurodollar Rate, applicable to such Funding Segment, the Agent shall forthwith give notice thereof to the Co-Borrowers, whereupon until the Agent notifies the Co-Borrowers that the circumstances giving rise to such suspension no longer exist, (1) the right of the Co-Borrowers to elect to have Loans bear interest based upon the Eurodollar Rate shall be suspended and (2) each outstanding Eurodollar Rate Loan shall be converted into a Prime Rate Loan on the last day of the then current Eurodollar Interest Period therefor, notwithstanding any prior election by the Co-Borrowers to the contrary.

          (v) Illegality. (a) In the event that on any date any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties) that the making or continuation of any Eurodollar Rate Loan has become unlawful by compliance by that Lender in good faith with any Law of any Governmental Authority (whether or not having the force of Law and whether or not failure to comply therewith would be unlawful), then, and in any such event, such Lender shall promptly give notice (by telephone promptly confirmed in writing) to the Co-Borrowers and the Agent (which notice the Agent shall promptly transmit to each Lender) of that determination.

          (b) Upon the giving of the notice referred to in Section 2.08(v)(a) above, (1) the Co-Borrowers' right to request of such Lender and such Lender's obligation to make Eurodollar Rate Loans shall be immediately suspended, and such Lender shall make a Revolving Credit Loan, as part of any requested Borrowing of Eurodollar Rate Loans, as a Prime Rate Loan, which Prime Rate Loan shall, for all purposes, be considered a part of such Borrowing, and (2) if the affected Eurodollar Rate Loan(s) are then outstanding, the Co-Borrowers shall immediately (or, if permitted by applicable Law, no later than the date permitted

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     thereby, upon at least one (1) Business Day's written notice to the Agent and the affected Lender) convert each such Revolving Credit Loan into a Prime Rate Loan.

          (c) In the event that such Lender determines at any time following its giving of the notice referred to in Section 2.08(iv) and/or Section 2.08(v)(a) above that such Lender may lawfully make Eurodollar Rate Loans of the type referred to in such notice, such Lender shall promptly give notice (by telephone confirmed in writing) to the Co-Borrowers and the Agent (which notice the Agent shall promptly transmit to each Lender) of that determination, whereupon the Co-Borrowers' right to request of such Lender, and such Lender's obligation to make, Eurodollar Rate Loans shall be restored.

          (vi) Compensation. In addition to such amounts as are required to be paid by the Co-Borrowers pursuant to Sections 2.04(i), 2.04(iv) and 2.04(v) above, the Co-Borrowers shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain such Lender's Eurodollar Rate Loans to the Co-Borrowers) which losses, expenses and liabilities such Lender may sustain (a) if for any reason, other than the gross negligence or willful misconduct of the Agent or such Lender, a Borrowing, conversion or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation or in a telephonic request for borrowing or conversion/continuation or a successive Eurodollar Interest Period does not commence after notice therefor is given pursuant to Section 2.04(iii) above, (b) if any prepayment of Eurodollar Rate Loan (including, without limitation, any prepayment pursuant to Section 2.06 above) occurs for any reason on a date which is not the last day of the applicable Eurodollar Interest Period, (c) as a consequence of any required conversion of a Eurodollar Rate Loan to a Prime Rate Loan as a result of any of the events indicated in Section 2.08(v) above or (d) as a consequence of any other failure by the Co-Borrowers (other than the failure of the Agent to charge any account having sufficient funds as authorized by the Co-Borrowers pursuant to Section 2.08(ii) above) to repay Eurodollar Rate Loans when required by the terms of this Loan Agreement. Such Lender shall deliver to the Co-Borrowers a written statement as to such losses, expenses and liabilities which statement shall be conclusive as to such amounts in the absence of manifest error.

          (vii) Eurodollar Rate Taxes. The Co-Borrowers agree that:

               (a) provided the Co-Borrowers shall have received a written request therefor, together with a certificate setting forth the basis therefor and calculation thereof, the Co-Borrowers will pay, on the later of (1) thirty (30) days following its receipt of such request and certificate or (2) the Business Day immediately prior to the date upon which penalties attach thereto, all present and future stamp and other taxes, levies, or costs and charges whatsoever imposed, assessed, levied or collected on or in respect of a Loan solely as a result of the interest rate being determined by reference to the Eurodollar Rate or the provisions of this Loan Agreement relating to the Eurodollar Rate or the recording, registration, notarization or other formalization of any thereof or any payments of principal, interest or other amounts made on or in respect of a Loan made to the Co-Borrowers when the interest rate is determined by reference

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          to the Eurodollar Rate (all such taxes, levies, costs and charges being herein collectively called "Eurodollar Rate Taxes"), excluding any of the foregoing arising out of the gross negligence or willful misconduct of any Lender; provided, however, that Eurodollar Rate Taxes shall not include net income or franchise taxes imposed by any Governmental Authorities. The Co-Borrowers shall also pay such additional amounts equal to increases in Eurodollar Rate Taxes attributable to payments made by the Co-Borrowers pursuant to this clause (a). Promptly after the date on which payment of any such Eurodollar Rate Tax is due pursuant to the preceding sentence, the Co-Borrowers will, at the request of such Lender, furnish to such Lender evidence, in form and substance satisfactory to such Lender, that the Co-Borrowers have met their obligation under this Section 2.08(vii); and

               (b) the Co-Borrowers will indemnify each Lender against, and reimburse each Lender on demand for, any Eurodollar Rate Taxes paid by such Lender in respect of a Loan made to the Co-Borrowers, as determined by such Lender in its reasonable business judgment, provided that the Lender shall have provided the Co-Borrowers with (1) appropriate receipts for any payments or reimbursements made by the Co-Borrowers pursuant to this clause (b) and (2) such information as may reasonably be required to indicate the basis for such Eurodollar Rate Taxes; provided, however, that if a Lender subsequently recovers, or receives a net tax benefit with respect to, any amount of Eurodollar Rate Taxes previously paid or indemnified by the Co-Borrowers pursuant to this Section 2.08(vii)(a) or (b), such Lender shall, within thirty (30) days after receipt of such refund, and to the extent permitted by applicable Law, pay to the Co-Borrowers the amount of any such recovery or net tax benefit. The amount of Eurodollar Rate Taxes due pursuant to the provisions of this Section 2.08(b) shall only be payable to the extent such Eurodollar Rate Taxes exceed the amount paid pursuant to Section 2.08(vii)(a) below.

               (c) Notwithstanding anything contained in this Section 2.08 to the contrary, the provisions of Section 2.11 hereof applicable to Taxes shall be fully applicable, mutatis mutandis, to Eurodollar Rate Taxes, and the Co-Borrowers shall not be required to pay any amount under this Section 2.08 that would not be payable after taking into account the provisions of such Section 2.11 below, including, without limitation, any limitation on the amount payable to the Co-Borrowers pursuant to subsections (iii) through (ix) inclusive of such Section
          2.11 below.

          (viii) Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of, any of its branch offices, agencies or the office of a Eurodollar Affiliate of that Lender; provided, however, no such Lender shall be entitled to receive any greater amount under Section 2.04(vi) or Section 2.08(vii) above as a result of the transfer of any such Eurodollar Rate Loan than such Lender would be entitled to immediately prior thereto unless (a) such transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist and were not reasonably foreseeable in the view of such Lender and (b) such claim would have arisen even if such transfer had not occurred.

          (ix) Affiliates Not Obligated. Unless expressly provided herein, no Eurodollar Affiliate or other Affiliate of any Lender shall be deemed a party to this Loan Agreement or shall

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     have any rights, liability or obligation under this Loan Agreement.

     Section 2.09 Increased Capital. If either (i) the introduction of or any change in or in the interpretation of any Law or regulation or (ii) compliance by any Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and such Lender determines that the amount of such capital is increased by or based upon the existence of such Lender's Commitment and other commitments of this type or upon the existence of Letters of Credit (or similar contingent obligations), then, upon demand by such Lender, together with the certificate referred to in the last sentence of this
Section 2.09, the Co-Borrowers shall immediately pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for any loss in its net yield from the transactions contemplated by this Loan Agreement in the light of such circumstances, to the extent that such Lender determines such increase in capital to be allocable to the existence of such Lender's Commitment or to the issuance or maintenance of any Letter of Credit for the account of the Co-Borrowers. A certificate as to such amounts, together with calculations evidencing such additional amount and the law, rule, interpretation, regulation or guideline with respect thereto, submitted to the Co-Borrowers by such Lender, shall, in the absence of manifest error, be conclusive and binding for all purposes.

     Section 2.10 Authorized Officers of the Co-Borrowers. The Co-Borrowers shall notify the Agent in writing of the names of the officers and employees authorized to request Loans and Letters of Credit and to request a conversion/continuation of any Loan and shall provide the Agent with a specimen signature of each such Authorized Officer. The Agent and each of the Lenders shall be entitled to rely conclusively on such officer's or employee's authority to request such Loan or Letter of Credit or such conversion/continuation until the Agent receives written notice to the contrary. Neither the Agent nor any of the Lenders shall have any duty to verify the authenticity of the signature appearing on any written Notice of Borrowing or Notice of Conversion/Continuation which it believes in good faith and absent gross negligence has been signed or presented by the proper party or parties and, with respect to an oral request for such a Loan or Letter of Credit or such conversion/continuation, neither the Agent nor any of the Lenders shall have any duty to verify the identity of any Person representing himself as one of the officers or employees authorized to make such request on behalf of the Co-Borrowers. Neither the Agent nor any Lender shall incur any liability to the Co-Borrowers in acting upon any telephonic notice referred to above which the Agent believes in good faith and absent gross negligence to have been given by a duly Authorized Officer or other person authorized to borrow on behalf of the Co-Borrowers or for otherwise acting in good faith under this Section 2.10.

     Section 2.11 Taxes.

     (i) Payments Net of Taxes. Provided that each Lender and the Agent shall have complied with the provisions of Section 2.11(iii), all payments made by the Co-Borrowers under this Loan Agreement or any other Loan Document shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or

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other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, including, without limitation, any taxes assessed by the United States, any State in the United States, Canada and/or any Province in Canada, and all liabilities with respect thereto, excluding

          (a) in the case of the Agent and each Lender, net income or franchise taxes imposed on the Agent or such Lender by the jurisdiction under the laws of which the Agent or such Lender is organized or any political subdivision or taxing authority thereof or therein or as a result of a connection between such Lender and any jurisdiction (whether or not attributable to the transactions contemplated hereby), and

          (b) in the case of each Lender, net income or franchise taxes imposed by any jurisdiction in which such Lender's lending offices which make or book loans are located or any political subdivision or taxing authority thereof or therein (all such nonexcluded taxes, levies, imposts, duties, deductions, charges, fees or withholdings of such Governmental Authorities, including, without limitation, any taxes assessed by the United States, any State in the United States, Canada and/or any Province in Canada, being hereinafter referred to as the "Taxes"). If any Taxes are required to be withheld or deducted from any amounts payable to the Agent or any Lender under this Loan Agreement or any other Loan Document, the Co-Borrowers shall pay the relevant amount of such Taxes and the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Loan Agreement and the other Loan Documents. Whenever any Taxes are paid by the Co-Borrowers with respect to payments made in connection with this Loan Agreement or any other Loan Document, as promptly as possible thereafter, the Co-Borrowers shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Co-Borrowers showing payment thereof.

     (ii) Indemnity. Provided that each Lender and the Agent shall have complied with the provisions of Section 2.11(iii) below, the Co-Borrowers hereby agree to indemnify the Agent and each of the Lenders for the full amount of all Taxes attributable to payments by or on behalf of the Co-Borrowers hereunder or under any of the other Loan Documents paid by the Agent or such Lender (including any incremental Taxes, interest or penalties that may become payable by the Agent or such Lender as a result of any failure to pay such Taxes), whether or not such Taxes were correctly or legally asserted, excluding any of the foregoing arising out of the Agent's or any Lender's gross negligence or willful misconduct. The amount of Taxes due pursuant to the preceding sentence shall only be payable to the extent such Taxes exceed the amount of Taxes paid pursuant to Section 2.11(i) above. Such indemnification shall be made within thirty (30) days from the date such Lender or the Agent, as the case may be, makes written demand therefrom together with the calculation thereof and the basis therefor.

     (iii) Withholding and Backup Withholding. (a) Each Lender (other than the Canadian Lenders providing Canadian Loans) that is incorporated or organized under the Laws of any jurisdiction other than the United States or any State thereof agrees that, on or prior to the

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date any payment is due to be made to it hereunder or under any other Loan
Document in connection with its Revolving Credit Commitment, Term Loan #1 Commitment and Term Loan #2 Commitment for Loans and Letters of Credit which are to be booked in the United States, as directed by the Co-Borrowers, it will furnish to the Co-Borrowers and the Agent:

          (1) two valid, duly completed copies of United States Internal Revenue Service Form 4224 or United States Internal Revenue Form 1001 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Loan Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes; and

          (2) a valid, duly completed Internal Revenue Service Form W8 or W9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax.

Each Lender which so delivers to the Co-Borrowers and the Agent a Form 1001 or 4224 and Form W8 or W9, or successor applicable forms agrees to deliver to the Co-Borrowers and the Agent two further copies of the said Form 1001 or 4224 and Form W8 or W9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding tax, or after the occurrence of any event requiring a change in the most recent form previously delivered by it, and such extensions or renewals thereof as may reasonably be requested by the Co-Borrowers and the Agent, certifying in the case of a Form 1001 or Form 4224 that such Lender is entitled to receive payments under this Loan Agreement or any other Loan Document without deduction or withholding of any United States federal income taxes, unless a change of Law has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such letter or form with respect to it and such Lender advises the Co-Borrowers and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W8 or W9, establishing an exemption from United States backup withholding tax. If the form provided by the Lender or the Agent (other than in the event of a change in law) indicates a withholding tax in excess of zero, then such withholding tax shall be considered excluded from Taxes and no payment shall be due under this Section 2.11 with respect to such withholding tax.

     (b) Each Canadian Lender that is incorporated or organized under the Laws of any jurisdiction other than Canada or any Province of Canada agrees that, on or prior to the date any payment is to be made to it hereunder or under any other Loan Document in connection with its Revolving Credit Commitment and Term Loan #1 Commitment for Loans and Letters of Credit which are to be booked in Canada, as directed by the Co-Borrowers, it will furnish or will have previously furnished to the Canadian Borrower and the Agent a Certificate of Residency, in a form reasonably acceptable to the Agent.

     (iv) Any Lender or the Agent claiming amounts payable under this Section

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2.11 or Section 2.08(vii) of this Loan Agreement shall use reasonable efforts to mitigate taxes (e.g., changing the jurisdiction of its lending office) if such efforts would reduce the amounts payable under this Section 2.11 or Section 2.08(vii) of this Loan Agreement.

     (v) Upon the payment in full to a Lender or the Agent with respect to Taxes or Eurodollar Rate Taxes under this Section 2.11 or Section 2.08(vii) the Co-Borrowers shall be subrogated to all rights of the applicable Lender or the Agent to seek recovery or reimbursement from any Person of such amounts. Provided a Lender has complied with the terms of this Section 2.11 and Section
11.02 of this Loan Agreement, there shall be no right of the Co-Borrowers to recover or receive reimbursement against or from said Lender or the Agent for foreign tax credits in respect of said Lender's taxable income in respect of such Taxes or Eurodollar Rate Taxes. Each Lender and the Agent shall reasonably assist the Co-Borrowers to recover amounts paid pursuant to this Section 2.11 or
Section 2.08(vii) from the relevant taxing authority. If a Lender or the Agent subsequently recovers, or receives a net tax benefit with respect to any amount of Taxes or Eurodollar Rate Taxes paid or indemnified by the Co-Borrowers, then such Lender or the Agent, as applicable, shall pay to the Co-Borrowers the amount of any such recovery or net tax benefit within thirty (30) days of the receipt of such refund.

     (vi) Unless the Co-Borrowers have given their prior written consent, none of the Lenders or the Agent shall be entitled to a payment under this Section
2.11 or Section 2.08(vii) of this Loan Agreement with respect to Taxes or Eurodollar Rate Taxes which resulted directly from the Agent's or a Lender's change in account, branch or office.

     (vii) None of the Lenders or the Agent shall be entitled to a payment under this Section 2.11 or Section 2.08(vii) to the extent such payment arises out of the Lender's or the Agent's gross negligence or willful misconduct.

     (viii) No amounts will be payable under this Section 2.11 to the extent that such amounts have been covered pursuant to another section of this Loan Agreement.

     (ix) All payments made pursuant to this Section 2.11 or Section 2.08(vii) shall be treated by the relevant parties as additional interest hereunder.

     Section 2.12 Security for the Loan Facilities. As security for the due and punctual payment and performance of the Obligation of the Co-Borrowers under the Loan Documents, the Co-Borrowers shall execute, or cause to be executed, and deliver to the Agent, for the benefit of all of the Lenders, the Collateral Documents.

     Section 2.13 Currency Fluctuations.

     (i) Not later than 1:00 P.M. (Philadelphia, Pennsylvania time) on the last Business Day of each calendar month (hereinafter referred to as the "Calculation Date"), the Agent shall determine the Exchange Rate as of such date. The Exchange Rate so determined shall become effective on the first Business Day immediately following such determination


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(hereinafter referred to as a "Reset Date") and shall remain effective until the next succeeding Reset Date.

     (ii) Not later than 4:00 P.M. (Philadelphia, Pennsylvania time) on each Reset Date, the Agent shall determine the Dollar Equivalent of the outstanding Canadian Loans, Canadian Bankers Acceptances (without discount) and Canadian Letters of Credit denominated in Canadian Dollars.

     (iii) If, on any Reset Date and on the Term Loan #1 Maturity Date and the Revolving Credit Termination Date, the aggregate outstanding amount (expressed in U.S. Dollars) of all Canadian Loans, Canadian Letter of Credit Obligations and the aggregate face amount of all outstanding Canadian Bankers Acceptances (without discount) exceeds the sum of the sum of the Canadian Term Loan Sublimit and the Canadian Revolving Credit Sublimit expressed in U.S. Dollars (hereinafter such sum being referred to as the "Maximum Canadian Exposure") by more than US$100,000.00, then (i) the Agent shall give notice thereof to the Canadian Borrower and the Canadian Lenders and (ii) within two (2) Business Days thereafter, the Canadian Borrower shall repay or prepay Canadian Loans in accordance with this Agreement in an aggregate principal amount such that, after giving effect thereto, the aggregate outstanding amount (expressed in U.S. Dollars) of all Canadian Loans, Canadian Letter of Credit Obligations and the aggregate face amount (without discount) of all outstanding Canadian Bankers Acceptances no longer exceeds the Maximum Canadian Exposure; provided that nothing herein shall diminish the Canadian Borrower's obligation to repay in full all Obligations in respect of the Term Loan on the Term Loan Maturity Date and to repay in full all Obligations in respect of the Revolving Credit Loans owed by the Canadian Borrower on the Revolving Credit Termination Date.

     (iv) Without limiting Section 2.13(iii), if, on any day prior to the Term Loan Maturity Date, the aggregate outstanding amount (expressed in U.S. Dollars) of all Canadian Loans, the Canadian Letter of Credit Obligations and the aggregate face amount of all outstanding Canadian Bankers Acceptances (without discount) exceeds the Maximum Canadian Exposure by five percent (5%) or more, then (a) the Agent shall give notice thereof to the Canadian Borrower and the Canadian Lenders and (b) within two (2) Business Days thereafter, the Canadian Borrower shall repay or prepay Canadian Loans in accordance with this Agreement in an aggregate principal amount such that, after giving effect thereto, the aggregate outstanding amount (expressed in U.S. Dollars) of all Canadian Loans, the Canadian Letter of Credit Obligations and the aggregate face amount of all outstanding Canadian Bankers Acceptances (without discount) no longer exceeds the Maximum Canadian Exposure. Nothing set forth in this Section 2.13 shall be construed to require the Agent to calculate daily compliance under this Section 2.13.

     (v) To the extent the repayments and prepayments referenced in Sections 2.13(iii) and 2.13(iv) are such that, after giving effect thereto, the Canadian Letter of Credit Obligations and the aggregate face amount of all outstanding Canadian Bankers Acceptances (without discount) still exceeds the Maximum Canadian Exposure (expressed in U.S. Dollars), then the Canadian Borrower shall immediately upon demand provide cash collateral to the Agent

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required to obtain such results.

     Section 2.14 Joint and Several Liability. The Co-Borrowers hereby acknowledge, covenant and agree that all Obligations, liabilities and covenants made, incurred and undertaken by them under this Loan Agreement and the other Loan Documents are on a joint and several basis, including, without limitation, all obligations to pay principal, interest, fees and expenses.


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                                  ARTICLE III

                        CONDITIONS TO THE LOAN FACILITIES

     Section 3.01 Conditions Precedent to the Effectiveness of this Loan Agreement. This Loan Agreement shall become effective on the Closing Date when the following conditions precedent have been satisfied (unless waived by the Requisite Lenders or unless the deadline for delivery has been extended by the Agent):

     (i) Certain Documents. The Agent shall have received on or before the Closing Date all of the following, all of which, except as otherwise specifically described below, shall be in form and substance satisfactory to the Requisite Lenders and in sufficient copies for each of the Lenders:

          (a) This Loan Agreement, together with all Exhibits and Schedules attached hereto;

          (b) A Notice of Borrowing pursuant to Section 2.01, Section 2.02 and
     Section 2.03 hereof dated the Closing Date and executed by the Co-Borrowers;

          (c) A Revolving Credit Loan Note made payable to Mellon Bank, N.A.;

          (d) A Revolving Credit Loan Note made payable to Mellon Bank Canada;

          (e) A Term Loan #1 Note made payable to Mellon Bank, N.A.;

          (f) A Term Loan #1 Note made payable to Mellon Bank Canada;

          (g) A Term Loan #2 Note made payable to Mellon Bank, N.A.;

          (h) The Security Agreements;

          (i) The Pledge of Stock Agreements;

          (j) The Agreement of Guaranty;

          (k) Each existing and new UCC-1 Financing Statement filing or financing statement registration under the Personal Property Security Acts of Ontario and Nova Scotia signed by the Co-Borrowers;

          (l) Opinions addressed to the Agent and each Lender, dated the Closing Date, of counsel to the Co-Borrowers, the Corporate Guarantors, the Partnership Guarantor and other applicable Persons covering the matters addressed in Exhibit "K" hereto and

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     such other matters as may be requested by the Agent, all in form and substance reasonably satisfactory to the Agent; and

          (m) Certificates of the Secretary or Assistant Secretary of the Co-Borrowers, their Subsidiaries and Affiliates dated the Closing Date certifying (1) the names and true signatures of the incumbent officers of the Co-Borrowers, their Subsidiaries and Affiliates authorized to sign this Loan Agreement and all other Loan Documents executed by the Co-Borrowers, their Subsidiaries and Affiliates in connection with this Loan Agreement,
     (2) the ByLaws of the Co-Borrowers, their Subsidiaries and Affiliates as in effect on the date of such certification, (3) the resolutions of the Co-Borrowers', their Subsidiaries' and Affiliates' respective Board of Directors approving and authorizing the execution, delivery and performance of this Loan Agreement and all other Loan Documents executed by the Co-Borrowers, their Subsidiaries and Affiliates in connection therewith, or filed by the Co-Borrowers, their Subsidiaries and Affiliates and (4) that there have been no changes in the Certificate of Incorporation of the Co-Borrowers, their Subsidiaries and Affiliates since the date of the most recent certification thereof by the office of the appropriate Governmental Authority delivered to the Agent prior to the Closing Date;

          (n) The Certificates of Incorporation of the Co-Borrowers, their Subsidiaries and Affiliates, as amended, modified or supplemented to the Closing Date, which shall be certified to be true, correct and complete by the office of the appropriate Governmental Authority delivered to the Agent prior to the Closing Date;

          (o) Good Standing Certificates or Certificates of Status certified by the office of the appropriate Governmental Authority, relating to the Co-Borrowers, their Subsidiaries and Affiliates for each of the states, provinces and countries in which the Co-Borrowers, their Subsidiaries and Affiliates are qualified to conduct business;

          (p) Projected consolidated balance sheets, income statements and cash flow projections for the Co-Borrowers, their Subsidiaries and Affiliates for the Fiscal Years 1999 through 2006 and such other financial information (including any annual or quarterly financial statements of the Co-Borrowers, their Subsidiaries and Affiliates) as the Agent or the Requisite Lenders may reasonably request;

          (q) Evidence of the insurance required by the terms of the Collateral Documents, containing the endorsements required by such Collateral Documents and this Loan Agreement;

          (r) A contemporaneous search of UCC, Personal Property Security Act (and corresponding personal property security registries in Nova Scotia, Canada) real property, tax, judgment and litigation dockets and records and other appropriate registers shall have revealed no filings or recordings in effect with respect to (1) the Collateral purported to be covered by the Collateral Documents and (2) the Co-Borrowers, their Subsidiaries and Affiliates, except such as are acceptable to the Agent (it being understood that such acceptance does not limit the obligations of the Co-Borrowers with respect to the priority of the Liens in favor of the

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

     Agent) and the Agent shall have received a copy of the search reports received as a result of the search;

          (s) The partnership agreement for the Partnership Guarantor shall be certified to be true, correct and complete by the Partnership Guarantor as of the Closing Date;

          (t) Such additional documentation as the Agent or the Requisite Lenders may reasonably require.

     (ii) Fees and Expenses Paid. The Co-Borrowers shall have paid to the Agent, for its own account and for the account of each Lender, as applicable, all fees and expenses due and payable under this Loan Agreement, if any, on or before the Closing Date.

     (iii) Representations and Warranties. All of the representations and warranties of the Co-Borrowers, their Subsidiaries and Affiliates contained in subsections (i) through (xxxvii) of Section 4.01 hereof and in any other Loan Document (other than for changes permitted or contemplated by this Loan Agreement and/or the Agreement of Guaranty) shall be true and correct in all material respects on and as of the Closing Date as though made on and as of that date (except any such representations and warranties stated to be given on a specific date other than the Closing Date).

     (iv) No Default. No Event of Default or Potential Event of Default hereunder or under the other Loan Documents shall have occurred and be continuing on the Closing Date.

     (v) No Injunction. No Requirements of Law shall prohibit, and no order, judgment or decree of any Governmental Authority shall and, except as set forth on Schedule 4.01(vii) hereto, no litigation shall be pending or threatened which in the reasonable judgment of the Agent or Requisite Lenders would, enjoin, prohibit restrain, impose or result in the imposition of any material adverse condition upon the consummation of the transactions contemplated hereby.

     (vi) Collateral Information . The Agent shall have received complete and accurate information from the Co-Borrowers with respect to the name and the location of the principal place of business and chief executive office for the Co-Borrowers, their Subsidiaries and Affiliates.

     (vii) Consents. The Co-Borrowers, the Corporate Guarantors and the Partnership Guarantor shall have received all consents and authorizations required pursuant to any material contractual obligation with any other Person and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow the Co-Borrowers, the Corporate Guarantor and the Partnership Guarantor lawfully (a) to execute, deliver and perform, in all material respects, their respective obligations under this Loan Agreement, the other Loan Documents to which they are, or are to be, a party and each other agreement or instrument to be executed and delivered by them pursuant thereto or in connection therewith and (b) to create and perfect or continue the

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perfection of the Liens on the Collateral to be owned by them in the manner and for the purpose contemplated by the Collateral Documents.

     (viii) No Material Adverse Effect. No Material Adverse Effect shall have occurred since the date of the most recent annual "audited" financial report of the Co-Borrowers, their Subsidiaries and Affiliates delivered to the Agent and the Requisite Lenders through the Closing Date, as to the condition (financial or otherwise), operations, performance, properties or prospects of the Co-Borrowers, their Subsidiaries and Affiliates.

     Section 3.02 Conditions Precedent to All Loans and Letters of Credit. The obligation of each Lender to make any Loan requested to be made by it, and of the Issuing Bank to issue any Letter of Credit, on any date, is subject to the following conditions precedent as of such date:

     (i) Notice of Borrowing. With respect to a request for a Revolving Credit Loan, the Agent shall have received in accordance with the provisions of Section 2.0l(ii) hereof, on or before any Borrowing Date, an original or facsimile, duly executed, Notice of Borrowing. With respect to a request for a Term Loan #1, including a Canadian Term Loan, the Agent shall have received in accordance with the provisions of Section 2.02(ii) hereof, on or before the Closing Date, an original or facsimile, duly executed, Notice of Borrowing. With respect to a request for a Term Loan #2, the Agent shall have received in accordance with the provisions of Section 2.03(ii) hereof, on or before the Closing Date, an original or facsimile, duly executed, Notice of Borrowing.

     (ii) Application for Letters of Credit. With respect to a request for the issuance of a Letter of Credit, the Agent shall have received in accordance with the provisions of Section 2.01(vi) hereof, on or before the date of issuance, an original and duly executed Letters of Credit Reimbursement Agreement.

     (iii) Additional Matters. As of the Borrowing Date for any Loan or the date of issuance of any Letter of Credit:

          (a) Representations and Warranties.All of the representations and warranties of the Co-Borrowers, their Subsidiaries and Affiliates contained in Sections 4.01(i) through (xxxvii) hereof and in any other Loan Document (other than representations and warranties which expressly speak only of a different date and other than for changes permitted or contemplated by this Loan Agreement) shall be true and correct in all material respects on and as of such Borrowing Date, as though made on and as of such date;

          (b) No Default. No Event of Default or Potential Event of Default shall have occurred and be continuing or would result from the making of the requested Loan or the issuance of the requested Letter of Credit;

          (c) No Injunction. No law or regulations shall prohibit, and no order, judgment or decree of any Governmental Authority shall, and, except as set forth on Schedule 4.01(vii) hereto, no litigation shall be pending or threatened which in the judgment of the Agent

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


     or the Requisite Lenders would, enjoin, prohibit, restrain, impose or result in the imposition of any material adverse condition upon, (1) any Lender from making the Loan requested to be made on the Borrowing Date or
     (2) the Issuing Bank, as the case may be, from issuing the Letter of Credit requested to be issued on the Borrowing Date; and

          (d) No Material Adverse Change. No Material Adverse Effect shall have occurred after the Closing Date.

     Each submission by the Co-Borrowers to the Agent of a Notice of Borrowing with respect to a Loan and the acceptance by the Co-Borrowers of the proceeds of each such Loan made hereunder, or the request for the issuance of a Letter of Credit and the issuance of such Letter of Credit, shall constitute a representation and warranty by the Co-Borrowers as of the Borrowing Date in respect of such Loan and the date of issuance of any Letter of Credit that all the conditions contained in this Section 3.02 have been satisfied.

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                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     Section 4.01 Representations and Warranties on the Closing Date. In order to induce the Agent and the Lenders to enter into this Loan Agreement, the Co-Borrowers hereby represent and warrant to the Agent and the Lenders that the following statements are true, correct and complete on and as of the Closing
Date:

     (i) Organization; Corporate Powers. Each of the Co-Borrowers and their Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its respective incorporation or formation, (b) is duly qualified to conduct business as a foreign corporation and is in good standing under the Laws of each jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified and (c) has all requisite power and authority to own, operate and encumber its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by the Loan Documents. The Certificate of Authority to Conduct Business in the Commonwealth of Virginia has been revoked for DRS. DRS is diligently proceeding to have its Certificate of Authority to Conduct Business in the Commonwealth of Virginia reinstated and, as of the Closing Date, has made proper application therefor. In addition, DRS Ahead Technology, Inc is not presently in good standing under the law of the State of Wisconsin solely for failure to file its 1998 annual report with the appropriate Governmental Authorities. DRS Ahead Technology, Inc. is diligently proceeding to have its good standing reinstated with the State of Wisconsin. In addition, DRS Photronics, Inc is not presently in good standing under the law of the State of New York solely for failure to file its 1998 annual report with the appropriate Governmental Authorities. DRS Photronics, Inc. is diligently proceeding to have its good standing reinstated with the State of New York.

     (ii) Authority. (a) Each of the Co-Borrowers and Corporate Guarantors has the requisite corporate power and authority (1) to execute, deliver and perform each of the Loan Documents executed by it, or to be executed by it and (2) to file the Loan Documents filed by it, or to be filed by it, with the appropriate Governmental Authority.

     (b) The Partnership Guarantor has the requisite power and authority (1) to execute, deliver and perform each of the Loan Documents executed by it, or to be executed by it and (2) to file the Loan Documents filed by it, or to be filed by it, with the appropriate Governmental Authority.

     (c) The execution, delivery and performance (or filing, as the casemay be) of each of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby, have been duly authorized by the Board of Directors of said Co-Borrower or Corporate Guarantor and no further corporate proceedings on the part of said Co-Borrower or Corporate Guarantor are necessary to consummate such transactions.

     (d) Each of the Loan Documents to which said Co-Borrower, Corporate

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

Guarantor or Partnership Guarantor is a party has been duly executed and delivered (or filed, as the case may be) by said Co-Borrower, Corporate Guarantor or Partnership Guarantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

     (iii) Subsidiaries and Ownership of Capital Stock. As of the Closing Date, DRS has twenty-one (21) direct and indirect Subsidiaries. In addition, DRS FPA, L.P. and the Partnership Guarantor are Affiliates of DRS. Except for DRS, the Pledge of Stock Agreements set forth the number of authorized, issued and outstanding shares of each class of capital stock of the Co-Borrowers and their Subsidiaries. Except for DRS, no capital stock (or any securities, instruments, warrants, option or purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital stock) of the Co-Borrowers and their Subsidiaries is subject to issuance under any security, instrument, warrant, option or purchase rights, conversion or exchange rights, call, commitment or claim of any right, title or interest therein or thereto, except as set forth on Schedule 4.01(iii) attached hereto. The outstanding capital stock of all of the Co-Borrowers and their Subsidiaries has been duly authorized, validly issued, fully paid and nonassessable and is not Margin Stock; provided upon the liquidation or dissolution of DRS Flight Safety the equity owners of DRS Flight Safety (and not the Agent or any of the Lenders) would be liable for the unsatisfied obligations of DRS Flight Safety to the extent the assets are insufficient to cover the liabilities.

     (iv) No Conflict. The execution and delivery by the Co-Borrowers, the Corporate Guarantors and the Partnership Guarantor of each Loan Document and the performance of each of the transactions contemplated thereby do not and will not
(a) to the best knowledge of the Co-Borrowers, constitute a tortious interference with any Contractual Obligation of the Co-Borrowers, the Corporate Guarantors and/or the Partnership Guarantor, (b) conflict with or violate the Co-Borrowers', their Subsidiaries' and/or Affiliates' and/or the Corporate Guarantors' Certificates of Incorporation or ByLaws, (c) conflict with or violate the Partnership Guarantor's partnership agreement, (d) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law, subject to clause (a) above, or require termination of any Contractual Obligation, the consequences of which conflict or default or termination are reasonably likely to have a Material Adverse Effect, (e) result in or require the creation or imposition of any Lien whatsoever upon any of the properties or assets of the Co-Borrowers (other than Liens in favor of the Agent permitted pursuant to Section 7.02(ii) hereof) or
(f) require any approval of stockholders, other than as otherwise obtained.

     (v) Governmental Consents. The execution, delivery and performance of each Loan Document and the transactions contemplated thereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except filings, consents or notices which have been, or will in due course, be made, obtained or given.

     (vi) Governmental Regulation. The Co-Borrowers, their Subsidiaries and Affiliates are not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any other Law such that the Co-Borrowers', their Subsidiaries' and/or Affiliates' ability to incur indebtedness is limited or its ability to consummate the transactions contemplated hereby is materially impaired.

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

     (vii) Litigation; Adverse Effects. (a) Except as set forth in Schedule 4.01(vii) attached hereto, there is no claim, request for equitable adjustment, termination for convenience or default, action, suit, proceeding, audit, governmental investigation or arbitration, at law or in equity, or before or by or against any Governmental Authority, pending, or to the knowledge of the Co-Borrowers, threatened against the Co-Borrowers, their Subsidiaries or Affiliates or any Property of the Co-Borrowers, their Subsidiaries or Affiliates which is reasonably likely to (1) result in any Material Adverse Effect, (2) materially and adversely affect the ability of the Co-Borrowers, their Subsidiaries and Affiliates to perform their respective obligations under the Law, any material Contractual Obligation and/or the Loan Documents or (3) materially and adversely affect the ability of the Co-Borrowers, their Subsidiaries and/or Affiliates to perform their collective Obligations or the Lenders' ability to enforce such Obligations.

     (b) The Co-Borrowers, their Subsidiaries or Affiliates are not (1) in violation of any applicable Law which violation has or is reasonably likely to have a Material Adverse Effect or (2) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or Governmental Authority which has or is reasonably likely to have a Material Adverse Effect. Except as set forth in Schedule 4.01(vii) attached hereto, there is no action, suit, proceeding or investigation pending or, threatened against or affecting the Co-Borrowers, their Subsidiaries or Affiliates challenging the validity or the enforceability of any of the Loan Documents.

     (viii) No Material Adverse Change. Since June 30, 1998, no material adverse change has occurred in the condition (financial or otherwise), operations or performance of the Co-Borrowers, their Subsidiaries or Affiliates, or the ability of the Co-Borrowers, their Subsidiaries or Affiliates to perform their Obligations under the Loan Documents.

     (ix) Payment of Taxes. All tax returns and reports of the Co-Borrowers, their Subsidiaries and Affiliates required to be filed, have been timely filed (or appropriate extensions of time for the filing of same have been timely requested), and all taxes, assessments, fees and other governmental charges thereupon and upon their respective Properties, assets, income and franchises which are shown on such returns as being due and payable, have been paid when due and payable, except such taxes, if any, that are reserved against in accordance with Generally Accepted Accounting Principles, such taxes as are being contested in good faith by appropriate proceedings or such filings or taxes the failure to file or to make payment of which when due and payable would not have, in the aggregate, a Material Adverse Effect. The Co-Borrowers have no knowledge of any proposed written tax assessment against the Co-Borrowers, their Subsidiaries and Affiliates that is reasonably likely to have a Material Adverse Effect, which is not being actively contested in good faith by the Co-Borrowers, their Subsidiaries and Affiliates.

     (x) Material Adverse Agreements. The Co-Borrowers, their Subsidiaries and Affiliates are not a party to or subject to any Contractual Obligation or other restriction contained in their respective Certificates of Incorporation, ByLaws, partnership agreements or similar governing documents which is reasonably likely to have a Material Adverse Effect.

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     (xi) Performance. The Co-Borrowers, their Subsidiaries and Affiliates are not in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any Contractual Obligation applicable to them, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default under such Contractual Obligation, in each case, except where the consequences, direct or indirect, of such default or defaults, if any, are not reasonably likely to have a Material Adverse Effect.

     (xii) Securities Activities. The Co-Borrowers, their Subsidiaries and Affiliates are not engaged principally in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

     (xiii) Requirements of Law. The Co-Borrowers, their Subsidiaries and Affiliates have no actual knowledge of any noncompliance with respect to all Requirements of Law applicable to the Co-Borrowers, their Subsidiaries and Affiliates and their respective businesses, and to the Co-Borrowers' knowledge, the Co-Borrowers, their Subsidiaries and Affiliates are not charged with, under investigation with respect to, any violation of any such Requirements of Law, except where a non-compliance or violation of all Requirements of Law would not reasonably be likely to result in a Material Adverse Effect.

     (xiv) Patents, Trademarks, Permits, etc. The Co-Borrowers, their Subsidiaries and Affiliates own, are licensed to use or otherwise have the lawful right to use, or have all permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, knowhow and processes used in or necessary for the conduct of their respective businesses as currently conducted, except as would not reasonably be likely to have a Material Adverse Effect. To the Co-Borrowers' knowledge, the use of such permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know how and processes by the Co-Borrowers, their Subsidiaries and Affiliates does not infringe on the rights of any Person, subject to such claims and infringements and do not, in the aggregate, give rise to any liability on the part of the Co-Borrowers, their Subsidiaries and Affiliates which has or is reasonably likely to have a Material Adverse Effect. As of the Closing Date, the Co-Borrowers, their Subsidiaries and Affiliates have no filings or registrations for patents, trademarks or tradenames in the United States Patent and Trademark Office or the Canadian Intellectual Property Office (for patents, trademarks, copyrights or otherwise), except for the following patents, patent applications and licenses all of which have been filed in the United States Patent and Trademark Office: (i) one registered patent held by DRS Ahead Technology, Inc. for a "microglide burnish head" and (ii) all patents, patent applications and licenses described and listed on Schedule "B" of that certain Amended and Restated Patent Security Agreement and Mortgage dated October 20, 1998 executed by DRS Ahead Technology, Inc. and DRS FPA, L.P., as the debtors, in favor of the Agent, on behalf of and for the benefit of the Lenders.

     (xv) Environmental Matters. Except as disclosed in Schedule 4.01(xv) attached hereto and except where the failure to comply with the provisions of clauses (a) through (k) below does not result in a Material Adverse Effect, (a) the operations of the Co-Borrowers, their Subsidiaries and Affiliates comply in all substantial respects with all applicable environmental, health and safety Requirements of Law; (b) the Co-Borrowers, their Subsidiaries and Affiliates have obtained all environmental, health and safety Permits necessary for their respective operations,

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and all such Permits are in good standing, and theCo-Borrowers, their
Subsidiaries and Affiliates are in material compliance with all terms and conditions of such Permits; (c) the Co-Borrowers', their Subsidiaries' and Affiliates' respective present Properties and operations, and to the best of the Co-Borrowers' knowledge, the Co-Borrowers', their Subsidiaries' and Affiliates' respective past Properties and operations, are not the subject of any order from or agreement with any Governmental Authority or private party or any judicial or administrative proceeding or investigations respecting any environmental, health or safety Requirements of Law, and are not the subject of any Remedial Action or other Liabilities and Costs arising from the Release or threatened Release of an Environmental Concern Material into the Environment; (d) the Co-Borrowers, their Subsidiaries and Affiliates have not filed any notice under any Requirement of Law indicating past or present treatment, storage or disposal of an Environmental Concern Material in violation of any Environmental Law; (e) the Co-Borrowers, their Subsidiaries and Affiliates have not filed any notice under any applicable Requirement of Law reporting a Release of an Environmental Concern Material into the Environment in violation of any Environmental Law; (f) there is not now, nor has there ever been, on or in the Property of the Co-Borrowers, their Subsidiaries and/or Affiliates in violation of any Environmental Law: (1) any generation, treatment, recycling, storage or disposal of any Environmental Concern Material, (2) any underground storage tanks or surface impoundments, (3) any asbestoscontaining material, or (4) any polychlorinated biphenyls (PCB's) used in hydraulic oils, electrical transformers or other equipment; (g) the Co-Borrowers, their Subsidiaries and/or Affiliates have not received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Environmental Concern Material into the Environment, or as a result of exposure to asbestos or to cotton dust, which may result in any liability; (h) after due inquiry, no Environmental Lien has attached to any Property of the Co-Borrowers, their Subsidiaries and/or Affiliates; (i) the Co-Borrowers, their Subsidiaries and Affiliates have not entered into any negotiations or agreements with any Person (including, without limitation, the prior owner(s) of any Property owned or leased by the Co-Borrowers, their Subsidiaries and/or Affiliates) relating to any Remedial Action or environmentally related Claim; (j) the Co-Borrowers, their Subsidiaries and Affiliates have no material contingent liability in connection with any Release or threatened Release of any Environmental Concern Material into the Environment; and (k) none of the products that the Co-Borrowers, their Subsidiaries and/or Affiliates manufacture, distribute or sell, or, to the best of the Co-Borrowers', their Subsidiaries' or Affiliates' knowledge, ever have manufactured, distributed or sold, contains an asbestos-containing material.

     (xvi) ERISA. As of the Closing Date, the Co-Borrowers, their Subsidiaries, Affiliates and any ERISA Affiliate do not maintain or contribute to any Plan other than a Plan listed on Schedule 4.01(xvi) attached hereto. Except as otherwise provided on Schedule 4.01(xvi), each Plan which is intended to be a qualified plan has been determined by the IRS to be qualified under Section 401(a), and each trust related to any such Plan has been so determined to be exempt from federal income tax under Section 501(a) of the Code prior to its amendment by the Tax Reform Act of 1986, and such Plan and trust are being operated in all material respects in compliance with and will be timely amended in accordance with the Tax Reform Act of 1986 and the Omnibus Budget Reconciliation Act of 1987 as interpreted by the regulations promulgated thereunder. Except as otherwise provided on Schedule 4.01(xvi) attached hereto, the Co-Borrowers, their Subsidiaries, Affiliates and any ERISA Affiliate do not maintain or contribute to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides lifetime benefits to retirees other

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than as may be required by the Consolidated Omnibus Budget Reconciliation Act of
1985, as amended and interpreted by regulations promulgated thereunder. The Co-Borrowers, their Subsidiaries, Affiliates and all of their ERISA Affiliates are in compliance in all material respects with the responsibilities, obligations or duties imposed on them by ERISA or regulations promulgated thereunder with respect to all Plans. No material accumulated funding deficiency (as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code) exists in respect to any Benefit Plan. The Co-Borrowers, their Subsidiaries, Affiliates any ERISA Affiliate and any fiduciary of any Plan (a) have not engaged in a nonexempt "prohibited transaction" described in Section 406 of ERISA or Section 4975 of the Code or (b) have not taken any action which would constitute or result in a Termination Event with respect to any Plan such that actions under
(a) or (b) or both would result in a material obligation to pay money. The Co-Borrowers, their Subsidiaries, Affiliates and any ERISA Affiliate have not incurred any material liability to the PBGC which remains outstanding other than the liability to pay the PBGC insurance premiums for the current year. Schedule
B to the most recent annual report filed with the IRS with respect to each Benefit Plan (which has been furnished to the Agent) is complete and accurate in all material respects. Except as provided on Schedule 4.01(xvi) attached hereto, since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B which would result in a Material Adverse Effect. The Co-Borrowers, their Subsidiaries, Affiliates and any ERISA Affiliate have not failed to make a required installment under subsection (m) of Section 412 of the Code or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment which would in the aggregate have a Material Adverse Effect. The Co-Borrowers, their Subsidiaries, Affiliates and any ERISA Affiliate are not required to provide security to a Plan under
Section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the plan year. The Co-Borrowers, their Subsidiaries, Affiliates and any ERISA Affiliate are not contributing and have not ever contributed to or been obligated to contribute to any Multiemployer Plan, and no employees or former employees of the Co-Borrowers, their Subsidiaries, Affiliates or any ERISA Affiliate have been covered by any Multiemployer Plan in respect of their employment by the Co-Borrowers or any ERISA Affiliate, and, accordingly, the representations and warranties in this
Section 4.01(xvi) do not apply to Multiemployer Plans.

     (xvii) Solvency. The Co-Borrowers, their Subsidiaries and Affiliates taken as a whole are Solvent after giving effect to the transactions contemplated by
(a) the Purchase Agreement, (b) this Loan Agreement and the other Loan Documents, (c) the payment and accrual of all costs payable on the Closing Date with respect to any of the foregoing and (d) all obligations, if any, under any Plan or the equivalent for unfunded past service liability and any other unfunded medical (including postretirement) and death benefits.

     (xviii) Notes Qualification. As of the date on which this representation and warranty is made, the offering and issuance of the Notes are exempt from registration under Section 5 of the Securities Act and the Notes issued by the Canadian Borrower to the Canadian Lenders are exempt from the prospectus filing and renewal requirements of the applicable Securities Acts of the Provinces of Ontario and Nova Scotia, Canada or has been registered pursuant to a registration statement filed pursuant to the Securities Act and, if so registered, is qualified under the Trust Indenture Act of 1939, as amended.

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     (xix) Assets and Properties. Substantially all of the assets and properties owned by, leased to or used by the Co-Borrowers, their Subsidiaries and Affiliates (a) are in good operating condition and repair, (ordinary wear and tear excepted), (b) are free and clear of any known defects (except such defects as do not substantially interfere with the continued use thereof in the conduct of normal operations) and (c) are able to serve the function for which they are currently being used, in each case where the failure of such asset to meet such requirements would not have or is not reasonably likely to have a Material Adverse Effect.

     (xx) Joint Venture; Partnership. Except as set forth in Schedule 4.01(xx) attached hereto, as of the Closing Date the Co-Borrowers, their Subsidiaries and Affiliates are not engaged in any joint venture or partnership with any other Person.

     (xxi) Insurance. The Co-Borrowers, their Subsidiaries and Affiliates maintain with financially sound and reputable insurers not related to or affiliated with the Co-Borrowers, their Subsidiaries and Affiliates, insurance with respect to its Properties and businesses, insured against such liabilities, casualties and contingencies and in such types and amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated. Schedule 4.01(xxi) attached hereto sets forth a list of all insurance currently maintained by or in respect of the Co-Borrowers, their Subsidiaries and Affiliates setting forth the identity of the insurance carrier, the type of coverage, the amount of coverage and the deductible. There are no claims, actions, suits, proceedings against, arising under or based upon any of such insurance policies except as set forth in
Schedule 4.01(xxi) attached hereto.

     (xxii) Title to Property. The Co-Borrowers, their Subsidiaries and Affiliates have good and marketable title in fee simple to all respective Property owned or purported to be owned by them, including, without limitation to all Property reflected in the most recent consolidated balance sheet referred to in Section 4.01(xxiii) hereof or submitted pursuant to Article V (except as sold or otherwise disposed of in the ordinary course of business after the date of such balance sheet), in each case free and clear of all Liens, other than Liens permitted under the terms of Section 7.02(ii) of this Loan Agreement.

     (xxiii) Audited Financial Statements. The Co-Borrowers have heretofore furnished to the Agent a consolidated and consolidating "audited" balance sheet of DRS, its Subsidiaries and Affiliates dated as of March 31, 1998, and the related statements of income, cash flows and changes in stockholders' equity for the 1998 Fiscal Year then ended, as examined and reported on by their Independent Certified Public Accountant, who delivered an unqualified opinion in respect thereof, all as set forth in the Form 10-K. Such financial statements (including the notes thereto) present fairly the financial condition of DRS, its Subsidiaries and Affiliates as of the end of such 1998 Fiscal Year and the results of their operations and their cash flows for the 1998 Fiscal Year then ended, all in conformity with Generally Accepted Accounting Principles.

     (xxiv) Interim Financial Statements. The Co-Borrowers have heretofore furnished to the Agent interim balance sheets of DRS, its Subsidiaries and Affiliates as of the end of their first Fiscal Quarter of the 1999 Fiscal Year which began on April 1, 1998, together with the related statements of income and cash flows for the applicable fiscal periods ending on each such date, all as set forth in the Form 10-Q. Such financial statements present fairly the financial condition of

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DRS, its Subsidiaries and Affiliates as of the end of such Fiscal Quarter and the results of their operations and their cash flows for the fiscal periods then ended, all in conformity with Generally Accepted Accounting Principles (except to the extent set forth in the notes to said financial statements), subject to normal and recurring yearend audit adjustments.

     (xxv) Absence of Undisclosed Liabilities. Except as provided on Schedule
4.01 (xxv) attached hereto and made a part hereof, the Co-Borrowers, their Subsidiaries and Affiliates have no liability or obligation of any nature whatever (whether absolute, accrued, contingent or otherwise, whether or not due), forward or longterm commitments or unrealized or anticipated losses from unfavorable commitments, except (a) as disclosed in the financial statements referred to in Sections 4.01(xxiii) and (xxiv) above, (b) matters that, individually or in the aggregate could not have a Material Adverse Effect and
(c) Contractual Obligations incurred in the ordinary course of the Co-Borrowers', their Subsidiaries' and Affiliates' businesses.

     (xxvi) Margin Regulations. No part of the proceeds of the Loan Facilities will be used for the purpose of buying or carrying any Margin Stock, as such term is used in Regulation U of the Federal Reserve Board, as amended from time to time, or to extend credit to others for the purpose of buying or carrying any Margin Stock. The Co-Borrowers, their Subsidiaries and Affiliates are not engaged in the business of extending credit to others for the purpose of buying or carrying Margin Stock. Neither the making of any Loan nor any use of proceeds of any such Loan will violate or conflict with the provisions of Regulation T, U or X of the Federal Reserve Board, as amended from time to time.

     (xxvii) Labor Matters. Except as set forth on Schedule 4.01(xxvii) attached hereto, the Co-Borrowers, their Subsidiaries and Affiliates are not a party to any labor union or collective bargaining agreements. The Co-Borrowers, their Subsidiaries and Affiliates are in compliance with all applicable laws respecting employment and employment practices, including, without limitation, laws, regulations, and judicial and administrative decisions relating to wages, hours, conditions of work, collective bargaining, health and safety, payment of social security, payroll, withholding and other taxes, worker's compensation, insurance requirements, as well as requirements of ERISA and the Consolidated Omnibus Budget Reconciliation Act, except to the extent that noncompliance would not have a Material Adverse Effect. There is no (a) unfair labor practice complaint pending or, to the best knowledge of the Co-Borrowers, their Subsidiaries and Affiliates, threatened against the Co-Borrowers, their Subsidiaries and Affiliates before the National Labor Relations Board, any court or any other Governmental Authority nor any pending or, to the best knowledge of the Co-Borrowers, their Subsidiaries and Affiliates, threatened sexual harassment, or wrongful discharge claim, (b) labor strike, dispute, slowdown, or stoppage pending or, to the best knowledge of the Co-Borrowers, their Subsidiaries and Affiliates, threatened against the Co-Borrowers, their Subsidiaries and Affiliates or (c) representation petition, respecting the employees of the Co-Borrowers, their Subsidiaries and Affiliates filed or threatened to be filed with the National Labor Relations Board.

     (xxviii) Brokerage Commissions. No other Person is entitled to receive from the Co-Borrowers, their Subsidiaries and/or Affiliates any brokerage commission, finder's fee or similar fee or payment in connection with the consummation of the transactions contemplated by this Loan Agreement. No brokerage or other fee, commission or compensation is to be paid by the

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Lender by reason of any act, alleged act or omission of the Co-Borrowers, their
Subsidiaries and/or Affiliates with respect to the transactions contemplated hereby.

     (xxix) Books and Records. All of the Co-Borrowers (except DRS Flight Safety) maintain their books and records relative to their assets, Properties and business transactions at DRS's chief executive offices located at 5 Sylvan Way, Parsippany, New Jersey 07054. DRS Flight Safety maintains its books and records relative to its assets, Properties and business transactions at its chief executive offices located at 115 Emily Street, Carleton Place, Ontario, Canada K7C 4J5. DRS EO maintains its books and records relative to its assets, Properties and business transactions at its chief executive offices located at 2000 East El Segundo Blvd., El Segundo, California 90245. DRS FPA, L.P. maintains its books and records relative to its assets, Properties and business transactions at its chief executive offices located at 13588 North Central Expressway, Dallas, Texas 75243. Each of DRS Technologies (UK) Limited, DRS Technologies (Europe) Ltd., DRS Hadland Ltd., DRS Ahead Technology, Inc. (Bulgaria) JSC, DRS Hadland Photonics GmbH and Diagnostic/Retrieval Systems
(DRS) Technologies Parsippany B.V. maintains its books and records with respect to its assets, Properties and business transactions at the address listed on
Schedule 4.01(xxix) attached hereto and made a part hereof. All of the Corporate Guarantors maintain their respective books and records at their respective chief executive offices described in the Agreement of Guaranty.

     (xxx) Business Name. The only name by which the Co-Borrowers, their Subsidiaries and Affiliates are known or under which they are conducting their businesses are set forth on Schedule 4.01(xxx) attached hereto and made a part hereof.

     (xxxi) Location of Collateral. Except as set forth (a) on Schedule 4.01(xxxi) attached hereto and made a part hereof and (b) in the Security Agreements, as of the Closing Date, none of the Collateral pledged to the Lender as collateral security pursuant to this Loan Agreement, the Collateral Documents or any other Loan Documents, is or will be located in, at or on any location or property other than as set forth on Schedule 4.01(xxxi) (except Inventory temporarily in transit or Collateral located at Properties other than those described on Schedule 4.01(xxxi) for which the Agent has received the requisite notice described in Section 5.04 hereof). None of the Collateral (including, without limitation, Inventory) is now or will hereafter be located in the Province of Quebec, Canada. During the six (6) month period immediately preceding the Closing Date, none of the Collateral was located in, at or on any location or property other than those sites listed on Schedule 4.01(xxxi) attached hereto and in the Security Agreements (except Inventory temporarily in transit).

     (xxxii) Accounts Receivable. The most recent list of Accounts Receivable of the Co-Borrowers, their Subsidiaries and Affiliates delivered to the Agent is complete in all material respects, and contains an aging thereof that is accurate in all material respects. The Accounts Receivable of the Co-Borrowers, their Subsidiaries and Affiliates have arisen in the ordinary course of their businesses and reflect bona fide obligations for the payment of goods or services provided by the Co-Borrowers or their predecessors subject to reserves for uncollectable amounts (including, without limitation, markdown allowances and chargebacks) established in the ordinary course of business. As of the Closing Date, all Accounts Receivable are collectable in the ordinary course of the Co-Borrowers', their Subsidiaries' and Affiliates' businesses, subject to reserves for

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uncollectable amounts (including, without limitation, markdown allowances and chargebacks) established in the ordinary course of business; are subject to no counter-claims or set-offs of any nature whatsoever (other than those arising out of customer deposits) that would have a Material Adverse Effect; and require no further act on the Co-Borrowers', their Subsidiaries' and Affiliates' part to make such Accounts owing by the account debtors. None of the Accounts Receivable includes consignments or sales on any basis other than that of absolute sale in the ordinary and usual course of business, except as otherwise set forth on said list. No agreement has been made under which any deductions or discounts may be claimed as to any such account except regular discounts in the usual course of business.

     (xxxiii) Inventory. Subject to the second sentence of this Section 4.01(xxxiii), the Inventory of the Co-Borrowers, their Subsidiaries and Affiliates (a) does not contain a misbranded hazardous substance or a barred hazardous substance, (b) is suitable and useful for the purposes of the Co-Borrowers', their Subsidiaries' and Affiliates' businesses, (c) is not obsolete, spoiled, contaminated or damaged and (d) consists of items of a quality and quantity useable or saleable in the ordinary course of the Co-Borrowers' business, except that which would not have a Material Adverse Effect. The value of obsolete items, items below standard quality and items in the process of repair have been written down to realizable market value, or adequate reserves have been provided therefor, and the values carried on the balance sheet are set at the lower of cost or market, in accordance with Generally Accepted Accounting Principles.

     (xxxiv) Pledge of Collateral. The Co-Borrowers, their Subsidiaries and Affiliates have good and marketable title to the Collateral pledged by them, and all such Collateral is free and clear of all Liens except for (a) Permitted Encumbrances and (b) as specifically permitted or contemplated by the terms and provisions of this Loan Agreement and the Collateral Documents relating to such Collateral.

     (xxxv) Year 2000 Problem. The Year 2000 Problem will not result in a Material Adverse Effect.

     (xxxvi) Reprogramming of Computer Systems. Any reprogramming required to permit the proper functioning, in and following the year 2000, of the Co-Borrowers', their Subsidiaries' and/or Affiliates' (a) computer systems and
(b) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Co-Borrowers', their Subsidiaries' and/or Affiliates' systems interface) will be completed prior to December 31, 1999. The testing of all such systems and equipment, as so reprogrammed, will be completed by December 31, 1999. The cost to the Co-Borrowers, their Subsidiaries and Affiliates of such reprogramming, as projected, will not result in an Event of Default or a Material Adverse Effect. Except for such reprogramming referred to in the preceding sentence (as may be necessary), the computer and management information systems of the Co-Borrowers, their Subsidiaries and Affiliates are and, with upgrading and maintenance in the ordinary course of business, will continue to be adequate for the conduct of their respective businesses without Material Adverse Effect."

     (xxxvii) Plan for Year 2000 Compliance. (a) The Co-Borrowers, their

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Subsidiaries and Affiliates (1) have undertaken, or will undertake, on a timely basis, a detailed inventory, review and assessment of all areas within their respective businesses and operations that could be adversely affected by their failure to be Year 2000 Compliant on a timely basis, (2) have developed, or will develop, on a timely basis, a detailed plan and timeline for becoming Year 2000 Compliant on a timely basis and (3) have implemented or will implement that plan in accordance with that timetable in all material respects. The Co-Borrowers, their Subsidiaries and Affiliates reasonably anticipate that they will be Year 2000 Compliant on a timely basis.

          (b) The Co-Borrowers, their Subsidiaries and Affiliates have made or will make written inquiry of each of their material suppliers, vendors and customers as to whether such Persons will, on a timely basis, be Year 2000 Compliant in all material respects.

     Section 4.02. Subsequent Funding Representations and Warranties. In order to induce the Agent and the Lenders to enter into this Loan Agreement and to make the Loans and issue the Letters of Credit, the Co-Borrowers hereby represent and warrant to the Agent and the Lenders that the statements set forth in paragraphs (i) through (xxxvii) of Section 4.01 hereof (except (i) to the extent that such statements (a) are made expressly only as of the Closing Date or (b) other than for changes permitted or contemplated by this Loan Agreement), are true, correct and complete in all material respects on and as of the Borrowing Date in respect of each Borrowing after the Closing Date and the date of issuance of each Letter of Credit (the making of each Revolving Credit Loan and the issuance of each Letter of Credit being referred to as a "Subsequent Funding").

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                                   ARTICLE V

                               REPORTING COVENANTS

     On and after the Closing Date and so long as the Co-Borrowers shall have any Obligation hereunder or any Lender shall have any Commitment hereunder, unless the Requisite Lenders shall give their prior express written consent to the effect otherwise, then:

     Section 5.01. Statement of Accounting. The Co-Borrowers, their Subsidiaries and Affiliates shall make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect their transactions and dispositions of their assets and shall maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary (a) to permit preparation of financial statements in conformity with Generally Accepted Accounting Principles and any other accounting principles applicable thereto and (b) to maintain accountability for assets and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; provided, however, that with respect to DRS Flight Safety all transactions, books and records are maintained in accordance with generally accepted accounting principles as in effect from time to time in Canada as said principles are developed, modified and set forth in the opinions and pronouncements and/or Handbook of the Canadian Institute of Chartered Accountants.

     Section 5.02 Reporting and Information Requirements. The Co-Borrowers shall deliver or cause to be delivered to the Agent the following financial statements, data, reports and information, at the Co-Borrowers' own cost and expense:

     (i) Annual Audited Consolidated and Consolidating Financial Statements of the Co-Borrowers, their Subsidiaries and Affiliates. As soon as available, but in any event within ninety (90) days after the close of each Fiscal Year of the Co-Borrowers, "audited" consolidated statements of income, retained earnings and a statement of cash flows for the Co-Borrowers, their Subsidiaries and Affiliates for such Fiscal Year and a consolidated balance sheet for the Co-Borrowers, their Subsidiaries and Affiliates as of the close of such Fiscal Year, and notes to each, all as set forth in the Form 10-K filed with the United States Securities and Exchange Commission. Such consolidated financial statements shall be accompanied by an opinion of the Independent Certified Public Accountant, which opinion shall be free of exceptions or qualifications which is of "going concern" or like nature or which relates to a more limited scope of examination. Such opinion shall in any event contain a written statement of such accountants substantially to the effect that (a) such accountants examined the financial statements in accordance with Generally Accepted Auditing Standards and accordingly made such tests of accounting records and such other auditing procedures as such accountants considered necessary under the circumstances and (b) in the opinion of such accountants such financial statements present fairly the financial position and cash flows of the Co-Borrowers, their Subsidiaries and Affiliates as of the end of such Fiscal Year, and the results of the Co-Borrowers', their Subsidiaries' and Affiliates' operations and the changes in their financial position for such Fiscal Year, in conformity with Generally Accepted Accounting Principles applied on a basis consistent with that of the preceding Fiscal Year. In addition to the delivery of the annual "audited" consolidated financial statements, the Co-Borrowers shall also


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

deliver to the Agent and each of the Lenders, at the same time, an "unaudited" management prepared consolidating statement of income for the Co-Borrowers, their Subsidiaries and Affiliates for such Fiscal Year and a consolidating balance sheet for the Co-Borrowers, their Subsidiaries and Affiliates as of the close of such Fiscal Year, all prepared and certified to the Agent and the Lenders by the Co-Borrowers' chief accounting officer in her capacity as an Authorized Officer.

     (ii) Annual Operating Plan. As soon as available, but in any event within ninety (90) days after the close of each Fiscal Year of the Co-Borrowers, a copy of the Co-Borrowers', their Subsidiaries' and Affiliates' annual operating plan for the then current Fiscal Year.

     (iii) Quarterly Cons olidated and Consolidating Financial Statements of the Co-Borrowers, their Subsidiaries and Affiliates. As soon as available, but in any event within forty-five (45) days after the close of each of the first three Fiscal Quarters of each Fiscal Year of the Co-Borrowers, "unaudited" consolidated statements of income and a statement of cash flows for the Co-Borrowers, their Subsidiaries and Affiliates for such Fiscal Quarter and for the period from the beginning of such Fiscal Year to the end of such Fiscal Quarter, and an "unaudited" balance sheet of the Co-Borrowers, their Subsidiaries and Affiliates as of the close of such Fiscal Quarter, all as set forth in the Form 10-Q filed with the United States Securities and Exchange Commission. In addition to the delivery of the quarterly consolidated financial statements, the Co-Borrowers shall also deliver to the Agent and the Lenders, at the same time, an "unaudited" management prepared consolidating statement of income for the Co-Borrowers, their Subsidiaries and Affiliates for such Fiscal Quarter and for the period from the beginning of such Fiscal Year to the end of such Fiscal Quarter and an "unaudited" consolidating balance sheet of the Co-Borrowers, their Subsidiaries and Affiliates as of the close of such Fiscal Quarter, all as certified by the chief accounting officer of the Co-Borrowers in her capacity as an Authorized Officer as presenting fairly the financial position of the Co-Borrowers, their Subsidiaries and Affiliates as of the end of such dates and fiscal periods and the results of the Co-Borrowers', their Subsidiaries' and Affiliates' operations and the changes in the Co-Borrowers', their Subsidiaries' and Affiliates' financial position and cash flows for such fiscal periods, in conformity with Generally Accepted Accounting Principles applied in a manner consistent with that of the most recent audited financial statements furnished to the Agent, subject to normal and recurring yearend audit adjustments.

     (iv) Contract Backlog Report. As soon as available, but in any event within forty-five (45) days after the close of each Fiscal Quarter of each Fiscal Year of the Co-Borrowers, a contract backlog report for the Co-Borrowers, their Subsidiaries and Affiliates signed by an Authorized Officer of the Co-Borrowers.

     (v) Compliance Certificates. Together with each delivery of any financial statement pursuant to this Section 5.02(i) and Section 5.02(iii) above, an Officer's Certificate of the Co-Borrowers substantially in the form of Exhibit "F" attached hereto, (a) stating that the officer signatory thereto in his or her capacity as an Authorized Officer has reviewed the terms of this Loan Agreement and the principal Loan Documents, and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Co-Borrowers, their Subsidiaries and Affiliates, taken as a whole, during the accounting period covered by such financial statements, and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date

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of the Officer's Certificate, of any condition or event which constitutes an
Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Co-Borrowers have taken, are taking and propose to take with respect thereto; and (b) demonstrating in reasonable detail compliance during and at the end of such accounting periods with the financial covenants contained in Article VIII of this Loan Agreement.

     (vi) Monthly Accounts Receivable Aging Reports, etc. As soon as available, but in any event within thirty (30) days after the close of each month during each Fiscal Year, a monthly accounts receivable aging report in summary form only, setting forth the amounts due and owing to each of the Co-Borrowers, their Subsidiaries and Affiliates, respectively, as of the close of the preceding month.

     (vii) Borrowing Base Certificates. As soon as available, but in any event within thirty (30) days after the close of the prior month during each Fiscal Year, a Borrowing Base Certificate signed by an Authorized Officer of the Co-Borrowers. In addition, the Co-Borrowers may deliver to the Agent, at any time during a calendar month, additional Borrowing Base Certificates at the time of each request for a Borrowing.

     (viii) Other Reports and Information. Promptly upon their becoming available to the Co-Borrowers, a copy of (a) all reports, financial statements and other information distributed generally by the Co-Borrowers, their Subsidiaries and/or Affiliates to their respective stockholders, partners, bondholders or the financial community and (b) all accountants' management letters pertaining to, all other reports submitted by accountants in connection with any audit of, and all other material reports, if any, from outside accountants with respect to, the Co-Borrowers, their Subsidiaries and/or Affiliates.

     (ix) Further Information. The Co-Borrowers shall promptly furnish to the Agent such business, financial or other information concerning the Co-Borrowers, their Subsidiaries and Affiliates in such form as the Agent and said Lenders may reasonably request from time to time.

     (x) Notice of Event of Default. Promptly upon becoming aware of any Event of Default or Potential Event of Default, the Co-Borrowers shall give the Agent written notice thereof, together with a written statement of the President or chief accounting officer of the Co-Borrowers in her capacity as an Authorized Officer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Co-Borrowers.

     (xi) Notice of Material Adverse Change. Promptly upon becoming aware thereof, the Co-Borrowers shall give the Agent written notice concerning any material adverse change in the business, assets, operations or financial condition of the Co-Borrowers, their Subsidiaries and/or Affiliates taken as a whole, including, without limitation, (a) any loss from casualty or theft in excess of $1,000,000.00 whether or not insured, affecting any Property of the Co-Borrowers, their Subsidiaries and Affiliates, setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Co-Borrowers, (b) any loss of funding for the continuation of a multi-year and/or cost-plus contract with any Person whereby any one of the Co-Borrowers, their Subsidiaries or Affiliates is the contractor and said contract has a remaining value in excess of

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


US$7,500,000.00, (c) any modification of a contract with any Person where any one of the Co-Borrowers, their Subsidiaries or Affiliates is the contractor, under the "changes clause" of said contract resulting in the deletion of at least fifty percent (50%) of the work originally intended to be performed under such contract resulting in said contract as changed having a remaining value in excess of US$3,775,000.00, (d) the termination for default of any contract with any Governmental Authority and (e) the termination for convenience of any contract with any Governmental Authority whereby any one of the Co-Borrowers, their Subsidiaries or Affiliates is the service provider and said contract has a remaining value in excess of US$7,500,000.00.

     (xii) Notice of Material Proceedings. Promptly upon becoming aware thereof, the Co-Borrowers shall give the Agent written notice of the commencement, existence or threat of any action, suit, claim, request for equitable adjustment, proceeding, audit, governmental investigation or arbitration against or by or otherwise affecting the Co-Borrowers, their Subsidiaries and/or Affiliates (including without limitation, litigation, arbitration or administration proceedings) which, if adversely decided, would have a Material Adverse Effect on the business, assets, operations or financial condition of the Co-Borrowers, their Subsidiaries and/or Affiliates taken as a whole or on the ability of the Co-Borrowers, their Subsidiaries and/or Affiliates to perform their obligations under this Loan Agreement or the other Loan Documents.

     (xiii) Notice of Pension-Related Events. The Co-Borrowers shall give the Agent the following:

          (a) As soon as possible, and in any event within ten (10) days after the Co-Borrowers, their Subsidiaries, their Affiliates or an ERISA Affiliate knows or has reason to know that a Termination Event has occurred, a written statement of the chief accounting officer of the Co-Borrowers describing such Termination Event and the action, if any, which the Co-Borrowers, their Subsidiaries, their Affiliates. or an ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, the DOL or PBGC with respect thereto;

          (b) As soon as possible, and in any event within fifteen (15) days,after the Co-Borrowers, their Subsidiaries, their Affiliates or an ERISA Affiliate knows or has reason to know that a nonexempt prohibited transaction (as defined in Section 406 of ERISA and Section 4975 of the Code) has occurred, a statement of the chief accounting officer of the Co-Borrowers describing such transaction;

          (c) Within ten (10) days after the filing thereof with the DOL, IRS orPBGC, copies of each annual report, filed with respect to each Benefit Plan;

          (d) Within ten (10) days after the filing thereof with the IRS, a copyof each funding waiver request filed with respect to any Benefit Plan and all communications received by the Co-Borrowers, their Subsidiaries, their Affiliates, or an ERISA Affiliate with respect to such request;

          (e) Within thirty (30) days after a written request from the Agent, information describing an amendment of any existing Benefit Plan which will result in a material

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


     increase in the benefits under such Benefit Plan or a notification of any such increase, or the establishment of any new Plan or the commencement of contributions to any Plan to which the Co-Borrowers, their Subsidiaries, their Affiliates or an ERISA Affiliate was not previously contributing in a material amount;

          (f) Promptly upon, and in any event within fifteen (15) Business Days after, receipt by the Co-Borrowers, their Subsidiaries, their Affiliates or an ERISA Affiliate of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

          (g) Promptly upon, and in any event within ten (10) Business Days after, receipt by the Co-Borrowers, their Subsidiaries, their Affiliates or an ERISA Affiliate of an unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code;

          (h) Promptly upon, and in any event within fifteen (15) Business Days after, receipt by the Co-Borrowers, their Subsidiaries, their Affiliates or an ERISA Affiliate of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability; and

          (i) Promptly upon, and in any event within fifteen (15) Business Days after, the Co-Borrowers, their Subsidiaries, their Affiliates or any ERISA Affiliate fails to make a required installment under subsection (m) of
     Section 412 of the Code or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure provided that such installment payment is an amount which is material.

     (xiv) Notice of Other Material Defaults. Promptly upon becoming aware of any material default by the Co-Borrowers, their Subsidiaries and/or Affiliates under any Contractual Obligation to which the Co-Borrowers, their Subsidiaries and/or Affiliates or by which the Co-Borrowers, their Subsidiaries and/or Affiliates or their respective properties may be bound (the result of which could reasonably be expected to have a Material Adverse Effect), the Co-Borrowers shall give the Agent written notice thereof, together with a written statement of the President or chief accounting officer of the Co-Borrowers in her capacity as an Authorized Officer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Co-Borrowers, their Subsidiaries and/or Affiliates.

     (xv) Notice of Material Claims. The Co-Borrowers shall promptly notify the Agent of all written claims, complaints, orders, citations or notices, whether formal or informal, received by the Co-Borrowers, their Subsidiaries or Affiliates from a Governmental Authority or other Person relating to any Law, including, without limitation, any Environmental Law or health and safety law, which could reasonably be expected to have a Material Adverse Effect. Such notices shall include, among other information, the name of the party who filed the claim, the potential amount of the claim, and the nature of the claim.

     Section 5.03 Environmental Notices. (i) The Co-Borrowers shall notify the Agent, in writing, promptly, and in any event within five (5) Business Days after obtaining knowledge, of

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


any: (a) notice or claim to the effect that the Co-Borrowers, their Subsidiaries and/or Affiliates are or may be liable to any Person as a result of the Release or threatened Release of any Environmental Concern Material into the Environment which may have a Material Adverse Effect; (b) notice that the Co-Borrowers, their Subsidiaries or Affiliates are under investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Environmental Concern Material into the Environment which may have a Material Adverse Effect; (c) notice that any Property of the Co-Borrowers, their Subsidiaries or Affiliates is subject to an Environmental Lien which could reasonably be expected to have a Material Adverse Effect; (d) notice of violation to the Co-Borrowers, their Subsidiaries or Affiliates or awareness by the Co-Borrowers, their Subsidiaries or Affiliates of a condition which might reasonably result in a notice of violation of any environmental, health or safety Requirement of Law, which could have a Material Adverse Effect; (e) commencement or threat of any judicial or administrative proceeding alleging a violation of any environmental, health or safety Requirement of Law which may have a Material Adverse Effect; (f) new or proposed changes to any existing environmental, health or safety Requirement of Law that could have a Material Adverse Effect on the operations of the Co-Borrowers, their Subsidiaries or Affiliates; or (g) any proposed acquisition of stock, assets, real estate, or leasing of property, or any other action by the Co-Borrowers, their Subsidiaries or Affiliates that could subject the Co-Borrowers, their Subsidiaries or Affiliates to environmental, health or safety Liabilities and Costs that could have a Material Adverse Effect.

     (ii) Upon written request of the Agent, no more frequently than once a year, the Co-Borrowers shall submit to the Agent a report prepared by an Authorized Officer of the Co-Borrowers providing an update of the status of each material health or safety compliance hazard or liability issue identified in any notice or report required pursuant to Section 5.03(i) hereof.

     Section 5.04 Notice of Name Changes and Location Changes. The Co-Borrowers shall (i) immediately notify the Agent if any of the Co-Borrowers, their Subsidiaries or Affiliates is known by or conducting business under any names other than the names described in Section 4.01(xxx) hereof, (ii) notify the Agent within fifteen (15) days if the Co-Borrowers, their Subsidiaries or Affiliates are conducting any of their businesses or operations at or out of offices or locations other than those described in Section 4.01(xxix) and (xxxi) hereof and (iii) notify the Agent at least fifteen (15) days prior to the date upon which the Co-Borrowers intend to change the location of their chief executive offices, principal places of business or location of Collateral from those locations set forth Schedule 4.01(xxxi) attached hereto.

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                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

     The Co-Borrowers covenant and agree that, on and after the Closing Date and so long as any Lender shall have any Commitment hereunder and until payment in full of all of the obligations, unless the Requisite Lenders shall otherwise give prior express written consent:

     Section 6.01 Corporate Existence, etc. The Co-Borrowers, their Subsidiaries and Affiliates shall at all times maintain their respective status as a corporation and/or partnership, as applicable, duly organized, validly existing and in good standing under the Laws of their respective jurisdiction of incorporation and/or formation and preserve and keep in full force and effect their rights and franchises unless the failure to maintain such rights and franchises would not have a Material Adverse Effect.

     Section 6.02 Corporate Powers, etc. The Co-Borrowers, their Subsidiaries and Affiliates shall qualify and remain qualified to conduct business in each jurisdiction in which the nature of their respective businesses or the ownership of their respective Properties or both requires it to be so qualified, unless the failure to maintain such qualification would not have a Material Adverse Effect. The Co-Borrowers, their Subsidiaries and Affiliates shall transact business in their own names and trade names and shall invoice all accounts in their own respective names and trade names.

     Section 6.03 Compliance with Laws, etc. The Co-Borrowers, their Subsidiaries and Affiliates shall comply with all Requirements of Law, and all restrictive covenants affecting the Co-Borrowers, their Subsidiaries and Affiliates or the respective businesses, Properties, assets or operations of the Co-Borrowers, their Subsidiaries and Affiliates except to the extent that non-compliance with this Section 6.03 would not result in a Material Adverse Effect.

     Section 6.04 Payment of Taxes and Claims. The Co-Borrowers, their Subsidiaries and Affiliates shall pay or cause to be paid (i) all taxes, assessments and other governmental charges imposed upon them or on any of their respective properties or assets or in respect of any of their respective franchises, business, income or property before any penalty or interest accrues thereon and (ii) all Claims (including, without limitation, claims for labor, services, materials and supplies) for sums material in the aggregate to the Co-Borrowers, their Subsidiaries and Affiliates which have become due and payable and which by Law have or may become a Lien (other than a Customary Permitted Lien) upon the Co-Borrowers', their Subsidiaries' and/or Affiliates' Property, prior to time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments and governmental charges referred to in clause (i) above or Claims referred to in clause (ii) above need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if adequate reserves shall have been set aside therefor in accordance with Generally Accepted Accounting Principles.

     Section 6.05. Maintenance of Properties; Insurance. The Co-Borrowers, their Subsidiaries and Affiliates shall maintain or cause to be maintained in good repair, working order and condition, excepting ordinary wear and tear, all of their respective Properties material to their operations and will make or cause to be made all appropriate repairs, renewals and replacements thereof, consistent with past practice. The Co-Borrowers, their Subsidiaries and Affiliates shall maintain or cause to be maintained with financially sound and reputable insurers reasonably acceptable to the Agent, the insurance policies and programs listed on Schedule 6.05 attached hereto or substantially similar programs or policies and amounts or other programs, policies and amounts acceptable to the Agent. Not later than thirty (30) days later than the renewal, replacement or material modification of any policy or program, the Co-Borrowers shall deliver or cause to be delivered to the Agent a certificate of insurance setting forth for each such policy or program: (i) the amount of such policy,
(ii) the risks insured against by such policy, (iii) the name of the insurer and each insured party under such policy and (iv) the policy number of such policy.

     Section 6.06. Inspection of Property; Books and Records; Discussions. Except for information and records which the Co-Borrowers may not under applicable Law disseminate or disclose to the Agent and/or the Lenders, the Co-Borrowers, their Subsidiaries and Affiliates shall permit any authorized representative(s) designated by the Agent and/or the Lenders to visit, to conduct a field audit or to otherwise inspect any of the Co-Borrowers', their Subsidiaries' and/or Affiliates' respective Properties, including their financial and accounting records, and to make copies and take extracts therefrom, and to discuss the Co-Borrowers', their Subsidiaries' and/or Affiliates' respective affairs, finances and accounts with the Agent's and the Lenders' officers, employees, representatives or independent certified public accountants, upon reasonable notice and during normal business hours. All information furnished to the Agent and/or the Lenders shall be received and maintained by the Agent and the Lenders in strict confidence and in accordance with applicable Law, and they shall not disseminate said information to any Person except where required by and in accordance with applicable Law or where contemplated by the Loan Documents. The Agent and the Lenders agree that it shall not take any action or omit to take any action which would cause or result in the violation of Law (including without limitation, any export control law) by the Co-Borrowers, their Subsidiaries and Affiliates. Each such visitation and inspection by or on behalf of the Agent and/or the Lenders after the occurrence and during the continuance of an Event of Default shall be at the Co-Borrowers' own reasonable cost and expense. The Co-Borrowers shall, and shall cause their Subsidiaries and Affiliates, to keep proper books and records and account in accordance with sound and accepted accounting practices, consistently applied (and all Requirements of Law).

     Section 6.07. Litigation, Claims, etc. The Co-Borrowers shall provide the Agent with (i) a litigation status report with respect to any suit at law or in equity asserted against it of the type referred to in Schedule 4.01(vii) attached hereto, in form and substance satisfactory to the Agent, promptly after the close of each calendar quarter; (ii) notice of any suit at law or in equity or claim brought or asserted against the Co-Borrowers, their Subsidiaries and/or Affiliates promptly after learning thereof with respect to any suit or claim involving money or property valued in excess of $1,000,000.00 or any such suits or claims which in the aggregate involve money or property valued in excess of $1,000,000.00; and (iii) prompt notice of any investigation or proceeding before or by any Governmental Authority, the effect of which is reasonably likely to have a Material Adverse Effect.

     Section 6.08 Labor Disputes. The Co-Borrowers shall notify the Agent in writing, promptly, but in any event within two (2) Business Days after learning thereof, of any material

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


labor dispute to which the Co-Borrowers, their Subsidiaries and/or Affiliates may become a party, any strikes or walkouts relating to any of their Properties and the expiration of any labor contract to which they are a party or by which they are bound.

     Section 6.09 Maintenance of Licenses, Permits, etc. The Co-Borrowers (i) shall maintain in full force and effect, and shall cause each of their Subsidiaries and Affiliates, to maintain in full force and effect, all licenses, permits, governmental approvals, franchises, authorizations or other rights necessary for the operation of the Co-Borrowers', their Subsidiaries' and/or Affiliates' businesses, except where the failure to obtain any of the foregoing would not have or is not reasonably likely to have a Material Adverse Effect and
(ii) shall notify the Agent in writing, promptly after learning thereof, of the suspension, cancellation, revocation or discontinuance of or of any pending or threatened action or proceeding seeking to suspend, cancel, revoke or discontinue any such license, permit, governmental approval, franchise authorization or right, where the result thereof could reasonably be expected to have a Material Adverse Effect.

     Section 6.10 Use of Proceeds. The Co-Borrowers shall not use the proceeds of any Loans hereunder directly or indirectly for any unlawful purpose, in any manner inconsistent with Section 2.01(iv), Section 2.02(ii) and Section 2.03(ii) hereof, or inconsistent with any other provision of any Loan Document.

     Section 6.11 Continuation of or Change in Business. The Co-Borrowers, their Subsidiaries and Affiliates shall continue to engage in their collective businesses substantially as conducted and operated during the present and preceding Fiscal Year, and the Co-Borrowers, their Subsidiaries and Affiliates shall not engage in any other material business other than the business of high technology products and services for military and commercial customers in the United States and abroad.

     Section 6.12 Additional Corporate Guarantors and/or Partnership Guarantors. The Co-Borrowers shall cause any Subsidiaries and/or Affiliates which are acquired or formed after the Closing Date to execute the Agreement of Guaranty.

     Section 6.13 Minimum Asset Coverage. The Co-Borrowers, their Subsidiaries and Affiliates shall maintain at all times during the term of the Loan Facilities the sum of the following assets as reflected on their consolidated balance sheet, as of the date of determination, in excess of all Consolidated Senior Debt as also reflected on their consolidated balance sheet, as of the same date of determination: (i) Accounts Receivable, (ii) Inventory and (iii) Cash and Cash Equivalents which are domiciled in either or both of the United States or Canada.

     Section 6.14 Minimum Required Interest Rate Hedge Protection. The Co-Borrowers shall maintain for at least three (3) consecutive years during the term of the Term Loan Facilities, a Swap Agreement in place covering at least fifty percent (50%) of the aggregate outstanding principal balance of the Term Loan Facilities, from time to time.

     Section 6.15 Year 2000. The Co-Borrowers shall, and shall cause each Subsidiary and Affiliate to, take all action necessary to assure that such Person's computer-based systems are able to effectively process data including dates prior to, on, and after January 1, 2000 such that there will be no Material Adverse Effect. At the request of the Agent, the Borrower shall provide the Agent with assurance reasonably acceptable to the Agent of the Co-Borrowers' or any Subsidiary's or Affiliate's Year 2000 capability.

     Section 6.16 Year 2000 Compliance. Each of the Co-Borrowers, its respective Subsidiaries and Affiliates has completed or accomplished or will complete or accomplish by the indicated dates, the following:

     (i) By December 31, 1999, prepare a comprehensive, detailed inventory and assessment of the extent to which such Co-Borrower, Subsidiary or Affiliate is not Year 2000 Compliant;

     (ii) By December 31, 1999, make detailed inquiry of all material suppliers, vendors and customers of such Co-Borrower, Subsidiary or Affiliate to ascertain whether such entities are aware of the need to be Year 2000 Compliant and are taking all appropriate steps to become Year 2000 Compliant on a timely basis;

     (iii) By December 31, 1999, prepare a detailed project plan and timetable for ensuring that such Co-Borrower, Subsidiary or Affiliate is Year 2000 Compliant on a timely basis;

     (iv) By December 31, 1999, fix all code dates for, or replace with Year 2000 Compliant technology, all adversely affected material computer applications and embedded microchips, and commence testing thereof; and

     (v) By December 31, 1999, complete testing and installation of all necessary software and embedded microchip technology such that such Co-Borrower, Subsidiary or Affiliate is Year 2000 Compliant.

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                                  ARTICLE VII

                               NEGATIVE COVENANTS

     The Co-Borrowers covenant and agree that, on and after the Closing Date and so long as any Lender shall have any obligation hereunder and until payment in full of all of the Obligations, unless the Requisite Lenders shall otherwise give prior written consent thereto:

     Section 7.01. Consolidated Debt. The Co-Borrowers, their Subsidiaries and Affiliates shall not directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Consolidated Debt, except for:

     (i) the Obligations;

     (ii) accounts payable (including royalties and similar payments) owing to and letters of credit in favor of trade creditors arising from current liabilities for goods and services purchased in the normal course of the Co-Borrowers', their Subsidiaries' and/or Affiliates' respective businesses;

     (iii) the permitted existing Consolidated Debt as described on Schedule 7.01(iii) attached hereto, and extensions, renewals, replacements and refinancing thereof, not exceeding the principal amount outstanding on the date of such extension, renewal, replacement or refinancing, provided that the terms are no less advantageous to the Co-Borrowers, their Subsidiaries and/or Affiliates than the predecessor obligation; provided, however, in any event, the Co-Borrowers shall be permitted to refinance any of the existing Consolidated Senior Debt described on Schedule 7.01(iii) with proceeds of the Revolving Credit Facility;

     (iv) Consolidated Debt in respect of guarantees permitted by Section 7.11 hereof; and

     (v) Consolidated Debt in connection with purchase money Liens permitted by
Section 7.02(ii)(e) hereof; and

     (vi) Consolidated Funded Debt having in the aggregate an outstanding principal balance of not more than US$5,000,000.00, which Consolidated Debt was acquired by the Co-Borrowers, their Subsidiaries and/or Affiliates in connection with the acquisition (whether a stock acquisition or asset acquisition) of any Subsidiary, Affiliate or any other Person.

     Section 7.02. Sales of Assets; Liens.

     (i) Sales. The Co-Borrowers, their Subsidiaries and Affiliates shall not sell, assign, transfer, lease, convey, abandon or otherwise dispose of, voluntarily or involuntarily, any Properties, whether now owned or hereafter acquired, or any income or profits therefrom, except:

          (a) sales of Inventory in the ordinary course of business; and/or

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


          (b) sales of any Properties having net sales proceeds of up to US$1,250,000.00 per year in the aggregate (and the Agent and the Lenders agree to release their security interest in the Collateral which is sold for no consideration).

     (ii) Liens. The Co-Borrowers, their Subsidiaries and Affiliates shall not directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective Properties except:

          (a) Liens securing the Obligations;

          (b) any interest or title of a lessor or secured by a lessor's interest under any lease permitted by this Loan Agreement;

          (c) Liens existing on the date of this Loan Agreement securing any of the existing Consolidated Debt described on Schedule 7.01(iii) attached hereto (but said Liens may not be increased in principal amount);

          (d) Customary Permitted Liens;

          (e) purchase money Liens securing Consolidated Debt (including the interest of a lessee under a Capitalized Lease) in the aggregate principal amount outstanding at any time not to exceed US$2,500,000.00; and

          (f) Liens securing Consolidated Debt permitted under Section 7.01(vi) above.

     Section 7.03. Loans, Advances and Investments. The Co-Borrowers, their Subsidiaries and Affiliates shall not, at any time make or suffer to exist or remain outstanding, any loan or advance to, or purchase, acquire or own (beneficially or of record) any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to or other investment in, any other Person, or agree, become or remain liable (contingent or otherwise) to do any of the foregoing, except:

     (i) Loans and investments existing on the date hereof and listed in
Schedule 7.03 attached hereto and extensions, renewals and refinancing thereof on terms no less favorable than those existing immediately before such extension, renewal or refinancing);

     (ii) Accounts receivable owing to the Co-Borrowers, their Subsidiaries and Affiliates arising from sales of inventory under usual and customary terms in the ordinary course of business and loans and advances extended by the Co-Borrowers, their Subsidiaries and/or Affiliate to subcontractors or suppliers (excluding subcontractors or suppliers who are Subsidiaries or Affiliates) under usual and customary terms in the ordinary course of business;

     (iii) Loans from a Co-Borrower, a Subsidiary or an Affiliate to another Co-Borrower, Subsidiary or Affiliate;

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     (iv) Loans or advances not to exceed US$500,000.00 in the aggregate at any time outstanding made to officers, partners or other employees of the Co-Borrowers, their Subsidiaries and/or Affiliates;

     (v) Investments in Cash or Cash Equivalents;

     (vi) Investments in all existing and any new Subsidiaries or Affiliates who are conducting business similar to or the same as the Co-Borrowers, their Subsidiaries or Affiliates; provided, that, the Co-Borrowers shall deliver to the Agent at least ten (10) Business Days prior to the actual closing date of the formation or acquisition of said new Subsidiaries or Affiliates, a proforma compliance certificate in the form set forth in Exhibit "F-1" attached hereto, taking into consideration the effect of said acquisition or formation; and

     (vii) Loans not to exceed US$2,000,000.00 in the aggregate at any time outstanding to Persons whom the Co-Borrowers, their Subsidiaries and/or Affiliates have identified to the Lender in writing are targets of a proposed or contemplated acquisition by the Co-Borrowers, their Subsidiaries and/or Affiliates.

     Section 7.04. Restricted Junior Payments. The Co-Borrowers, their Subsidiaries and Affiliates shall not declare or make any Restricted Junior Payment, except (i) they may make any distribution (whether direct or indirect and whether in the form of cash, property, securities or otherwise) to shareholders, employees or other permitted distributees under DRS's 1996 Omnibus Plan and other benefit or retirement plans maintained and created by the Co-Borrowers, their Subsidiaries and Affiliates, (ii) they may distribute shares of their capital stock to any Person or the owners of said Person in connection with an acquisition of said Person and (iii) they may make any distribution (whether direct or indirect and whether in the form of cash, property, securities or otherwise) to any Person during the period that the Co-Borrowers, their Subsidiaries and Affiliates have achieved and continue to maintain a Consolidated Funded Debt Leverage Ratio equal to or less than 3.0 -to- 1.0.

     Section 7.05. Restriction on Fundamental Changes. The Co-Borrowers, their Subsidiaries and Affiliates shall not enter into any merger or consolidation, or liquidate, windup or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of their respective businesses, properties or assets, whether now or hereafter acquired except (i) as permitted by Section 7.02(i) hereof, (ii) mergers of any Subsidiary or Affiliate into (a) any of the Co-Borrowers or (b) another Subsidiary or Affiliate, (iii) the merger of NAI Technologies, Inc., a New York corporation, with a principal place of business located at 82 New York Avenue, Huntington, New York 11743, with and into DRS, with DRS being the surviving entity and (iv) any merger, consolidation or acquisition during the period that the Co-Borrowers, their Subsidiaries and Affiliates have obtained and continue to maintain a Consolidated Funded Debt Leverage Ratio equal to or less than 3.0 -to- 1.0 provided that each of the following conditions are satisfied: (a) the target Person must be in the same line of business as the Co-Borrowers, (b) all of the financial covenants set forth in Article VIII of this Loan Agreement must be complied with on both a projected and an historical pro forma basis, (c) DRS or any other Co-Borrower must be the surviving Person and (d) costs and expenses incurred, and debt assumed, in connection with any acquisitions may not exceed US$20,000,000.00

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


individually or US$40,000,000.00 in the aggregate during the term of this Loan Agreement.

     Section 7.06. ERISA. The Co-Borrowers, their Subsidiaries and Affiliates shall not, and the Co-Borrowers shall not permit any of its ERISA Affiliates to, do any of the following to the extent that such act or failure to act would result in the aggregate, after taking into account any other such acts or failure to act, in an obligation to pay a sum of money that is material to the business of the Co-Borrowers, their Subsidiaries and Affiliates:

     (i) Engage, or permit an ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which a class exemption is not available or a private exemption has not been obtained from the DOL;

     (ii) Permit to exist any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived;

     (iii) Fail, or permit an ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Plan;

     (iv) Terminate, or permit an ERISA Affiliate to terminate, any Benefit Plan which would result in any liability of the Co-Borrowers, their Subsidiaries, Affiliates or an ERISA Affiliate under Title IV of ERISA; or

     (v) Fail, or permit any ERISA Affiliate to fail, to pay any required installment under section (m) of Section 412 of the Code or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment.

     Section 7.07 Amendment of Articles of Incorporation or ByLaws. The Co-Borrowers, their Subsidiaries and Affiliates shall not materially amend, modify or supplement their respective articles of incorporation, bylaws or partnership agreements, except upon at least ten (10) days' prior express written notice to the Agent.

     Section 7.08 Margin Regulations. No portion of the proceeds of any credit extended under this Loan Agreement shall be used in any manner which might cause the extension of credit or the application of such proceeds to violate Regulation U or Regulation X or any other regulation of the Federal Reserve Board or to violate the Securities Exchange Act or the Securities Act, in each case as in effect on the date or dates of such Borrowing and such use of proceeds.

     Section 7.09 Cancellation of Consolidated Debt; Prepayment. The Co-Borrowers, their Subsidiaries and Affiliates shall not cancel any Claim or Consolidated Debt (except for adequate consideration and in the ordinary course of their respective businesses) and shall not prepay any long-term Consolidated Subordinated Debt; provided, however, that the foregoing shall not prohibit the prepayment of the Obligations or the refinance of any Consolidated Subordinated Debt in amounts and on terms and conditions equal to or better than the existing terms and conditions.

     Section 7.10 Environmental Liabilities. The Co-Borrowers, their Subsidiaries and Affiliates shall not become subject to any Liabilities and Costs which the Agent deems has or is



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


likely to have a Material Adverse Effect arising out of or related to (i) the Release or threatened Release at any location of any Environmental Concern Material into the Environment, or any Remedial Action in response thereto, or
(ii) any violation of any Environmental, health or safety Requirement of Law; provided, however, that this covenant shall not be violated so long as (a) the Co-Borrowers, their Subsidiaries and Affiliates shall have notified the Agent of the assertion of such liability or required expenditures promptly upon receiving written notice of such assertion, (b) the Co-Borrowers shall have continued to furnish the Agent with such information concerning such asserted liability or required expenditure as the Agent shall have reasonably requested, or as otherwise provided herein, (c) the Co-Borrowers, their Subsidiaries and Affiliates shall be diligently pursuing indemnification for such liability or required expenditures from any Person which has an obligation to provide such indemnification, and (d) the Agent is satisfied that the imposition of such liability during the pendency of the Co-Borrowers', their Subsidiaries' or Affiliates' pursuit of indemnification will not materially impair the Co-Borrowers', its Subsidiaries' or its Affiliates' ability to perform its financial obligations under this Loan Agreement.

     Section 7.11 Guaranties. The Co-Borrowers, their Subsidiaries and Affiliates shall not assume, guaranty, endorse or otherwise be or become directly or contingently responsible or liable, for obligations or liabilities of any Person, except for:

     (i) guaranties existing on the Closing Date as described on Schedule 7.11(i) attached hereto;

     (ii) guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and

     (iii) guaranties of direct obligations of any of the Co-Borrowers, their Subsidiaries and/or Affiliates.

     Section 7.12 No Negative Pledges to Other Person. Except with respect to the negative pledge executed by DRS Hadland, Inc. and DRS Hadland Photonics GmbH in connection with certain financing provided by Midland Bank to DRS Hadland Ltd., the Co-Borrowers, their Subsidiaries and Affiliates shall not grant to another Person a covenant commonly referred to as a "negative pledge" with respect to their respective assets and Properties.

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                                  ARTICLE VIII

                               FINANCIAL COVENANTS

     The Co-Borrowers covenant and agree that, on and after the Closing Date so long as any Lender has any Commitment hereunder and until payment in full of all the Obligations unless the Requisite Lenders shall otherwise give prior written consent thereto:

     Section 8.01 Minimum Consolidated Net Worth. The Co-Borrowers, their Subsidiaries and Affiliates shall maintain at all times during the term of the Loan Facilities (which covenant may be tested by the Agent at any time but in any event shall always be tested as of the end of the periods covered by the annual consolidated and consolidating financial statements which are to be provided to the Agent pursuant to Section 5.02 of this Loan Agreement), a minimum Consolidated Net Worth of at least the amount set forth below for each corresponding test date:

         Fiscal Year                 Minimum Consolidated Net Worth
         -----------                 ------------------------------

         Closing Date through
         March 31, 1999              the greater of (i) US$40,000,000.00 or
                                     (ii) ninety percent (90%) of the actual
                                     Consolidated Net Worth as of said
                                     March 31, 1999
         Thereafter                                *

     * For each Fiscal Year after the Fiscal Year ending on March 31, 1999, the Co-Borrowers, their Subsidiaries and Affiliates shall maintain a Minimum Consolidated Net Worth of not less than the minimum actual Consolidated Net Worth for the immediately preceding Fiscal Year plus (a) fifty percent (50%) of the Consolidated Net Income (profits but not losses) of the Co-Borrowers, their Subsidiaries and Affiliates for each said Fiscal Year then ended and (b) one hundred percent (100%) of the net proceeds received by any one or more of the Co-Borrowers, their Subsidiaries or Affiliates from the equity issuance of their capital stock to Persons other than the Co-Borrowers, their Subsidiaries or Affiliates and from the conversion of any Consolidated Subordinated Debt into equity; provided, however, that the reduction to Consolidated Net Worth up to a maximum of US$20,000,000.00 as a result of a charge for in-process research and development expense related to the transactions contemplated by the Purchase Agreement shall not result in a reduction to Consolidated Net Worth for the purpose of calculating the Consolidated Net Worth under this Section 8.01. In addition, any increase in Consolidated Net Worth which results from the pending merger of NAI Technologies, Inc. with DRS shall be included in the calculation of Consolidated Net Worth under this Section 8.01.

     Section 8.02 Maximum Consolidated Senior Debt Leverage Ratio. The Co-Borrowers, their Subsidiaries and Affiliates shall have on the last day of each Fiscal Quarter and each Fiscal Year (which covenant shall be tested at the end of the periods covered by the quarterly and annual consolidated and consolidating financial statements which are to be provided to the Agent pursuant to Section 5.02 of this Loan Agreement) a Consolidated Senior Debt Leverage Ratio equal to or

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


less than the ratios set forth below for each corresponding test date:

         Fiscal Quarter Test Dates                  Maximum Permitted Ratio*
         -------------------------                  ------------------------

         December 31, 1998                              5.0 - to - 1.0

         March 31, 1999; June 30, 1999;                 3.75 - to - 1.0
         September 30, 1999;
         December 31, 1999

         March 31, 2000; June 30, 2000;                 3.25 - to - 1.0
         September 30, 2000; and
         December 31, 2000

         March 31, 2001; June 30, 2001;                 2.75 - to - 1.0
         September 30, 2001;
         December 31, 2001; March 31, 2002;
         June 30, 2002; September 30, 2002; and
         December 31, 2002

         March 31, 2003 and each June 30th;             2.25 - to - 1.0
         September 30th, December 31st; and
         March 31st thereafter

     * For purposes of this Section 8.02, the Consolidated Senior Debt Leverage Ratio shall be calculated using Consolidated EBITDA of the prior twelve (12) consecutive months and Consolidated Senior Debt as of the actual day of the calculation. Consolidated EBITDA shall be a pro forma historical Consolidated EBITDA to account for any mergers or acquisitions. For the test dates of December 31, 1998, March 31, 1999 and June 30, 1999 Consolidated EBITDA shall be calculated not on a rolling four (4) quarters basis but rather shall be calculated as the sum of (i) Consolidated EBITDA for the Co-Borrowers, their Subsidiaries and Affiliates for the twelve (12) month period ended on such test date (excluding the operations acquired from the Sellers) plus (ii) the annualized Consolidated EBITDA for the operations acquired from the Sellers based upon the cumulative actual operating results for the Fiscal Quarter ended on such test date and all prior Fiscal Quarters since the Closing Date. Commencing on September 30, 1999 and continuing at all times thereafter, the Consolidated Senior Debt Leverage Ratio shall be tested for the period of four
(4) consecutive Fiscal Quarters immediately preceding said date of determination taken together as one (1) accounting period.

     Section 8.03 Maximum Consolidated Funded Debt Leverage Ratio. The Co-Borrowers, their Subsidiaries and Affiliates shall have on the last day of each Fiscal Quarter and each Fiscal Year (which covenant shall be tested at the end of the periods covered by the quarterly and annual consolidated and consolidating financial statements which are to be provided to the Agent pursuant to Section 5.02 of this Loan Agreement) a Consolidated Funded Debt Leverage Ratio equal to or less than the ratios set forth below for each corresponding test date:

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


         Fiscal Quarter Test Dates                  Maximum Permitted Ratio*
         -------------------------                  ------------------------

         December 31, 1998                              5.75 - to - 1.0

         March 31, 1999; June 30, 1999;                 4.5 - to - 1.0
         September 30, 1999;
         December 31, 1999

         March 31, 2000; June 30, 2000;                 4.0 - to - 1.0
         September 30, 2000; and
         December 31, 2000

         March 31, 2001; June 30, 2001;                 3.5 - to - 1.0
         September 30, 2001;
         December 31, 2001; March 31, 2002;
         June 30, 2002; September 30, 2002; and
         December 31, 2002

         March 31, 2003 and each June 30th;             3.0 - to - 1.0
         September 30th, December 31st; and
         March 31st thereafter

     * For purposes of this Section 8.03, the Consolidated Funded Debt Leverage Ratio shall be calculated using Consolidated EBITDA of the prior twelve (12) consecutive months and Consolidated Funded Debt as of the actual day of the calculation. Consolidated EBITDA shall be a pro forma historical Consolidated EBITDA to account for any mergers or acquisitions. For the test dates of December 31, 1998, March 31, 1999 and June 30, 1999 Consolidated EBITDA shall be calculated not on a rolling four (4) quarters basis but rather shall be calculated as the sum of (i) Consolidated EBITDA for the Co-Borrowers, their Subsidiaries and Affiliates for the twelve (12) month period ended on such test date (excluding the operations acquired from the Sellers) plus (ii) the annualized Consolidated EBITDA for the operations acquired from the Sellers based upon the cumulative actual operating results for the Fiscal Quarter ended on such test date and all prior Fiscal Quarters since the Closing Date. Commencing on September 30, 1999 and continuing at all times thereafter, the Consolidated Funded Debt Leverage Ratio shall be tested for the period of four
(4) consecutive Fiscal Quarters immediately preceding said date of determination taken together as one (1) accounting period.

     Section 8.04 Minimum Consolidated Fixed Charge Coverage Ratio. The Co-Borrowers, their Subsidiaries and Affiliates shall have on the last day of each Fiscal Quarter and each Fiscal Year (which covenant shall be tested at the end of the periods covered by the quarterly and annual consolidated and consolidating financial statements which are to be provided to the Agent pursuant to Section 5.02 of this Loan Agreement) a Consolidated Fixed Charge Coverage Ratio equal to or greater than the ratios set forth below for each corresponding test date:

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

         Fiscal Quarter Test Dates                  Minimum Permitted Ratio*
         -------------------------                  ------------------------

         December 31, 1998                              1.0 - to - 1.0

         March 31, 1999; June 30, 1999;                 1.0 - to - 1.0
         September 30, 1999;
         December 31, 1999

         March 31, 2000; June 30, 2000;                 1.0 - to - 1.0
         September 30, 2000; and
         December 31, 2000

         March 31, 2001; June 30, 2001;                 1.0 - to - 1.0
         September 30, 2001;
         December 31, 2001; March 31, 2002;
         June 30, 2002; September 30, 2002; and
         December 31, 2002

         March 31, 2003 and each June 30th;             1.0 - to - 1.0
         September 30th, December 31st; and
         March 31st thereafter

     * For purposes of this Section 8.04, the Consolidated Fixed Charge Coverage Ratio for the test dates of December 31, 1998, March 31, 1999 and June 30, 1999 shall be calculated not on a rolling four (4) quarters basis and not on an annualized basis but rather on a cumulative basis for the prior Fiscal Quarters ended since the Closing Date. Commencing on September 30, 1999 and continuing at all times thereafter, the Consolidated Fixed Charge Coverage Ratio shall be tested for the period of four (4) consecutive Fiscal Quarters immediately preceding said date of determination taken together as one (1) accounting period.

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                                   ARTICLE IX

                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

     Section 9.01 Events of Default. The occurrence of any of the following events with the passing of any applicable notice and cure periods shall constitute an "Event of Default" under this Loan Agreement (hereinafter referred to as an "Event of Default"):

     (i) Any representation or warranty made by any one or more of the Co-Borrowers, the Partnership Guarantor, the Corporate Guarantors or any other Person in any of the Loan Documents furnished in connection with the Loan Facilities, shall prove to have been false, incorrect or misleading in any substantial and material respect on the date as of which made;

     (ii) Any one or more of the Co-Borrowers shall have failed to make any payment of any installment of interest on any of the Notes, the Letters of Credit Reimbursement Agreement and/or under this Loan Agreement on their respective due dates;

     (iii) Any one or more of the Co-Borrowers shall have failed to make any payment of principal on any of the Notes, the Letters of Credit Reimbursement Agreement and/or under this Loan Agreement on their respective due dates;

     (iv) Any one or more of the Co-Borrowers, the Partnership Guarantor and/or the Corporate Guarantors shall have failed to duly observe or perform any covenant, condition or agreement with respect to the payment of monies on the part of the Co-Borrowers, the Partnership Guarantor and/or the Corporate Guarantors to be observed or performed pursuant to the terms of the Loan Documents, other than the payment of principal and interest which shall be governed by Section 9.01(ii) and (iii) above, and such default shall have remained uncured for a period of thirty (30) days after written notice thereof to the Co-Borrowers, the Partnership Guarantor and/or the Corporate Guarantors by the Agent;

     (v) Any one or more of the Co-Borrowers, the Partnership Guarantor and/or the Corporate Guarantors shall have failed to duly observe or perform any covenant, condition or agreement on the part of the Co-Borrowers, the Partnership Guarantor and/or the Corporate Guarantors to be observed or performed pursuant to the terms of the Loan Documents other than the payment of monies which shall be governed by Section 9.01 (ii), (iii) and (iv) above, and such default shall have remained uncured for a period of thirty (30) days after written notice thereof to the Co-Borrowers, the Partnership Guarantor and/or the Corporate Guarantors by the Agent;

     (vi) Any one or more of the Co-Borrowers, the Partnership Guarantor and/or the Corporate Guarantors shall have applied for or consented to the appointment of a custodian, receiver, trustee or liquidator of all or a substantial part of their respective assets; a custodian shall have been appointed with or without consent of the Co-Borrowers, the Partnership Guarantor and/or the Corporate Guarantors; the Co-Borrowers, the Partnership Guarantor and/or the Corporate Guarantors shall generally not be paying their respective Debts as they become due; the Co-Borrowers, the Partnership Guarantor and/or the Corporate Guarantors shall have made a general assignment for the benefit of their respective creditors; the Co-Borrowers, the Partnership

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


Guarantor and/or the Corporate Guarantors, shall have filed a voluntary petition (or assignment) in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with their respective creditors, or shall have taken advantage of any insolvency law, or shall have filed an answer admitting the material allegations of a petition in bankruptcy, reorganization or insolvency proceeding; or a petition in bankruptcy shall have been filed against any one or more of the Co-Borrowers, the Partnership Guarantor and/or the Corporate Guarantors and shall not have been dismissed for a period of sixty (60) consecutive days, or an Order for Relief or Receiving Order or Interim Order shall have been entered against the Co-Borrowers, the Partnership Guarantor and/or the Corporate Guarantors under either the Bankruptcy Code or the Bankruptcy Act; or an order, judgment or decree shall have been entered without the application, approval or consent of the Co-Borrowers, the Partnership Guarantor and/or the Corporate Guarantors by any court of competent jurisdiction appointing a receiver, trustee, custodian or liquidator of the Co-Borrowers, the Partnership Guarantor and/or the Corporate Guarantors of a substantial part of their respective assets and such order, judgment or decree shall have continued unstayed and in effect for any period of sixty (60) consecutive days;

     (vii) A writ of execution or attachment or any similar process shall be issued or levied against all or any part of or interest in any of the Properties of any one or more of the Co-Borrowers, the Partnership Guarantor and/or the Corporate Guarantors or any judgment involving monetary damages shall be entered against any one or more of the Co-Borrowers, the Partnership Guarantor and/or the Corporate Guarantors which shall become a lien on any one or more of the Co-Borrowers', the Partnership Guarantor's and/or the Corporate Guarantors' Properties or any portion thereof or interest therein and such execution, attachment or similar process is not released, bonded, satisfied, vacated or stayed within thirty (30) days after its entry or levy, and said writ of execution, attachment, levy or judgment shall involve monetary damages aggregating more than US$1,000,000.00;

     (viii) Seizure or foreclosure of any of the Properties of any one or more of the Co-Borrowers, the Partnership Guarantor and/or the Corporate Guarantors pursuant to process of law or by respect of legal selfhelp, involving monetary damages aggregating more than US$1,000,000.00, unless said seizure or foreclosure is stayed or bonded within thirty (30) days after the occurrence of same;

     (ix) The voluntary permanent closing of business or ceasing of operations of any one or more of the Co-Borrowers, the Partnership Guarantor and/or the Corporate Guarantors, the result of which would have a Material Adverse Effect;

     (x) Default by any one or more of the Co-Borrowers, the Partnership Guarantor and/or the Corporate Guarantors in any of the terms or conditions of any agreement (excluding the Loan Documents) covering the payment of borrowed money from the Agent and/or any other creditor (which with respect to any other creditor shall be in an amount involving not less than US$1,000,000.00), which default has been declared by the Agent or said other creditor, and said Consolidated Debt with respect to any other creditor has been accelerated;

     (xi) The occurrence of a material adverse change in the business, financial condition, financial performance, properties or operations of any one or more of the Co-Borrowers,

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


the Partnership Guarantor and the Corporate Guarantors taken as a whole; or

     (xii) The occurrence of a Reportable Event, the result of which would have a Material Adverse Effect.

     Section 9.02 Rights and Remedies.

     (i) Acceleration. Upon the occurrence and during the continuance of any Event of Default described in the foregoing Section 9.01(vi) hereof, the Commitments shall automatically and immediately terminate and the unpaid principal amount of and any and all accrued interest on the Loans and all Reimbursement Obligations shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Co-Borrowers, their Subsidiaries and Affiliates, and the obligation of each of the Lenders to make any additional Revolving Credit Loans or issue any additional Letters of Credit hereunder shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default described in Section 9.01 above, the Agent shall, at the request, or may with the consent, of the Requisite Lenders, by written notice to the Co-Borrowers, (a) declare that the Commitments are terminated, whereupon the Commitments and the obligation of each Lender to make any Loan or the Issuing Bank to issue any Letters of Credit hereunder shall immediately terminate and/or
(b) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and all Reimbursement Obligations to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Co-Borrowers.

     (ii) Deposit for Letters of Credit. Upon demand by the Agent or the Issuing Bank after the occurrence and during the continuance of any Event of Default, the Co-Borrowers shall deposit with the Agent for the benefit of the Issuing Bank with respect to each Letter of Credit then outstanding for the account of the Co-Borrowers, promptly upon the demand of the Agent, Cash or Cash Equivalents in an amount equal to the greatest amount for which all such Letter of Credit may be drawn. Such deposit shall be held by the Agent for the benefit of the Issuing Bank as security for, and to provide for the payment of, the Reimbursement Obligations.

     (iii) Rights Under Loan Documents. Upon the occurrence and during the continuance of any Event of Default, the Agent may and upon the direction of the Required Lenders, shall take any lawful action against the Co-Borrowers, the Corporate Guarantors and/or the Partnership Guarantor to collect the payments then due and thereafter to become due under the Loan Documents, including, without limitation, any rights under the Collateral Documents.

     (iv) Set-off. Upon the occurrence and during the continuance of any Event of Default, without prior notice or other action (any such notice being expressly waived by the Co-Borrowers; however the Agent and each Lender shall give the Co-Borrowers notice within three (3)

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days after the Agent and/or the Lender has set off any amounts) the Agent and each Lender may set-off any money owed by the Agent and said Lender in any capacity to the Co-Borrowers or any Property of the Co-Borrowers in the possession of the Agent and said Lender against any of the monetary obligations of the Co-Borrowers to the Agent and said Lender under the Loan Documents, and the Agent and said Lender shall be deemed to have exercised such right of set-off and to have made a charge against any such money or property immediately, even though the actual book entries may be made at some time subsequent thereto.

     Section 9.03 Application of Proceeds. (i) All payments and proceeds received under Section 9.02 of this Loan Agreement shall be applied in the following order of priority:

          (a) First, to the payment of all reasonable fees, costs and expenses (including reasonable attorney's fees and expenses) incurred by the Agent, any Lender and/or their agents or representatives in connection with the realization of such payments or proceeds;

          (b) Next, to the payment in full of all unpaid principal, accrued interest and other sums, if any, due and owing under the Term Loan Facilities on a pro rata basis;

          (c) Next, to the payment in full of all unpaid principal, accruedinterest and other sums, if any, due and owing under the Revolving Credit Facility;

          (d) Next, to any Swap Obligations;

          (e) Next, the balance, if any, or such payments, proceeds, or amountsto the Co-Borrowers, or, if otherwise determined by a court of competent jurisdiction, to whomever may be entitled thereto.

     (ii) If the amount of the proceeds received from the sale or other disposition of the Collateral shall be insufficient to satisfy in full the amounts referred to in clauses (a) and (d) above, then the Co-Borrowers shall remain and be jointly and severally liable for any such deficiency.

     Section 9.04 No Notices. In order to entitle the Agent to exercise any remedy available to it under Section 9.02 of this Loan Agreement, it shall not be necessary for the Agent to give any notice, other than such notice as may be required expressly in this Loan Agreement or by applicable Law.

     Section 9.05 Agreement to Pay Attorneys' Fees and Expenses. Upon the occurrence and during the continuance of an Event of Default, as a result of which the Agent and/or any Lender shall require and employ attorneys or incur other expenses for the collection of payments due or to become due or the enforcement or performance or observance of any obligation or agreement on the part of the Co-Borrowers contained herein, the Co-Borrowers shall, on demand, pay to the Agent and/or the applicable Lender, the reasonable fees of such attorneys and such other expenses so incurred by them.

     Section 9.06 No Additional Waiver Implied by One Waiver. In the event that any agreement contained in this Loan Agreement should be breached by any party and thereafter

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waived by the other parties, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

     Section 9.07 Failure to Exercise Rights. Nothing herein contained shall impose upon the Agent and the Lenders any obligation to enforce any terms, covenants or conditions contained in this Loan Agreement and the other Loan Documents. Failure of the Agent and/or the Lenders, in any one or more instances, to insist upon strict performance by the Co-Borrowers of any terms, covenants or conditions of this Loan Agreement and the other Loan Documents, shall not be considered or taken as a waiver or relinquishment by the Agent and the Lenders of its right to insist upon and to enforce in the future, by injunction or other appropriate legal or equitable remedy, strict compliance by the Co-Borrowers with all the terms, covenants and conditions of this Loan Agreement and the other Loan Documents. The consent of the Agent and/or the Lenders to any act or omission by the Co-Borrowers shall not be construed to be a consent to any other or subsequent act or omission or to waive the requirement for the Agent's or the Lender's consent to be obtained in any future or other instance.

     Section 9.08 Waiver Of Jury Trial. THE CO-BORROWERS, THE AGENT AND THE LENDERS HEREBY WAIVE ANY AND ALL RIGHTS THAT THEY MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE, TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING EITHER DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING BETWEEN THE CO-BORROWERS, THE AGENT AND THE LENDERS OR THEIR SUCCESSORS AND ASSIGNS, OUT OF OR IN ANY WAY CONNECTED WITH THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS. IT IS INTENDED THAT SAID WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, AND/OR COUNTERCLAIMS IN ANY ACTION OR PROCEEDING. THE CO-BORROWERS, THE AGENT AND THE LENDERS RECOGNIZE THAT ANY DISPUTE ARISING IN CONNECTION WITH THE REVOLVING CREDIT FACILITY IS LIKELY TO BE COMPLEX AND CONSEQUENTLY THEY WISH TO STREAMLINE AND MINIMIZE THE COST OF THE DISPUTE RESOLUTION PROCESS BY AGREEING TO WAIVE THEIR RIGHTS TO A JURY TRIAL.

     Section 9.09 Remedies Cumulative. No remedy herein conferred upon or reserved to the Agent and/or the Lenders is intended to be exclusive of any other remedy or remedies; but each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute. No express or implied waiver by the Agent and/or the Lender of any Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default. No delay or omission to exercise any right or power accruing upon any Event of Default continuing as aforesaid, shall impair any such right or power or shall be construed to be a waiver of any such Event of Default, or acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

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                                    ARTICLE X

                                    THE AGENT

     Section 10.01 Appointment. (i) Each Lender hereby irrevocably designates and appoints Mellon Bank N.A. as the Agent of such Lender under this Loan Agreement and the Loan Documents. Each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Loan Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein together with such other powers as are incidental thereto. Each Lender hereby irrevocably authorizes the Agent to execute and deliver each of the Loan Documents and to accept delivery of such of the other Loan Documents as may not require execution by the Agent. Each Lender agrees that the rights and remedies granted to the Agent under the Loan Documents shall be exercised exclusively by the Agent, and that no Lender shall have any right individually to exercise any such right or remedy, except to the extent expressly provided herein or therein. The Agent agrees to act as such on the express conditions contained in this Article X.

     (ii) The provisions of this Article X are solely for the benefit of the Agent and the Lenders, and the Co-Borrowers shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Loan Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Co-Borrowers.

     Section 10.02 General Nature of the Agent's Duties. Notwithstanding anything to the contrary elsewhere in this Loan Agreement or in any other Loan
Document:

     (i) The Agent shall have no duties or responsibilities except those expressly set forth in this Loan Agreement and the other Loan Documents, and no implied duties or responsibilities on the part of the Agent shall be read into this Loan Agreement or any Loan Document or shall otherwise exist.

     (ii) The duties and responsibilities of the Agent under this Loan Agreement and the other Loan Documents shall be mechanical and administrative in nature, and the Agent shall not have a fiduciary relationship in respect of any Lender.

     (iii) The Agent is and shall be solely the agent of the Lenders. The Agent does not assume, and shall not at any time be deemed to have, any relationship of agency or trust with or for, or any other duty or responsibility to, the Co-Borrowers, the Subsidiaries or their Affiliates or any other Person (except only for its relationship as agent for, and its express duties and responsibilities to the Lenders as provided in this Loan Agreement and the other Loan Documents).

     (iv) The Agent shall be under no obligation to take any action hereunder or under any other Loan Document if the Agent believes in good faith that taking such action may conflict with any Law or any provision of this Loan Agreement or any other Loan Document, or

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may require the Agent to qualify to do business in any jurisdiction where it is not then so qualified.

     Section 10.03 Exercise of Powers. The Agent shall take any action of the type specified in this Loan Agreement or any other Loan Document as being within the Agent's rights, powers or discretion in accordance with directions from the Requisite Lenders (or, to the extent this Loan Agreement or such other Loan Document expressly requires the direction or consent of some other Person or set of Persons, then instead in accordance with the directions of such other Person or set of Persons). In the absence of such directions, the Agent shall have the authority (but under no circumstances shall be obligated), in its sole discretion, to take any such action, except to the extent this Loan Agreement or such Loan Document expressly requires the direction or consent of the Requisite Lenders (or some other Person or set of Persons), in which case the Agent shall not take such action absent such direction or consent. Any action or inaction pursuant to such direction, discretion or consent shall be binding on all the Lenders. The Agent shall not have any liability to any Person as a result of (i) the Agent acting or refraining from acting in accordance with the directions of the Requisite Lenders (or other applicable Person or set of Persons), (ii) the Agent refraining from acting in the absence of instructions to act from the Requisite Lenders (or other applicable Person or set of Persons), whether or not the Agent has discretionary power to take such action, or (iii) the Agent taking discretionary action it is authorized to take under this Section (subject, in the case of this clause (iii), to the provisions of Section 10.04(i) hereof).

     Section 10.04 General Exculpatory Provisions. Notwithstanding anything to the contrary elsewhere in this Loan Agreement or any other Loan Document:

     (i) The Agent shall not be liable for any action taken or omitted to be taken by it under or in connection with this Loan Agreement or any other Loan Documents, unless caused by its own gross negligence or willful misconduct.

     (ii) The Agent shall not be responsible for (a) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of this Loan Agreement or any other Loan Document, (b) any recital, representation, warranty, document, certificate, report or statement in, provided for in, or received under or in connection with, this Loan Agreement or any other Loan Document, (c) any failure of the Co-Borrowers, their Subsidiaries or Affiliates or any Lender to perform any of their respective obligations under this Loan Agreement or any other Loan Document, (d) the existence, validity, enforceability, perfection, recordation, priority, adequacy or value, now or hereafter, of any Lien or other direct or indirect security afforded or purported to be afforded by any of the Loan Documents or otherwise from time to time or (e) caring for, protecting, insuring, or paying any taxes, charges or assessments with respect to any Collateral.

     (iii) The Agent shall not be under any obligation to ascertain, inquire or give any notice relating to (a) the performance or observance of any of the terms or conditions of this Loan Agreement or any other Loan Document on the part of the Co-Borrowers, their Subsidiaries or Affiliates (b) the business, operations, condition (financial or otherwise) or prospects of the

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Co-Borrowers, their Subsidiaries or Affiliates or (c) except to the extent set forth in Section 10.05(vi) below, the existence of any Event of Default or any Potential Event of Default.

     (iv) The Agent shall not be under any obligation, either initially or on a continuing basis, to provide any Lender with any notices, reports or information of any nature, whether in its possession presently or hereafter, except for such notices, reports and other information expressly required by this Loan Agreement or any other Loan Document to be furnished by the Agent to such Lender, of which the Agent has actual receipt or possession.

     Section 10.05 Administration by the Agent.

     (i) The Agent may rely upon any notice or other communication of any nature (written or oral, including but not limited to telephone conversations, whether or not such notice or other communication is made in a manner permitted or required by this Loan Agreement or any Loan Document) purportedly made by or on behalf of the proper party or parties, and the Agent shall not have any duty to verify the identity or authority of any Person giving such notice or other communication.

     (ii) The Agent may consult with legal counsel (including, without limitation, in-house counsel for the Agent or in-house or other counsel for the Co-Borrowers or any Lender), independent certified public accountants and any other experts selected by it from time to time, and the Agent shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

     (iii) The Agent may conclusively rely upon the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Agent in accordance with the requirements of this Loan Agreement or any other Loan Document. Whenever the Agent shall deem it necessary or desirable that a matter be proved or established with respect to the Co-Borrowers or any Lender, such matter may be established by a certificate of the Co-Borrowers or any Lender, as the case may be, and the Agent may conclusively rely upon such certificate (unless other evidence with respect to such matter is specifically prescribed in this Loan Agreement or another Loan Document).

     (iv) The Agent may fail or refuse to take any action unless it shall be indemnified to its satisfaction from time to time against any and all amounts, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature which may be imposed on, incurred by or asserted against the Agent by reason of taking or continuing to take any such action.

     (v) The Agent may perform any of its duties under this Loan Agreement or any other Loan Document by or through agents or attorneysinfact. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneysinfact selected by it with reasonable care.

     (vi) The Agent shall not be deemed to have any knowledge or notice of the

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occurrence of any Event of Default or Potential Event of Default unless the
Agent has received notice from a Lender or the Co-Borrowers referring to this Loan Agreement, describing such Event of Default or Potential Event of Default, and stating that such notice is a "notice of default". If the Agent receives such a notice, the Agent shall give prompt notice thereof to each Lender.

     Section 10.06 Each Lender Not Relying on Agent or Other Lenders. Each Lender acknowledges as follows: (i) neither the Agent nor any other Lender has made any representation or warranties to it, and no act taken or hereafter by the Agent or any other Lender shall be deemed to constitute any representation or warranty by the Agent or such other Lender to it; (ii) it has, independently and without reliance upon the Agent or any other Lender, and based upon such documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Loan Agreement and the other Loan Documents; and (iii) it will, independently and without reliance upon the Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, make its own decisions to take or not take action under or in connection with this Loan Agreement and the other Loan Documents.

     Section 10.07 Indemnification. Each Lender agrees to reimburse and indemnify the Agent and its directors, officers, employees, attorneys and agents (to the extent not reimbursed by the Co-Borrowers and without limitation of the obligations of the Co-Borrowers to do so), for such Lender's Pro Rata Share (based on the Commitments), from and against any and all amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature (including, without limitation, the fees and disbursements of counsel for the Agent for such other Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Agent or such other Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Agent or such other Person as a result of, or arising out of, or in any way related to or by reason of, this Loan Agreement, any other Loan Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Loan; provided, however, no Lender shall be liable for any portion of such amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting solely from the gross negligence or willful misconduct of the Agent or such other Person. Payment under this Section 10.07 shall be due and payable on demand, and to the extent that any Lender fails to pay any such amount on demand, such amount shall bear interest for each day from the date of demand until paid (before and after judgment) at a rate per annum (calculated on the basis of a year of 360 days and actual days elapsed) which for each day shall be equal to the Federal Funds Effective Rate.

     Section 10.08 Agent in its Individual Capacity. With respect to its Commitments and the Obligations owing to it, the Agent shall have the same rights and powers under this Loan Agreement and each other Loan Document as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lenders," "holders of Notes" and like terms shall include the Agent in its individual capacity as such. The Agent and its Affiliates may, without

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liability to account, make loans to, accept deposits from, acquire debt or equity interests in, act as trustee under indentures of, and engage in any other business with the Co-Borrowers as though the Agent were not the Agent hereunder.

     Section 10.09 Holders of Notes. The Agent may deem and treat the Lender which is payee of a Note as the owner and holder of such Note for all purposes hereof unless and until an Assignment and Acceptance with respect to the assignment or transfer thereof shall have been filed with the Agent in accordance with Section 11.02 hereof. Any authority direction or consent of any person who at the time of giving such authority, direction or consent is shown in the Loan Account as being a Lender shall be conclusive and binding on each present and subsequent holder, transferee or assignee of any Note or Notes payable to such Lender or of any Note or Notes issued in exchange therefor.

     Section 10.10 Successor Agent. The Agent may resign at any time by ten (10) days prior express written notice thereof to the Lenders and the Co-Borrowers. The Agent may be removed by the Requisite Lenders at any time, for cause, by giving ten (10) days prior express written notice thereof to the Agent, the other Lenders and the Co-Borrowers. Upon any such resignation or removal, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed and consented to, and shall have accepted such appointment, within thirty (30) days after such notice of resignation or removal, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Each successor Agent shall be a commercial bank or trust company organized under the laws of the United States of America, or any State thereof, or Canada, or any Province thereof, and having a combined capital and surplus of at least US$1,000,000,000.00 and is otherwise in compliance with all then applicable laws or regulations regarding regulatory capital requirements after giving effect to any "phase-in" provisions thereof. Upon the acceptance by a successor Agent of its appointment as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the properties, rights, powers, privileges and duties of the former Agent, without further act, deed or conveyance. Upon the effective date of resignation or removal of a retiring Agent, such Agent shall be discharged from its duties under this Loan Agreement and the other Loan Documents, but the provisions of this Loan Agreement shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Loan Agreement. If and so long as no successor Agent shall have been appointed, then any notice or other communication required or permitted to be given by the Agent shall be sufficiently given if given by the Requisite Lenders, all notices or other communications required or permitted to be given to the Agent shall be given to each Lender, and all payments to be made to the Agent shall be made directly to the Co-Borrowers or the Lender for whose account such payment is made.

     Section 10.11 Additional Agents. If the Agent shall from time to time deem it necessary or advisable, for its own protection in the performance of its duties hereunder or in the interest of the Lenders, then the Agent and the Co-Borrowers shall execute and deliver a supplemental agreement and all other instruments and agreements necessary or advisable, in the opinion of the Agent, to constitute another commercial bank or trust company, or one or more other Persons approved by the Agent, to act as co-Agent or agent with respect to any part of the Collateral with such powers of the Agent as may be provided in such supplemental agreement, and to vest in

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such bank, trust company or Person as such co-Agent or separate agent, as the case may be, any properties, rights, powers, privileges and duties of the Agent under this Loan Agreement or any other Loan Document.

     Section 10.12 Calculations. The Agent shall not be liable for any calculation, apportionment or distribution of payments made by it in good faith. If such calculation, apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from the other Lenders any payment in excess of the amount to which they are determined to be entitled or, if the amount due was not paid by the Co-Borrowers, to recover such amount from the Co-Borrowers.

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                                   ARTICLE XI

                                  MISCELLANEOUS

     Section 11.01 Concerning the Collateral and the Collateral Documents. Each Lender authorizes and directs the Agent for the benefit of the Lenders, to enter into the Collateral Documents. Each Lender agrees that any action taken by the Agent or the Requisite Lenders in accordance with the provisions of this Loan Agreement or the Collateral Documents, and the exercise by the Agent or the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

     Section 11.02 Assignments and Participations.

     (i) Each Lender (including, without limitation, each Canadian Lender) may assign to any bank or financial institution, all or a portion of its rights and obligations under this Loan Agreement (including, without limitation, all or a portion of its Revolving Credit Commitments, its Term Loan #1 Commitments, its Term Loan #2 Commitments, its Pro Rata Share of the Term Loan Facilities and its Pro Rata Share of the Revolving Credit Loan Facility owing to it) subject to the following conditions: (a) each such assignment may be, but is not required to be, of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Loan Agreement and the assignments may cover different percentages of such Lender's (including its Affiliate Canadian Lender's) Revolving Credit Commitment, Term Loan #1 Commitment, Term Loan #2 Commitment, Letter of Credit Obligations, Term Loans #1, Term Loans #2 and Revolving Credit Loans; (b) the aggregate amount of the Commitments of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance Agreement with respect to such assignment) shall not cause or otherwise result in said assigning Lender's remaining unassigned aggregate amount of Commitments, Letter of Credit Obligations, Term Loans #1, Term Loans #2 and Revolving Credit Loans to be less than US$5,000,000.00 (except the Agent, in its capacity as a Lender, shall always retain at least US$5,000,000.00); (c) each such assignment shall be to an Eligible Assignee; (d) the Eligible Assignee shall execute and deliver to the Agent, for its approval, acceptance and recording in a register maintained by the Agent, an Assignment and Acceptance Agreement, together with processing and recordation fee of Three Thousand Five Hundred and 00/100 (US$3,500.00) Dollars unless waived by the Agent; (e) the principal amount of an assigned Revolving Credit Commitments, Letter of Credit Obligations and Revolving Credit Loans shall be not less than US$5,000,000.00 or any integral multiple of US$1,000,000.00 in excess thereof; (f) the Agent and, so long as no Event of Default exists or is continuing, the Co-Borrowers have provided their respective prior express written consents to such assignment, with consent shall not be unreasonably withheld and which consent shall be indicated by their execution of said Assignment and Acceptance Agreement (it being understood and agreed that the Lenders may assign their rights and interests under the Loan Documents to any Person or Persons following the occurrence of an Event of Default, without the consent of any of the Co-Borrowers, the Corporate Guarantors or the Partnership Guarantor); and (g) a Lender may not assign, or permit its Affiliate Canadian Lender to assign, its Pro Rata Share of the Canadian

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Revolving Credit Sublimit (its "Canadian Revolving Credit Exposure") or the
Canadian Term Loan Sublimit to an Eligible Assignee that is a non-resident of Canada for purposes of the Income Tax Act of Canada (with respect to which payments to such non-resident of principal, interest, fees and other amounts by the Canadian Borrower would be subject to Canadian withholding tax) at a rate higher than that then applicable to the assignor, provided further that the assignment by a Lender of its Affiliate Canadian Lender's Canadian Revolving Credit Exposure, shall constitute the assignment of a like amount of such Lender's Revolving Credit Loans and Revolving Credit Commitment. Upon such execution, delivery, approval, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance Agreement, (1) the Eligible Assignee thereunder shall be a party to this Loan Agreement and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance Agreement, have the rights and obligations of a Lender hereunder and (2) the Lender assignor thereunder shall to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish its rights and be released from its obligations under this Loan Agreement.

     (ii) By executing and delivering an Assignment and Acceptance Agreement, the assignor Lender thereunder and the Eligible Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than as provided in such Assignment and Acceptance Agreement, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Loan Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto; (b) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Co-Borrowers, their Subsidiaries or Affiliates or the performance or observance by the Co-Borrowers, their Subsidiaries or Affiliates of any of their obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (c) such Eligible Assignee confirms that it has received all Loan Documents and other documents and information as such Eligible Assignee has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance Agreement; (d) such Eligible Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Loan Agreement; (e) such Eligible Assignee confirms that it is an Eligible Assignee; (f) such Eligible Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (g) such Eligible Assignee agrees that it will perform in accordance with its terms all of the obligations which by the terms of this Loan Agreement are required to be performed by it as a Lender.

     (iii) The Agent shall maintain at its address referred to on the signature pages hereof a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and shall record in the Loan Account the names and addresses of each Lender and the Commitment

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


of, and principal amount of the Loans owing to, such Lender from time to time. The Co-Borrowers, their Subsidiaries and Affiliates, the Agent and the Lenders may treat each Person whose name is recorded in the Loan Account as a Lender hereunder for all purposes of this Loan Agreement.

     (iv) Upon its receipt of an Assignment and Acceptance Agreement executed by an assigning Lender and an Eligible Assignee representing that it is an Eligible Assignee, the Agent shall, if such Assignment and Acceptance Agreement has been properly completed and is in substantially the form of Exhibit "A" attached hereto, (a) accept such Assignment and Acceptance Agreement, (b) record the information contained therein in the Loan Account and
(c) give prompt notice thereof to the Co-Borrowers.

     (v) Each Lender may sell to any bank or other financial institution one or more participations, in any amounts, in and to a portion of its rights and obligations under this Loan Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment, Term Loan #1 Commitment, Term Loan #2 Commitment, Loans and Letter of Credit Obligations owing to it) subject to the following conditions: (a) such Lender's obligations under this Loan Agreement (including, without limitation, its Revolving Credit Commitment, Term Loan #1 Commitment, Term Loan #2 Commitment, Loans and Letter of Credit Obligations to the Co-Borrowers hereunder) shall remain unchanged; (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; (c) the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Loan Agreement, including voting rights, and with regard to any and all payments to be made under this Loan Agreement; (d) Mellon Bank, N.A. shall at all times prior to the occurrence of an Event of Default retain a beneficial interest in the Loan Facilities of not less than US$5,000,000.00; and (e) the holder of any such participation shall not (1) be entitled to voting rights or the right to approve of any action under this Loan Agreement or otherwise, except that such selling Lender may agree that it will not vote, without the consent of Persons holding a majority of such Lender's rights and interests under this Loan Agreement, solely with respect to the amendment or modification of those provisions of this Loan Agreement for which, pursuant to Section 11.06 hereof, the consent of all the Lenders would be required and (2) be permitted to contact the Co-Borrowers without the prior express written consent of the Selling Lender and the Agent (which consent may be rescinded by the Co-Borrowers at any time).

     The Co-Borrowers authorize the Agent and each Lender to disclose to any prospective participant any and all financial and other information in such Person's possession concerning the Co-Borrowers which have been or may have been delivered to such Person by or on behalf of the Co-Borrowers in connection with this Loan Agreement or any other Loan Document or such Person's credit evaluation of the Co-Borrowers, their Subsidiaries and Affiliates provided, however, said prospective participant shall enter into a confidentiality agreement with the selling Person in form and substance satisfactory to the Agent.

     (vi) Any Lender may at any time assign and pledge to any Federal Reserve Bank (or to an Affiliate of such Lender for the purpose of permitting such Affiliate to assign and

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


pledge to any Federal Reserve Bank), as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank all or any portion of its Revolving Credit Commitment, Term Loan #1 Commitment, Term Loan #2 Commitment, Letter of Credit Obligations and Loans. No such assignment shall release the assigning Lender from its obligations hereunder.

     (vii) In connection with the execution and delivery of each Assignment and Acceptance Agreement as provided for in Section 11.02(iv) above, the assigning Lender shall deliver to the Agent the superseded Note and the Agent shall deliver to the Co-Borrowers for execution by the Co-Borrowers, new Notes in order to reflect the Pro Rata Share of Commitments of the assigning Lender and the applicable Eligible Assignee after giving effect to such Assignment and Acceptance Agreement. The Co-Borrowers covenant and agree to promptly execute said new Notes and to promptly return them to the Agent so that the Agent may deliver said new Notes to the appropriate Lenders; provided, however, the Agent shall not deliver said new Notes unless and until the assigning Lender shall have delivered the superseded Note to the Agent. The assigning Lender hereby appoints the Agent as its attorney-in-fact (coupled with an interest) for the sole purpose of canceling the superseded Note and the assigning Lender hereby covenants and agrees that the Agent shall not be liable for any action taken or omitted to be taken by the Agent in connection therewith, unless caused by the Agent's own gross negligence or willful misconduct. Upon the Co-Borrowers' request, the Agent shall stamp the superseded Note "CANCELLED" and return said superseded Note to the Co-Borrowers and shall deliver the new Notes to the appropriate Lenders.

     Section 11.03 Expenses

     (i) Generally. The Co-Borrowers agree upon demand to pay or reimburse the Agent for, all of the Agent's reasonable external legal costs and expenses (but not internal legal costs and expenses) and all internal and external audit, appraisal, valuation and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of Reed Smith Shaw & McClay LLP and any other attorneys retained by the Agent, auditors, accountants, appraisers, printers, insurance and environmental advisers, and other consultants and agents) incurred by the Agent in connection with (a) the protection of the Agent's Liens in the Collateral (including, without limitation, any fees and expenses for title and lien searches, local counsel in various jurisdictions, filing and recording fees and taxes, duplication costs and corporate search fees), (b) administration of this Loan Agreement, the Loan Documents, the Loans and the Collateral, including consultation with attorneys in connection therewith and in connection with the amendment, waiver or consents required or requested hereunder and (c) the protection, collection or enforcement of any of the Obligations or the Collateral.

     (ii) After Default. The Co-Borrowers further agree to pay, or reimburse the Agent and the Lenders for all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, and costs of settlement incurred by the Agent after the occurrence of an Event of Default (a) in enforcing any Obligation or in foreclosing against the Collateral or exercising or enforcing any other right or remedy available

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


by reason of such Event of Default, (b) in connection with any refinancing or restructuring of the credit arrangements provided under this Loan Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding, (c) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Co-Borrowers and related to or arising out of the transactions contemplated thereby or by any of the Loan Documents, (d) in taking any other action in or with respect to any suit or proceeding (whether in bankruptcy or otherwise), (e) in protecting, preserving, collecting, leasing, selling, taking possession of, or liquidating any of the Collateral or (f) attempting to enforce or enforcing any security interest in any of the Collateral or any other rights under the Collateral Documents.

     Section 11.04 Indemnity. The Co-Borrowers further agree to defend, protect, indemnify, and hold harmless the Indemnified Parties from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for the Indemnified Parties in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Parties shall be designated a party thereto), imposed on, incurred by or asserted against the Indemnified Parties (whether direct, indirect or consequential and whether based on any Federal or state Laws or other statutory regulations, including, without limitation, securities and commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise, including any liability and costs under Federal, state or local environmental, health or safety laws, regulations, or common law principles, arising from or in connection with the past, present or future environmental condition of the Property, the presence of asbestoscontaining materials at the Property, or the Release or threatened Release of any Environmental Concern Material into the Environment from the Property) in any manner relating to the conduct of the business of the Co-Borrowers, their Subsidiaries and/or Affiliates or the use or intended use of the proceeds of the Loans hereunder (hereinafter collectively referred to as the "Indemnified Matters"); provided, however, that the Co-Borrowers shall not have any obligation to an Indemnified Party hereunder with respect to (a) matters for which such Indemnified Party has been compensated pursuant to or for which an exemption is provided in Section 2.07 and Section 2.08 hereof or any other provision of this Loan Agreement and (b) Indemnified Matters caused by or resulting from the willful misconduct or gross negligence of that Indemnified Party, as determined by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Co-Borrowers shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnified Parties.

     Section 11.05 Ratable Sharing. Subject to Article II hereof, the Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the Obligations (excluding the fees described in Section 2.05) hereof, equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in proportion to the respective principal amounts of the Loans then outstanding to each Lender (or if no Loans are outstanding, ratably according to the respective amount of each Lender's Revolving Credit Commitment to all Revolving Credit Commitments and each Lender's Term Loan #1

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


Commitment and Term Loan #2 Commitment to all of the Term Loan Commitments), whether received by voluntary payment, by the exercise of the right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any or all of the Obligations (excluding the fees described in Section 2.05 hereof) or the Collateral and (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim, set-off, banker's lien or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it which is greater than its ratable share of the payments on account of Obligations (excluding the fees described in Section 2.05 hereof), determined in proportion to the respective principal amounts of the Loans then outstanding to each Lender (or if no Loans are outstanding, ratably according to the respective amount of each Lender's Revolving Credit Commitment to all Revolving Credit Commitments and each Lender's Term Loan #1 Commitment and Term Loan #2 Commitment to all of the Term Loan Commitments), then the Lender receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the other Lenders so that all such recoveries with respect to such Obligations shall result in the remaining principal balance of the Loans then outstanding as to each Lender being in such amounts so as to reflect each said Lender's Pro Rata Share as determined immediately prior to each such recovery (or if no Loans are outstanding, ratably according to the respective amount of each Lender's Revolving Credit Commitment to all Revolving Credit Commitments and each Lender's Term Loan #1 Commitment and Term Loan #2 Commitment to all of the Term Loan Commitments, as determined immediately prior to each such recovery); provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. The Co-Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 11.05 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Co-Borrowers in the amount of such participation. For purposes of this Section 11.05, the Swap Agreement shall not be included as part of the defined term "Obligations" in determining, as set forth above, all amounts that shall be shared ratably amongst the Lenders.

     Section 11.06 Amendments and Waivers. No amendment or modification of any provision of this Loan Agreement shall be effective without the written agreement of the Requisite Lenders and the Co-Borrowers, and no termination or waiver of any provision of this Loan Agreement, or consent to any departure by the Co-Borrowers therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders, which the Requisite Lenders shall have the right to grant or withhold at their sole discretion; except that (i) with respect to any amendment, modification or waiver of the definitions of "Advance Limit", "Qualified Billed Accounts Receivable", "Qualified Billed Government Accounts Receivable", "Accrued Unbilled Government Accounts Receivable" and/or "Qualified Inventory", such amendment, modification and waiver shall be effective only if evidenced by a writing signed by or on behalf of all Lenders holding a Revolving Credit Commitment (or if the Revolving Credit Commitments are not in effect but there are outstanding Revolving Credit Loans, then all Lenders holding any portion of said Revolving Credit Loans) and (ii) any amendment,

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

modification or waiver of any of the following provisions shall be effective only if evidenced by a writing signed by or on behalf of all Lenders holding any Commitments (or if the Commitments are not in effect but there are Obligations outstanding, then all Lenders holding any portion of said Obligations):

          (a) Increase the Revolving Credit Commitment of any Lender over the amount thereof then in effect, or extend the Revolving Credit Termination Date or the maturity;

          (b) Increase the Term Loan #1 Commitment of any Lender over the amount thereof then in effect, or extend the Term Loan #1 Maturity Date;

          (c) Increase the Term Loan #2 Commitment of any Lender over the amount thereof then in effect, or extend the Term Loan #2 Maturity Date;

          (d) Reduce the principal amount of or extend the time for any scheduled payment of principal of any of the Loans or Reimbursement Obligations, or reduce the rate of interest or extend the time for payment of interest borne by any of the Loans or Reimbursement Obligations or extend the time for payment or reduce the payment of any fees, or reduce or postpone the payment of any other expenses, indemnities or amounts payable under any of the Loan Documents;

          (e) Change the definition of "Requisite Lenders" or amend this Section 11.06;

          (f) Release any Collateral or any guarantees of the Loan Facilities;
     and

          (g) Change the definition of "Pro Rata Share".

No amendment, modification, termination, or waiver of any provision of Article X hereof or any other provision referring to the Agent shall be effective without the prior express written consent of the Agent. The Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Co-Borrowers in any case shall entitle the Co-Borrowers to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.06 shall be binding on each assignee, transferee or recipient of a Lender's Revolving Credit Commitment or Loans at the time outstanding, each future assignee, transferee or recipient of a Lender's Revolving Credit Commitment, Term Loan #1 Commitment, Term Loan #2 Commitment, Letter of Credit Obligations or Loans, and, if signed by the Co-Borrowers, on the Co-Borrowers. In the event that the Agent requests the consent of a Lender and the Agent does not receive a written denial thereof within ten (10) Business Days after such Lender's receipt of such request, then such Lender shall be deemed not to have given its consent to the requested amendment, modification or waiver.

     Section 11.07 Independence of Covenants. All covenants hereunder shall be given

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


independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of an Event of Default or potential Event of Default if such action is taken or condition exists.

     Section 11.08 Notices. Unless otherwise specifically provided therein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by confirmed telecopy transmission, nationally recognized overnight courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a confirmed telecopy transmission or four (4) Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). Notices to the Agent pursuant to
Article II hereof shall not be effective until received by the Agent. For the purposes hereof, the addresses of the parties hereto (until notice of a. change thereof is delivered as provided in this Section 11.08) shall be as set forth below each party's name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

     Section 11.09 Survival of Warranties and Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Loan Agreement and the other Loan Documents and the making and repayment of the Loans hereunder.

     Section 11.10 Marshalling; Recourse to Security; Payments Set Aside. The Agent and the Lenders shall not be under any obligation to marshall any assets in favor of the Co-Borrowers or any other party or against or in payment of any or all of the Obligations. Recourse to the Collateral shall not be required at any time. To the extent that the Co-Borrowers make a payment or payments to the Agent or a Lender, or the Agent or a Lender enforces their security interests or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off and not occurred.

     Section 11.11 Severability. In case any provision in or obligation under this Loan Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     Section 11.12 Governing Law. This Loan Agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania.

     Section 11.13 Successors and Assigns. This Loan Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and assigns

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


and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Lenders. The terms and provisions of this Loan Agreement shall inure to the benefit of any assignee or transferee of the Loans and Commitments of any Lender, and in the event of such transfer or assignment, the rights and privileges herein conferred upon Lenders shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. The Co-Borrowers' duties and Obligations hereunder, may not be assigned without the prior express written consent of the Requisite Lenders.

     Section 11.14 Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE CO-BORROWERS, THEIR SUBSIDIARIES AND/OR AFFILIATES WITH RESPECT TO THIS LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE CITY OF PHILADELPHIA, PENNSYLVANIA, AND BY EXECUTION AND DELIVERY OF THIS LOAN AGREEMENT, THE CO-BORROWERS ACCEPT, FOR THEMSELVES AND IN CONNECTION WITH THEIR PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS FROM WHICH NO APPEAL HAS BEEN TAKEN OR IS AVAILABLE. THE CO-BORROWERS IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS NOTICE ADDRESS SPECIFIED ON THE SIGNATURE PAGES HEREOF, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. THE CO-BORROWERS, THE SUBSIDIARIES AND AFFILIATES, THE AGENT AND THE LENDERS IRREVOCABLY WAIVE ANY OBJECTION (INCLUDING WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY LENDER TO BRING PROCEEDINGS AGAINST THE CO-BORROWERS IN THE COURTS OF ANY OTHER JURISDICTION.

     Section 11.15 Counterparts; Effectiveness; Inconsistencies. This Loan Agreement and any amendments, waivers, consents, or supplements may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Loan Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Loan Agreement are actually inconsistent with the terms and conditions of any other Loan Documents, this Loan Agreement shall govern.

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


     Section 11.16 Construction The parties acknowledge that each party and its counsel have reviewed and revised this Loan Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Loan Agreement or any amendments or exhibits hereto.

     Section 11.17 Entire Agreement. This Loan Agreement, taken together with all of the other Loan Documents and all certificates and other documents delivered by the Co-Borrowers or any other Person to the Agent or the Lenders, embody the entire agreement and supersede all prior agreements, written and oral, relating to the subject matter hereof.

     Section 11.18 Process Agent. The Canadian Borrower hereby irrevocably appoints DRS Technologies, Inc., with an address on the date hereof at 5 Sylvan Way, Parsippany, New Jersey 07054 (hereinafter referred to as the "Process Agent"), as process agent in its name, place and stead to receive and forward service of any and all writs, summonses and other legal process in any suit, action or proceeding brought in the State of Pennsylvania, agrees that such service in any such suit, action or proceeding may be made upon the Process Agent and agrees to take all such action as may be necessary to continue said appointment in full force and effect or to appoint another agent so that such Canadian Borrower will at all times have an agent for service of process for the above purposes.

     Section 11.19 Judgment Currency. The payment obligation of the Canadian Borrower shall not be discharged by an amount paid in another currency (other than U.S. Dollars) or in another place, whether pursuant to a judgment or otherwise, to the extent the amount so paid on prompt conversion to U.S. Dollars and transferred to the Agent, under normal banking procedures does not yield the amount of U.S. Dollars in the Agent's Office due hereunder. In the event that any payment by or on behalf of the Canadian Borrower, whether pursuant to a judgment or otherwise, upon conversion and transfer does not result in payment of such amount of U.S. Dollars to the Agent at the Agent's Office, the Agent shall have a separate cause of action against the Co-Borrowers for the additional amount necessary to yield the amount due and owing to the Agent and the Lenders hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be executed and delivered by their proper and duly authorized corporate officers, and each of the Co-Borrowers has caused its corporate seal to be hereunto affixed and attested pursuant to the resolution of its Board of Directors, all as of the day and year first hereinabove written.

[SEAL]                        DRS TECHNOLOGIES, INC.,
ATTEST:                       a Delaware corporation, as a Co-Borrower

______________________        By:_______________________________
Nina L. Dunn                        Mark S. Newman
Secretary                           President

                              Notice Address:

                              5 Sylvan Way
                              Parsippany, New Jersey 07054
                              Attn.: Nancy R. Pitek
                                     Vice President, Finance and Treasurer
                              Telecopy No.: (973) 898-4730

                              With a copy to:

                              Hannoch Weisman, A Professional Corporation
                              4 Becker Farm Road
                              Roseland, New Jersey 07068
                              Attn.:  Jonathan M. Gross, Esq.
                              Telecopy No.: (973) 994-7198

[SEAL]                        DRS TECHNOLOGIES CANADA COMPANY
ATTEST:                       a Nova Scotia company, as a Co-Borrower


______________________        By:_______________________________
Nina L. Dunn                        Mark S. Newman
Secretary                           Vice President

                              Notice Address:

                              5 Sylvan Way
                              Parsippany, New Jersey 07054
                              Attn.: Nancy R. Pitek
                                  Vice President, Finance and Treasurer
                              Telecopy No.: (973) 898-4730

                              With a copy to:

                              Hannoch Weisman, A Professional Corporation
                              4 Becker Farm Road
                              Roseland, New Jersey 07068
                              Attn.:  Jonathan M. Gross, Esq.
                              Telecopy No.: (973) 994-7198

[SEAL]                        DRS TECHNOLOGIES CANADA, INC.,
ATTEST:                       a Delaware corporation, as a Co-Borrower

______________________        By:_______________________________
Nina L. Dunn                        Mark S. Newman
Secretary                           President

                              Notice Address:

                              5 Sylvan Way
                              Parsippany, New Jersey 07054
                              Attn.: Nancy R. Pitek
                                     Vice President, Finance and Treasurer
                              Telecopy No.: (973) 898-4730

                              With a copy to:

                              Hannoch Weisman, A Professional Corporation
                              4 Becker Farm Road
                              Roseland, New Jersey 07068
                              Attn.:  Jonathan M. Gross, Esq.
                              Telecopy No.: (973) 994-7198

[SEAL]                        DRS EO, INC.,
ATTEST:                       a Delaware corporation, as a Co-Borrower

______________________        By:_______________________________
Nina L. Dunn                        Mark S. Newman
Secretary                           President

                              Notice Address:

                              5 Sylvan Way
                              Parsippany, New Jersey 07054
                              Attn.: Nancy R. Pitek
                                     Vice President, Finance and Treasurer
                              Telecopy No.: (973) 898-4730

                              With a copy to:
                              Hannoch Weisman, A Professional Corporation
                              4 Becker Farm Road
                              Roseland, New Jersey 07068
                              Attn.:  Jonathan M. Gross, Esq.
                              Telecopy No.: (973) 994-7198

                             DRS FPA, L.P.,
                             a Delaware limited partnership, as a Co-Borrower

ATTEST:                      By: DRS FPA, Inc., a Delaware corporation, as the
[SEAL]                                general partner

______________________          By:_______________________________
Nina L. Dunn                        Mark S. Newman
Secretary                           President

                                    Notice Address:

                                    5 Sylvan Way
                                    Parsippany, New Jersey 07054
                                    Attn.: Nancy R. Pitek
                                           Vice President, Finance and Treasurer
                                    Telecopy No.: (973) 898-4730

                                    With a copy to:

                                    Hannoch Weisman, A Professional Corporation
                                    4 Becker Farm Road
                                    Roseland, New Jersey 07068
                                     Attn.:  Jonathan M. Gross, Esq.
                                     Telecopy No.: (973) 994-7198

                                MELLON BANK, N.A.,
                                as a Lender

                                By:___________________________
                                     Peter A. Dontas
                                     Vice President

                                     Notice Address:

                                     Mellon Financial Services
                                     Raritan Plaza One
                                     Raritan Center
                                     Edison, New Jersey 08837
                                     Attn.:  Peter A. Dontas
                                             Vice President
                                     Telecopy No.: (732) 225-4820

                                     With a copy to:

                                     Reed Smith Shaw & McClay LLP
                                     136 Main Street
                                     Princeton Forrestal Village
                                     Princeton, New Jersey 08540
                                     Attn.:  Daniel F. Peck, Jr., Esq.
                                     Telecopy No.: (609) 951-0824

                                     (1) Commitment Percentage of
                                         Revolving Credit Loan Facility: 100%
                                     (2) Pro Rata Share of
                                         Revolving Credit Commitments:
                                         US$70,000,000.00
                                     (3) Commitment Percentage of
                                         Term Loan Facility #1:41.667%
                                     (4) Pro Rata Share of
                                         Term Loan #1 Commitments:
                                         US$12,500,000.00
                                     (5) Commitment Percentage of
                                         Term Loan Facility #2:100%
                                     (6) Pro Rata Share of
                                         Term Loan #2 Commitments:
                                         US$50,000,000.00

                                MELLON BANK CANADA,
                                as a Lender

                                By:___________________________
                                     Name:
                                     Title:

                                     Notice Address:

                                     Mellon Bank Canada
                                     Royal Trust Tower
                                     P.O. Box 320, Suite 3200
                                     Toronto Dominion Centre, 32nd Floor
                                     Toronto, Ontario M5K 1K2
                                     Attn.:Vice President and Manager,
                                           Corporate Banking
                                     Telecopy No.:(416) 860-2409

                                     With a copy to:

                                     Reed Smith Shaw & McClay LLP
                                     136 Main Street
                                     Princeton Forrestal Village
                                     Princeton, New Jersey 08540
                                     Attn.:  Daniel F. Peck, Jr., Esq.
                                     Telecopy No.: (609) 951-0824

                                              and

                                     Mellon Financial Services
                                     Raritan Plaza One
                                     Raritan Center
                                     Edison, New Jersey 08837
                                     Attn.:  Peter A. Dontas
                                             Vice President
                                     Telecopy No.: (732) 225-4820

                                              and

                                     Fraser Milner, Barristers & Solicitors
                                     P.O. Box 100
                                     1 First Canadian Place
                                     100 King Street, West
                                     Toronto, Ontario M5X 1B2

                                     Canada
                                     Attn.:  Peter E. Murphy
                                     Telecopy No.: (416) 863-4592

                                     (1) Commitment Percentage of
                                     Revolving Credit Loan Facility:14.2857 %*
                                     (2) Pro Rata Share of
                                         Revolving Credit Commitments:
                                         US$10,000,000.00*
                                     (3) Commitment Percentage of
                                         Term Loan Facility #1:58.333%**
                                     (4) Pro Rata Share of
                                         Term Loan #1 Commitments:
                                         US$17,500,000.00**

                                     *  This   percentage   and  dollar   amount
                                     represents  a  sublimit  of  the  Revolving
                                     Credit Loan Facility.
                                     **  This   percentage   and  dollar  amount
                                     represents  a  sublimit  of the  Term  Loan
                                     Facility #1.

                                MELLON BANK, N.A.,
                                as the Agent

                                By:___________________________
                                     Peter A. Dontas
                                     Vice President

                                     Notice Address:

                                     Mellon Financial Services
                                     Raritan Plaza One
                                     Raritan Center
                                     Edison, New Jersey 08837
                                     Attn.:  Peter A. Dontas
                                             Vice President
                                     Telecopy No.: (732) 225-4820

                                     With a copy to:

                                     Reed Smith Shaw & McClay LLP
                                     136 Main Street
                                     Princeton Forrestal Village
                                     Princeton, New Jersey 08540
                                     Attn.:  Daniel F. Peck, Jr., Esq.
                                     Telecopy No.: (609) 951-0824

                                   EXHIBIT "A"

                       ATTACHED TO AND MADE A PART OF THAT
   CERTAIN AMENDED AND RESTATED REVOLVING CREDIT LOAN AND TERM LOAN AGREEMENT

                  BY AND AMONG DRS TECHNOLOGIES, INC., ET AL.,
                              AS THE CO-BORROWERS,

                      AND MELLON BANK, N.A., AS THE AGENT,
                             DATED OCTOBER 20, 1998

                   Form of Assignment and Acceptance Agreement

     THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT, dated as of ___________________ (hereinafter referred to as the "Assignment Agreement"), executed by and between _____________, a [national banking association organized and existing under the laws of the United States of America] [state banking institution organized and existing under the laws of the State of __________ ] (hereinafter referred to as the "Assignor") and _______________, a [national banking association organized and existing under the laws of the United States of America] [state banking institution organized and existing under the laws of the State of __________ ] (hereinafter referred to as the "Assignee").

                             PRELIMINARY STATEMENTS

     WHEREAS, the Assignor in its capacity as a Lender is a party to that certain Amended and Restated Revolving Credit Loan and Term Loan Agreement dated October 20, 1998, executed by and among DRS Technologies, Inc., DRS Technologies Canada Company, DRS Technologies Canada, Inc., DRS EO, Inc. and DRS FPA, L.P. (hereinafter collectively referred to as the "Co-Borrowers"), Mellon Bank, N.A., as the Agent for all of the Lenders (hereinafter referred to as the "Agent"), and the Lenders identified therein (hereinafter each individually referred to as a "Lender" and hereinafter said Amended and Restated Revolving Credit Loan and Term Loan Agreement as it may be from time to time amended, supplemented or otherwise modified in accordance with its terms shall be referred to as the "Loan Agreement" and all capitalized terms used herein but not expressly defined herein shall have the meanings assigned to such terms in the Loan Agreement); and

     WHEREAS, in accordance with Section 11.02 of the Loan Agreement, the Assignor wishes to sell, assign and transfer to the Assignee, and the Assignee wishes to purchase, accept and acquire from the Assignor, a portion, specified herein, of the Assignor's outstanding [Revolving Credit Loans], [Term Loans #1], [Term Loans #2], [Letter of Credit Obligations], [Revolving Credit Commitment], [Term Loan #1 Commitment] and [Term Loan #2 Commitment] (CHOOSE AS APROPRIATE), subject to and in accordance with all of the terms and conditions of this Assignment Agreement; and

     NOW THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

     Section 1. Assignment; Payments; The Notes.

          (a) Subject to the terms and conditions hereof, the Assignor hereby irrevocably sells, assigns and transfers to the Assignee, without recourse, and the Assignee hereby purchases, takes and assumes from the Assignor all of the Assignor's rights, title and interests in and to, together with all of the Assignor's duties, liabilities and obligations in connection with:
     (i) that percentage (hereinafter referred to as the "Percentage") identified on Exhibit "A" attached hereto, of the Assignor's [Revolving Credit Commitment], [Term Loan #1 Commitment] and [Term Loan #2 Commitment] (CHOOSE AS APPLICABLE), under the Loan Agreement and other Loan Documents; and (ii) an identical Percentage of all [Revolving Credit Loans], [Term Loans #1], [Term Loans #2] and [Letter of Credit Obligations] (CHOOSE AS APPLICABLE) owned by the Assignor outstanding and other amounts under the Loan Agreement and the [Revolving Credit Loan Note][Term Loan #1 Note][Term Loan #2 Note] (CHOOSE AS APPLICABLE) owned by the Assignor as of the date hereof; and (iii) all guarantees thereof and collateral security therefore and all rights, duties, instruments and documents pertaining thereto and arising under or in connection with the Loan Agreement or the Loan Documents (hereinafter the foregoing Sections (i), (ii) and (iii) shall be collectively referred to as the "Assigned Obligations"). From and after the date hereof: (1) principal due on or after the date hereof that would otherwise be payable to the Assignor pursuant to its [Revolving Credit Loan Note][Term Loan #1 Note][Term Loan #2 Note] (CHOOSE AS APPLICABLE) shall be payable to the Assignee to the extent of the Assignee's Percentage (as now reflected in the Assignor's and the Assignee's respective new [Revolving Credit Loan Note][Term Loan #1 Note][Term Loan #2 Note] (CHOOSE AS APPLICABLE); (2) the Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the date hereof or with respect to the making of this Assignment Agreement, directly between themselves, it being understood that interest and fees with respect to the assigned obligations and accruing prior to the date hereof shall be the property of the Assignor, and interest and fees with respect to the assigned obligations and accruing on or after the date hereof shall be the property of the Assignee, and (3) with respect to the Assigned Obligations, the Assignee shall assume and perform all of the Assignor's duties and liabilities under or in connection with the Loan Agreement, [Revolving Credit Loan Note][Term Loan #1 Note][Term Loan #2 Note] (CHOOSE AS APPLICABLE) and the Loan Documents.

          (b) In consideration of the transfer of the Assigned Obligations, the Assignee shall pay to the Assignor, concurrently with the execution of this Assignment Agreement, the purchase price (hereinafter referred to as the "Purchase Price") listed on Exhibit "A" attached hereto representing the Assignee's Percentage of the outstanding principal amount of the Assignor's [Revolving Credit Loans], [Term Loans #1], [Term Loans #2] and [Letter of Credit Obligations] (CHOOSE AS APPLICABLE). The Assignor and this Assignee shall make appropriate adjustments in payments of interest or fees for periods prior to the date hereof, it being understood that regardless of how or where received, interest and fees with respect to the Assigned Obligations accruing prior to the date hereof shall be the property of the Assignor, and interest and fees with respect to the Assigned Obligations accruing on or after the date hereof shall be the property of the Assignee.

     Section 2. Mutual Representations and Warranties; Mutual Covenant.

          (a) Each of the Assignor and the Assignee represents and warrants to theother as follows: (i) it is duly organized and validly existing and has full power, authority and legal right to execute and deliver this Assignment Agreement and to perform the provisions of this Assignment Agreement on its part to be performed; (ii) the execution, delivery and performance of this Assignment Agreement have been duly authorized by all necessary corporate action; (iii) this Assignment Agreement is its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the creditor's rights generally, and subject, as to enforceability, to general principles of equity or at law; and (iv) no governmental or regulatory consents, or other official authorizations and approvals are required for the due execution, delivery and performance of this Assignment Agreement, and no action by, and no notice to or filing with, any governmental authority or regulatory body is required for such execution, delivery or performance.

          (b) Each of the Assignor and the Assignee agree that at any time and from time to time upon the request of the other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

     Section 3. Disclaimer.

     Except as set forth below, the Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representation made in or in connection with the Loan Agreement, the Loan Documents or any document or any instrument related thereto or the execution, legality, validity, enforceability, genuineness or sufficiency of any such document and assumes no responsibility for the financial condition of the Co-Borrowers or any other party obligated with respect to the Loan Agreement or the Loan Documents or the Notes or the sufficiency or adequacy of any security therefor. The Assignor represents and warrants to the Assignee that the Assignor has good and valid title to the Assigned Obligations, free and clear of any liens, security interests and encumbrances.

     Section 4. Acknowledgments and Agreements of the Assignee.

          (a) The Assignee acknowledges receipt of a conformed copy of the Loan Agreement and all the other Loan Documents and any other documents and instruments incorporated into any of the foregoing. The Assignee agrees to be bound by all of the terms and provisions of the Loan Agreement and the other Loan Documents (including without limitation the provisions of the Section 11.02 of the Loan Agreement with respect to subsequent sale, assignment or participation of all or a portion of the Loans) as if an original Lender signatory or party thereto.

          (b) The Assignee expressly accepts this Assignment Agreement without recourse to the Assignor. The Assignee hereby confirms that it has made an independent credit investigation and appraisal of the Co-Borrowers, the Corporate Guarantors, the Partnership Guarantor, [the Revolving Credit Loan Facility], [the Term Loan Facility #1], [the Term Loan Facility #2] (choose as applicable) and the sufficiency of any Collateral for the Assigned Obligations on the basis of such information as the Assignee has deemed appropriate, has entered into this Assignment Agreement on the basis of such independent investigation and appraisal and has made and shall continue to make its own credit decisions with respect to the Assigned Obligations and the Loan Agreement and actions taken or not taken thereunder. The Assignee expressly acknowledges that it is not relying upon any representation or warranty of the Assignor, express or implied relating to the validity, genuineness, enforceability, collectibility or other status of the Assigned Obligations or the credit worthiness of the Co-Borrowers or any other Person obligated with respect to the Assigned Obligations under or in connection with the Loan Agreement, [the Assignor's Term Loan #1 Note], [the Assignor's Term Loan #2 Note] and [the Assignor's Revolving Credit Note] (choose as applicable) and the Loan Documents or the value of any security therefor. The Assignee further acknowledges that the Assignor has made no assurances that the Assignor will not transfer all or any part of its remaining outstanding [Revolving Credit Loans], [Term Loans #1], [Term Loans #2], [Letter of Credit Obligations], [Term Loan #1 Commitment], [the Term Loan #2 Commitment] or [Revolving Credit Commitment] (choose as applicable) under the Loan Agreement, except that the Assignor shall be required to comply with the provisions of Section 11.02 of the Loan Agreement.

     Section 5. Assignment.

     Neither the Assignee nor the Assignor may assign any of its rights or obligations under this Assignment Agreement without the prior express written consent of the other party, such consent not to be unreasonably withheld or delayed.

     Section 6. Notices; Authorized Communications.

          (a) All notices and other communications provided for in this Assignment Agreement shall be in writing, which may be by confirmed telecopier transmission and addressed as set forth below or to such other address or telecopier number as may from time to time be designated by the intended recipient thereof by notice to the other party. All such notices and other communications shall be handdelivered, or mailed by airmail, postage prepaid, or telecopied, addressed as aforesaid, and shall be effective if handdelivered, upon delivery, or if mailed, when received, or if telecopied, when transmitted.

          (b) Each party hereto shall be authorized and entitled to rely upon any communication reasonably believed by such party to be signed, sent or made by a proper and duly authorized person.

     Section 7. Amendment.

     This Assignment Agreement may not be amended, supplemented or modified except in writing, signed by both the Assignee and the Assignor.

     Section 8. Waiver.

     No failure or delay on the part of either party in exercising any right hereunder shall operate as a waiver of, or impair such right. No single or partial exercise of any such right shall preclude any other further exercise thereof or the exercise of any other rights. No waiver of any such right shall be effective unless given in writing. No waiver of any such right shall be deemed a waiver of any other right hereunder.

     Section 9. Entire Agreement.

     This Assignment Agreement contains the entire agreement between the parties relating to the subject matter herein and supersedes all previous oral statements and other writings with respect thereto. The section headings used herein are intended for convenience only and shall not be deemed to control or effect any interpretation of any of the provisions hereof.

     Section 10. Governing Law.

     This Assignment Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     Section 11 Counterparts.

     This Assignment Agreement and any amendments, waivers, consents, or supplements may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by an authorized signatory and delivered as of the day and year first written above.

                                     ASSIGNOR:

                                     _______________________________


                                     By:_____________________________

                                     ASSIGNEE:

                                     _______________________________

                                     _______________________________


                                     By:____________________________



CONSENTED TO AND AGREED UPON THIS ____
DAY OF __________, 19___

MELLON BANK, N.A.,
as the Agent


By:__________________________
     Name:
     Title:


CONSENTED TO AND AGREED UPON THIS ____
DAY OF __________, 19___


DRS TECHNOLOGIES, INC.
as a Co-Borrower


By:__________________________
     Name:
     Title:

DRS TECHNOLOGIES CANADA COMPANY,
as a Co-Borrower


By:__________________________
     Name:
     Title:


DRS TECHNOLOGIES CANADA, INC.
as a Co-Borrower


By:__________________________
     Name:
     Title:


DRS EO, INC.
as a Co-Borrower


By:__________________________
     Name:
     Title:


DRS FPA, L.P.
as a Co-Borrower


By:  DRS FPA, Inc., as the general partner


By: __________________________
     Name:
     Title:

                                   EXHIBIT "A"

                  ASSIGNED OBLIGATIONS - _________________FORM

                                                            DATE:_______________

1.   ASSIGNOR'S REVOLVING CREDIT COMMITMENT (PRIOR TO ASSIGNMENT):
     US$_________; (__% Pro Rata Share)*

     ASSIGNEE'S REVOLVING CREDIT COMMITMENT (AFTER ASSIGNMENT):
     US$_________; (__% Pro Rata Share)*

     ASSIGNOR'S REVOLVING CREDIT COMMITMENT (AFTER ASSIGNMENT):
     US$_________; (__% Pro Rata Share)*

2. AGGREGATE REVOLVING CREDIT LOANS OWNED BY THE ASSIGNOR AND OUTSTANDING (PRIOR TO ASSIGNMENT):
     US$_________ Revolving Credit Loans

     AGGREGATE REVOLVING CREDIT LOANS OWNED BY THE ASSIGNEE AND OUTSTANDING (AFTER ASSIGNMENT):
     US$_________ Revolving Credit Loans

     AGGREGATE REVOLVING CREDIT LOANS OWNED BY THE ASSIGNOR AND OUTSTANDING (AFTER ASSIGNMENT):
     US$_________ Revolving Credit Loans

3. AGGREGATE LETTERS OF CREDIT OWNED BY THE ASSIGNOR AND OUTSTANDING (PRIOR TO ASSIGNMENT):
     US$_________Letters of Credit

     AGGREGATE LETTERS OF CREDIT OWNED BY THE ASSIGNEE AND OUTSTANDING (AFTER ASSIGNMENT):
     US$_________Letters of Credit
     AGGREGATE LETTERS OF CREDIT OWNED BY THE ASSIGNOR AND OUTSTANDING (AFTER ASSIGNMENT):
     US$_________Letters of Credit

4.   AGGREGATE TERM LOAN #1 COMMITMENT OWNED BY THE ASSIGNOR (PRIOR TO
     ASSIGNMENT):
     US$_________; Term Loan #1 (__% Pro Rata Share)

     AGGREGATE TERM LOAN #1 COMMITMENT OWNED BY THE ASSIGNEE (AFTER ASSIGNMENT):
     US$_________; Term Loan #1 (__% Pro Rata Share)

     AGGREGATE TERM LOAN #1 COMMITMENT OWNED BY THE ASSIGNOR (AFTER ASSIGNMENT):
     US$_________; Term Loan #1 (__% Pro Rata Share)

5.   AGGREGATE TERM LOAN #2 COMMITMENT OWNED BY THE ASSIGNOR (PRIOR TO
     ASSIGNMENT):
     US$_________; Term Loan #2 (__% Pro Rata Share)

     AGGREGATE TERM LOAN #2 COMMITMENT OWNED BY THE ASSIGNEE (AFTER ASSIGNMENT):
     US$_________; Term Loan #2 (__% Pro Rata Share)

     AGGREGATE TERM LOAN #2 COMMITMENT OWNED BY THE ASSIGNOR (AFTER ASSIGNMENT):
     US$_________; Term Loan #2 (__% Pro Rata Share)





*    sublimit under U.S. Revolver, if Canadian Assignor and Assignee.

                                   EXHIBIT "B"

                       ATTACHED TO AND MADE A PART OF THAT
   CERTAIN AMENDED AND RESTATED REVOLVING CREDIT LOAN AND TERM LOAN AGREEMENT
                  BY AND AMONG DRS TECHNOLOGIES, INC., ET AL.,
                              AS THE CO-BORROWERS,
                      AND MELLON BANK, N.A., AS THE AGENT,
                             DATED OCTOBER 20, 1998

                Form of Letter of Credit Reimbursement Agreement

                                  See Attached.

                                   EXHIBIT "C"

                       ATTACHED TO AND MADE A PART OF THAT
   CERTAIN AMENDED AND RESTATED REVOLVING CREDIT LOAN AND TERM LOAN AGREEMENT
                  BY AND AMONG DRS TECHNOLOGIES, INC., ET AL.,
                              AS THE CO-BORROWERS,
                      AND MELLON BANK, N.A., AS THE AGENT,
                             DATED OCTOBER 20, 1998

                       Form of Borrowing Base Certificate

--------------------------------------------------------------------------------
                             DRS Technologies, Inc.,
                        DRS Technologies Canada Company,
          DRS Technologies Canada, Inc., DRS EO, Inc. and DRS FPA, L.P.
                     Borrowing Base/Non-Default Certificate
                     US$70,000,000.00 Revolving Credit Loan

To: Mellon Bank, N.A.

From: DRS Technologies, Inc., DRS Technologies Canada Company,
DRS Technologies Canada, Inc., DRS EO, Inc. and DRS FPA, L.P.

Date: ______________, 19__

--------------------------------------------------------------------------------

QUALIFIED BILLED ACCOUNTS RECEIVABLE

   1.  Total Qualified Billed Accounts Receivable                    US$________
       1.a: Qualified Billed Government Accounts Receivable          US$________
   2.  Less: 90 Days from the Invoice Date                           US$________
   3.     Other (explanation attached)                               US$________
   4.  Total Ineligible Accounts Receivable                          US$________
   5.  Eligible Billed Accounts Receivable (Line 1- Line 4)          US$________
   6.  Available from Billed Accounts Receivable (80% of Line 5)     US$________

ACCRUED UNBILLED GOVERNMENT ACCOUNTS RECEIVABLE

   7.   Total Unbilled Accounts Receivable                           US$________
   8.   Less (explanation attached)                                  US$________
   9.   Total Ineligible Accounts Receivable                         US$________
   10.  Eligible Unbilled Accounts Receivable (Line 7- Line 9)       US$________
   11.  Available from Unbilled Accounts Receivable (50% of Line 10) US$________

INVENTORY

   12.   Inventory (gross)                                         US$__________
         12a: Unbilled Government WIP                              US$__________
   13.   Less:  Progress Billings and customer advances            US$__________
   14.   Eligible Inventory                                        US$__________
   15.   Margined Inventory (50% of line 14; capped at 30%         US$__________
         of Revolving Credit Facility outstanding Balance or
         $17,500,000)

AGENT'S DISCRETIONARY ADVANCE AMOUNT IN
CONNECTION WITH NOVATION OR ADMINISTRATIVE ISSUES

   16.   Amount agreed upon by Agent (not to exceed
         US$5,000,000.00) in the aggregate at any one time)        US$__________

BORROWING BASE AVAILABILITY

   17.   Borrowing Base (Ln 6 + Ln 15 + Ln 11 + Ln 16,
         not >$70,000,000)                                         US$__________
   18.   Current Loan Balance                                      US$__________
   19.   Borrowing Base Availability (Line 17 - Line 18)           US$__________

The undersigned certifies to the Agent, on behalf of each of the Co-borrowers
(a) the foregoing Borrowing Base Certificate is true and correct in all respects, is in accordance with the books and records of the undersigned and is prepared in accordance with the terms of the Agreement; (b) all of the representations and warranties of the Co-borrowers contained in the Loan Agreement are true and correct in all respects (if unable to recertify certain representation and/or warranties, please describe the circumstances thereof on Attachment A); and (c) no default or Event of Default or any act, event or condition which, with the giving of notice or the passage of time or both, would constitute a default or Event of Default under the Loan Agreement exists.

In Witness Thereof, the undersigned has duly executed this Borrowing Base/Non-Default Certificate this ___day of ______, 199_.


                                 DRS Technologies, Inc., DRS Technologies
                                 Canada Company, DRS Technologies Canada,
                                 Inc., DRS EO, Inc. and DRS FPA, L.P..

                                 By:__________________________
                                        Name:
                                        Title:

                                   EXHIBIT "D"

                       ATTACHED TO AND MADE A PART OF THAT
   CERTAIN AMENDED AND RESTATED REVOLVING CREDIT LOAN AND TERM LOAN AGREEMENT
                  BY AND AMONG DRS TECHNOLOGIES, INC., ET AL.,
                              AS THE CO-BORROWERS,
                      AND MELLON BANK, N.A., AS THE AGENT,
                             DATED OCTOBER 20, 1998

                           Form of Notice of Borrowing

To: Mellon Bank, N.A. (hereinafter referred to as "Mellon") in its capacity as agent (hereinafter referred to as "Agent") under that certain Amended and Restated Revolving Credit Loan and Term Loan Agreement dated October 20, 1998 (hereinafter referred to as the "Loan Agreement") by and among DRS Technologies, Inc., DRS Technologies Canada Company, DRS Technologies Canada, Inc., DRS EO, Inc. and DRS FPA, L.P. (hereinafter collectively referred to as the "Co-Borrowers") and Mellon Bank, N.A. as Agent and a Lender and certain other financial institutions as Lenders. Terms defined in the Loan Agreement and not otherwise expressly defined herein are used herein as therein defined.

     CC: Mellon Bank Canada (for Canadian transactions only)

     Pursuant to Section 2.01(ii), Section 2.02(i) and Section 2.03(i) of the Loan Agreement, this Notice of Borrowing in respect of [Revolving Credit Loans] [Term Loans #1][Term Loans #2] (hereinafter referred to as the "Notice") represents the request of the [Co-Borrowers][Canadian Borrower] to borrow on _______________, 19 (hereinafter referred to as the "Borrowing Date") from the Lenders an aggregate principal amount of [US$][C$]_________________ in [Revolving Credit Loans][Term Loans #1][Term Loans #2] as a [Prime Rate Loan] [Eurodollar Rate Loan] [Canadian Bankers Acceptance]. In connection with a Eurodollar Rate Loan, the Co-Borrowers hereby elect an Eurodollar Interest Period of [fourteen (14) days] [one (1) month] [two (2) months] [three (3) months] [six (6) months]. The maturity date of the Canadian Bankers Acceptance to be issued is _____ days after the date of purchase thereof. Proceeds of such [Revolving Credit Loans][Term Loans #1] [Term Loans #2] are to be deposited on the Borrowing Date in the account maintained by the Co-Borrowers with [Mellon Bank, N.A.][Mellon Bank Canada], Account No. ______, in immediately available funds [and immediately thereafter such proceeds shall be wiretransferred to an account maintained with _________, Account Number: ________].

     The Co-Borrowers hereby certify that (i) the representations and warranties of the Co-Borrowers as set forth in Sections 4.01 and Section 4.02 of the Loan Agreement and in any other Loan Document (except (a) representations and warranties which expressly speak only as of a different date, and (b) changes permitted or contemplated by the Loan Agreement) are true and correct in all material respects as of the Borrowing Date; (ii) no Event of Default or Potential Event of Default has occurred and is continuing under the Loan Agreement or any other Loan Document or will result from this proposed Borrowing; and (iii) the Co-Borrowers shall have performed in all material respects all agreements contained in and satisfied all conditions under Section 3.02 of the Loan Agreement and the other Loan Documents required to be performed by it on or prior to the Borrowing Date.

     The Co-Borrowers hereby represent and warrant and agree that the proceeds of the [Revolving Credit Loans][Term Loans #1] [Term Loans #2] requested by this Notice shall be used for a purpose which is permitted under Section 2.01,
Section 2.02 and/or Section 2.03 of the Loan Agreement.

Dated:______________, 19__

DRS TECHNOLOGIES, INC.,
as a Co-Borrower

By: __________________________
     Name:
     Title:


DRS TECHNOLOGIES CANADA COMPANY,
as a Co-Borrower

By: __________________________
     Name:
     Title:


DRS TECHNOLOGIES CANADA, INC.,
as a Co-Borrower

By: __________________________
     Name:
     Title:

DRS EO, INC.,
as a Co-Borrower

By: __________________________
     Name:
     Title:

DRS FPA, L.P.
as a Co-Borrower

By:  DRS FPA, Inc., as the general partner

      By: __________________________
          Name:
          Title:

                                   EXHIBIT "E"

                       ATTACHED TO AND MADE A PART OF THAT
   CERTAIN AMENDED AND RESTATED REVOLVING CREDIT LOAN AND TERM LOAN AGREEMENT
                  BY AND AMONG DRS TECHNOLOGIES, INC., ET AL.,
                              AS THE CO-BORROWERS,
                      AND MELLON BANK, N.A., AS THE AGENT,
                             DATED OCTOBER 20, 1998

                    Form of Notice of Conversion/Continuation

To: Mellon Bank, N.A. (hereinafter referred to as "Mellon") in its capacity as agent (hereinafter referred to as "Agent") under that certain Amended and Restated Revolving Credit Loan and Term Loan dated October 20, 1998 (hereinafter referred to as the "Loan Agreement") by and between DRS Technologies, Inc., DRS Technologies Canada Company, DRS Technologies Canada, Inc., DRS EO, Inc. and DRS FPA, L.P. (hereinafter collectively referred to as the "Co-Borrowers") and Mellon Bank, N.A. as Agent and a Lender and certain other financial institutions as Lenders. Terms defined in the Loan Agreement and not otherwise expressly defined herein are used herein as therein defined.

     CC: Mellon Bank Canada (for Canadian transactions only)

     Pursuant to Section 2.04(iii) of the Loan Agreement, this Notice of Conversion/Continuation (hereinafter referred to as the "Notice") represents the Co-Borrowers' election to [insert one of the following"]:

*convert an aggregate principal amount of [US$][C$]___________ of [Revolving Credit Loans][Term Loans #1] [Term Loans #2] which are [Prime Rate Loans][Canadian Bankers Acceptances] to [US$][C$] Eurodollar Rate Loans on _________ 19 . The initial Eurodollar Interest Period for such Eurodollar Rate Loans is required to be a [fourteen (14) day] [one (1) month] [two (2) month] [three (3) month] [six (6) months] period.

**convert an aggregate principal amount of [US$][C$]_________ of [Revolving Credit Loans][Term Loans #1] [Term Loans #2] which are [Eurodollar Rate Loans with a current Eurodollar Interest Period ending , l9 ][Canadian Bankers Acceptances with a term ending ___________, 19__], to [US$][C$] Prime Rate Loans on ____________, 19 [.]***

[***, and continue as Eurodollar Rate Loans in an aggregate principal of [US$][C$]__________ of Eurodollar Rate Loans with a current Eurodollar Interest Period ending __________, 19 . The succeeding Eurodollar Interest Period is requested to be a [fourteen (14) day][one (1) month][two (2) month] [three (3) month] [six (6) months] period.]

[****, and continue as a Canadian Bankers Acceptance in an aggregate principal of [US$][C$]__________ to be issued __ days after the date of purchase thereof.

----------

* Use if converting Prime Rate Loans or Canadian Bankers Acceptances to Eurodollar Rate Loans.

** Use if converting Eurodollar Rate Loans or Canadian Bankers Acceptances to Prime Rate Loans.

***  Use if continuing as a portion of Eurodollar Rate Loan.

**** Use if continuing a Canadian Bankers Acceptance.

     The Co-Borrowers hereby certify that no Event of Default or Potential Event of Default has occurred and is continuing under the Loan Agreement.

Dated: ______________, 19__

DRS TECHNOLOGIES, INC.,
as a Co-Borrower

By: __________________________
     Name:
     Title:


DRS TECHNOLOGIES CANADA COMPANY,
as a Co-Borrower

By: __________________________
     Name:
     Title:


DRS TECHNOLOGIES CANADA, INC.,
as a Co-Borrower

By: __________________________
     Name:
     Title:


DRS EO, INC.,
as a Co-Borrower

By: __________________________
     Name:
     Title:

DRS FPA, L.P.
as a Co-Borrower

By:  DRS FPA, Inc., as the general partner

      By: __________________________
          Name:
          Title:

                                   EXHIBIT "F"

                       ATTACHED TO AND MADE A PART OF THAT
   CERTAIN AMENDED AND RESTATED REVOLVING CREDIT LOAN AND TERM LOAN AGREEMENT
                  BY AND AMONG DRS TECHNOLOGIES, INC., ET AL.,
                              AS THE CO-BORROWERS,
                      AND MELLON BANK, N.A., AS THE AGENT,
                             DATED OCTOBER 20, 1998

                          Form of Officer's Certificate

     This Officer's Certificate of DRS TECHNOLOGIES, INC., DRS TECHNOLOGIES CANADA COMPANY, DRS TECHNOLOGIES CANADA, INC., DRS EO, INC. AND DRS FPA, L.P. (hereinafter referred to as the "Certificate") is delivered to you pursuant to
Section 5.02(v) of the Amended and Restated Revolving Credit Loan and Term Loan Agreement dated October 20, 1998 (hereinafter said Amended and Restated Revolving Credit Loan and Term Loan Agreement as it may be amended from time to time shall hereinafter be referred to as the "Loan Agreement") by and among DRS TECHNOLOGIES, INC., DRS TECHNOLOGIES CANADA COMPANY, DRS TECHNOLOGIES CANADA, INC., DRS EO, INC. AND DRS FPA, L.P. (hereinafter referred to as the "Co-Borrowers") and Mellon Bank, N.A., as Agent and as a Lender and certain other financial institutions as Lenders. Terms defined in the Loan Agreement and not otherwise defined herein are used herein as therein defined.

     1. I am the duly elected, qualified and acting [Chief Financial Officer], [President] or [Chief Accounting Officer], of Co-Borrowers.

     2. I have reviewed and am familiar with the contents of this Certificate. I am providing this certificate solely in my capacity as an Authorized Officer of the Co-Borrowers. The matters set forth herein are true to the best of my knowledge, after diligent inquiry, but I express no personal opinion as to any conclusions of law or other legal matters.

     3. I have reviewed the terms of the Loan Agreement and the principal Loan Documents and have made, or caused to be made, under my supervision, a review in reasonable detail of the transactions and condition of the Co-Borrowers, their Subsidiaries and Affiliates during the accounting period covered by the attached financial statements and computations attached hereto as Exhibit "F-1" (hereinafter referred to as the "Financial Statements"). Such review did not disclose the existence during or at the end of the accounting period covered by the attached Financial Statements, and I have no knowledge of the existence as of the date of this Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, except as set forth below:*

            * set forth additional factual information if applicable

     4. I hereby certify in my capacity as [President] [Chief Financial Officer] or [Chief Accounting Officer] in my capacity as an Authorized Officer the Financial Statements, as to my knowledge, present fairly the financial position of the Co-Borrowers, their Subsidiaries and Affiliates as of the end of such fiscal period and the results of their operations and the changes in their financial position and cash flows for such fiscal periods, in conformity with Generally Accepted Accounting Principles applied in a manner consistent with that of the most recent audited financial statements furnished to the Agent, subject to normal and recurring yearend audit adjustments.

     IN WITNESS WHEREOF we execute this Certificate this _______ day of _____________, 19__.



DRS TECHNOLOGIES, INC.,
as a Co-Borrower

By: __________________________
     Name:
     Title:


DRS TECHNOLOGIES CANADA COMPANY,
as a Co-Borrower

By: __________________________
     Name:
     Title:


DRS TECHNOLOGIES CANADA, INC.,
as a Co-Borrower

By: __________________________
     Name:
     Title:


DRS EO, INC.,
as a Co-Borrower

By: __________________________
     Name:
     Title:

DRS FPA, L.P.
as a Co-Borrower


By:  DRS FPA, Inc., as the general partner

By: __________________________
     Name:
     Title:


* Describe here (or in a separate attachment to this Certificate) the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Co-Borrowers have taken, are taking and propose to take with respect to each such condition or event.

                                  EXHIBIT "F-1"

                         FORM OF COMPLIANCE CERTIFICATE

                         DRS TECHNOLOGIES, INC., ET AL.

     This Officer's Certificate of DRS TECHNOLOGIES, INC., ET AL. ("Certificate") is delivered to you pursuant to Section 5.01(v) of the Amended and Restated Revolving Credit Loan and Term Loan Agreement dated October 20, 1998 (hereinafter said Amended and Restated Revolving Credit Loan and Term Loan Agreement as it may be from time to time further amended, modified and/or supplemented shall be referred to as the "Loan Agreement") by and among DRS Technologies, Inc., DRS Technologies Canada Company, DRS Technologies Canada, Inc., DRS EO, Inc. and DRS FPA, L.P. (hereinafter referred to as the "Co-Borrowers") and Mellon Bank, N.A., as Agent and as a Lender and certain other financial institutions as Lenders. Terms defined in the Loan Agreement and not otherwise defined herein are used herein as therein defined. The Co-Borrowers hereby deliver to each Lender, together with the financial statements being delivered to the Lenders pursuant to Section 5.01(i) and (vi) of the Loan Agreement, this Compliance Certificate (hereinafter referred to as the "Certificate") for the accounting period from ____________, 19 to __________, * 19 . For purposes hereof, section and subsection references herein relate to sections and subsections, respectively, of the Loan Agreement, and amounts or ratios refer to the maximum or minimum amounts or ratios required under the relevant sections of the Loan Agreement.

I.      AFFIRMATIVE COVENANTS

A.      Minimum Asset Coverage (Section 6.13)

        1.     Aggregate Consolidated Senior Debt                US$___________

        2.     Aggregate sum of (i) Accounts Receivable,
               (ii) Inventory and (iii) Cash and Cash
               Equivalents                                       US$___________

        3.     Required Minimum Amount: the
               amount described in #1 above must
               not exceed the amount described in #2
               above.

II.     NEGATIVE COVENANTS

A.      Consolidated Debt (Section 7.01)

        1.     Actual aggregate amount of
               additional new Consolidated Debt:                US$____________

        2.     Permitted amount of additional
               Consolidated Debt:

               (a)  purchase money debt                         US$1,250,000.00
               (b)  permitted additional term loans             US$5,000,000.00

B.      Loans, Advances and Investments (Section 7.03)

        1. Aggregate demand advances to officers and employees outstanding at any time during the period covered by this Certificate:

               (a)    Outstanding                               US$____________
               (b)    Maximum permitted per
                      officer/employee                          US$  500,000.00

        2. Aggregate loans in connection with the acquisition of another Person

               (a)    Outstanding                               US$[__________]
               (b)    Maximum
                      permitted                                 US$2,000,000.00

III.    FINANCIAL COVENANTS

A.      Minimum Consolidated Net Worth (Section 8.01)

        1.     Consolidated Net Worth:
               (a) Actual Amount                                US$____________
               (b) Minimum Amount                               US$____________

B.      Maximum Consolidated Senior Debt Leverage Ratio (Section 8.02)

        1. Total Consolidated Senior Debt -to- Consolidated EBITDA, as determined at the end of the period covered by this Certificate:

               (a) Actual Ratio_____________ - to -1.0
               (b) Maximum Ratio  __________ - to -1.0

C.      Maximum Consolidated Funded Debt Leverage Ratio (Section 8.03)

        1. Total Consolidated Funded Debt -to- Consolidated EBITDA, as determined at the end of the period covered by this Certificate:

               (a) Actual Ratio_____________ - to -1.0
               (b) Maximum Ratio  __________ - to -1.0

D.      Minimum Consolidated Fixed Charge Coverage Ratio (Section 8.04)

        1. Total Consolidated EBITDA minus Capital Expenditures -to- the sum of
        (i) Principal payments on Consolidated Debt, (ii) Interest payments on Consolidated Debt, (iii) dividends and (iv) foreign, federal, state and local taxes, all as determined at the end of the period covered by this
        Certificate:

               (a) Actual Ratio_____________ - to -1.0
               (b) Minimum Ratio  __________ - to -1.0

     We hereby certify, in our capacity as officers of the Company, that the information set forth above is accurate as of __________,19__, to the best of our knowledge after diligent inquiry.

Dated: __________, 19__

DRS TECHNOLOGIES, INC.,
as a Co-Borrower

By: __________________________
     Name:
     Title:


DRS TECHNOLOGIES CANADA COMPANY,
as a Co-Borrower

By: __________________________
     Name:
     Title:


DRS EO, INC.,
as a Co-Borrower

By: __________________________
     Name:
     Title:

DRS FPA, L.P.
as a Co-Borrower

By:  DRS FPA, Inc., as the general partner

By: __________________________
     Name:
     Title:

DRS TECHNOLOGIES CANADA, INC.,
as a Co-Borrower

By: __________________________
     Name:
     Title:

                                   EXHIBIT "G"

                       ATTACHED TO AND MADE A PART OF THAT
           CERTAIN AMENDED AND RESTATED REVOLVING CREDIT LOAN AND TERM
                                 LOAN AGREEMENT
                  BY AND AMONG DRS TECHNOLOGIES, INC., ET AL.,
                              AS THE CO-BORROWERS,
                      AND MELLON BANK, N.A., AS THE AGENT,
                             DATED OCTOBER 20, 1998

             Form of Amended and Restated Revolving Credit Loan Note

US$_________________                              ____________ , ______________

                                                            ______________, 19__

     FOR VALUE RECEIVED, the undersigned, DRS TECHNOLOGIES, INC., DRS TECHNOLOGIES CANADA COMPANY, DRS TECHNOLOGIES CANADA, INC., DRS EO, INC. AND DRS FPA, L.P. (hereinafter collectively referred to as the "Co-Borrowers"), promise to pay on a joint and several basis to the order of [MELLON BANK, N.A.] [MELLON BANK CANADA] (hereinafter referred to as the "Lender") on or before the Revolving Credit Termination Date, the lesser of (i) the principal sum of AND 00/100 (US$_____________) DOLLARS or (ii) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Co-Borrowers pursuant to the "Loan Agreement" (as such term is hereinafter defined). The Co-Borrowers further promise to pay to the order of the Lender interest on the unpaid principal amount of the Revolving Credit Loans from the date outstanding at the interest rate or interest rates per annum determined pursuant to Section 2.04(i)(a) of, or as otherwise provided in, the Loan Agreement payable on the dates set forth in Section 2.04(ii) of, or as otherwise provided in, the Loan Agreement.

     All payments of principal and interest hereunder shall be due and payable to the Lender, on or before 10:00 A.M. (Philadelphia, Pennsylvania time), on the day when due, all as more fully and accurately set forth in Section 2.07 of the Loan Agreement. Such payments shall be made in U.S. Dollars in immediately available funds without set-off, counterclaim or other deduction of any nature.

     Except as otherwise provided in the Loan Agreement, if any payment of principal or interest hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next following Business Day and such extension of time shall be included in computing interest in connection with such payment.

     This Amended and Restated Revolving Credit Loan Note is one of the "Revolving Credit Loan Notes" referred to in, and is entitled to the benefits of the Amended and Restated Revolving

Credit Loan and Term Loan Agreement dated October 20, 1998 by and among the Co-Borrowers, the Lender and the other lenders named therein, as Lenders and Mellon Bank N.A., as Agent (hereinafter as said Amended and Restated Revolving Credit Loan and Term Loan Agreement may be amended, modified or supplemented from time to time shall hereinafter be referred to as the "Loan Agreement"), which among other things provides for the acceleration of the maturity hereof upon the occurrence of certain events and for prepayments in certain circumstances and upon certain terms and conditions. This Amended and Restated Revolving Credit Loan Note is secured by and is entitled to the benefits of the Collateral Documents. Terms defined in the Loan Agreement have the same meanings herein.

     The holder of this Amended and Restated Revolving Credit Loan Note is authorized to endorse on the Schedule 1 attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof (hereinafter referred to as the "Grid") the date and amount of each Revolving Credit Loan made pursuant to Section 2.01 of the Loan Agreement, and the date and amount of each payment or prepayment of principal thereof, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed; provided, however, that the failure to make any such endorsement shall not affect the obligations of the Co-Borrowers in respect of such Revolving Credit Loan.

     The Co-Borrowers hereby expressly waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Amended and Restated Revolving Credit Loan Note and the Loan Agreement, and an action for amounts due hereunder or thereunder shall immediately accrue.

     Notwithstanding the aggregate stated principal amounts of this Amended and Restated Revolving Credit Loan Note and all other Amended and Restated Revolving Credit Loan Notes to the contrary, the aggregate outstanding principal balance with respect to the Revolving Credit Loan Facility shall not exceed US$70,000,000.00.

     This Amended and Restated Revolving Credit Loan Note is given in substitution for and replacement of a certain Revolving Credit Loan Note dated ___________, 199__ executed by DRS Technologies, Inc., DRS Technologies Canada Company and DRS Technologies Canada, Inc., as the co-makers, and delivered to the Lender, as the payee, in the principal amount of [Forty Million and 00/100 (US$40,000,000.00)] [Twenty Million and 00/100 (US$20,000,000.00] Dollars
(hereinafter referred to as the "Original Revolving Credit Loan Note"). The execution and delivery of this Amended, Modified and Restated Revolving Credit Loan Note does not evidence a refinancing, repayment, accord and satisfaction or novation of the indebtedness evidenced by the Original Revolving Credit Loan Note.

     This Amended and Restated Revolving Credit Loan Note shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, the Co-Borrowers have caused this Amended and Restated Revolving Credit Loan Note to be executed and delivered by its proper and duly Authorized Officers and has caused its corporate seal to be hereunto affixed and attested, pursuant to the resolution of its Board of Directors, all on the day and year first hereinabove written.


DRS TECHNOLOGIES, INC.,
as a Co-Borrower

By: __________________________
     Name:
     Title:


DRS TECHNOLOGIES CANADA COMPANY,
as a Co-Borrower

By: __________________________
     Name:
     Title:


DRS TECHNOLOGIES CANADA, INC.,
as a Co-Borrower

By: __________________________
     Name:
     Title:

DRS EO, INC.,
as a Co-Borrower

By: __________________________
     Name:
     Title:


DRS FPA, L.P.
as a Co-Borrower
By:  DRS FPA, Inc., as the general partner

By: __________________________
     Name:
     Title:

          Schedule A to Amended and Restated Revolving Credit Loan Note

                  LOANS AND PAYMENTS OF REVOLVING CREDIT LOANS

========= ============== ================== ================= ==================
  Date      Amount of        Amount of           Unpaid         Notation Made
              Loans      Principal Repaid      Principal             By
                                              Balance of
                                                Loans
========= ============== ================== ================= ==================

========= ============== ================== ================= ==================

========= ============== ================== ================= ==================

========= ============== ================== ================= ==================

========= ============== ================== ================= ==================

========= ============== ================== ================= ==================

========= ============== ================== ================= ==================

========= ============== ================== ================= ==================

========= ============== ================== ================= ==================

========= ============== ================== ================= ==================

========= ============== ================== ================= ==================

========= ============== ================== ================= ==================

========= ============== ================== ================= ==================

========= ============== ================== ================= ==================

========= ============== ================== ================= ==================

                                   EXHIBIT "H"

                       ATTACHED TO AND MADE A PART OF THAT
           CERTAIN AMENDED AND RESTATED REVOLVING CREDIT LOAN AND TERM
                                 LOAN AGREEMENT
                  BY AND AMONG DRS TECHNOLOGIES, INC., ET AL.,
                              AS THE CO-BORROWERS,
                      AND MELLON BANK, N.A., AS THE AGENT,
                             DATED OCTOBER 20, 1998

                             Form of Swap Agreement

                                  See Attached.

                                   EXHIBIT "I"

                       ATTACHED TO AND MADE A PART OF THAT
           CERTAIN AMENDED AND RESTATED REVOLVING CREDIT LOAN AND TERM
                                 LOAN AGREEMENT
                  BY AND AMONG DRS TECHNOLOGIES, INC., ET AL.,
                              AS THE CO-BORROWERS,
                      AND MELLON BANK, N.A., AS THE AGENT,
                             DATED OCTOBER 20, 1998

                 Form of Amended and Restated Term Loan #1 Note

US$___________                                               ___________________

                                                                __________, 19__

     FOR VALUE RECEIVED, the undersigned, DRS TECHNOLOGIES, INC., DRS TECHNOLOGIES CANADA COMPANY, DRS TECHNOLOGIES CANADA, INC., DRS EO, INC. AND DRS FPA, L.P. (hereinafter collectively referred to as the "Co-Borrowers"), promise to pay on a joint and several basis to the order of [MELLON BANK, N.A.] [MELLON BANK CANADA] (hereinafter referred to as the "Lender") on or before the Term Loan #1 Maturity Date, or such other date as may be determined pursuant to the "Loan Agreement" (as such term is hereinafter defined) the principal sum of ________________________________________ AND 00/100 (US$____________) DOLLARS.
The Undersigned further promise to pay to the order of the Lender interest on the unpaid principal amount hereof from time to time at the interest rate or interest rates per annum determined pursuant to Section 2.04(i)(b) of, or as otherwise provided in, the Loan Agreement. Such principal and interest shall be payable on the dates set forth in Section 2.04(ii) of, or as otherwise provided in, the Loan Agreement.

     All payments of principal and interest hereunder shall be due and payable to the Lender not later than 10:00 A.M.. (Philadelphia, Pennsylvania time), on the day when due, all as more fully set forth in Section 2.07 of the Loan Agreement. Such payments shall be made in U.S. Dollars in immediately available funds without set-off, counterclaim (other than a compulsory counterclaim) or other deduction of any nature.

     Except as otherwise provided in the Loan Agreement, if any payment of principal or interest hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next following Business Day and such extension of time shall be included in computing interest in connection with such payment.

     This Amended and Restated Term Loan Note is one of the "Term Loan #1 Notes" referred to in, and is entitled to the benefits of the Amended and Restated Revolving Credit Loan and Term Loan Agreement dated October 20, 1998, executed by and among, amongst others, the Undersigned and the Lender (as the same may be amended, modified or supplemented from time to time, hereinafter referred to as the "Loan Agreement"), which among other things provides for the acceleration of the maturity hereof upon the occurrence of certain events and for prepayments in certain circumstances and upon certain terms and conditions. Terms defined in the Loan Agreement shall have the same meanings herein.

     The Undersigned hereby expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Amended and Restated Term Loan #1 Note and the Loan Agreement.

     Notwithstanding the aggregate stated principal amounts of this Amended and Restated Term Loan #1 Note and all other Amended and Restated Term Loan #1 Notes to the contrary, the aggregate outstanding principal balance with respect to the Term Loan Facility #1 shall not exceed US$30,000,000.00.

     This Amended and Restated Term Loan #1 Note is given in substitution for and replacement of a certain Term Loan Note dated ___________, 199__ executed by DRS Technologies, Inc., DRS Technologies Canada Company and DRS Technologies Canada, Inc., as the co-makers, and delivered to the Lender, as the payee, in the principal amount of Twenty Million and 00/100 (US$20,000,000.00 Dollars (hereinafter referred to as the "Original Term Loan Note"). The execution and delivery of this Amended, Modified and Restated Term Loan #1 Note does not evidence a refinancing, repayment, accord and satisfaction or novation of the indebtedness evidenced by the Original Term Loan Note.

     This Amended and Restated Term Loan #1 Note shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, the Undersigned have caused this Term Loan #1 Note to be executed and delivered by their proper and duly Authorized Officers and have caused their respective corporate seals to be hereunto affixed and attested, pursuant to the resolution of their respective Boards of Directors, all on the day and year first hereinabove written.

DRS TECHNOLOGIES, INC.,
as a Co-Borrower

By: __________________________
     Name:
     Title:

DRS TECHNOLOGIES CANADA COMPANY,
as a Co-Borrower

By: __________________________
     Name:
     Title:

DRS TECHNOLOGIES CANADA, INC.,
as a Co-Borrower

By: __________________________
     Name:
     Title:


DRS EO, INC.,
as a Co-Borrower

By: __________________________
     Name:
     Title:


DRS FPA, L.P.
as a Co-Borrower

By:  DRS FPA, Inc., as the general partner

By: __________________________
     Name:
     Title:

                                   EXHIBIT "J"

                       ATTACHED TO AND MADE A PART OF THAT
           CERTAIN AMENDED AND RESTATED REVOLVING CREDIT LOAN AND TERM
                                 LOAN AGREEMENT
                  BY AND AMONG DRS TECHNOLOGIES, INC., ET AL.,
                              AS THE CO-BORROWERS,
                      AND MELLON BANK, N.A., AS THE AGENT,
                             DATED OCTOBER 20, 1998

                            Form of Term Loan #2 Note

US$___________                                               ___________________

                                                                __________, 19__

     FOR VALUE RECEIVED, the undersigned, DRS TECHNOLOGIES, INC., DRS TECHNOLOGIES CANADA COMPANY, DRS TECHNOLOGIES CANADA, INC., DRS EO, INC. AND DRS FPA, L.P. (hereinafter collectively referred to as the "Co-Borrowers"), promise to pay on a joint and several basis to the order of [MELLON BANK, N.A.] (hereinafter referred to as the "Lender") on or before the Term Loan #2 Maturity Date, or such other date as may be determined pursuant to the "Loan Agreement" (as such term is hereinafter defined) the principal sum of [FIFTY MILLION AND 00/100 (US$50,000,000.00)] DOLLARS. The Undersigned further promise to pay to the order of the Lender interest on the unpaid principal amount hereof from time to time at the interest rate or interest rates per annum determined pursuant to
Section 2.04(i)(c) of, or as otherwise provided in, the Loan Agreement. Such principal and interest shall be payable on the dates set forth in Section 2.04(ii) of, or as otherwise provided in, the Loan Agreement.

     All payments of principal and interest hereunder shall be due and payable to the Lender not later than 10:00 A.M. (Philadelphia, Pennsylvania time), on the day when due, all as more fully set forth in Section 2.07 of the Loan Agreement. Such payments shall be made in U.S. Dollars in immediately available funds without set-off, counterclaim (other than a compulsory counterclaim) or other deduction of any nature.

     Except as otherwise provided in the Loan Agreement, if any payment of principal or interest hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next following Business Day and such extension of time shall be included in computing interest in connection with such payment.

     This Term Loan #2 Note is one of the "Term Loan #2 Notes" referred to in, and is entitled to the benefits of the Amended and Restated Revolving Credit Loan and Term Loan Agreement dated October 20, 1998, executed by and among, amongst others, the Undersigned and the Lender (as the same may be amended, modified or supplemented from time to time, hereinafter referred to as the "Loan Agreement"), which among other things provides for the acceleration of the maturity hereof upon the occurrence of certain events and for prepayments in certain circumstances and upon certain terms and conditions. Terms defined in the Loan Agreement shall have the same meanings herein.

     The Undersigned hereby expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Term Loan #2 Note and the Loan Agreement.

     This Term Loan #2 Note shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, the Undersigned have caused this Term Loan #2 Note to be executed and delivered by their proper and duly Authorized Officers and have caused their respective corporate seals to be hereunto affixed and attested, pursuant to the resolution of their respective Boards of Directors, all on the day and year first hereinabove written.

DRS TECHNOLOGIES, INC.,
as a Co-Borrower

By: __________________________
     Name:
     Title:


DRS TECHNOLOGIES CANADA COMPANY,
as a Co-Borrower

By: __________________________
     Name:
     Title:


DRS TECHNOLOGIES CANADA, INC.,
as a Co-Borrower

By: __________________________
     Name:
     Title:

DRS EO, INC.,
as a Co-Borrower

By: __________________________
     Name:
     Title:


DRS FPA, L.P.
as a Co-Borrower

By:  DRS FPA, Inc., as the general partner

By: __________________________
     Name:
     Title:

                                   EXHIBIT "K"

                       ATTACHED TO AND MADE A PART OF THAT
           CERTAIN AMENDED AND RESTATED REVOLVING CREDIT LOAN AND TERM
                                 LOAN AGREEMENT
                  BY AND AMONG DRS TECHNOLOGIES, INC., ET AL.,
                              AS THE CO-BORROWERS,
                      AND MELLON BANK, N.A., AS THE AGENT,
                             DATED OCTOBER 20, 1998

                             Form of Opinion Letter

                               See Attached Form.

                                SCHEDULE 1.01-A

                       ATTACHED TO AND MADE A PART OF THAT
           CERTAIN AMENDED AND RESTATED REVOLVING CREDIT LOAN AND TERM
                                 LOAN AGREEMENT
                  BY AND AMONG DRS TECHNOLOGIES, INC., ET AL.,
                              AS THE CO-BORROWERS,
                      AND MELLON BANK, N.A., AS THE AGENT,
                             DATED OCTOBER 20, 1998

                            List of Leased Properties

                                  See Attached.

                                                                          Date of          Expiration of
Location/Address                       Landlord                           Lease            Lease
----------------                       --------                           -----            --------------
1.  DRS Technologies

    5 Sylvan Way                       Mack - Cali Realty Corporation     03/31/95          09/27/00
    Parsippany, New Jersey 07054

    1215 Jefferson Davis Highway       Charles E. Smith                   08/01/97          07/31/99
    Arlington, Virginia 22202

2.  DRS Electronic Systems, Inc.

    200 Professional Drive             Montgomery County Teachers         02/22/94          03/01/00
    Gaithersburg, Maryland 20879       Federal Credit Union

    DRS Technical Services, Inc.       K-B Opportunity Fund LP            12/01/96          01/31/00
    2535 Camino Del Rio South          / Parkstone Companies
    South 300
    San Diego, California 92108

    737 Volvo Parkway                  Progressive Land Partners LP       01/03/97          04/30/04
    Suite 150
    Chesapeake, VA 23320

3.  DRS Systems Management Corp
    c/o DRS Laurel Technologies

    423 Walters Avenue                 Skateland Roller Rink, Inc.        11/10/93          11/30/98
    Johnstown, Pennsylvania 15904

    15 Route 403                       The Picking Company                05/15/96          09/25/99
    Davidsville, Pennsylvania 15928

4.  DRS Precision Echo, Inc.

    3105 Patrick Henry Drive           Bay 511 Corporation                07/13/97          10/31/00
    Santa Clara, California 95054

5.  DRS Ahead Technology, Inc.

    Plymouth Business Center           St. Paul/United Properties, Inc.   08/01/97          07/31/02
    3550 Annapolis Lane, Suite 60
    Plymouth, Minnesota 55447

                                                                          Date of          Expiration of
Location/Address                       Landlord                           Lease            Lease
----------------                       --------                           -----            --------------
    520/530 Blanding Woods Road S.     North Land Aluminum                06/17/97          06/17/99
    St. Croix Falls, Wisconsin 54024   Products

    6410 Via Del Oro, N. E.            South San Jose Interests           8/17/95           08/31/00
    San Jose, Ca. 95119

    145 South Third Street             Applied Magnetics Corporation      11/06/92          11/06/01
    Dassel, Minnesota 55325

6.  DRS Optronics, Inc.

    2330 Commerce Park Drive,          Fred E. Sutton and                 08/14/95          8/14/05
    N.E., Suite 2                      Harold S Sutton
    Palm Bay, Florida 32905            d/b/a Sutton Properties

7.  DRS Photronics, Inc.

    138 Bauer Drive                    LDR Realty Co.                     06/01/98          06/30/02
    Oakland, New Jersey 07436

    133 Bauer Drive                    North Holding Partnership          08/9/97           08/08/02
    Oakland, New Jersey 07436

8.  DRS Technologies Canada Company

    40 Concourse Gate                  Colliers Macaulay Nichols          07/01/98          06/30/03
    Nepean, Ontario, Canada            (Ontario) Inc.
    K2K 2C9

9.  Spar UK

    Springfield Road                   SKM EUROPE LIMITED                 02/18/98          02/17/01
    Hayes                              Registration No. 2627854
    Middlesex, England UB4 OTY

10. DRS Hadland, Inc.

    20480 Pacifica Drive, Suite D      George G. Somps                    01/01/97          12/31/98
    Cupertino, California

11. DRS Hadland Photonics GmbH

    Implerstrasse 89                   AREA L                             02/15/98          Indefinite
    D 81371                            Immobilien GmbH
    Munchen, Germany

                                                                          Date of          Expiration of
Location/Address                       Landlord                           Lease            Lease
----------------                       --------                           -----            --------------
12. DRS EO, Inc.

    2000 East El Segundo Blvd.         Raytheon Company
    El Segundo, California 90245

    2006 East El Segundo Blvd.         Raytheon Company
    El Segundo, California 90245

    1302 Orchard Hill Road             Raytheon Systems Georgia, Inc.
    LaGrange, Georgia 30240

13. DRS FPA, L.P.

    13532 N. Central Expressway        Raytheon TI Systems, Inc.
    Dallas, Texas 75243

    13588 N. Central Expressway        Raytheon TI Systems, Inc.
    Dallas, Texas 75243

                                 SCHEDULE 1.01-B

                       ATTACHED TO AND MADE A PART OF THAT
           CERTAIN AMENDED AND RESTATED REVOLVING CREDIT LOAN AND TERM
                                 LOAN AGREEMENT
                  BY AND AMONG DRS TECHNOLOGIES, INC., ET AL.,
                              AS THE CO-BORROWERS,
                      AND MELLON BANK, N.A., AS THE AGENT,
                             DATED OCTOBER 20, 1998

                            Customary Permitted Liens

                                      None.

                                       SCHEDULE 1.01-C

                       ATTACHED TO AND MADE A PART OF THAT
           CERTAIN AMENDED AND RESTATED REVOLVING CREDIT LOAN AND TERM
                                 LOAN AGREEMENT
                  BY AND AMONG DRS TECHNOLOGIES, INC., ET AL.,
                              AS THE CO-BORROWERS,
                      AND MELLON BANK, N.A., AS THE AGENT,
                             DATED OCTOBER 20, 1998

                              Eurodollar Affiliates

                                      None.

                                 SCHEDULE 1.01-D

                       ATTACHED TO AND MADE A PART OF THAT
           CERTAIN AMENDED AND RESTATED REVOLVING CREDIT LOAN AND TERM
                                 LOAN AGREEMENT
                  BY AND AMONG DRS TECHNOLOGIES, INC., ET AL.,
                              AS THE CO-BORROWERS,
                      AND MELLON BANK, N.A., AS THE AGENT,
                             DATED OCTOBER 20, 1998

                             Permitted Encumbrances

1.   DRS Technologies Canada Company/DRS Flight Safety and Communications

     Personal Property Security Act filings by Newcount Financial Ltd. and GE Capital Technology Management Services, Inc. With respect to leased equipment.

2.   Laurel Technologies Partnership/DRS Laurel Technologies

     a. Security interest in certain equipment held by Southern Allegheny Planning and Development Commission (1st priority) and Technology Development and Education Corporation (2nd priority).

     b. Purchase money security interests held by Hyster Credit Company in a forklift and lift truck.

     c. Purchase money security interests held by Johnstown Area Regional Industries in certain computer equipment.

     d. UCC-1 filings by Sanwa Leasing Corporation with respect to leased copy machines.

3.   DRS Technologies (UK) Ltd.

     a.   Security interest in bank account held by Barclays Bank plc

     b.   Security interest in security deposit held by SKM Europe Limited.

4.   DRS Hadland, Ltd.

a. Security interest in all property held by Midland Bank plc to secure revolving line of credit.

b.   Mortgage on real property held by Midland Bank plc to secure mortgage loan

5.   DRS Hadland, Inc.

     UCC-1 filing by First United Leasing with respect to leased computer equipment.

                                  SCHEDULE 2.01

                       ATTACHED TO AND MADE A PART OF THAT
           CERTAIN AMENDED AND RESTATED REVOLVING CREDIT LOAN AND TERM
                                 LOAN AGREEMENT
                  BY AND AMONG DRS TECHNOLOGIES, INC., ET AL.,
                              AS THE CO-BORROWERS,
                      AND MELLON BANK, N.A., AS THE AGENT,
                             DATED OCTOBER 20, 1998

                     List of Subsidiaries and/or Affiliates
                  that may borrow and/or have Letters of Credit
                            issued for their Account

             All Corporate Guarantors and the Partnership Guarantor

                                      SCHEDULE 2.01 (vi)

                       ATTACHED TO AND MADE A PART OF THAT
           CERTAIN AMENDED AND RESTATED REVOLVING CREDIT LOAN AND TERM
                                 LOAN AGREEMENT
                  BY AND AMONG DRS TECHNOLOGIES, INC., ET AL.,
                              AS THE CO-BORROWERS,
                      AND MELLON BANK, N.A., AS THE AGENT,
                             DATED OCTOBER 20, 1998

                     Schedule of Existing Letters of Credit

                                  See Attached.

                               SCHEDULE 2.04 (ii)

                       ATTACHED TO AND MADE A PART OF THAT
           CERTAIN AMENDED AND RESTATED REVOLVING CREDIT LOAN AND TERM
                                 LOAN AGREEMENT
                  BY AND AMONG DRS TECHNOLOGIES, INC., ET AL.,
                              AS THE CO-BORROWERS,
                      AND MELLON BANK, N.A., AS THE AGENT,
                             DATED OCTOBER 20, 1998

                              Letter of Credit Fees

Issuance:                US$150.00
Amendment:               US$ 75.00
Standby Commission:      US$250.00 minimum per year
Transfer:                US$ one quarter of one percent flat fee / US$200.00
                         minimum
Assignment of Proceeds:  US$100.00
Telecommunications:
        Full Text:       US$ 40.00
        Brief Text:      US$ 20.00
        Fax Copy:        US$  5.00 per page (domestic) / US$15.00 maximum
                         US$ 15.00 per page (international) / US$ 45.00 maximum

                               SCHEDULE 4.01 (iii)

                       ATTACHED TO AND MADE A PART OF THAT
           CERTAIN AMENDED AND RESTATED REVOLVING CREDIT LOAN AND TERM
                                 LOAN AGREEMENT
                  BY AND AMONG DRS TECHNOLOGIES, INC., ET AL.,
                              AS THE CO-BORROWERS,
                      AND MELLON BANK, N.A., AS THE AGENT,
                             DATED OCTOBER 20, 1998

                           Ownership of Capital Stock

                                      None.

                               SCHEDULE 4.01 (vii)

                       ATTACHED TO AND MADE A PART OF THAT
           CERTAIN AMENDED AND RESTATED REVOLVING CREDIT LOAN AND TERM
                                 LOAN AGREEMENT
                  BY AND AMONG DRS TECHNOLOGIES, INC., ET AL.,
                              AS THE CO-BORROWERS,
                      AND MELLON BANK, N.A., AS THE AGENT,
                             DATED OCTOBER 20, 1998

                        Pending or Threatened Litigation

1. Amplicon, Inc. d/b/a Amplicon Financial v. Photronics Corp., et. al., U.S. District Court, C.D. Cal., Case No. SACV 96-0151 (AHS)(EEx)

     This case is going to trial and has a potential claim amount of less than $300,000.00. The District Court entered judgment in favor of defendants, but Amplicon, Inc. Is appealing.

2. The disclosure in Item 3 - Legal Proceedings in DRS's Annual Report on Form 10K for the fiscal year ended March 31, 1998 (concerning subpoenas issued to DRS by the United States Attorney for the Eastern District of New York in connection with United States v. Tress, a case involving an employee at DRS Photronics, Inc.) is incorporated herein by reference. The case against Walter Tress was dismissed without prejudice; however, DRS understands that the government's investigation of the matter has not been closed. Although DRS believes that the matter will ultimately be resolved favorably to DRS, an adverse resolution of the matter could have a Material Adverse Effect on DRS and its operations, including the business to be acquired from the Sellers.

                               SCHEDULE 4.01 (xv)

                       ATTACHED TO AND MADE A PART OF THAT
           CERTAIN AMENDED AND RESTATED REVOLVING CREDIT LOAN AND TERM
                                 LOAN AGREEMENT
                  BY AND AMONG DRS TECHNOLOGIES, INC., ET AL.,
                              AS THE CO-BORROWERS,
                      AND MELLON BANK, N.A., AS THE AGENT,
                             DATED OCTOBER 20, 1998

                              Environmental Matters

General Disclosure

Reference is made to the following documents:

(a) Due Diligence Assessment dated 21 September, 1990, prepared by Environmental Resources Management, Inc.;

(b) Condition Survey of Leigh Instrument Building dated October 4, 1990, prepared by Trow Inc.;

(c) Ventilation at Spar Applied Systems dated July 4, 1994, prepared by Trow Consulting Engineers Ltd.;

(d)  Workwell Health & Safety Evaluation dated March 12, 1997;

(e) Report of Findings, Subsurface Investigation at SPAR Aerospace Ltd., 115 Emily Street, Carleton Place, Ontario, dated October 10, 1997, prepared by ERM-Ontario Inc.;

(f) Subsurface analysis with respect to Borehole No. 3, from a geotechnical report dated October, 1997, prepared by Morey Houle Chevrier Engineering Ltd.; and

(g) Report of Findings, Subsurface Investigation at SPAR Applied Systems, 365 March Road, Kanata, Ontario dated October 10, 1997, prepared by ERM-Ontario Inc.

The documents described in subparagraphs (a) to (g) inclusive (the "Environmental Reports") have been provided to the Co-Borrowers and disclose information in relation to the purchased assets.

Compliance with Environmental Laws

The Co-Borrowers disclose to the Agent the existence of PAH compounds and metals in soil and groundwater samples investigated at the property located at 115 Emily Street, Carleton Place, and described in the Environmental Reports, items
(e) and (f) above.

The Co-Borrowers disclose to the Agent the existence of a disused underground fuel oil tank and hydrocarbon contamination at the property located at 365 March Road, Kanata, described in the Environmental Reports, item (g), above.

The Co-Borrowers' records indicate some MSDS have expired and are being renewed.

The Co-Borrowers have not conducted a further assessment of exposure or likelihood of exposure as a result of a change intended to improve ventilation for the process involving isocyanates in the airfoil lay-up room, at the Carleton Place property. Previous assessment of exposures to isocyanates were within regulated limits.

Notices

Since December 31, 1991, the following notices of non-compliance with Environmental Laws have been received:

(a)  Order dated April 29, 1996 re: hand truck

(b)  Order dated April 29, 1996 re: lift truck

(c)  Inspection report dated May 19, 1994

Location of Hazardous Substances

Annex I hereto contains an inventory of Hazardous Substances used in whole or in part by the Co-Borrowers in connection with the purchased business, and the location of such Hazardous Substances.

Reports to Regulatory Authorities

The Co-Borrowers disclose to the Agent that on October 20, 1997, the Ministry of Environment and Energy was notified concerning the findings of PAH compounds and metals in soil and groundwater samples at 115 Emily Street, Carleton Place, Ontario.

Kanata Underground Fuel Oil Tank

Spar Aerospace Limited ("Spar") shall be responsible for the removal of the underground fuel oil tank (the "UST") located on its premises at 365 March Road, Kanata (the "Kanata Premises") and the remediation of the surrounding soil if and to the extent that such removal and/or remediation is a liability of Spar either under applicable Environmental Laws and/or Environmental Permits or under Spar's lease in respect of the Kanata Premises (such removal and/or remediation obligation, if any, of Spar is herein called the "UST Remediation"). For the purposes solely of determining Spar's liability to the Co-Borrowers hereunder in respect of Environmental Laws, provided the UST is not used by the Co-Borrowers, the UST shall be deemed not to have been used for the three years preceding the date hereof. If it is determined that as between Spar and the landlord, Spar is legally responsible for the UST Remediation, such UST Remediation shall constitute Remediation Work for the purposes of section 8.14 of the Asset Purchase Agreement.

Spar has notified the landlord of the Kanata premises that removal of the UST is required, and provided the landlord with a copy of the report prepared by ERM - Ontario Inc. in respect of the UST (item (g), above). The parties acknowledge that the landlord of the Kanata Premises may be legally responsible for the removal of the UST and remediation of the surrounding soil. Nothing contained herein shall in any way relieve the landlord of such liability or require either Spar or the Co-Borrowers to perform or satisfy the landlord's liabilities or obligations in respect thereof. Neither Spar nor the Co-Borrowers shall take any actions or execute any documents which would relieve the landlord of its liability and/or impose such liability on the other party hereto.

The parties further acknowledge that the ability of Spar to effect and complete the UST Remediation shall be subject to the consent and approval of the landlord of the Kanata premises to the extent such consent or approval is required.

The Co-Borrowers make no representation or warranty with respect to the environmental condition of the Property in Bulgaria occupied by DRS Ahead Technology, Inc. (Bulgaria) JSC or the property in Germany occupied by DRS Hadland Photonics GmbH or the compliance of such Properties with applicable Environmental Laws, including whether any Releases or threatened Releases of Environmental Concern Material have occurred at such Properties.

Reference is made to a Preliminary Assessment of Environmental Liabilities dated February, 1998 prepared by Wardell Armstrong with respect to the Property of DRS Hadland, Ltd. located at Harrow Yard, Akeman Street, Tring, England which discloses the possibility of minor contamination at such Property.

                               SCHEDULE 4.01 (xvi)

                       ATTACHED TO AND MADE A PART OF THAT
           CERTAIN AMENDED AND RESTATED REVOLVING CREDIT LOAN AND TERM
                                 LOAN AGREEMENT
                  BY AND AMONG DRS TECHNOLOGIES, INC., ET AL.,
                              AS THE CO-BORROWERS,
                      AND MELLON BANK, N.A., AS THE AGENT,
                             DATED OCTOBER 20, 1998

                                      ERISA

                        Plans Requiring Filing of 5500's

DRS Group Health & Life Plans

DRS Optronics Group Health Plan
DRS Optronics Long-Term Disability Plan
DRS Optronics Short-Term Disability Plan

DRS Electronic Systems Group Health & Welfare Plans
DRS Electronic Systems Flex Benefit Plan

DRS Laurel Technologies Group Life Plan
DRS Laurel Technologies Group Health Plan

DRS Retirement/Savings Plan

TAS Employee Savings Plan (frozen, pending termination)

DRS FPA Medical Plan

                                      SCHEDULE 4.01 (xx)

                       ATTACHED TO AND MADE A PART OF THAT
           CERTAIN AMENDED AND RESTATED REVOLVING CREDIT LOAN AND TERM
                                 LOAN AGREEMENT
                  BY AND AMONG DRS TECHNOLOGIES, INC., ET AL.,
                              AS THE CO-BORROWERS,
                      AND MELLON BANK, N.A., AS THE AGENT,
                             DATED OCTOBER 20, 1998

                            Joint Venture/Partnership

1.   Laurel Technologies Partnership t/a DRS Laurel Technologies

2. DRS Medical Systems (sold all assets in September, 1997 and has ceased all operations).

3.   DRS FPA, L.P.

4.   DRS Ahead Technology, Inc. (Bulgaria) JSC - 20% owned by Bulgaria.

5. DRS Hadland Ltd. Collaborates with MS Instruments PLC, Seed Capital Investments BV, Epigem Limited and buys goods in Russia in a manner which could be construed as a quasi-partnership arrangement.

                               SCHEDULE 4.01 (xxi)

                       ATTACHED TO AND MADE A PART OF THAT
           CERTAIN AMENDED AND RESTATED REVOLVING CREDIT LOAN AND TERM
                                 LOAN AGREEMENT
                  BY AND AMONG DRS TECHNOLOGIES, INC., ET AL.,
                              AS THE CO-BORROWERS,
                      AND MELLON BANK, N.A., AS THE AGENT,
                             DATED OCTOBER 20, 1998

                     Insurance Policies, Programs and Claims

                                  See Attached.

                               SCHEDULE 4.01 (xxv)

                       ATTACHED TO AND MADE A PART OF THAT
           CERTAIN AMENDED AND RESTATED REVOLVING CREDIT LOAN AND TERM
                                 LOAN AGREEMENT
                  BY AND AMONG DRS TECHNOLOGIES, INC., ET AL.,
                              AS THE CO-BORROWERS,
                      AND MELLON BANK, N.A., AS THE AGENT,
                             DATED OCTOBER 20, 1998

                         List of Undisclosed Liabilities

1.   Contingent liability under Panavia agreement.

                              SCHEDULE 4.01 (xxvii)

                       ATTACHED TO AND MADE A PART OF THAT
           CERTAIN AMENDED AND RESTATED REVOLVING CREDIT LOAN AND TERM
                                 LOAN AGREEMENT
                  BY AND AMONG DRS TECHNOLOGIES, INC., ET AL.,
                              AS THE CO-BORROWERS,
                      AND MELLON BANK, N.A., AS THE AGENT,
                             DATED OCTOBER 20, 1998

                                  Labor Matters

                                      None.

                              SCHEDULE 4.01 (xxix)

                       ATTACHED TO AND MADE A PART OF THAT
           CERTAIN AMENDED AND RESTATED REVOLVING CREDIT LOAN AND TERM
                                 LOAN AGREEMENT
                  BY AND AMONG DRS TECHNOLOGIES, INC., ET AL.,
                              AS THE CO-BORROWERS,
                      AND MELLON BANK, N.A., AS THE AGENT,
                             DATED OCTOBER 20, 1998

                         Locations of Books and Records

1.      DRS Technologies (UK) Ltd.

        Springfield Road
        Hayes, England  UB4 OTY

2.      DRS Hadland Ltd.

        Harrow Yard
        Akeman Street
        Tring, England HP23 6AA

3.      DRS Hadland Photonics GmbH

        Implerstrasse 89
        D 81371 Munchen, Germany

4.      DRS Hadland, Inc.

        20480 Pacifica Drive
        Suite D
        Cupertino, California  95014

5.      Diagnostic/Retrieval Systems (DRS) Technologies Parsippany B.V.

        5 Sylvan Way
        Parsippany, New Jersey  07054

6.      DRS Technologies (Europe) Ltd.

                               SCHEDULE 4.01 (xxx)

                       ATTACHED TO AND MADE A PART OF THAT
           CERTAIN AMENDED AND RESTATED REVOLVING CREDIT LOAN AND TERM
                                 LOAN AGREEMENT
                  BY AND AMONG DRS TECHNOLOGIES, INC., ET AL.,
                              AS THE CO-BORROWERS,
                      AND MELLON BANK, N.A., AS THE AGENT,
                             DATED OCTOBER 20, 1998

                                        Business Names

1. DRS Technologies Canada Company also conducts business under the name of "DRS Flight Safety and Communications".

2. DRS Technologies, Inc. also conducts business under the name of "DRS Electronic Systems".

3. Laurel Technologies Partnership also conducts business under the name of "DRS Laurel Technologies".

4. The official names of each of the Co-Borrowers and the Corporate Guarantors indicated in this Loan Agreement and the Guaranty.

5. DRS Ahead Technology, Inc. (Bulgaria) conducts business under the names of "DRS Ahead Technology, Inc. (Bulgaria) AD" and "DRS Ahead Technology, Inc. (Bulgaria) JSC".

6. DRS FPA, L.P. will also conduct business under the name of "DRS FPA (Texas), L.P."


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


                              SCHEDULE 4.01 (xxxi)

                       ATTACHED TO AND MADE A PART OF THAT
           CERTAIN AMENDED AND RESTATED REVOLVING CREDIT LOAN AND TERM
                                 LOAN AGREEMENT
                  BY AND AMONG DRS TECHNOLOGIES, INC., ET AL.,
                              AS THE CO-BORROWERS,
                      AND MELLON BANK, N.A., AS THE AGENT,
                             DATED OCTOBER 20, 1998

                             Location of Collateral

1.      DRS Ahead Technology, Inc.

        Plymouth Business Center
        3550 Annapolis Lane, Suite 60
        Plymouth, Minnesota 55447

        520/530 Blanding Woods Road South
        St Croix Falls, Wisconsin 54024

        145 South Third Street
        Dassel, Minnesota 55325

        6410 Via Del Oro, N.E.
        San Jose, California, California 95119

        2760 Razlog
        1 Stara Planiana Strp.
        Bulgaria

2.      DRS Electronic Systems, Inc.

        200 Professional Drive
        Gaithersburg, Maryland 20879

3.      DRS EO, Inc.

        5 Sylvan Way
        Parsippany, New Jersey 07054

        2000 East El Segundo Boulevard
        El Segundo, California 90245

        2006 East El Segundo Boulevard
        El Segundo, California 90245


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


        1302 Orchard Hill Road
        LaGrange, Georgia 30240

4.      DRS FPA, Inc.

        5 Sylvan Way
        Parsippany, New Jersey 07054

5.      DRS FPA, L.P. d/b/a DRS FPA (Texas), L.P.

        5 Sylvan Way
        Parsippany, New Jersey 07054

        13532 N. Central Expressway
        Dallas, Texas 75243

        13588 N. Central Expressway
        Dallas, Texas 75243

6.      DRS Hadland, Inc.

        20480 Pacifica Drive, Suite D
        Cupertino, California 95014

7.      DRS Laurel Technologies

        423 Walters Avenue
        Johnstown, Pennsylvania 15904

        15 Route 403
        Davidsville, Pennsylvania 15928

8.      DRS Merger Sub, Inc.

        5 Sylvan Way
        Parsippany, New Jersey 07054

9.      DRS Optronics, Inc.

        2330 Commerce Park Drive, N.E., Suite 2
        Palm Bay, Florida 32905

10.     DRS Photronics, Inc.

        138 Bauer Drive
        Oakland, New Jersey 07436


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


        133 Bauer Drive
        Oakland, New Jersey 07436

11.     DRS Technical Services, Inc.
        2535 Camino Del Rio South
        Suite 300
        San Diego, California 92108

        737 Volvo Parkway, Suite 150
        Chesapeake, Virginia 23320

12.     DRS Precision Echo, Inc.

        3105 Patrick Henry Drive
        Santa Clara, California 95054

13.     DRS Technologies Canada Company

        115 Emily Street
        Carleton Place, Ontario, Canada K7C 4J5

        40 Concourse Gate
        Nepean, Ontario, Canada
        K2K 2C9

14.     DRS Technologies, Inc.

        5 Sylvan Way
        Parsippany, New Jersey 07054

        1215 South Jefferson David Highway, Suite 1004
        Arlington, Virginia 22202

                                  SCHEDULE 6.05

                       ATTACHED TO AND MADE A PART OF THAT
           CERTAIN AMENDED AND RESTATED REVOLVING CREDIT LOAN AND TERM
                                 LOAN AGREEMENT
                  BY AND AMONG DRS TECHNOLOGIES, INC., ET AL.,
                              AS THE CO-BORROWERS,
                      AND MELLON BANK, N.A., AS THE AGENT,
                             DATED OCTOBER 20, 1998

                   Schedule of Insurance Policies and Programs

                                  See Attached.

                               SCHEDULE 7.01 (iii)

                       ATTACHED TO AND MADE A PART OF THAT
           CERTAIN AMENDED AND RESTATED REVOLVING CREDIT LOAN AND TERM
                                 LOAN AGREEMENT
                  BY AND AMONG DRS TECHNOLOGIES, INC., ET AL.,
                              AS THE CO-BORROWERS,
                      AND MELLON BANK, N.A., AS THE AGENT,
                             DATED OCTOBER 20, 1998

                             Permitted Existing Debt

1. 9% Senior Subordinated Convertible Debentures due October 1, 2003 Principal amount outstanding: $19,134,000.00

2. Covenant and Agreement Not to Compete Dated October 28, 1994 Between Ahead Technology, Inc. and Robert F. Van Houtten
          Amount outstanding: $117,000.00 ($9,000.00 per month)

3. Term Note to Southern Alleghenies Planning and Development Commission Principal amount outstanding: $24,262.00 (monthly installments through March 1, 2000)

4.   Term Note to SPIRC
          Principal amount outstanding: $33,011.00 (monthly installments through March 1, 2000)

5.   Term Note to Imperial Premium Finance, Inc.
          Principal amount outstanding: $27,179.00 (monthly installments through December, 1998)

6. Mortgage Loan from Midland Bank PLC to DRS Hadland Ltd. Principal amount outstanding: [$349,000.00][POUNDS OR DOLLARS?]

7. Revolving Loan from Midland Bank PLC to DRS Hadland Ltd. Principal amount outstanding: [$206,000.00][POUNDS OR DOLLARS?]

NOTE: All principal amounts are as of October 15, 1998.

                                  SCHEDULE 7.03

                       ATTACHED TO AND MADE A PART OF THAT
           CERTAIN AMENDED AND RESTATED REVOLVING CREDIT LOAN AND TERM
                                 LOAN AGREEMENT
                  BY AND AMONG DRS TECHNOLOGIES, INC., ET AL.,
                              AS THE CO-BORROWERS,
                      AND MELLON BANK, N.A., AS THE AGENT,
                             DATED OCTOBER 20, 1998

                            Existing Loans, Advances, Investments

I.   Loans:

     1. Amended and Restated Promissory Note from Mark S. Newman (Chairman of the Board, President and Chief Executive Officer) to the Company, dated as of May 26, 1995; $104,100. principal amount; 8% per annum interest rate.

II.  Investments:

     1. Excess corporate cash balances are currently invested in the following:
          (a)  Merrill Lynch Institutional Fund
          (b)  Dreyfus Treasury Fund

                                SCHEDULE 7.11(i)

                       ATTACHED TO AND MADE A PART OF THAT
           CERTAIN AMENDED AND RESTATED REVOLVING CREDIT LOAN AND TERM
                                 LOAN AGREEMENT
                  BY AND AMONG DRS TECHNOLOGIES, INC., ET AL.,
                              AS THE CO-BORROWERS,
                      AND MELLON BANK, N.A., AS THE AGENT,
                             DATED OCTOBER 20, 1998

                               Existing Guaranties

None other than as described in Sections 7.11(ii) and 7.11(iii).